EXHIBIT 4


==============================================================================


                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.,
                                   Depositor,

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                Master Servicer,

                               LNR PARTNERS, INC.,
                                Special Servicer,

                                       and

                             WELLS FARGO BANK, N.A.,
                         Trustee and REMIC Administrator

                        _________________________________



                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2007

                        _________________________________



                                 $3,172,686,516

                  Commercial Mortgage Pass-Through Certificates

                                  Series 2007-2

                                TABLE OF CONTENTS


                                    ARTICLE I

  DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL AND THE
                                  CERTIFICATES

Section 1.01  Defined Terms................................................
Section 1.02  Rules of Construction; Other Definitional Provisions.........
Section 1.03  Certain Calculations in Respect of the Mortgage Pool.........
Section 1.04  Cross-Collateralized Mortgage Loans..........................
Section 1.05  Incorporation of Preliminary Statement.......................


                                   ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance of REMIC I by Trustee.............................
Section 2.03  Mortgage Loan Seller's Repurchase or Substitution of
               Mortgage Loans for Material Document Defects and
               Material Breaches...........................................
Section 2.04  Representations and Warranties of the Depositor..............
Section 2.05  Representations and Warranties of the Master Servicer........
Section 2.06  Representations and Warranties of the Special Servicer.......
Section 2.07  Representations and Warranties of the Trustee and the
               REMIC Administrator.........................................
Section 2.08  [RESERVED]...................................................
Section 2.09  Issuance of the Class R-I Certificates; Creation of the
               REMIC I Regular Interests...................................
Section 2.10  Conveyance of REMIC I Regular Interests; Acceptance of
               REMIC II by the Trustee.....................................
Section 2.11  Issuance of the REMIC II Certificates and the Class A-2FL
               and Class A-JFL Regular Interests...........................
Section 2.12  Loss of Value Reserve Fund Provisions........................
Section 2.13  Designation of Grantor Trusts................................


                                   ARTICLE III

                ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01  Administration of the Serviced Loans.........................
Section 3.02  Collection of Mortgage Loan Payments.........................
Section 3.03  Collection of Taxes, Assessments and Similar Items;
               Servicing Account; Servicing Advances; Reserve Accounts.....
Section 3.04  Certificate Account, Distribution Account, REMIC I
               Distribution Account, REMIC II Distribution Account,
               Excess Interest Distribution Account, Excess Liquidation Proceeds Account, Class A-2FL Floating Rate Account,
               Class A-JFL Floating Rate Account, Interest Reserve
               Account and Whole Loan Custodial Account....................
Section 3.05  Permitted Withdrawals From the Certificate Account, the
               Distribution Account, the Whole Loan Custodial Accounts,
               the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account and the Excess Liquidation
               Proceeds Account............................................
Section 3.06  Investment of Funds in the Certificate Account, the
               Interest Reserve Account, the Excess Interest
               Distribution Account, the REMIC I Distribution Account,
               the REMIC II Distribution Account, the Excess
               Liquidation Proceeds Account, the Class A-2FL Floating
               Rate Account, the Class A-JFL Floating Rate Account and
               the REO Account.............................................
Section 3.07  Maintenance of Insurance Policies; Errors and Omissions
               and Fidelity Coverage.......................................
Section 3.08  Enforcement of Alienation Clauses............................
Section 3.09  Realization Upon Defaulted Serviced Loans....................
Section 3.10  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.11  Servicing Compensation; Interest on Servicing Advances;
               Payment of Certain Expenses; Obligations of the Trustee
               Regarding Back-up Servicing Advances........................
Section 3.12  Inspections; Collection of Financial Statements..............
Section 3.13  [RESERVED]...................................................
Section 3.14  [RESERVED]...................................................
Section 3.15  Access to Certain Information................................
Section 3.16  Title to REO Property; REO Account...........................
Section 3.17  Management of REO Property...................................
Section 3.18  Resolution of Defaulted Serviced Loans and REO Properties....
Section 3.19  Additional Obligations of the Master Servicer and the
               Special Servicer............................................
Section 3.20  Modifications, Waivers, Amendments and Consents..............
Section 3.21  Transfer of Servicing Between Master Servicer and Special
               Servicer; Record Keeping; Asset Status Report; Directing
               Certificateholder...........................................
Section 3.22  Sub-Servicing Agreements.....................................
Section 3.23  Designation of the Special Servicer by the Majority
               Certificateholder of the Controlling Class or the
               Controlling Holder..........................................
Section 3.24  Confidentiality..............................................
Section 3.25  No Solicitation of Prepayments...............................
Section 3.26  Certain Matters with Respect to Serviced Loans Permitting
               Defeasance, Franchise Mortgage Loans and Certain
               Mortgage Loans Permitting Additional Debt...................
Section 3.27  Application of Default Charges...............................
Section 3.28  Matters Regarding the Whole Loans............................
Section 3.29  Matters Regarding the Non-Serviced Whole Loans...............
Section 3.30  Certain Powers of the Controlling Holders and Certain
               Intercreditor Matters.......................................
Section 3.31  [RESERVED]...................................................
Section 3.32  Litigation Control...........................................
Section 3.33  Class A-2FL Swap Contract....................................
Section 3.34  Class A-JFL Swap Contract....................................
Section 3.35  [RESERVED]...................................................


                                   ARTICLE IV

              PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

Section 4.01  Distributions................................................
Section 4.02  Statements to Certificateholders; Certain Reports by the
               Master Servicer and the Special Servicer....................
Section 4.03  P&I Advances.................................................
Section 4.04  Allocation of Realized Losses and Additional Trust Fund
               Expenses....................................................
Section 4.05  Interest Reserve Account.....................................
Section 4.06  Excess Interest Distribution Account.........................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates.............................................
Section 5.02  Registration of Transfer and Exchange of Certificates........
Section 5.03  Book-Entry Certificates......................................
Section 5.04  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 5.05  Persons Deemed Owners........................................
Section 5.06  Certification by Certificate Owners..........................
Section 5.07  Regarding the Identification of Certain
               Certificateholders..........................................


                                   ARTICLE VI

    THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE REMIC
                                  ADMINISTRATOR

Section 6.01  Liability of the Depositor, the Master Servicer, the
               Special Servicer and the REMIC Administrator................
Section 6.02  Merger, Consolidation or Conversion of the Depositor, the
               Master Servicer, the Special Servicer or the REMIC
               Administrator...............................................
Section 6.03  Limitation on Liability of the Depositor, the Master
               Servicer, the Special Servicer, the REMIC Administrator
               and Others..................................................
Section 6.04  Master Servicer, Special Servicer and REMIC Administrator
               Not to Resign...............................................
Section 6.05  Rights of the Depositor and the Trustee in Respect of the
               Master Servicer, the Special Servicer and the REMIC
               Administrator...............................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Events of Default............................................
Section 7.02  Trustee to Act; Appointment of Successor.....................
Section 7.03  Form 8-K Information; Notification to Certificateholders.....
Section 7.04  Waiver of Events of Default..................................
Section 7.05  Additional Remedies of Trustee Upon Event of Default.........


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01  Duties of Trustee............................................
Section 8.02  Certain Matters Affecting the Trustee........................
Section 8.03  Trustee Not Liable for Validity or Sufficiency of
               Certificates or Loans.......................................
Section 8.04  Trustee May Own Certificates.................................
Section 8.05  Fees of Trustee; Indemnification of Trustee..................
Section 8.06  Eligibility Requirements for Trustee.........................
Section 8.07  Resignation and Removal of the Trustee.......................
Section 8.08  Successor Trustee............................................
Section 8.09  Merger or Consolidation of Trustee...........................
Section 8.10  Appointment of Co-Trustee or Separate Trustee................
Section 8.11  Appointment of Custodians....................................
Section 8.12  Access to Certain Information................................
Section 8.13  Maintenance of Mortgage File.................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01  Termination Upon Repurchase or Liquidation of All
               Mortgage Loans..............................................
Section 9.02  Additional Termination Requirements..........................


                                    ARTICLE X

                ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

Section 10.01 REMIC Administration.........................................
Section 10.02 Depositor, Master Servicer, Special Servicer and Trustee
               to Cooperate with REMIC Administrator.......................
Section 10.03 Fees of the REMIC Administrator..............................
Section 10.04 Use of Agents................................................
Section 10.05 Grantor Trust Administration.................................


                                   ARTICLE XI

             EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01 Intent of the Parties; Reasonableness........................
Section 11.02 Succession; Subcontractors...................................
Section 11.03 Filing Obligations...........................................
Section 11.04 Form 10-D Filings............................................
Section 11.05 Form 10-K Filings............................................
Section 11.06 Sarbanes-Oxley Certification.................................
Section 11.07 Form 8-K Filings.............................................
Section 11.08 Form 15 Filing...............................................
Section 11.09 Annual Compliance Statements.................................
Section 11.10 Annual Reports on Assessment of Compliance with Servicing
               Criteria....................................................
Section 11.11 Annual Independent Public Accountants' Servicing Report......
Section 11.12 Indemnification..............................................
Section 11.13 Signatures; Article XI Notices...............................
Section 11.14 Amendments...................................................
Section 11.15 Non-Serviced Mortgage Loans..................................
Section 11.16 Certain Matters Relating to the Future Securitization of
               the Pari Passu Companion Loans..............................


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Amendment....................................................
Section 12.02 Recordation of Agreement; Counterparts.......................
Section 12.03 Limitation on Rights of Certificateholders...................
Section 12.04 Governing Law................................................
Section 12.05 Notices......................................................
Section 12.06 Severability of Provisions...................................
Section 12.07 Successors and Assigns; Beneficiaries........................
Section 12.08 Article and Section Headings.................................
Section 12.09 Notices to and from Rating Agencies..........................
Section 12.10 Requests for Information; Standing Requests..................

LIST OF EXHIBITS

EXHIBIT A-1     Form of Class A-1 Certificate
EXHIBIT A-2     Form of Class A-2 Certificate
EXHIBIT A-3     Form of Class A-2FL Certificate
EXHIBIT A-4     Form of Class A-3 Certificate
EXHIBIT A-5     Form of Class A-AB Certificate
EXHIBIT A-6     Form of Class A-4 Certificate
EXHIBIT A-7     Form of Class A-1A Certificate
EXHIBIT A-8     Form of Class XW Certificate
EXHIBIT A-9     Form of Class A-M Certificate
EXHIBIT A-10    Form of Class A-J Certificate
EXHIBIT A-11    Form of Class A-JFL Certificate
EXHIBIT A-12    Form of Class B Certificate
EXHIBIT A-13    Form of Class C Certificate
EXHIBIT A-14    Form of Class D Certificate
EXHIBIT A-15    Form of Class E Certificate
EXHIBIT A-16    Form of Class F Certificate
EXHIBIT A-17    Form of Class G Certificate
EXHIBIT A-18    Form of Class H Certificate
EXHIBIT A-19    Form of Class J Certificate
EXHIBIT A-20    Form of Class K Certificate
EXHIBIT A-21    Form of Class L Certificate
EXHIBIT A-22    Form of Class M Certificate
EXHIBIT A-23    Form of Class N Certificate
EXHIBIT A-24    Form of Class O Certificate
EXHIBIT A-25    Form of Class P Certificate
EXHIBIT A-26    Form of Class Q Certificate
EXHIBIT A-27    Form of Class S Certificate
EXHIBIT A-28    Form of Class R-I Certificate
EXHIBIT A-29    Form of Class R-II Certificate
EXHIBIT A-30    Form of Class V Certificate
EXHIBIT B       Form of Investment Representation Letter
EXHIBIT C-1     Form of Transfer Affidavit and Agreement Pursuant to Section
                5.02(d)(i)(B)
EXHIBIT C-2     Form of Transferor Certificate Pursuant to Section 5.02(d)(i)(D)
EXHIBIT D       Form of Request for Release
EXHIBIT E       Form of ERISA Representation Letter
EXHIBIT F       Form of Custodial Certification
EXHIBIT G       Form of Trustee Distribution Date Statement
EXHIBIT H       Request for Review
EXHIBIT I       Form of Notice Regarding Purchase Option Exercise
EXHIBIT J       Form of Notice and Certification Regarding Defeasance of
                Mortgage Loan
EXHIBIT K       Form of Certification to be Provided with Form 10-K
EXHIBIT L       Form of Certification to be Provided to Depositor
EXHIBIT M       Form of Confidentiality Agreement
EXHIBIT N       Form of Regulation S Certificate
EXHIBIT O       Form of Transfer Certificate for Exchange or Transfer
                from Domestic Global Certificate to Regulation S Global
                Certificate During the Restricted Period
EXHIBIT P       Form of Transfer Certificate for Exchange or Transfer from
                Domestic Global Certificate to Regulation S Global Certificate
                After the Restricted Period
EXHIBIT Q       Form of Transfer Certificate for Exchange or Transfer from
                Regulation S Global Certificate to Domestic Global Certificate

LIST OF SCHEDULES

SCHEDULE I      Mortgage Loan Schedule
SCHEDULE II     Sub-Servicing Agreements in Effect as of the Closing Date
SCHEDULE III    Schedule of Exceptions under Section 2.02(a)
SCHEDULE IV     [RESERVED]
SCHEDULE V      Mortgage Loans that Initially Pay Interest Only
SCHEDULE VI     Mortgage Loans Containing Additional Debt
SCHEDULE VII    Schedule of Initial Controlling Holders and Operating Advisors
SCHEDULE VIII   Servicing Criteria to be Addressed in Assessment of Compliance
SCHEDULE IX     Additional Form 10-D Disclosure
SCHEDULE X      Additional Form 10-K Disclosure
SCHEDULE XI     Form 8-K Disclosure Information
SCHEDULE XII    Form of Additional Disclosure Notification
SCHEDULE XIII   Schedule of Tenant-in-Common Loans
SCHEDULE XIV    Schedule of Earnout and Holdback Loans

            This Pooling and Servicing Agreement (this "Agreement"), dated and effective as of June 1, 2007, is by and among BANC OF AMERICA COMMERCIAL MORTGAGE INC., as Depositor, BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, LNR PARTNERS, INC., as Special Servicer, and WELLS FARGO BANK, N.A., as Trustee and as REMIC Administrator.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

            As provided herein, the Trustee will elect that two segregated pools of assets within the Trust Fund (exclusive of the Excess Interest, the Excess Interest Distribution Account, the Class A-2FL Regular Interest, the Class A-2FL Swap Contract, the Class A-2FL Floating Rate Account, the Class A-JFL Regular Interest, the Class A-JFL Swap Contract and the Class A-JFL Floating Rate Account) be treated for federal income tax purposes as two separate real estate mortgage investment conduits ("REMIC I" and "REMIC II", respectively).

                                     REMIC I

            As provided herein, the Trustee will elect to treat the segregated pool of assets, consisting of the Mortgage Loans (exclusive of Excess Interest) and certain other related assets subject to this Agreement, as a REMIC for federal income tax purposes and such segregated asset pool will be designated as "REMIC I". The REMIC I Regular Interests listed below under the heading "Corresponding REMIC I Regular Interests" constitute "regular interests" in REMIC I and the Class R-I Certificates constitute the sole Class of "residual interests" in REMIC I created hereunder for purposes of the REMIC Provisions.

            The following table sets forth the Class or Component designation, the corresponding REMIC I Regular Interest (the "Corresponding REMIC I Regular Interest"), and the Corresponding Components of the Class XW Certificates for each Class of the REMIC II Certificates (the "Corresponding Certificates").

                          Corresponding REMIC
      Corresponding            I Regular                 REMIC I             Corresponding Components of
      Certificates            Interests(1)          Principal Balance         Class XW Certificates(1)
----------------------- ------------------------ ------------------------ ---------------------------------
Class A-1                         LA-1                 $ 58,000,000                     XA-1
Class A-2                         LA-2                 $753,000,000                     XA-2
Class A-2FL Regular
  Interest                     LA-2FL(2)               $ 55,000,000                    XA-2FL
Class A-3                         LA-3                 $162,600,000                     XA-3
Class A-AB                       LA-AB                 $ 60,978,000                     XA-AB
Class A-4                         LA-4                 $602,000,000                     XA-4
Class A-1A                       LA-1A                 $529,302,000                     XA-1A
Class A-M                         LA-M                 $317,269,000                     XA-M
Class A-J                         LA-J                 $153,815,000                     XA-J
Class A-JFL Regular
  Interest                     LA-JFL(3)               $100,000,000                    XA-JFL
Class B                            LB                  $ 15,863,000                      XB
Class C                            LC                  $ 47,590,000                      XC
Class D                            LD                  $ 31,727,000                      XD
Class E                            LE                  $ 15,864,000                      XE
Class F                            LF                  $ 27,761,000                      XF
Class G                            LG                  $ 27,761,000                      XG
Class H                            LH                  $ 43,624,000                      XH
Class J                            LJ                  $ 35,693,000                      XJ
Class K                            LK                  $ 35,693,000                      XK
Class L                            LL                  $ 15,863,000                      XL
Class M                            LM                  $ 7,932,000                       XM
Class N                            LN                  $ 15,863,000                      XN
Class O                            LO                  $ 3,966,000                       XO
Class P                            LP                  $ 3,966,000                       XP
Class Q                            LQ                  $ 11,897,000                      XQ
Class S                            LS                  $ 39,659,516                      XS

(1) The REMIC I Regular Interest and the Component of the Class XW Certificates that correspond to any particular Class of REMIC II Regular Certificates or the Class A-2FL or Class A-JFL Regular Interest also correspond to each other and, accordingly, constitute the (i) "Corresponding REMIC I Regular Interests" and (ii) "Corresponding Components", respectively, with respect to each other.

(2) The Class LA-2FL Regular Interest and Component XA-2FL do not correspond to any Class of REMIC II Certificates. The Class LA-2FL Regular Interest and Component XA-2FL correspond to the Class A-2FL Regular Interest and to each other.

(3) The Class LA-JFL Regular Interest and Component XA-JFL do not correspond to any Class of REMIC II Certificates. The Class LA-2FL Regular Interest and Component XA-JFL correspond to the Class A-JFL Regular Interest and to each other.

                                    REMIC II

            As provided herein, the Trustee will elect to treat that portion of the Trust Fund consisting of the REMIC I Regular Interests and certain other assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated asset pool will be designated as "REMIC II". The Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class XW, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class A-2FL and Class A-JFL Regular Interests will constitute "regular interests" in REMIC II, and the Class R-II Certificates will constitute the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            The following table sets forth the designation, the approximate initial Pass-Through Rate and the Initial Class Principal Balance for each of the Classes of Regular Certificates and the Class A-2FL and Class A-JFL Regular
Interests:

                                             Approximate Initial                Initial Class
            Designation                       Pass-Through Rate               Principal Balance
-------------------------------------------------------------------------------------------------
Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests

Class A-1                                     5.4210% per annum                 $ 58,000,000
Class A-2                                   5.6340% per annum(1)                $ 753,000,000
Class A-2FL                            LIBOR plus 0.1500% per annum(6)          $ 55,000,000
Class A-2FL Regular Interest                5.6340% per annum(1)                $ 55,000,000
Class A-3                                   5.6614% per annum(2)                $ 162,600,000
Class A-AB                                  5.6384% per annum(2)                $ 60,978,000
Class A-4                                   5.6884% per annum(2)                $ 602,000,000
Class A-1A                                  5.6374% per annum(2)                $ 529,302,000
Class XW                                    0.0469% per annum(4)               $3,172,686,516(5)
Class A-M                                   5.6984% per annum(3)                $ 317,269,000
Class A-J                                   5.6984% per annum(3)                $ 153,815,000
Class A-JFL                           LIBOR plus 0.3500% per annum (6)          $ 100,000,000
Class A-JFL Regular Interest                5.6984% per annum(3)                $ 100,000,000
Class B                                     5.6984% per annum(3)                $ 15,863,000
Class C                                     5.6984% per annum(3)                $ 47,590,000
Class D                                     5.6984% per annum(3)                $ 31,727,000
Class E                                     5.6984% per annum(3)                $ 15,864,000
Class F                                     5.6984% per annum(3)                $ 27,761,000
Class G                                     5.6984% per annum(3)                $ 27,761,000
Class H                                     5.6984% per annum(3)                $ 43,624,000
Class J                                     5.6984% per annum(3)                $ 35,693,000
Class K                                     5.6984% per annum(3)                $ 35,693,000
Class L                                     5.3690% per annum(1)                $ 15,863,000
Class M                                     5.3690% per annum(1)                 $ 7,932,000
Class N                                     5.3690% per annum(1)                $ 15,863,000
Class O                                     5.3690% per annum(1)                 $ 3,966,000
Class P                                     5.3690% per annum(1)                 $ 3,966,000
Class Q                                     5.3690% per annum(1)                $ 11,897,000
Class S                                     5.3690% per annum(1)                $ 39,659,516

-----------------
(1) Initial Pass-Through Rate. The Pass-Through Rate for the Class A-2, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class A-2FL Regular Interest for each Distribution Date will not exceed the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(2) Initial Pass-Through Rate. The Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates for each Distribution Date shall equal the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date minus 0.0370%, 0.0600%, 0.0100% and 0.0610%, respectively.

(3) Initial Pass-Through Rate. The Pass-Through Rate for the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-JFL Regular Interest for each Distribution Date will equal the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

(4) The Pass-Through Rate for the Class XW Certificates will be calculated in accordance with the definition of "Class XW Pass-Through Rate".

(5) The Class XW Certificates will not have Class Principal Balances; rather, such Class of Certificates will accrue interest as provided herein on the related Certificate Notional Amount.

(6) Initial Pass-Through Rate. The Pass-Through Rate applicable to the Class A-2FL and A-JFL Certificates on each Distribution Date will be a per annum rate equal to LIBOR plus 0.1500% and LIBOR plus 0.3500%, respectively. In addition, under certain circumstances described in this Agreement, the Pass-Through Rate applicable to the Class A-2FL and A-JFL Certificates may convert to the Pass-Through Rate applicable to the Class A-2FL and Class A-JFL Regular Interests, respectively. The Class A-2FL Regular Interest will accrue interest at a fixed per annum rate of 5.6340%, subject to a cap equal to the Weighted Average Adjusted Net Mortgage Rate. The Class A-JFL Regular Interest will accrue interest at the Weighted Average Adjusted Net Mortgage Rate. The initial LIBOR rate will be determined as of June 4, 2007, and subsequent LIBOR rates will be determined two LIBOR Business Days before the start of the related Interest Accrual Period.

            The Class R-I and Class R-II Certificates will bear no Pass-Through Rate and will have no initial Certificate Principal Balances or notional amounts. Any Available Distribution Amount (i) remaining in the REMIC I Distribution Account after the distribution of all amounts distributable in respect of the REMIC I Regular Interests and (ii) remaining in the REMIC II Distribution Account after distributions to the Holders of the Regular Certificates shall be distributed to the Holders of the Class R-I and Class R-II Certificates, respectively.

            The segregated pool of assets consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the "Excess Interest Grantor Trust") for federal income tax purposes. The Class V Certificates will represent undivided beneficial interests in the Excess Interest Grantor Trust.

            The segregated pool of assets consisting of the Class A-2FL Regular Interest, the Class A-2FL Swap Contract and the Class A-2FL Floating Rate Account and the proceeds thereof, will be treated as a grantor trust (the "Class A-2FL Grantor Trust") for federal income tax purposes. The Class A-2FL Certificates will represent undivided beneficial interests in the Class A-2FL Grantor Trust.

            The segregated pool of assets consisting of the Class A-JFL Regular Interest, the Class A-JFL Swap Contract and the Class A-JFL Floating Rate Account and the proceeds thereof, will be treated as a grantor trust (the "Class A-JFL Grantor Trust") for federal income tax purposes. The Class A-JFL Certificates will represent undivided beneficial interests in the Class A-JFL Grantor Trust.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator agree as follows:

                                   ARTICLE I

    DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL AND THE
                                  CERTIFICATES

            Section 1.01 Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "10-K Filing Deadline": As defined in Section 11.05(a).

            "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "575 Lexington Avenue Controlling Holder": The holder determined in accordance with Section 2(h) of the 575 Lexington Avenue Intercreditor Agreement. The initial 575 Lexington Avenue Controlling Holder shall be set forth on Schedule VII hereto.

            "575 Lexington Avenue Indemnified Parties": As defined in Section 6.03(c).

            "575 Lexington Avenue Intercreditor Agreement": The Agreement Among Note Holders dated as of February 1, 2007 by and between the 575 Lexington Avenue Note A-1 Holder and the 575 Lexington Avenue Note A-2 Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "575 Lexington Avenue Master Servicer": The master servicer under the 575 Lexington Avenue Pooling Agreement, which as of the Closing Date is Bank of America, National Association.

            "575 Lexington Avenue Nonrecoverable Servicing Advance": With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, a "Nonrecoverable Servicing Advance" as defined in the 575 Lexington Avenue Pooling Agreement.

            "575 Lexington Avenue Note A-1": With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, the related Mortgage Note that is not included in the Trust Fund and which is pari passu in right of payment to the 575 Lexington Avenue Note A-2 as set forth in the 575 Lexington Avenue Intercreditor Agreement.

            "575 Lexington Avenue Note A-1 Holder": The holder of the 575 Lexington Avenue Note A-1, initially Banc of America Commercial Mortgage Trust 2007-1.

            "575 Lexington Avenue Note A-2": The Mortgage Note related to 575 Lexington Avenue Pari Passu Whole Loan that is included in the Trust, which is pari passu in right of payment to the 575 Lexington Avenue Note A-1 as set forth in the 575 Lexington Avenue Intercreditor Agreement.

            "575 Lexington Avenue Note A-2 Holder": The holder of the 575 Lexington Avenue Note A-2, initially Bank of America, National Association.

            "575 Lexington Avenue Pari Passu Companion Loan": The loan evidenced by the 575 Lexington Avenue Note A-2.

            "575 Lexington Avenue Pari Passu Companion Loan Holder": The holder of the 575 Lexington Avenue Pari Passu Companion Loan.

            "575 Lexington Avenue Pari Passu Mortgage Loan": The Mortgage Loan identified as Loan No. 3403716 in the Mortgage Loan Schedule, which, together with the 575 Lexington Avenue Note A-1, is secured by a Mortgage on the related Mortgaged Properties.

            "575 Lexington Avenue Pari Passu Whole Loan": The 575 Lexington Avenue Pari Passu Mortgage Loan together with the 575 Lexington Avenue Pari Passu Companion Loan. References herein to 575 Lexington Avenue Pari Passu Whole Loan shall be construed to refer to the aggregate indebtedness under the 575 Lexington Avenue Note A-1 and the 575 Lexington Avenue Note A-2.

            "575 Lexington Avenue Pooling Agreement": That certain pooling and servicing agreement dated as of February 1, 2007 among Banc of America Commercial Mortgage Inc., as depositor, the 575 Lexington Avenue Master Servicer, as master servicer, the 575 Lexington Avenue Special Servicer, as special servicer, and the 575 Lexington Avenue Trustee, as trustee and REMIC administrator, which agreement relates to the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1.

            "575 Lexington Avenue Special Servicer": The special servicer under the 575 Lexington Avenue Pooling Agreement, which of as of the Closing Date is LNR Partners, Inc.

            "575 Lexington Avenue Trustee": The trustee under the 575 Lexington Avenue Pooling Agreement, which of as of the Closing Date is LaSalle Bank National Association.

            "A/B Companion Loan": The Parkway Chevrolet-Tomball A/B Companion Loan.

            "A/B Mortgage Loan": The Parkway Chevrolet-Tomball A/B Mortgage
Loan.

            "A/B Whole Loan": The Parkway Chevrolet-Tomball A/B Whole Loan.

            "A/B Whole Loan Purchase Option Holder": With respect to any A/B Whole Loan, the holder of the related purchase option, if any, under the related Intercreditor Agreement.

            "Accrued Certificate Interest": With respect to any Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests, for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates or the Class A-2FL and Class A-JFL Regular Interests for such Distribution Date, accrued on the related Class Principal Balance of such Class of Certificates or the Class A-2FL or Class A-JFL Regular Interest outstanding immediately prior to such Distribution Date and, with respect to the Class XW Certificates for any Distribution Date, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of their respective Components for such Distribution Date. For the avoidance of doubt, the Accrued Certificate Interest in respect of any Class of REMIC II Regular Certificates or the Class A-2FL or Class A-JFL Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period. Except with respect to the Class A-2FL and Class A-JFL Certificates, Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to the Class A-2FL and Class A-JFL Certificates shall be calculated on an Actual/360 Basis; provided, however, if a Class A-2FL Distribution Conversion or Class A-2FL Distribution Conversion has occurred, Accrued Certificate Interest with respect to the Class A-2FL or Class A-JFL Certificates, as applicable, shall be the same as for the Class A-2FL or Class A-JFL Regular Interest, as applicable.

            "Accrued Component Interest": With respect to each Component of the Class XW Certificates for any Distribution Date, one month's interest at the Class XW Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated as described in the definitions of Class XW Strip Rate with respect to any applicable Component and any Distribution Date, and shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable recurring accrual period) in a year assumed to consist of 360 days.

            "Additional Collateral": Any non-real property collateral pledged and/or delivered by or on behalf of the related Mortgagor and held by the related Mortgagee to secure payment on any Loan.

            "Additional Disclosure Notification": The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Additional Form 8-K Disclosure, which is attached hereto as
Schedule XII.

            "Additional Exclusions": Exclusions relating to terrorist or similar acts in addition to those customarily found in insurance policies for Mortgaged Properties prior to September 11, 2001.

            "Additional Form 8-K Disclosure": As defined in Section 11.07.

            "Additional Form 10-D Disclosure": As defined in Section 11.04.

            "Additional Form 10-K Disclosure": As defined in Section 11.05.

            "Additional Master Servicing Compensation": As defined in Section 3.11(b).

            "Additional Servicer": Each Affiliate of the Master Servicer that services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer and the Trustee, who services 10% or more of the Mortgage Loans.

            "Additional Special Servicing Compensation": As defined in Section 3.11(d).

            "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the Holders of the Sequential Pay Certificates or the Class A-2FL or Class A-JFL Certificates (through the Class A-2FL and Class A-JFL Regular Interests, respectively) receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

            "Adjusted Net Mortgage Rate": With respect to any Loan or related REO Loan, for any Distribution Date, the annualized rate at which interest would have to accrue thereon on a 30/360 Basis during the most recently ended calendar month to produce the actual amount of interest accrued (or, if such Loan or REO Loan, as the case may be, is prepaid, in whole or in part, or otherwise liquidated during such calendar month, that otherwise would have accrued) in respect of such Loan or REO Loan, as the case may be, at the related Net Mortgage Rate in effect for such Loan or REO Loan during such calendar month. Such rate shall be calculated by multiplying (i) the Net Mortgage Rate (and, in the case of an ARD Loan after its Anticipated Repayment Date, without giving effect to any Excess Interest or the Excess Interest Rate) by (ii) the actual number of days of accrued interest for the related period for such Loan or REO Loan, divided by 30; provided, however, with respect to such Loan or REO Loan, the Adjusted Net Mortgage Rate for the one-month period (a) prior to the Due Dates in January and February in any year that is not a leap year or in February in any year that is a leap year (unless, in either case, the related Distribution Date is the final Distribution Date) shall be the per annum rate stated in the related Mortgage Note as of the Closing Date less the related Administrative Fee Rate and (b) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) shall be determined inclusive of one day of interest retained for each of the one-month periods prior to the Due Dates in January and February in any year that is not a leap year or February in any year that is a leap year.

            "Administrative Fee Rate": With respect to each Mortgage Loan and REO Loan, as specified in the Mortgage Loan Schedule, being the sum of the related Master Servicing Fee Rate (and, in the case of a Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage Loan Primary Servicing Fee Rate) and the Trustee Fee Rate.

            "Advance": Any P&I Advance or Servicing Advance.

            "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer (or any Sub-Servicer), the Special Servicer or the Trustee, as the case may be, all in accordance with
Section 3.11(g) or Section 4.03(d), as applicable.

            "Adverse Grantor Trust Event": Either: (i) any impairment of the status of any Grantor Trust as a "grantor trust" under subpart E, Part I of subchapter J of the Code; or (ii) the imposition of a tax upon any Grantor Trust or any of such Grantor Trust's assets or transactions.

            "Adverse Rating Event": With respect to any Class of Rated Certificates or Companion Loan Securities and each Rating Agency that has assigned a rating thereto, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to such Class of Rated Certificates or Companion Loan Securities by such Rating Agency (or the placing of such Class of Rated Certificates or Companion Loan Securities on "negative credit watch" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event": With respect to each of REMIC I and REMIC II, either (i) the endangerment of the status of such REMIC as a REMIC or (ii), except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in Section 860G(d) of the Code).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

            "Anticipated Repayment Date": With respect to any ARD Loan, the date specified on the related Mortgage Note, as of which Excess Interest shall begin to accrue on such Loan, which date is prior to the Stated Maturity Date for such Loan.

            "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of any state in which the Corporate Trust Office of the Trustee is located, (b) the laws of the states in which any loan documents are held and/or any REO Properties are located, (c) such other state and local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it or
(ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (d) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

            "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with Title XI of FIRREA (or, in the case of a Loan or REO Loan with a Stated Principal Balance as of the date of such appraisal of $2,000,000 or less, at the Special Servicer's option, either a limited appraisal and a summary report or an internal valuation prepared by the Special Servicer) that indicates the "market value" of the subject property, as defined in 12 C.F.R. ss.225.62(g), and is conducted by a Qualified Appraiser (or by the Special Servicer in the case of a limited appraisal and summary report or internal valuation with respect to a Loan or an REO Loan with a Stated Principal Balance as of the date of such appraisal or valuation of $2,000,000 or less).

            "Appraisal Reduction Amount": With respect to any Required Appraisal Serviced Loan, an amount (calculated as of the Determination Date by the Special Servicer immediately following the later of the date on which the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) was obtained by the Special Servicer pursuant to this Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Serviced Loan) equal to the excess, if any, of:

                  (1) the sum of (a) the Stated Principal Balance of such
            Required Appraisal Serviced Loan as of such Determination Date, (b) to the extent not previously advanced by or on behalf of the Master Servicer, or the Trustee, all unpaid interest (net of Default Interest) accrued on such Required Appraisal Serviced Loan through the most recent Due Date prior to such Determination Date, (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional Trust Fund Expenses accrued with respect to such Required Appraisal Serviced Loan, (d) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Serviced Loan and reimbursable out of the Trust Fund and all Advances related to such Required Appraisal Serviced Loan that were not reimbursed out of collections on such Required Appraisal Serviced Loan, together with all unpaid Advance Interest accrued on such Advances, and (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any Escrow Payments or Reserve Funds; over

                  (2) the sum of (x) the excess, if any, of (i) 90% of the
            Appraised Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the Special Servicer may deem appropriate in accordance with the Servicing Standard (without implying any obligation to do so) based upon its review of the related Appraisal and such other information as the Special Servicer deems appropriate), as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(b), over
            (ii) the amount of any obligation(s) secured by any liens on such Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Serviced Loan, and (y) any Escrow Payments, Reserve Funds and/or Letters of Credit held by the Master Servicer or the Special Servicer with respect to such Required Appraisal Serviced Loan, the related Mortgaged Property or any related REO Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraised Value of the related Mortgaged Property or REO Property, as applicable, referred to in clause (2)(x)(i) of this definition).

            Notwithstanding the foregoing, if (i) an Appraisal Trigger Event occurs with respect to any Serviced Loan, (ii) either (A) no Appraisal has been obtained or conducted, as applicable in accordance with Section 3.19(b), with respect to the related Mortgaged Property during the 12 month period prior to the date of such Appraisal Trigger Event or (B) there shall have occurred since the date of the most recent Appraisal a material change in the circumstances surrounding the related Mortgaged Property that would, in the Special Servicer's judgment, materially affect the value of the property, and (iii) no new Appraisal is obtained or conducted, as applicable, in accordance with Section 3.19(b) within 60 days after such Appraisal Trigger Event, then (x) until such new Appraisal is obtained or conducted, as applicable in accordance with Section 3.19(b), the Appraisal Reduction Amount shall equal 25% of the Stated Principal Balance of such Required Appraisal Serviced Loan, and (y) upon receipt or performance, as applicable in accordance with Section 3.19(b), of such new Appraisal by the Special Servicer, the Appraisal Reduction Amount for such Required Appraisal Serviced Loan will be recalculated in accordance with the preceding sentence of this definition.

            Also notwithstanding the foregoing, if and when any Cross-Collateralized Mortgage Loan becomes a Required Appraisal Serviced Loan, an Appraisal Reduction Amount shall be calculated for the entire Cross-Collateralized Set to which that particular Cross-Collateralized Mortgage Loan belongs as if such Cross-Collateralized Set was a single mortgage loan secured by multiple properties, and any resulting Appraisal Reduction Amount for such Cross-Collateralized Set shall be allocated among the respective Cross-Collateralized Mortgage Loans forming that set on a pro rata basis in accordance with the respective Stated Principal Balances of those Serviced Loans.

            In addition, notwithstanding the foregoing and for the avoidance of doubt, for purposes of calculating Appraisal Reduction Amounts for determining change of control with respect to any Whole Loan, references to the Stated Principal Balance will be to the entire Stated Principal Balance thereof (i.e., the aggregate Stated Principal Balances of the related Mortgage Loan and, in the case of a Whole Loan, the related Companion Loan).

            Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loans that comprise that Serviced Whole Loan. For the avoidance of doubt, any Appraisal Reduction Amount with respect to (i) an the One Park Avenue Pari Passu Whole Loan will be allocated pro rata between the One Park Avenue Pari Passu Note A-1 and the One Park Avenue Pari Passu Note A-2 and (ii) any Appraisal Reduction Amount with respect to any A/B Whole Loan shall be calculated based upon the aggregate stated principal balances of the related A/B Mortgage Loan and the related A/B Companion Loan and shall be deemed allocated first, to the related A/B Companion Loan to the extent of its outstanding principal balance and then to the related Mortgage Loan.

            The Appraisal Reduction Amount applicable to either the Beacon Seattle & DC Portfolio Mortgage Loan (which is governed by the Beacon Seattle & DC Portfolio Pooling Agreement ) or to the 575 Lexington Avenue Pari Passu Mortgage Loan (which is governed by the 575 Lexington Avenue Pooling Agreement) shall be calculated by the applicable Other Servicer under the related Non-Serviced Pooling and Servicing Agreement.

            "Appraisal Trigger Event": With respect to any Serviced Loan, any of the following events:

                  (i) such Serviced Loan becomes a Modified Serviced Loan;

                  (ii) any such Serviced Loan becomes a Defaulted Loan;

                  (iii) the passage of 60 days after the Special Servicer
            receives notice that the Mortgagor under such Serviced Loan becomes the subject of bankruptcy, insolvency or similar proceedings that remain undischarged and undismissed;

                  (iv) the passage of 60 days after the Special Servicer
            receives notice that a receiver or similar official is appointed with respect to the related Mortgaged Property;

                  (v) the related Mortgaged Property becomes an REO Property; or

                  (vi) if a Serviced Loan has been extended three times, upon the sixtieth day after the third extension.

            "Appraised Value": With respect to any Mortgaged Property (other than any Mortgaged Property related to a Non-Serviced Loan) and as of any date of determination, the appraised value of a Mortgaged Property or REO Property based upon the most recent Appraisal obtained or conducted, as appropriate, pursuant to this Agreement. With respect to any Mortgaged Property related to a Non-Serviced Loan, the appraised value shall be determined pursuant to the related Non-Serviced Loan Pooling and Servicing Agreement.

            "Approval Provisions": With respect to any Serviced Loan and the provisions set forth in Section 3.21(e), the approvals and consents and the time frames for such approvals and consents necessary in connection with the taking of a Special Action or the extension of the maturity date of a Serviced Loan set forth below (in each case subject to the limitations set forth in Section 3.21(e) and Section 3.21(f):

                  (i) with respect to any Performing Serviced Loan, the Master
            Servicer shall obtain the approval or consent of the Special Servicer in connection with a Special Action;

                  (ii) (A) with respect to any Non-Partitioned Loan or Post CAP
            Whole Loan that is a Performing Serviced Loan that involves an extension of the maturity date of such Loan or (B) in connection with a Special Action for any Non-Partitioned Loan or Post CAP Whole Loan that is a Performing Serviced Loan, the Master Servicer shall obtain the approval and consent of the Special Servicer and the Special Servicer shall obtain the approval and consent of the Directing Certificateholder in connection with a Special Action that involves an extension of the maturity date of such Loan;

                  (iii) with respect to any Non-Partitioned Loan or Post CAP
            Whole Loan that is a Specially Serviced Loan, the Special Servicer shall obtain the approval and consent of the Directing Certificateholder in connection with a Special Action;

                  (iv) with respect to any A/B Whole Loan, during any time
            period that a related Control Appraisal Period does not exist, the Master Servicer, if such A/B Whole Loan is a then Performing Loan, shall seek the approval and consent of the Special Servicer, and the Special Servicer shall then obtain the approval and consent of the related Controlling Holder in connection with a Special Action; and

                  (v) with respect to any A/B Whole Loan, during any time period that a related Control Appraisal Period does not exist, the Special Servicer, if such A/B Whole Loan is a then Specially Serviced Loan, shall obtain the approval and consent of the related Controlling Holder in connection with a Special Action.

            With respect to any extension or Special Action set forth in clauses
(i), (ii) and (iv) of this definition, the Special Servicer shall respond to the Master Servicer in writing (which may be via e-mail or facsimile) of its decision to grant or deny the Master Servicer's request for approval and consent within ten Business Days of its receipt of such request (except as provided in Section 3.08) and all information reasonably requested by the Special Servicer, as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the related Controlling Holder or any Rating Agency. If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the immediately preceding sentence, such approval and consent shall be deemed granted. With respect to any Special Action described in clauses (ii) and (iii) of this definition, the Directing Certificateholder shall respond to the Special Servicer within ten Business Days of its receipt of such request in writing (which may be via e-mail or facsimile) and such request shall be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clauses (iv) and (v) of this definition, the related Controlling Holder shall respond in writing (which may be via e-mail or facsimile) to the Special Servicer within ten Business Days of its receipt of a request for its approval and consent, and such request shall be deemed granted if the required party does not respond in such time frame.

            "ARD Loan": Any Mortgage Loan that provides for changes in payments and accrual of interest, including the capture of Excess Interest from the related mortgaged property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date. Each Mortgage Loan that is an ARD Loan is identified on the Mortgage Schedule as such pursuant to clause (xv) under the definition of Mortgage Loan Schedule.

            "Asset Status Report": As defined in Section 3.21(d).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the related Loan, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

            "Assumed Monthly Payment": With respect to any Balloon Loan for its Stated Maturity Date (provided that such Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date on which such Serviced Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than a delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Serviced Loan on such Due Date if it had been required to continue to accrue interest (exclusive, in the case of an ARD Loan after its Anticipated Repayment Date, of Excess Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such terms and amortization schedule may have been modified, and such maturity date may have been extended, in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20). With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment that was due (or, in the case of a Balloon Loan described in the preceding sentence of this definition, the Assumed Monthly Payment that was deemed due) in respect of the related Serviced Loan on the last Due Date prior to its becoming an REO Loan.

            "Available Distribution Amount": With respect to any Distribution Date and each Mortgage Loan and, in the case of a Non-Serviced Whole Loan (other than with respect to a P&I Advance required to be made by the Trustee), only to the extent received by the Trustee pursuant to the related Intercreditor Agreement, an amount equal to (a) the balance on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date, including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer or the Trustee to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period, any amounts received from the Beacon Seattle & DC Portfolio Master Servicer in respect of the Beacon Seattle & DC Portfolio Mortgage Loan pursuant to the Beacon Seattle & DC Portfolio Pooling Agreement and/or the Beacon Seattle & DC Portfolio Intercreditor Agreements, any amounts received from the 575 Lexington Avenue Master Servicer in respect of the 575 Lexington Avenue Pari Passu Mortgage Loan pursuant to the 575 Lexington Avenue Pooling Agreement and/or the 575 Lexington Avenue Intercreditor Agreement, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, the portion of Loss of Value Payments deposited into the Certificate Account pursuant to Section 3.05(g) and for the Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), the related Withheld Amounts remitted to the REMIC I Distribution Account pursuant to Section 4.05, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) Prepayment Premiums, (iv) Excess Interest, (v) any amounts payable or reimbursable to any Person from the REMIC I Distribution Account pursuant to any of clauses (ii) through (vi) of Section 3.05(b), (vi) any amounts deposited into the REMIC I Distribution Account in error, (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such Distribution Date, (viii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xvii) of Section 3.05(a), and (ix) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year) (unless, in either case, the related Distribution Date is the final Distribution Date), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses
(b)(i), (b)(ii) and (b)(iii) of this definition.

            "BACM": Banc of America Commercial Mortgage Inc., or its successors in interest.

            "Balloon Loan": Any Loan that by its original terms or by virtue of any modification entered into as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution) provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least two times larger than the Monthly Payment due on the Due Date next preceding its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Loan.

            "Balloon Payment Interest Shortfall": With respect to any Balloon Loan that is included as part of the Trust Fund, with a Stated Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Stated Maturity Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related Determination Date, that would have accrued on the principal portion of such Balloon Payment during the period from the related Stated Maturity Date to, but not including, the first day of the calendar month following the month of maturity (less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

            "Bank": As defined in Section 2.07.

            "Bank of America": Bank of America, National Association, or its successors in interest.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan, and with respect to any Class of Sequential Pay Certificates or the Class A-2FL or Class A-JFL Regular Interest, is a fraction
(a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or the Class A-2FL or Class A-JFL Regular Interest exceeds (ii) the Discount Rate and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances shall the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

            "Base Prospectus": That certain prospectus, dated May 24, 2007, relating to trust funds established by the Depositor and publicly offered mortgage pass-through certificates evidencing interests therein.

            "Beacon Seattle & DC Portfolio A/B Intercreditor Agreement": The Agreement Among Note Holders dated as of June 1, 2007 by and among the Beacon Seattle & DC Portfolio Note A-4 Holder, Beacon Seattle & DC Portfolio Note A-5 Holder and Beacon Seattle & DC Portfolio Note B-1 Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Beacon Seattle & DC Portfolio Companion Loan": Individually or collectively, as the context requires, each of the loans evidenced by the Beacon Seattle & DC Portfolio Note A-1, Beacon Seattle & DC Portfolio Note A-2, Beacon Seattle & DC Portfolio Note A-3, Beacon Seattle & DC Portfolio Note A-5, Beacon Seattle & DC Portfolio Note A-6, Beacon Seattle & DC Portfolio Note A-7 and the Beacon Seattle & DC Portfolio Note B-1.

            "Beacon Seattle & DC Portfolio Companion Loan Holder": Individually or collectively, as the context requires, each of the holders of each respective Beacon Seattle & DC Portfolio Companion Loan.

            "Beacon Seattle & DC Portfolio Indemnified Parties": As defined in
Section 6.03(b).

            "Beacon Seattle & DC Portfolio Intercreditor Agreements": Together, the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement and the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement.

            "Beacon Seattle & DC Portfolio Master Servicer": The master servicer under the Beacon Seattle & DC Portfolio Pooling Agreement, which as of the Closing Date is Wells Fargo Bank, N.A.

            "Beacon Seattle & DC Portfolio Mortgage Loan": The Mortgage Loan identified as Loan No. 51006 in the Mortgage Loan Schedule, which, together with Beacon Seattle & DC Portfolio Note A-1, Beacon Seattle & DC Portfolio Note A-2 Holder, Beacon Seattle & DC Portfolio Note A-3, Beacon Seattle & DC Portfolio Note A-5, Beacon Seattle & DC Portfolio Note A-6, Beacon Seattle & DC Portfolio Note A-7 and the Beacon Seattle & DC Portfolio Note B-1, is secured by a Mortgage on the related Mortgaged Properties.

            "Beacon Seattle & DC Portfolio Nonrecoverable Servicing Advance":
With respect to the Beacon Seattle & DC Portfolio Pari Passu Mortgage Loan, a "Nonrecoverable Advance" as defined in the Beacon Seattle & DC Portfolio Pooling Agreement.

            "Beacon Seattle & DC Portfolio Note A-1": With respect to the Beacon Seattle & DC Portfolio Whole Loan, one of the related Mortgage Notes that is not included in the Trust Fund and which is pari passu in right of payment to the Beacon Seattle & DC Portfolio Note A-4 as set forth in the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement.

            "Beacon Seattle & DC Portfolio Note A-1 Holder": The holder of the Beacon Seattle & DC Portfolio Note A-1, initially Morgan Stanley Mortgage Capital Inc.

            "Beacon Seattle & DC Portfolio Note A-2": With respect to the Beacon Seattle & DC Portfolio Whole Loan, one of the related Mortgage Notes that is not included in the Trust Fund and which is pari passu in right of payment to the Beacon Seattle & DC Portfolio Note A-4 as set forth in the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement.

            "Beacon Seattle & DC Portfolio Note A-2 Holder": The holder of the Beacon Seattle & DC Portfolio Note A-2, initially Morgan Stanley Mortgage Capital Inc.

            "Beacon Seattle & DC Portfolio Note A-3": With respect to the Beacon Seattle & DC Portfolio Whole Loan, one of the related Mortgage Notes that is not included in the Trust Fund and which is pari passu in right of payment to the Beacon Seattle & DC Portfolio Note A-4 as set forth in the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement.

            "Beacon Seattle & DC Portfolio Note A-3 Holder": The holder of the Beacon Seattle & DC Portfolio Note A-3, initially Morgan Stanley Mortgage Capital Inc.

            "Beacon Seattle & DC Portfolio Note A-4": The Mortgage Note related to Beacon Seattle & DC Portfolio Whole Loan that is included in the Trust, which is (i) pari passu in right of payment to the Beacon Seattle & DC Portfolio Note A-1, Beacon Seattle & DC Portfolio Note A-2, Beacon Seattle & DC Portfolio Note A-3, Beacon Seattle & DC Portfolio Note A-5, Beacon Seattle & DC Portfolio Note A-6 and the Beacon Seattle & DC Portfolio Note A-7 as set forth in the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement and (ii) senior (along with the Beacon Seattle & DC Portfolio Note A-5) to the Beacon Seattle & DC Portfolio Note B-1 as set forth in the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement.

            "Beacon Seattle & DC Portfolio Note A-4 Holder": The holder of the Beacon Seattle & DC Portfolio Note A-4, initially Bear Stearns Commercial Mortgage, Inc.

            "Beacon Seattle & DC Portfolio Note A-5": With respect to the Beacon Seattle & DC Portfolio Whole Loan, one of the related Mortgage Notes that is not included in the Trust Fund and which is (i) pari passu in right of payment to the Beacon Seattle & DC Portfolio Note A-4 as set forth in the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement and (ii) senior (along with the Beacon Seattle & DC Portfolio Note A-4) to the Beacon Seattle & DC Portfolio Note B-1 as set forth in the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement.

            "Beacon Seattle & DC Portfolio Note A-5 Holder": The holder of the Beacon Seattle & DC Portfolio Note A-5, initially Bear Stearns Commercial Mortgage, Inc.

            "Beacon Seattle & DC Portfolio Note A-6": With respect to the Beacon Seattle & DC Portfolio Whole Loan, one of the related Mortgage Notes that is not included in the Trust Fund and which is pari passu in right of payment to the Beacon Seattle & DC Portfolio Note A-4 as set forth in the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement.

            "Beacon Seattle & DC Portfolio Note A-6 Holder": The holder of the Beacon Seattle & DC Portfolio Note A-6, initially Wachovia Bank, N.A.

            "Beacon Seattle & DC Portfolio Note A-7": With respect to the Beacon Seattle & DC Portfolio Whole Loan, one of the related Mortgage Notes that is not included in the Trust Fund and which is pari passu in right of payment to the Beacon Seattle & DC Portfolio Note A-4 as set forth in the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement.

            "Beacon Seattle & DC Portfolio Note A-7 Holder": The holder of the Beacon Seattle & DC Portfolio Note A-7, initially Wachovia Bank, N.A.

            "Beacon Seattle & DC Portfolio Note B-1": With respect to the Beacon Seattle & DC Portfolio Whole Loan, one of the related Mortgage Notes that is not included in the Trust Fund and which is subordinated in right of payment to the Beacon Seattle & DC Portfolio Note A-4 and the Beacon Seattle & DC Portfolio Note A-5 as set forth in the Beacon Seattle & DC Portfolio A/B Intercreditor Agreement.

            "Beacon Seattle & DC Portfolio Note B-1 Holder": The holder of the Beacon Seattle & DC Portfolio Note B-1, initially Bear Stearns Commercial Mortgage, Inc.

            "Beacon Seattle & DC Portfolio Noteholders": The holder of the Mortgage Note for each of the Beacon Seattle & DC Portfolio Note A-1, Beacon Seattle & DC Portfolio Note A-2 Holder, Beacon Seattle & DC Portfolio Note A-3, Beacon Seattle & DC Portfolio Note A-4, Beacon Seattle & DC Portfolio Note A-5, Beacon Seattle & DC Portfolio Note A-6, Beacon Seattle & DC Portfolio Note A-7 and the Beacon Seattle & DC Portfolio Note B-1.

            "Beacon Seattle & DC Portfolio Operating Advisor": The meaning assigned to "Operating Advisor" in the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement. The initial Beacon Seattle & DC Portfolio Operating Advisor shall be Centerline REIT Inc.

            "Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreement":
The Agreement Among Note Holders dated as of May 23, 2007 by and among the Beacon Seattle & DC Portfolio Note A-1 Holder, Beacon Seattle & DC Portfolio Note A-2 Holder, Beacon Seattle & DC Portfolio Note A-3 Holder, Beacon Seattle & DC Portfolio Note A-4 Holder, Beacon Seattle & DC Portfolio Note A-5 Holder, Beacon Seattle & DC Portfolio Note A-6 Holder and Beacon Seattle & DC Portfolio Note A-7 Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Beacon Seattle & DC Portfolio Pooling Agreement": That certain pooling and servicing agreement dated as of May 1, 2007 among Morgan Stanley Capital I Inc., as depositor, Beacon Seattle & DC Portfolio Master Servicer, as master servicer, Beacon Seattle & DC Portfolio Special Servicer, as special servicer, and the Beacon Seattle & DC Portfolio Trustee, as trustee and REMIC administrator, which agreement relates to the Morgan Stanley Capital I Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-IQ14.

            "Beacon Seattle & DC Portfolio Significant Obligor': The Beacon Seattle & DC Portfolio Mortgage Loan so long as it meets the definition of "significant obligor" under Regulation AB.

            "Beacon Seattle & DC Portfolio Special Servicer": The special servicer under the Beacon Seattle & DC Portfolio Pooling Agreement, which of as of the Closing Date is Centerline Servicing Inc.

            "Beacon Seattle & DC Portfolio Trustee": The trustee under the Beacon Seattle & DC Portfolio Pooling Agreement, which of as of the Closing Date is The Bank of New York Trust Company, National Association.

            "Beacon Seattle & DC Portfolio Whole Loan": The Beacon Seattle & DC Portfolio Mortgage Loan together with each Beacon Seattle & DC Portfolio Companion Loan. References herein to Beacon Seattle & DC Portfolio Pari Passu Whole Loan shall be construed to refer to the aggregate indebtedness under the Beacon Seattle & DC Portfolio Note A-1 and the Beacon Seattle & DC Portfolio Note A-2.

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Borrower": Individually and collectively, as the context may require, the obligor or obligors under a Loan, including any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Loan.

            "BSCMI": Bear Stearns Commercial Mortgage, Inc., or its successors in interest.

            "Breach": With respect to any Mortgage Loan, any breach of representation or warranty made by the related Mortgage Loan Seller pursuant to
Section 4(b) of the related Mortgage Loan Purchase and Sale Agreement.

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in Florida, Maryland, Ohio, Pennsylvania, New York, any city in which the office of the Certificate Registrar is located or any city in which the Corporate Trust Office of the Trustee or principal place of business of the Master Servicer or Special Servicer is located are authorized or obligated by law or executive order to remain closed; provided that for purposes of administering the Puerto Rico Mortgage Loans only, a day on which banking institutions in Puerto Rico are authorized or obligated by law or executive order to remain closed shall not be a Business Day.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 2007-2 as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Bank of America, National Association, as Master Servicer, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Certificate Account".

            "Certificate Factor": With respect to any Class of Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

            "Certificate Notional Amount": With respect to a Class XW Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class XW Certificates.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate and the Class A-2FL and Class A-JFL Certificates, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Depositor, either Mortgage Loan Seller, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which any of them is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 12.01(b) or except in connection with the Controlling Class exercising its rights under Section 3.23, or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether or not a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification Parties": As defined in Section 11.06.

            "Certifying Person": As defined in Section 11.06.

            "Certifying Servicer" means the Master Servicer, the Special Servicer, the Trustee or an Additional Servicer, as the case may be.

            "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical Class designation, and each REMIC I Regular Interest and Corresponding Component.

            "Class A Certificates": Any one of the Class A Senior Certificates and the Class A Junior Certificates.

            "Class A Junior Certificates": The Class A-M, Class A-J and Class A-JFL Certificates (through the Class A-JFL Regular Interest).

            "Class A Senior Certificate": Any one of the Class A-1, Class A-2, Class A-2FL (through the Class A-2FL Regular Interest), Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1 Pass-Through Rate": A fixed per annum rate equal to 5.4210%.

            "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1A Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date less 0.0610%.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2 Pass-Through Rate": A per annum rate equal to 5.6340%; provided, however, the Class A-2 Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class A-2FL Certificate": Any one of the Certificates with a "Class A-2FL" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a beneficial interest in the Class A-2FL Grantor Trust for purposes of the Grantor Trust Provisions.

            "Class A-2FL Distribution Conversion": With respect to any Distribution Date (i) upon the occurrence and during the continuation of a Class A-2FL Swap Default of the nature described in clause (i) of the definition of Class A-2FL Swap Default while the Trustee on behalf of the Class A-2FL Swap Trust is pursuing remedies under the Class A-2FL Swap Contract pursuant to
Section 3.33 or (ii) immediately upon and following the termination of the Class A-2FL Swap Contract until a replacement Class A-2FL Swap Contract is entered into, if any, the conversion of distributions on the Class A-2FL Certificates from distributions based, in part, on floating interest payments from the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract to distributions based solely on fixed interest distributions in respect of the Class A-2FL Regular Interest, as specified in Section 4.01(l).

            "Class A-2FL Fixed Swap Payment": With respect to any Distribution Date, the fixed amount required to be paid to the Class A-2FL Swap Counterparty by the Class A-2FL Swap Trust under the Class A-2FL Swap Contract.

            "Class A-2FL Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee in the Class A-2FL Swap Trust pursuant to Section 3.04(c), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Class A-2FL Certificates, Class A-2FL Floating Rate Account", and which must be an Eligible Account (or a subaccount of an Eligible Account). The Class A-2FL Floating Rate Account shall not be an asset of either REMIC I or REMIC II.

            "Class A-2FL Floating Swap Payment": With respect to any Distribution Date, the floating amount required to be paid to the Class A-2FL Swap Trust by the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract.

            "Class A-2FL Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Class A-2FL Grantor Trust Assets.

            "Class A-2FL Grantor Trust Assets": The segregated pool of assets consisting of the A-2FL Regular Interest, the Class A-2FL Swap Contract and the Class A-2FL Floating Rate Account and the proceeds thereof, the beneficial ownership of which is represented by the Class A-2FL Certificates.

            "Class A-2FL Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (A) the sum of: (i) the Distributable Certificate Interest received in respect of the Class A-2FL Regular Interest for such Distribution Date, (ii) the Class A-2FL Net Swap Payment, if any payable by the Class A-2FL Swap Counterparty, and (iii) any termination payment paid by the Class A-2FL Swap Counterparty to the Trustee upon the termination of the Class A-2FL Swap Contract provided no replacement Class A-2FL Swap Contract has been entered into prior to such Distribution Date, less (B) the Class A-2FL Net Swap Payment, if any payable by the Class A-2FL Swap Trust, for such Distribution Date.

            "Class A-2FL Net Swap Payment": With respect to the related Interest Accrual Period, net payment required to be made by (A) the Class A-2FL Swap Trust to the Class A-2FL Swap Counterparty to the extent of any excess of (i) the Class A-2FL Fixed Swap Payment over (ii) the Class A-2FL Floating Swap Payment for such period or (B) the Class A-2FL Swap Counterparty to the Class A-2FL Swap Trust to the extent of any excess of (x) the Class A-2FL Floating Swap Payment for such period over (y) the Class A-2FL Fixed Swap Payment for such period.

            "Class A-2FL Pass-Through Rate": For any Distribution Date on which a Class A-2FL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.1500% and, for any Distribution Date on which a Class A-2FL Distribution Conversion has occurred and is continuing, 5.6340% per annum.

            "Class A-2FL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-2FL Regular Interest on such Distribution Date.

            "Class A-2FL Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-2FL", constituting a "regular interest" in REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class A-2FL Regular Interest Pass-Through Rate": A fixed per annum rate of 5.6340% subject to a cap equal to the Weighted Average Adjusted Net Mortgage Rate.

            "Class A-2FL Swap Contract": The 1992 ISDA Master Agreement (Multi-Currency Cross Border) together with the related schedule, confirmation and any annexes thereto, dated as of June 6, 2007, by and among the A-2FL Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Class A-2FL Swap Trust, or any replacement interest rate swap contract entered into by the Trustee in accordance with this Agreement.

            "Class A-2FL Swap Counterparty": Bear Stearns Capital Markets Inc., a Delaware corporation, acting in such capacity or its successor in interest or any swap counterparty under a replacement Class A-2FL Swap Contract.

            "Class A-2FL Swap Default": Any failure on the part of the Class A-2FL Swap Counterparty to (i) make a required payment under the Class A-2FL Swap Contract, as and when due thereunder or (ii) any early termination date as designated under the Class A-2FL Swap Contract shall have occurred.

            "Class A-2FL Swap Termination Fees": Any fees or expenses payable by the Class A-2FL Swap Counterparty to the Class A-2FL Swap Trust in connection with a Class A-2FL Swap Default, termination of the Class A-2FL Swap Contract or liquidation of the Class A-2FL Swap Contract, as specified in the Class A-2FL Swap Contract.

            "Class A-2FL Swap Trust": The corpus of a trust and designated as the "Class A-2FL Swap Trust", consisting of the Class A-2FL Grantor Trust established on or prior to the Closing Date and maintained in the name of the Swap Trustee for the benefit of each of the holders of the Class A-2FL Certificates. For the avoidance of doubt, the Class A-2FL Swap Trust does not constitute a part of the Trust Fund.

            "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3 Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date less 0.0370%.

            "Class A-AB Certificate": Any one of the Certificates with a "Class A-AB" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-AB Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date less 0.0600%.

            "Class A-4 Certificate": Any one of the Certificates with a "Class A-4" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-4 Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date less 0.0100%.

            "Class A-JFL Certificate": Any one of the Certificates with a "Class A-JFL" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a beneficial interest in the Class A-JFL Grantor Trust for purposes of the Grantor Trust Provisions.

            "Class A-J Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class A-JFL Certificate": Any one of the Certificates with a "Class A-JFL" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-JFL Distribution Conversion": With respect to any Distribution Date (i) upon the occurrence and during the continuation of a Class A-JFL Swap Default of the nature described in clause (i) of the definition of Class A-JFL Swap Default while the Trustee on behalf of the Class A-JFL Swap Trust is pursuing remedies under the Class A-JFL Swap Contract pursuant to
Section 3.34 or (ii) immediately upon and following the termination of the Class A-JFL Swap Contract until a replacement Class A-JFL Swap Contract is entered into, if any, the conversion of distributions on the Class A-JFL Certificates from distributions based, in part, on floating interest payments from the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract to distributions based solely on fixed interest distributions in respect of the Class A-JFL Regular Interest, as specified in Section 4.01(o).

            "Class A-JFL Fixed Swap Payment": With respect to any Distribution Date, the fixed amount required to be paid to the Class A-JFL Swap Counterparty by the Class A-JFL Swap Trust under the Class A-JFL Swap Contract.

            "Class A-JFL Floating Rate Account": The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee in the Class A-JFL Swap Trust pursuant to Section 3.04(c), which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Class A-JFL Certificates, Class A-JFL Floating Rate Account", and which must be an Eligible Account (or a subaccount of an Eligible Account). The Class A-JFL Floating Rate Account shall not be an asset of either REMIC I or REMIC II.

            "Class A-JFL Floating Swap Payment": With respect to any Distribution Date, the floating amount required to be paid to the Class A-JFL Swap Trust by the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract.

            "Class A-JFL Grantor Trust": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which are the Class A-JFL Grantor Trust Assets.

            "Class A-JFL Grantor Trust Assets": The segregated pool of assets consisting of the A-JFL Regular Interest, the Class A-JFL Swap Contract and the Class A-JFL Floating Rate Account and the proceeds thereof, the beneficial ownership of which is represented by the Class A-JFL Certificates.

            "Class A-JFL Interest Distribution Amount": With respect to any Distribution Date, an amount equal to (A) the sum of: (i) the Distributable Certificate Interest received in respect of the Class A-JFL Regular Interest for such Distribution Date, (ii) the Class A-JFL Net Swap Payment, if any payable by the Class A-JFL Swap Counterparty, and (iii) any termination payment paid by the Class A-JFL Swap Counterparty to the Trustee upon the termination of the Class A-JFL Swap Contract provided no replacement Class A-JFL Swap Contract has been entered into prior to such Distribution Date, less (B) the Class A-JFL Net Swap Payment, if any payable by the Class A-JFL Swap Trust, for such Distribution Date.

            "Class A-JFL Net Swap Payment": With respect to the related Interest Accrual Period, net payment required to be made by (A) the Class A-JFL Swap Trust to the Class A-JFL Swap Counterparty to the extent of any excess of (i) the Class A-JFL Fixed Swap Payment over (ii) the Class A-JFL Floating Swap Payment for such period or (B) the Class A-JFL Swap Counterparty to the Class A-JFL Swap Trust to the extent of any excess of (x) the Class A-JFL Floating Swap Payment for such period over (y) the Class A-JFL Fixed Swap Payment for such period.

            "Class A-JFL Pass-Through Rate": For any Distribution Date on which a Class A-JFL Distribution Conversion has not occurred and is not continuing, a per annum rate equal to LIBOR plus 0.3500% and, for any Distribution Date on which a Class A-JFL Distribution Conversion has occurred and is continuing a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

            "Class A-JFL Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the amount of principal allocated pursuant to Section 4.01 in respect of the Class A-JFL Regular Interest on such Distribution Date.

            "Class A-JFL Regular Interest": The uncertificated interest in REMIC II, designated as "Class A-JFL", constituting a "regular interest" in REMIC II for purposes of the REMIC Provisions and having the characteristics attributable thereto in this Agreement.

            "Class A-JFL Regular Interest Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate.

            "Class A-JFL Swap Contract": The 1992 ISDA Master Agreement (Multi-Currency Cross Border) together with the related schedule, confirmation and any annexes thereto, dated as of June 6, 2007, by and among the A-JFL Swap Counterparty and the Trustee, solely in its capacity as Trustee, on behalf of the Class A-JFL Swap Trust, or any replacement interest rate swap contract entered into by the Trustee in accordance with this Agreement.

            "Class A-JFL Swap Counterparty": Bear Stearns Capital Markets Inc., a Delaware corporation, acting in such capacity or its successor in interest or any swap counterparty under a replacement Class A-JFL Swap Contract.

            "Class A-JFL Swap Default": Any failure on the part of the Class A-JFL Swap Counterparty to (i) make a required payment under the Class A-JFL Swap Contract, as and when due thereunder or (ii) any early termination date as designated under the Class A-JFL Swap Contract shall have occurred.

            "Class A-JFL Swap Termination Fees": Any fees or expenses payable by the Class A-JFL Swap Counterparty to the Class A-JFL Swap Trust in connection with a Class A-JFL Swap Default, termination of the Class A-JFL Swap Contract or liquidation of the Class A-JFL Swap Contract, as specified in the Class A-JFL Swap Contract.

            "Class A-JFL Swap Trust": The corpus of a trust and designated as the "Class A-JFL Swap Trust", consisting of the Class A-JFL Grantor Trust established on or prior to the Closing Date and maintained in the name of the Swap Trustee for the benefit of each of the holders of the Class A-JFL Certificates. For the avoidance of doubt, the Class A-JFL Swap Trust does not constitute a part of the Trust Fund.

            "Class A-M Certificate": Any one of the Certificates with a "Class A-M" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-M Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class B Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class F Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class J Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Pass-Through Rate": A per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Pass-Through Rate": A per annum rate equal to 5.3690%; provided, however, the Class L Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class M Pass-Through Rate": A per annum rate equal to 5.3690%; provided, however, the Class M Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Pass-Through Rate": A per annum rate equal to 5.3690%; provided, however, the Class N Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class O Certificate": Any one of the Certificates with a "Class O" designation on the face thereof, substantially in the form of Exhibit A-24 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class O Pass-Through Rate": A per annum rate equal to 5.3690%; provided, however, the Class O Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class P Certificate": Any one of the Certificates with a "Class P" designation on the face thereof, substantially in the form of Exhibit A-25 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class P Pass-Through Rate": A per annum rate equal to 5.3690%; provided, however, the Class P Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class Principal Balance": The aggregate principal amount of any Class of Sequential Pay Certificates and the Class A-2FL and Class A-JFL Regular Interests outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Sequential Pay Certificates or Class A-2FL or Class A-JFL Regular Interest, as applicable, shall equal the Initial Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of Sequential Pay Certificates and the Class A-2FL and Class A-JFL Regular Interests shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01(b), and shall be further permanently reduced on such Distribution Date as and to the extent provided in Section 4.04. The Class Principal Balance of the Class A-2FL and Class A-JFL Certificates shall be equal at all times to the Class Principal Balance of the Class A-2FL and Class A-JFL Regular Interest, respectively.

            "Class Q Certificate": Any one of the Certificates with a "Class Q" designation on the face thereof, substantially in the form of Exhibit A-26 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class Q Pass-Through Rate": A per annum rate equal to 5.3690%; provided, however, the Class Q Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class S Certificate": Any one of the Certificates with a "Class S" designation on the face thereof, substantially in the form of Exhibit A-27 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class S Pass-Through Rate": A per annum rate equal to 5.3690%; provided, however, the Class S Pass-Through Rate shall not exceed the Weighted Average Adjusted Net Mortgage Rate for the related Distribution Date.

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-28 attached hereto, and evidencing the sole Class of "residual interest" REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-29 attached hereto, and evidencing the sole Class of "residual interest" in REMIC II for purposes of the REMIC Provisions.

            "Class V Certificate": Any one of the Certificates with a "Class V" designation on the face thereof, substantially in the form of Exhibit A-30 attached hereto, and evidencing undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account.

            "Class XW Certificate": Any one of the Certificates with a "Class XW" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class XW Notional Amount": As of any date of determination, the sum of the then Component Notional Amounts of all of the Components.

            "Class XW Pass-Through Rate": With respect to the initial Distribution Date, 0.0469% per annum, and for any subsequent Distribution Date, the weighted average of the Class XW Strip Rates for the respective Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

            "Class XW Strip Rate": With respect to any Class of Components for any Distribution Date, a rate per annum equal to (i) the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates (provided that in no event shall any Class XW Strip Rate be less than zero).

            "Clearstream": Clearstream Banking, societe anonyme.

            "Closing Date": June 6, 2007.

            "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, issuers, initial purchasers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry that is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Directing Certificateholder.

            "CMSA Advance Recovery Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Advance Recovery Report" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Trustee.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

            "CMSA Collateral Summary File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Investor Reporting Package": Collectively refers to:

            (a) the following seven electronic files: (i) CMSA Bond Level File,
      (ii) CMSA Collateral Summary File, (iii) CMSA Property File, (iv) CMSA Loan Periodic Update File, (v) CMSA Loan Setup File, (vi) CMSA Financial File, and (vii) CMSA Special Servicer Loan File;

            (b) the following eight supplemental reports: (i) CMSA Comparative Financial Status Report, (ii) CMSA Delinquent Loan Status Report, (iii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) CMSA Operating Statement Analysis Report, (v) CMSA NOI Adjustment Worksheet, (vi) CMSA REO Status Report, (vii) CMSA Servicer Watch List and
      (viii) CMSA Loan Level Reserve - LOC Report;

            (c) the CMSA Advance Recovery Report; and

            (d) such other reports as CMSA may hereafter designate as part of the CMSA Investor Reporting Package that are reasonably acceptable to the Master Servicer, Special Servicer or Trustee, as applicable.

            "CMSA Loan Level Reserve-LOC Report": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve LOC Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

            "CMSA Loan Setup File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer, the Special Servicer and the Trustee.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the "NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is acceptable to the Master Servicer or the Special Servicer, as applicable, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and is reasonably acceptable to the Master Servicer.

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Master Servicer and the Special Servicer.

            "CMSA Reconciliation of Funds Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Trustee.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO Status Report" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

            "CMSA Servicer Watch List": For any Determination Date, a report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other final form for the presentation of such information and containing such additional information as may from time to time be promulgated as recommended by the CMSA for commercial mortgage securities transactions generally and, insofar as it requires the presentation of information in addition to that called for by the form of the "Servicer Watch List" available as of the Closing Date on the CMSA Website, is reasonably acceptable to the Master Servicer or the Special Servicer, as applicable.

            "CMSA Special Servicer Loan File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally and is reasonably acceptable to the Special Servicer.

            "CMSA Website": The CMSA's Website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended.

            "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

            "Commission": The Securities and Exchange Commission.

            "Companion Loan": Each of the Beacon Seattle & DC Portfolio Companion Loans, the One Park Avenue Pari Passu Companion Loan, the 575 Lexington Avenue Pari Passu Companion Loan and the Parkway Chevrolet-Tomball A/B Companion Loan, as applicable.

            "Companion Loan Securities": Any class of securities backed, wholly or partially, by any Beacon Seattle & DC Portfolio Companion Loan, the One Park Avenue Pari Passu Companion Loan or the 575 Lexington Avenue Pari Passu Companion Loan.

            "Companion Loan Holder": With respect to the Beacon Seattle & DC Portfolio Mortgage Loan, each Beacon Seattle & DC Portfolio Companion Loan Holder; with respect to the One Park Avenue Pari Passu Companion Loan, the One Park Avenue Companion Loan Holder; with respect to the 575 Lexington Avenue Pari Passu Companion Loan, the 575 Lexington Avenue Companion Loan Holder; and with respect to the Parkway Chevrolet-Tomball A/B Companion Loan, the holder of the Parkway Chevrolet-Tomball Note B.

            "Compensating Interest Payment": With respect to any Distribution Date, any payment made by the Master Servicer pursuant to Section 3.19(e) to cover any Balloon Payment Interest Shortfall and Prepayment Interest Shortfalls incurred during the related Collection Period.

            "Component": Each of Component XA-1, Component XA-2, Component XA-2FL, Component XA-3, Component XA-AB, Component XA-4, Component XA-1A, Component XA-M, Component XA-J, Component XA-JFL, Component XB, Component XC, Component XD, Component XE, Component XF, Component XG, Component XH, Component XJ, Component XK, Component XL, Component XM, Component XN, Component XO, Component XP, Component XQ and Component XS.

            "Component Notional Amount": With respect to each Component and any date of determination, an amount equal to the then REMIC I Principal Balance of its Corresponding REMIC I Regular Interest.

            "Component XA-1": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1 as of any date of determination.

            "Component XA-1A": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-1A as of any date of determination.

            "Component XA-2": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2 as of any date of determination.

            "Component XA-2FL": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-2FL as of any date of determination.

            "Component XA-3": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-3 as of any date of determination.

            "Component XA-AB": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-AB as of any date of determination.

            "Component XA-4": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-4 as of any date of determination.

            "Component XA-J": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-J as of any date of determination.

            "Component XA-JFL": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-JFL as of any date of determination.

            "Component XA-M": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LA-M as of any date of determination.

            "Component XB": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LB as of any date of determination.

            "Component XC": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LC as of any date of determination.

            "Component XD": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LD as of any date of determination.

            "Component XE": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LE as of any date of determination.

            "Component XF": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LF as of any date of determination.

            "Component XG": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LG as of any date of determination.

            "Component XH": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LH as of any date of determination.

            "Component XJ": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LJ as of any date of determination.

            "Component XK": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LK as of any date of determination.

            "Component XL": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LL as of any date of determination.

            "Component XM": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LM as of any date of determination.

            "Component XN": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LN as of any date of determination.

            "Component XO": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LO as of any date of determination.

            "Component XP": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LP as of any date of determination.

            "Component XQ": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LQ as of any date of determination.

            "Component XS": One of the 26 components of the Class XW Certificates having a Component Notional Amount equal to the then current REMIC I Principal Balance of REMIC I Regular Interest LS as of any date of determination.

            "Condemnation Proceeds": All cash amounts received by the Master Servicer or the Special Servicer in connection with the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, exclusive of any portion thereof required to be released to the related Mortgagor or any other third-party in accordance with applicable law and/or the terms and conditions of the related loan documents or any other applicable document.

            "Confidential Information": As defined in Section 3.24.

            "Control Appraisal Period": With respect to the Parkway Chevrolet-Tomball A/B Whole Loan, the Parkway Chevrolet-Tomball Control Appraisal Period.

            "Controlling Class": As of any date of determination, the outstanding Class of Sequential Pay Certificates, Class A-2FL Certificates or Class A-JFL Certificates with the lowest payment priority (the Class A Senior Certificates being treated as a single Class for this purpose and the Class A-J and Class A-JFL Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates, Class A-2FL Certificates or Class A-JFL Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates, Class A-2FL Certificates or Class A-JFL Certificates with the then largest outstanding Class Principal Balance). The Controlling Class as of the Closing Date will be the Class S Certificates.

            "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

            "Controlling Class Option Holder": The Purchase Option held by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(c).

            "Controlling Holder": With respect to (i) the One Park Avenue Pari Passu Whole Loan, the One Park Avenue Controlling Holder; (ii) the 575 Lexington Avenue Pari Passu Whole Loan, the 575 Lexington Avenue Controlling Holder, and
(iii) the Parkway Chevrolet-Tomball A/B Whole Loan, the Parkway Chevrolet-Tomball Controlling Holder. Each such initial Controlling Holder shall be set forth on Schedule VII hereto.

            "Corporate Trust Office": The principal corporate trust office of the Trustee, for purposes of Certificate transfer services, at the date of the execution of this Agreement is located at (i) with respect to maintenance of the Certificate Register and the transfer and exchange of Certificates, the office of the Trustee located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Corporate Trust Services (CMBS) BACM 2007-2, and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services Group (CMBS), Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, and with respect to any successor Trustee, the principal office thereof as designated in writing to the Depositor.

            "Corrected Serviced Loan": Any Serviced Loan that had been a Specially Serviced Loan but as to which all Servicing Transfer Events have ceased to exist other than in connection with a sale pursuant to Section 3.18.

            "Corresponding Certificate": As defined in the Preliminary Statement with respect to any Corresponding Component or any Corresponding REMIC I Regular Interest.

            "Corresponding Component": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding REMIC I Regular Interest.

            "Corresponding REMIC I Regular Interest": As defined in the Preliminary Statement with respect to any Corresponding Certificate or any Corresponding Component.

            "Covered Risks": As defined in Section 3.07(a).

            "CPR": As defined in the Base Prospectus.

            "Cross-Collateralized Mortgage Loan": Any Loan that is, by its terms, cross- collateralized and cross- defaulted with any other Loan.

            "Cross-Collateralized Set": Any set of Loans that is cross-collateralized and cross- defaulted with each other.

            "CUSIP Number": With respect to each Certificate, the identification number provided by the CUSIP Service Bureau and appearing on the face of such Certificate.

            "Current Principal Distribution Amount": With respect to any Distribution Date, an amount (calculated in accordance with Section 1.03) equal to the aggregate of, without duplication:

            (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, made by or on behalf of the related borrower or advanced in respect of the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, and any REO Loans for their respective Due Dates occurring during the related Collection Period or any prior Collection Period (if not previously distributed);

            (b) all Principal Prepayments received on the Mortgage Loans in the Mortgage Pool or in such Loan Group, as applicable, during the related Collection Period;

            (c) with respect to any Balloon Loan that is included in the Mortgage Pool or in such Loan Group, as applicable, as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment and any amount described in subclause (d) of this definition) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

            (d) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds (net of related expenses) and Condemnation Proceeds (net of related expenses) received on or in respect of the Mortgage Loans during the related Collection Period (including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Certificate Account pursuant to Section 3.05(g) during the related Collection Period) that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (e) all Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds (net of related expenses) Condemnation Proceeds (net of related expenses) and REO Revenues (net of related expenses) received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered.

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of either of them.

            "Cut-off Date": June 1, 2007 or, with respect to Loan No. 51006, June 7, 2007.

            "Cut-off Date Balance": With respect to any Mortgage Loan or Companion Loan, the outstanding principal balance of such Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

            "Debt Service Coverage Ratio": With respect to any Loan, as of any date of determination, and calculated without regard to any cross-collateralization feature of such Loan, the ratio of (x) the Net Cash Flow (before payment of any debt service on such Loan) generated by the related Mortgaged Property or Mortgaged Properties during the most recently ended period of not more than 12 months or less than three months for which financial statements (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) the product of the amount of the Monthly Payment in effect for such Loan as of such date of determination, multiplied by the number of months represented in the financial statements. The Master Servicer may, in accordance with CMSA reporting standards, report Net Cash Flow with respect to each Mortgaged Property where one or more Loans are secured by multiple Mortgaged Properties; provided, however, for purposes of determining Debt Service Coverage Ratio compliance, calculations shall be made at the Loan level.

            "Default Charges": Any Default Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Loan or REO Loan.

            "Default Interest": With respect to any Loan (or successor REO
Loan), any amounts collected thereon, other than late payment charges or Prepayment Premiums, that represent interest in excess of interest accrued on the principal balance of such Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Loan.

            "Defaulted Serviced Loan": A Serviced Loan:

            (a) that is delinquent 60 days (without giving effect to any grace period or acceleration of payments under the Mortgage or Mortgage Note) or more in respect of a Monthly Payment (not including the Balloon Payment);

            (b) that is delinquent with respect to a Balloon Payment, provided, however:

                  (i) if (A) the related Borrower is actively seeking a
            refinancing commitment, (B the related Borrower continues to make payments in the amount of its Assumed Monthly Payment and (C the Directing Certificateholder consents, then such Mortgage Loan shall not become a Defaulted Serviced Loan for 60 days beyond the related Maturity Date (without giving effect to any grace period or acceleration of payments under the Mortgage or Mortgage Note); and

                  (ii) if (A) the related Mortgagor delivers to the Master
            Servicer on or before the 60th day after the related Maturity Date (without giving effect to any grace period or acceleration of payments under the Mortgage or Mortgage Note) a refinancing commitment reasonably acceptable to the Master Servicer (which refinancing commitment the Master Servicer shall promptly forward to the Special Servicer and the Directing Certificateholder), (B) the related Borrower continues to make payments in the amount of its Assumed Monthly Payment and (C) the Directing Certificateholder consents, then such Mortgage Loan shall not become a Defaulted Serviced Loan for such longer period, not to exceed 120 days beyond the related Maturity Date, during which the refinancing would occur; or

            (c) as to which the Master Servicer or the Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defective Mortgage Loan": Any Mortgage Loan as to which there exists a Material Breach or a Material Document Defect that was not cured in all material respects.

            "Definitive Certificate": As defined in Section 5.03(a).

            "Deleted Mortgage Loan": A Defective Mortgage Loan that is repurchased from the Trust or replaced with one or more Replacement Mortgage Loans, in either case as contemplated by Section 2.03.

            "Denomination": As defined in Section 5.01(a).

            "Depositor": Banc of America Commercial Mortgage Inc., or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Rules": As defined in Section 5.02(b).

            "Determination Date": With respect to any Distribution Date, the earlier of (i) the 6th day of the month in which such Distribution Date occurs, or if such 6th day is not a Business Day, the immediately preceding Business Day, and (ii) fourth Business Day before such Distribution Date.

            "Determination Information": As defined in Section 3.18(b).

            "Directing Certificateholder": The Controlling Class Certificateholder (or its designee) selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Principal Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder is Hyperion Brookfield Asset Management Inc.

            "Directly Operate": With respect to any REO Property (other than any REO Property related to a Non-Serviced Loan), the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of an REO Property pursuant to Section 3.18, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

            "Discount Rate": With respect to any applicable Prepayment Premium calculation, is the yield on the United Stated Treasury issue with a maturity date closest to the Maturity Date for the Mortgage Loan being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related loan documents in calculating the Prepayment Premium with respect to the related prepayment.

            "Disqualified Non-U.S. Person": With respect to a Class R-I or Class R-II Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R-I or Class R-II Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R-I or Class R-II Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R-I or Class R-II Certificate will not be disregarded for federal income tax purposes.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel (provided to the Trustee by such Person at its expense) that the holding of an Ownership Interest in a REMIC Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a REMIC Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": For any Distribution Date with respect to any Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests, the Accrued Certificate Interest in respect of such Class of Certificates and the Class A-2FL and Class A-JFL Regular Interests for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates or the Class A-2FL or Class A-JFL Regular Interest as set forth below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated, pro rata, to each Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests based on Accrued Certificate Interest for each such Class of Certificates or the Class A-2FL or Class A-JFL Regular Interest for such Distribution Date.

            "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Distribution Account".

            "Distribution Date": The 10th day of any month, or if such 10th day is not a Business Day, the Business Day immediately following, commencing in July 2007.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": With respect to any Mortgage Loan, any document required to be part of the related Mortgage File that has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the related Mortgage File), or does not appear to be regular on its face.

            "Domestic Global Certificate": Any of the single, permanent global certificates that represents the Certificates sold in reliance on Rule 144A.

            "DTC": As defined in Section 5.03(d).

            "Due Date": With respect to (i) any Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan is scheduled to be first due; (ii) any Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which are rated no less than "A" by Fitch and "AA-" by S&P (or "A-" by S&P if such depository's short-term unsecured debt rating is no less than "A-1" by S&P) (if the deposits are to be held in the account for more than 30 days) (or if such account is maintained with PNC Bank, National Association, or KeyBank National Association rated no less than "A" by Fitch and with respect to S&P meets the requirements set forth in clause (i)), or the short-term unsecured debt obligations of which are rated no less than "F-1" by Fitch and "A-1" by S&P (if the deposits are to be held in the account for 30 days or less), in each case, at any time funds are on deposit therein,
(ii) a segregated trust account or accounts maintained with the corporate trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to the regulations regarding fiduciary funds on deposit therein under 12 C.F.R. ss.9.10(b) that has a combined capital surplus of at least $50,000,000,
(iii) a segregated trust account or accounts maintained with the corporate trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss.9.10(b) that has a combined capital surplus of at least $50,000,000, or (iv) any other account that would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates or Companion Loan Securities (as confirmed in writing by each Rating Agency).

            "Emergency Advance": Any Servicing Advance, whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer has the option to make or to request the Master Servicer to make, that must be made within five Business Days of the Special Servicer's becoming aware that it must be made to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Restricted Certificate": Any Non-Investment Grade Sequential Pay Certificate; provided that any such Certificate (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.02(c) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a Rating Agency or (ii) relevant provisions of ERISA would permit transfer of such Certificate to a Plan.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

            "Euroclear": Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successor in such capacity.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Excess Interest": With respect to any ARD Loan after its Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Excess Interest Rate (the payment of which interest shall, under the terms of such Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest.

            "Excess Interest Distribution Account": The segregated account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 4.06, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Excess Interest Distribution Account", and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of either REMIC I or REMIC II.

            "Excess Interest Grantor Trust": A segregated asset pool within the Trust Fund consisting of (i) the Excess Interest and (ii) the Excess Interest Distribution Account and all funds and assets held from time to time on deposit in the Excess Interest Distribution Account.

            "Excess Interest Rate": With respect to any ARD Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Loan resulting from the passage of such Anticipated Repayment Date.

            "Excess Liquidation Proceeds": An amount equal to the excess, if any, of (a) the Net Liquidation Proceeds from the sale or liquidation of a Specially Serviced Loan or REO Property, over (b) the sum of: (i) the amount needed to pay off the Loan or related REO Loan in full, including any related Workout-Delayed Reimbursement Amounts or Unliquidated Advances (ii) all unpaid Advances and any unpaid Advance Interest thereon and (iii) any related Liquidation Fee. For the avoidance of doubt, Excess Liquidation Proceeds allocable to any Companion Loan shall not be an asset of the Trust Fund or REMIC I or REMIC II.

            "Excess Liquidation Proceeds Account": The segregated account or sub-account of the Distribution Account created and maintained by the Trustee pursuant to Section 3.04(c)(iv) in trust for the Certificateholders, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Excess Liquidation Proceeds Account".

            "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

            "Exchange Certificate": The certificate necessary to exchange an interest in a Regulation S Global Certificate for an interest in a Domestic Global Certificate, which is in the form of Exhibit Q attached hereto, or the certificate necessary to exchange an interest in a Domestic Global Certificate for an interest in a Regulation S Global Certificate, which is in the form of Exhibit O or Exhibit P, as applicable, hereto, in each case as described in
Section 5.02(m).

            "Fannie Mae": The Federal National Mortgage Association or any successor.

            "FDIC": The Federal Deposit Insurance Corporation or any successor.

            "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

            "Final Recovery Determination": A determination made by the Special Servicer, in its reasonable, good faith judgment and in accordance with the Servicing Standard, with respect to any Loan or REO Property (other than a Loan that is paid in full and other than a Loan or REO Property, as the case may be, that is repurchased or replaced by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement or purchased by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

            "FIRREA": The Financial Institutions Reform, Recovery and Enforcement Act of 1989 (as amended).

            "Fitch": Fitch, Inc. or its successor in interest. If neither Fitch nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Form 8-K Disclosure Information": As defined in Section 11.07.

            "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

            "Free Writing Prospectus": The meaning assigned to "Free Writing Prospectus" in the Underwriting Agreement.

            "Global Certificates": The Certificates represented by the Regulation S Global Certificates or the Domestic Global Certificates.

            "Grantor Trust": Each of the Excess Interest Grantor Trust, Class A-2FL Grantor Trust and Class A-JFL Grantor Trust.

            "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

            "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other U.S. federal, state or local environmental related laws and regulations (including any applicable laws of the Commonwealth of Puerto Rico), and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

            "Holder": See the definition of "Certificateholder" in this Section 1.01.

            "HUD-Approved Servicer": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 207 and 211 of the National Housing Act.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, placement agent, trustee, partner, director or Person performing similar functions; provided, however, a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any Affiliate thereof, as the case may be; provided, further, such ownership constitutes less than 1% of the total assets owned by such Person.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by (i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Class XW Notional Amount": With respect to the Class XW Certificates, the initial Class XW Notional Amount thereof as of the Closing Date is equal to $3,17,686,516.

            "Initial Class Principal Balance": With respect to any Class of Sequential Pay Certificates and the Class A-2FL and Class A-JFL Regular Interests, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth in the Preliminary Statement hereto.

            "Initial Pool Balance": The aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date.

            "Initial Purchaser": Each of Banc of America Securities LLC and Bear, Stearns & Co. Inc.

            "Initial Resolution Period": As defined in Section 2.03.

            "Institutional Accredited Investor": As defined in Section 5.02(b).

            "Insurance Policy": With respect to any Loan or Whole Loan or REO Property, any hazard insurance policy, seismic (earthquake) insurance policy, business interruption insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Loan (or the related Mortgaged Property) or in respect of such REO Property, as the case may be.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor or any other third party as permitted under the related loan documents, in either case, in accordance with the Servicing Standard and with applicable law.

            "Intercreditor Agreement": The Beacon Seattle & DC Portfolio Intercreditor Agreement, the One Park Avenue Intercreditor Agreement, the 575 Lexington Avenue Intercreditor Agreement and the Parkway Chevrolet-Tomball Intercreditor Agreement, as applicable.

            "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest or any Class of REMIC II Regular Certificates or the Class A-2FL and Class A-JFL Regular Interests, consisting of one of the following: (i) a 30/360 Basis; or (ii) an Actual/360 Basis.

            "Interest Accrual Period": With respect to each Class of REMIC I Regular Interests, each Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests for any Distribution Date, is the calendar month immediately preceding the month in which such Distribution Date occurs. With respect to the Class A-2FL and Class A-JFL Certificates, interest shall be calculated on an Actual/360 Basis and, for any Distribution Date, shall be deemed to accrue during the period from and including the 10th calendar day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to but excluding the 10th calendar day of the month in which related Distribution Date occurs; provided, however, if a Class A-2FL or Class A-JFL Distribution Conversion, as applicable, has occurred, the Interest Accrual Period with respect to the Class A-2FL or Class A-JFL Certificates, as applicable, shall be the same as the Interest Accrual Period for the Class A-2FL or Class A-JFL Regular Interest, as applicable.

            "Interest Reserve Account": The segregated account or sub-account of the Certificate Account created and maintained by the Master Servicer pursuant to Section 4.05 in trust for the Certificateholders, which shall be entitled "Bank of America, National Association, as Master Servicer, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Interest Reserve Account".

            "Investment Account": As defined in Section 3.06(a).

            "Investment Grade Sequential Pay Certificates": The Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates.

            "Investment Representation Letter": As defined in Section 5.02(b).

            "IRS": The Internal Revenue Service or any successor.

            "Late Collections": With respect to any Serviced Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, that represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of such Serviced Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Cut-off Date, and not previously received or recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, that represent late collections of the principal and/or interest portions of a Monthly Payment (other than a Balloon Payment) or an Assumed Monthly Payment in respect of the related Serviced Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered.

            "Letter of Credit": With respect to any Loan or Whole Loan, any third-party letter of credit delivered by or at the direction of the Mortgagor pursuant to the terms of such Loan in lieu of the establishment of, or deposit otherwise required to be made into, a Reserve Fund.

            "LIBOR": With respect to the Class A-2FL and A-JFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that Interest Accrual Period shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the Trustee to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall request the principal London office of any four major reference banks in the London interbank market selected by the Trustee to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period shall be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period shall be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of the related Interest Accrual Period with respect to such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee shall determine LIBOR for each Interest Accrual Period and the determination of LIBOR by Trustee shall be binding absent manifest error.

            "LIBOR Determination Date": (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period.

            "LIBOR Business Day": Any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

            "Liquidation Event": With respect to any Serviced Loan, any of the following events: (i) such Serviced Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Serviced Loan; (iii) the related Mortgage Loan (or related REO Loan) is repurchased by the related Mortgage Loan Seller pursuant to Section 4 of the Mortgage Loan Purchase Agreement; (iv) the related Mortgage Loan is purchased by the Directing Certificateholder, the Special Servicer the related Controlling Holder (if the Defaulted Loan is an A/B Mortgage Loan included in the related A/B Whole Loan) or an assignee of such Person pursuant to Section 3.18(c) or the related Mezzanine Loan Holder (if the related Defaulted Serviced Loan has a related Mezzanine Loan) pursuant to any Mezzanine Intercreditor Agreement; (v) such Loan is purchased by the Special Servicer or the Master Servicer pursuant to Section 9.01; or (vi) in the case of an A/B Whole Loan, such A/B Whole Loan is purchased by the related A/B Whole Loan Purchase Option Holder or its designee pursuant to the related Intercreditor Agreement. With respect to any REO Property (and the related REO
Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Master Servicer or the Special Servicer pursuant to Section 9.01.

            "Liquidation Expenses": All customary, reasonable and necessary "out-of-pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Loan or REO Property (other than any REO Property related to a Non-Serviced
Loan) pursuant to Section 3.09 or Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

            "Liquidation Fee": With respect to each Specially Serviced Loan or REO Property (other than any REO Property related to a Non-Serviced Loan), the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c). Notwithstanding the foregoing and for the avoidance of doubt, no Liquidation Fee shall be payable in connection with (a) the purchase of a Defaulted Serviced Loan by the Majority Certificateholder of the Controlling Class pursuant to any applicable purchase right set forth in
Section 3.18(c) or Section 3.18(l) or with respect to a purchase of a related Defaulted Serviced Loan at its fair value as determined in Section 3.18, unless such purchase is by an assignee of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignee is not an affiliate of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignment is for no material consideration, and provided such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the fair value of the related Mortgage Loan; (b) the purchase of any Mortgage Loan by the related A/B Whole Loan Purchase Option Holder (or its designee) or the holder of a subordinate note or a Mezzanine Loan (or its designee) pursuant to a purchase option contained in the related intercreditor agreement, unless such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the related Mortgage Loan has become a Specially Serviced Loan; (c) the purchase option of the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to
Section 9.01; (d) the repurchase by the related Mortgage Loan Seller of a Mortgage Loan so required to be repurchased by it pursuant to Section 4 of the related Mortgage Loan Purchase and Sale Agreement and Section 2.03 within the time frame set forth in the Initial Resolution Period and/or the Resolution Extension Period (if applicable), provided that such time frame shall never be less than 90 days from the date that the related Mortgage Loan Seller was first notified of its obligation to repurchase pursuant to Section 4 of the related Mortgage Loan Purchase and Sale Agreement and Section 2.03; (e) in connection with a Loss of Value Payment by the related Mortgage Loan Seller; and (f) with respect to any Non-Serviced Companion Loan, a purchase or repurchase of such Non-Serviced Companion Loan under a Non-Serviced Pooling and Servicing Agreement.

            "Liquidation Fee Rate": With respect to each Specially Serviced Loan or REO Property as to which a Liquidation Fee is payable, 1.0% (100 basis points).

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds, Condemnation Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Serviced Loan through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and/or the terms and conditions of the related loan documents; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Serviced Loan by any Controlling Class Certificateholder(s) pursuant to Section 3.18(c), by the Special Servicer pursuant to Section 3.18(c) or with respect to a Non-Serviced Companion Loan, the purchase thereof by the parties specified in the related Non-Serviced Pooling and Servicing Agreement pursuant to a similar provision, by any A/B Whole Loan Purchase Option Holder pursuant to the related Intercreditor Agreement, or by the related Mezzanine Loan Holder pursuant to the related Mezzanine Intercreditor Agreement; (iv) the repurchase of a Mortgage Loan by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement or with respect to a Non-Serviced Companion Loan, the repurchase thereof, in the case of any Non-Serviced Mortgage Loan, by the seller thereof pursuant to the Non-Serviced Pooling and Servicing Agreement or related mortgage loan purchase agreement; (v) the substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement (such cash amounts being any Substitution Shortfall Amounts);
(vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any Controlling Class Certificateholder(s) pursuant to
Section 9.01 or with respect to a Non-Serviced Companion Loan, the purchase thereof by the parties specified in the related Non-Serviced Pooling and Servicing Agreement pursuant to a similar provision; or (vii) except for purposes of Section 3.11(c), the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Certificate Account.

            "Litigation Control": As defined in Section 3.32.

            "Loan": Any Mortgage Loan, Whole Loan or Companion Loan.

            "Loan Group": Together, Loan Group 1 and Loan Group 2.

            "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 1 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 1.

            "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2 Mortgage Loans and any successor REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 2.

            "Lock-Box Agreement": With respect to any Loan, the lock-box agreement, if any, between the related originator and the Borrower, pursuant to which an account created pursuant to the related loan documents to receive revenues therefrom, if any, may have been established.

            "Lock-Box Account": With respect to any Lock-Box Agreement, the account(s) established pursuant to the terms of such agreement.

            "Loss of Value Payment": As defined in Section 2.03(i).

            "Loss of Value Reserve Fund": The "outside reserve fund" (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 2.12. The Loss of Value Reserve Fund will be part of the Trust, but not part of any Grantor Trust or REMIC I or REMIC II.

            "MAI": Member of the Appraisal Institute.

            "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

            "Master Servicer": Bank of America, National Association, its successor in interest or any successor master servicer appointed as herein provided.

            "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Certificate Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(a), (v) any Excess Liquidation Proceeds, (vi) any amounts deposited into the Certificate Account in error, and (vii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 4.05; provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition; provided, further, in no event shall any amounts be included in the Master Servicer Remittance Amount to the extent that such amounts are payable to any Companion Loan Holder pursuant to the related Intercreditor Agreement.

            "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

            "Master Servicing Fee": With respect to each Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which any Primary Servicing Fee is payable (and, (i) in the case of the Beacon Seattle & DC Portfolio Mortgage Loan, without duplication of the "Master Servicing Fee" payable in respect of the Beacon Seattle & DC Portfolio Whole Loan under the Beacon Seattle & DC Portfolio Pooling Agreement and (ii) in the case of the 575 Lexington Avenue Pari Passu Mortgage Loan, without duplication of the "Master Servicing Fee" payable in respect of the 575 Lexington Avenue Pari Passu Whole Loan under the 575 Lexington Avenue Pooling Agreement).

            "Master Servicing Fee Rate": With respect to (a) each Mortgage Loan and any related REO Loan, the Administrative Fee Rate specified for each such Mortgage Loan on the Mortgage Loan Schedule minus the Trustee Fee Rate and (b) with respect to any Companion Loan and any related REO Loan, the Master Servicing Fee Rate shall be the same as the Master Servicing Fee Rate for the related Mortgage Loan.

            "Material Breach": A Breach that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates or such Mortgage Loan.

            "Material Document Defect": A Document Defect that materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected Mortgage Loan, including but not limited to a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of such Certificates or such Mortgage Loan.

            "MERS": Mortgage Electronic Registration Systems, Inc.

            "Mezzanine Intercreditor Agreement": With respect to each applicable Mezzanine Loan, the related intercreditor agreement and, with respect to any Mortgage Loan with permitted future mezzanine indebtedness, the mezzanine intercreditor agreement related to such future mezzanine loan.

            "Mezzanine Loan": Collectively, the mezzanine loan related to Loan No. 51006, the mezzanine loan related to Loan No. 3405209, the mezzanine loan related to Loan No. 3404620, the mezzanine loan related to Loan No. 3402813, the mezzanine loan related to Loan No. 49150, the mezzanine loan related to Loan No. 3405636 and the mezzanine loan related to Loan No. 3404189 (each such Mortgage Loan name and number as set forth in the Mortgage Loan Schedule) and, with respect to any Mortgage Loan with permitted future mezzanine indebtedness, such future mezzanine loan.

            "Mezzanine Loan Holder": With respect to each Mezzanine Loan, the related holder of such Mezzanine Loan and, with respect to any Mortgage Loan with permitted future mezzanine indebtedness, the mezzanine lender under such future mezzanine loan.

            "Modified Serviced Loan": Any Serviced Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

            (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Serviced Loan);

            (b) except as expressly contemplated by the related loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount or the delivery of substitute real property collateral with a fair market value (as is) that is not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

            (c) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Serviced Loan or reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment": With respect to any Loan, for any Due Date as of which such Loan is outstanding, the scheduled monthly payment (or, in the case of an ARD Loan after its Anticipated Repayment Date, the minimum required monthly payment, exclusive of any Excess Interest and any excess cash flow) of principal and/or interest on such Loan, including, without limitation, a Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and applicable law); provided that the Monthly Payment due in respect of any ARD Loan after its Anticipated Repayment Date shall not include Excess Interest.

            "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither Moody's nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Mortgage": With respect to any Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument (together with any rider, addendum or amendment thereto) securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Mortgage Loan, subject to Sections 1.04 and 2.01, collectively the following documents:

                  (i) (A) the original executed Mortgage Note, endorsed (either on the face thereof or pursuant to a separate allonge) "Pay to the order of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-2, without recourse" or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is other than the related Mortgage Loan Seller); or alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity from the related Mortgage Loan Seller with a copy of such Mortgage Note, and (B) in the case of each Companion Loan, a copy of the related executed Mortgage Note;

                  (ii) an original or a copy of the Mortgage and any intervening assignments that precede the assignment referred to in clause (iv) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon; provided that with respect to the Puerto Rico Mortgage Loans, to create the security interest, the closing counsel for such Mortgage Loan will notarize and retain copies of the constitution of mortgage, the security agreement, the mortgage pledge and the Mortgage Note;

                  (iii) an original or a copy of any related Assignment of
            Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon;

                  (iv) subject to the provisos at the end of this paragraph, (A)
            for all Mortgage Loans, an original executed assignment of the Mortgage in favor of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-2 or in blank, in recordable form (except for any missing recording information with respect to such Mortgage) and (B) in the case of each Whole Loan, an original executed assignment of the Mortgage also to Wells Fargo Bank, N.A. in its capacity as "lead lender" on behalf of the holders of the related Companion Loan Holder, provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of Mortgage may exclude the information to be provided by the recording office, and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                  (v) an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-2 or in blank, in recordable form (except for any missing recording information with respect to such Assignment of Leases) and in the case of each Whole Loan, also to Wells Fargo Bank, N.A. in its capacity as "lead lender" or on behalf of the Companion Loan Holder, provided that if the related Mortgage has been recorded in the name of MERS or its designee, no assignment of Assignment of Leases in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

                  (vi) originals or copies of any written assumption,
            modification, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified or assumed is a recordable document;

                  (vii) the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter;

                  (viii) filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, in connection with such UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of Wells Fargo Bank, N.A., as Trustee, in trust for the registered holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-2 or in blank, in a form that is complete and suitable for filing or recording, and sufficient to assign to the Trustee the security interest held by the originator of the Mortgage Loan or its assignee; provided that if the related Mortgage Loan has been recorded in the name of MERS or its designee, no UCC Financing Statement in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trustee, on behalf of the Certificateholders, to be shown as, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS; provided, further, with respect to the Puerto Rico Mortgage Loans, to create the security interest, the closing counsel for such Mortgage Loan will notarize and retain copies of the constitution of mortgage, the security agreement, the mortgage pledge and the Mortgage Note;

                  (ix) the original or a copy of any environmental indemnity agreement and/or environmental report relating solely to such Mortgage Loan;

                  (x) the original or a copy of any power of attorney, guaranty, loan agreement, Ground Lease and/or Ground Lease estoppels relating to such Mortgage Loan;

                  (xi) any original documents (including any security
            agreement(s)) relating to, evidencing or constituting Additional Collateral and, if applicable, the originals or copies of any intervening assignments thereof;

                  (xii) the original or a copy of any intercreditor agreement, co-lender agreement, agreement among noteholders or similar agreement relating to such Mortgage Loan and a copy of any Letter of Credit;

                  (xiii) with respect to any Companion Loan, a copy of the
            related Note;

                  (xiv) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any;

                  (xv) a copy of the Beacon Seattle & DC Portfolio Pooling
            Agreement and the 575 Lexington Avenue Pooling Agreement; and

                  (xvi) a list attached to each Mortgage File indicating the documents to be included in each such Mortgage File (the "Mortgage Loan Checklist") which list may be modified within 180 days by the related Mortgage Loan Seller after the Closing Date to correct any errors in accordance with Section 2.02(e).

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received; provided, further, however, on the Closing Date, with respect to item (iv), the Depositor has delivered to the Trustee a copy of such assignment of Mortgage in blank and has caused the Master Servicer to retain the completed assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee.

            With respect to the Beacon Seattle & DC Portfolio Mortgage Loan, the preceding document delivery requirements shall be deemed to be met by the delivery by the related Mortgage Loan Seller of copies of the documents specified above (other than the Beacon Seattle & DC Portfolio Note A-4 (and all intervening endorsements), with respect to which the originals shall be required), including a copy of the related Mortgage.

            With respect to the 575 Lexington Avenue Pari Passu Mortgage Loan, the preceding document delivery requirements shall be deemed to be met by the delivery by the related Mortgage Loan Seller of copies of the documents specified above (other than the 575 Lexington Avenue Pari Passu Note A-2 (and all intervening endorsements), with respect to which the originals shall be required), including a copy of the related Mortgage.

            "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

            "Mortgage Loan Checklist": As defined in the definition of Mortgage File.

            "Mortgage Loan Purchase and Sale Agreement": Each of the mortgage loan purchase and sale agreements, dated as of June 1, 2007: (A) between Bank of America and the Depositor and (B) between BSCMI and the Depositor.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.03(f). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

                  (i) the loan number and control number;

                  (ii) the street address or addresses (including city, state and zip code) of the related Mortgaged Property.

                  (iii) (a) the Mortgage Rate in effect as of the Cut-off Date and (b) whether the Mortgage Loan accrues interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis") or on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis");

                  (iv) the original principal balance;

                  (v) the Cut-off Date Balance;

                  (vi) the (A) remaining term to stated maturity and (B) Stated
            Maturity Date;

                  (vii) the Due Date;

                  (viii) the amount of the Monthly Payment due on the first Due
            Date following the Cut-off Date (other than with respect to Loans that are interest only for some (but not all) of their respective loan terms then in such case the amortizing debt service);

                  (ix) the Administrative Fee Rate (inclusive of the Master
            Servicer Fee Rate, the Trustee Fee Rate and the Primary Servicing Fee Rate);

                  (x) the Primary Servicing Fee Rate;

                  (xi) the Master Servicing Fee Rate;

                  (xii) whether the Mortgagor's interest in the related
            Mortgaged Property is or includes a Ground Lease;

                  (xiii) whether the Mortgage Loan is a Cross-Collateralized
            Mortgage Loan and, if so, a reference to the other Mortgage Loans that are cross collateralized with such Mortgage Loan;

                  (xiv) the original amortization term;

                  (xv) whether the Mortgage Loan is an ARD Loan;

                  (xvi) the applicable grace period; and

                  (xvii) the Loan Group to which such Mortgage Loan belongs.

            The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

            "Mortgage Loan Sellers": Bank of America and BSCMI.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Loan, together with any rider, addendum or amendment thereto.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans. The Mortgage Pool does not include any Companion Loan or any successor REO Loan.

            "Mortgage Rate": With respect to (i) any Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Loan after its Stated Maturity Date, the annualized rate described in clause (i) of this definition determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Loan, the annualized rate described in clause (i) or (ii) of this definition, as applicable, determined as if the related Loan had remained outstanding.

            "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments during the related Collection Period, exceeds (b) the amount of the Compensating Interest Payment remitted by the Master Servicer pursuant to Section 3.19(e) on the Master Servicer Remittance Date related to such Distribution Date.

            "Net Assumption Application Fee": As defined in Section 3.08.

            "Net Assumption Fee": As defined in Section 3.08.

            "Net Cash Flow": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses, capital expenditures such as reserves, tenant improvements and leasing commissions, incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non cash items such as depreciation and amortization, and (ii) debt service on loans secured by the Mortgaged Property).

            "Net Default Charges": With respect to any Serviced Loan or REO Loan, the Default Charges referred to in clause sixth of Section 3.27(a) and clause second of Section 3.27(c), which are payable to the Master Servicer as Additional Master Servicing Compensation or the Special Servicer as Additional Special Servicing Compensation.

            "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds, but Net Investment Loss shall not include any loss with respect to such investment that is incurred solely as a result of the insolvency of the federally or state chartered depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made and so long as such depository institution or trust company is not an Affiliate of either the Master Servicer or the Special Servicer.

            "Net Liquidation Proceeds": The excess, if any, of all Liquidation Proceeds received with respect to any Specially Serviced Loan or REO Property, over the amount of all Liquidation Expenses incurred with respect thereto and all related Servicing Advances reimbursable therefrom.

            "Net Modification Application Fee": As defined in Section 3.20(i).

            "Net Modification Fee": As defined in Section 3.20(i).

            "Net Mortgage Rate": With respect to any Loan or any related REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect minus the related Administrative Fee Rate, if applicable. For purposes of calculating the Pass-Through Rate for each Class of Certificates (other than the Class V Certificates and the REMIC Residual Certificates) from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date.

            "Net Operating Income": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property for a specified period, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property (subject to adjustments for, and excluding, among other things, (i) non-cash items such as depreciation and amortization,
(ii) capital expenditures (inclusive of replacement reserves) and (iii) debt service on loans secured by the Mortgaged Property).

            "New Lease": Any lease of REO Property (other than any REO Property related to a Non-Serviced Loan) entered into at the direction of the Special Servicer on behalf of the Trust (and, in the case of a Whole Loan, the related Companion Loan Holder, to the extent of its interest), including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

            "NMWHFIT": A "Non-Mortgage Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(12) or successor provisions.

            "Non-Investment Grade Sequential Pay Certificates": The Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

            "Non-Partitioned Loans": Each Mortgage Loan, other than any Mortgage Loan related to a Whole Loan.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class XW, Class A-2FL, Class A-JFL, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class V, Class R-I and Class R-II Certificate.

            "Non-Serviced Companion Loan": Each Beacon Seattle & DC Portfolio Companion Loan and the 575 Lexington Avenue Pari Passu Companion Loan.

            "Non-Serviced Loan": Any Non-Serviced Companion Loan, Non-Serviced Mortgage Loan or Non-Serviced Whole Loan.

            "Non-Serviced Loan Master Servicer": With respect to the Non-Serviced Mortgage Loan, the "master servicer" designated under the related Non-Serviced Loan Pooling and Servicing Agreement.

            "Non-Serviced Loan Pooling and Servicing Agreement": Each of the Beacon Seattle & DC Portfolio Pooling Agreement and the 575 Lexington Avenue Pooling Agreement.

            "Non-Serviced Loan Special Servicer": With respect to any Non-Serviced Mortgage Loan, the "special servicer" designated under the related Non-Serviced Loan Pooling and Servicing Agreement.

            "Non-Serviced Loan Trustee": With respect to any Non-Serviced Mortgage Loan, the "trustee" designated under the related Non-Serviced Loan Pooling and Servicing Agreement.

            "Non-Serviced Mortgage Loan": The Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan.

            "Non-Serviced Mortgage Loan Primary Servicing Fee": With respect to the Non-Serviced Mortgage Loan, the servicer fee applicable to such Non-Serviced Mortgage Loan as provided in the related Non-Serviced Loan Pooling and Servicing Agreement.

            "Non-Serviced Mortgage Loan Primary Servicing Fee Rate": The rate at which the Non-Serviced Mortgage Loan Primary Servicing Fee accrues, as set forth in the Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

            "Non-Serviced Whole Loan": The Beacon Seattle & DC Portfolio Whole Loan and the 575 Lexington Avenue Pari Passu Whole Loan.

            "Non-U.S. Person": Any person other than a U.S. Person.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": As evidenced by the Officer's Certificate and supporting documentation contemplated by Section 4.03(c), any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Loan that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee, in its reasonable, good faith judgment, based on at least an Appraisal conducted within the 12 months preceding any such determination, will not be ultimately recoverable (together with Advance Interest accrued thereon) from Default Charges, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan; provided, however, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the Master Servicer and the Trustee notice of such determination and any such determination shall be conclusive and binding on the Master Servicer and the Trustee.

            "Nonrecoverable Servicing Advance": (a) Any Servicing Advance made or proposed to be made in respect of a Serviced Loan or REO Property that, as determined by the Master Servicer or, if applicable, the Special Servicer or the Trustee in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or that in fact was not ultimately recovered, from Default Charges, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Serviced Loan or REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors); provided, however, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard and
Section 3.11(h), that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Master Servicer and the Trustee notice of such determination and any such determination shall be conclusive and binding on the Master Servicer and the Trustee; and (b) any Beacon Seattle & DC Portfolio Nonrecoverable Servicing Advance or any 575 Lexington Avenue Nonrecoverable Servicing Advance (including interest thereon calculated in accordance with the respective Non-Serviced Loan Pooling and Servicing Agreement). The determination as to the recoverability of any servicing advance previously made or proposed to be made in respect of the Beacon Seattle & DC Portfolio Mortgage Loan shall be made by the Beacon Seattle & DC Portfolio Master Servicer, Beacon Seattle & DC Portfolio Special Servicer or the Beacon Seattle & DC Portfolio Trustee, as the case may be, pursuant to the Beacon Seattle & DC Portfolio Pooling Agreement. Any such determination made by the Beacon Seattle & DC Portfolio Master Servicer, Beacon Seattle & DC Portfolio Special Servicer or the Beacon Seattle & DC Portfolio Trustee, shall be conclusive and binding on the Certificateholders. The determination as to the recoverability of any servicing advance previously made or proposed to be made in respect of the 575 Lexington Avenue Pari Passu Mortgage Loan shall be made by the 575 Lexington Avenue Master Servicer, the 575 Lexington Avenue Special Servicer or the 575 Lexington Avenue Trustee, as the case may be, pursuant to the 575 Lexington Avenue Pooling Agreement. Any such determination made by the 575 Lexington Avenue Master Servicer, the 575 Lexington Avenue Special Servicer or the 575 Lexington Avenue Trustee, shall be conclusive and binding on the Certificateholders.

            "Note B": The Parkway Chevrolet-Tomball Note B.

            "Note B Holder": Any holder of a Note B related to an A/B Whole
Loan.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer, the Special Servicer or any Additional Servicer, a Responsible Officer of the Trustee or any authorized officer of a Mortgage Loan Seller, as the case may be.

            "One Park Avenue Controlling Holder": The holder determined in accordance with Section 2(h) of the One Park Avenue Intercreditor Agreement. The initial One Park Avenue Controlling Holder shall be set forth on Schedule VII hereto.

            "One Park Avenue Intercreditor Agreement": The Agreement Among Note Holders dated as of June 1, 2007 by and between the One Park Avenue Note A-1 Holder and the One Park Avenue Note A-2 Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "One Park Avenue Note A-1": With respect to the One Park Avenue Pari Passu Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

            "One Park Avenue Note A-1 Holder": The holder of the One Park Avenue Note A-1, initially Bank of America, National Association.

            "One Park Avenue Note A-2": The Mortgage Note related to One Park Avenue Pari Passu Whole Loan that is not included in the Trust, which is pari passu in right of payment to the One Park Avenue Note A-1 as set forth in the One Park Avenue Intercreditor Agreement.

            "One Park Avenue Note A-2 Holder": The holder of the One Park Avenue Note A-2, initially Bank of America, National Association.

            "One Park Avenue Pari Passu Companion Loan": The loan evidenced by the One Park Avenue Note A-2.

            "One Park Avenue Pari Passu Mortgage Loan": The Mortgage Loan identified as Loan No. 3405209 in the Mortgage Loan Schedule, which, together with the One Park Avenue Note A-1, is secured by a Mortgage on the related Mortgaged Properties.

            "One Park Avenue Pari Passu Whole Loan": The One Park Avenue Pari Passu Mortgage Loan together with the One Park Avenue Pari Passu Companion Loan. References herein to One Park Avenue Pari Passu Whole Loan shall be construed to refer to the aggregate indebtedness under the One Park Avenue Note A-1 and the One Park Avenue Note A-2.

            "Operating Advisor": Means the Beacon Seattle & DC Portfolio Operating Advisor.

            "Opinion of Counsel": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Depositor, the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

            "Option Holder": As defined in Section 3.18(c).

            "Option Period": As defined in Section 3.18(c).

            "Option Price": As defined in Section 3.18(c).

            "Other Servicer": Any servicer under a Non-Serviced Pooling and Servicing Agreement or other agreement related thereto.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Serviced Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

            "Pari Passu Companion Loan": Each of the 575 Lexington Avenue Pari Passu Companion Loan and the One Park Avenue Pari Passu Companion Loan, as applicable.

            "Pari Passu Mortgage Loan": Each of the 575 Lexington Avenue Pari Passu Mortgage Loan and the One Park Avenue Pari Passu Mortgage Loan, as applicable.

            "Pari Passu Whole Loan": Either of the 575 Lexington Pari Passu Avenue Whole Loan or the One Park Avenue Pari Passu Whole Loan, as applicable.

            "Parkway Chevrolet-Tomball A/B Companion Loan": The loan evidenced by the Parkway Chevrolet-Tomball Note B, which is not an asset of the Trust Fund.

            "Parkway Chevrolet-Tomball A/B Mortgage Loan": The Mortgage Loan identified as Loan No. 48225 in the Mortgage Loan Schedule, which, together with the Parkway Chevrolet-Tomball Note A, is secured by a Mortgage on the Parkway Chevrolet-Tomball Mortgaged Property.

            "Parkway Chevrolet-Tomball A/B Whole Loan": The Parkway Chevrolet-Tomball A/B Mortgage Loan together with the Parkway Chevrolet-Tomball A/B Companion Loan. References herein to the Parkway Chevrolet-Tomball A/B Whole Loan shall be construed to refer to the aggregate indebtedness under the Parkway Chevrolet-Tomball Note A and the Parkway Chevrolet-Tomball Note B.

            "Parkway Chevrolet-Tomball Control Appraisal Period": The meaning assigned to "Control Appraisal Period" in the Parkway Chevrolet-Tomball Intercreditor Agreement.

            "Parkway Chevrolet-Tomball Controlling Holder": The meaning assigned to "Controlling Holder" in the Parkway Chevrolet-Tomball Intercreditor Agreement. The initial Parkway Chevrolet-Tomball Controlling Holder shall be set forth on Schedule VII hereto.

            "Parkway Chevrolet-Tomball Intercreditor Agreement": The Agreement Among Note Holders dated as of June 1, 2007 and between the Parkway Chevrolet-Tomball Note A Holder and the Parkway Chevrolet-Tomball Note B Holder relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

            "Parkway Chevrolet-Tomball Mortgaged Property": The property that secures the Parkway Chevrolet-Tomball A/B Whole Loan.

            "Parkway Chevrolet-Tomball Note A": With respect to the Parkway Chevrolet-Tomball A/B Mortgage Loan, the related Mortgage Note that is included in the Trust Fund.

            "Parkway Chevrolet-Tomball Note A Holder": The holder of the Parkway Chevrolet-Tomball Note A, initially Bear Stearns Commercial Mortgage, Inc.

            "Parkway Chevrolet-Tomball Note B": The Mortgage Note related to the Parkway Chevrolet-Tomball A/B Companion Loan that is not included in the Trust, which is subordinated in right of payment to the Parkway Chevrolet-Tomball Note A to the extent set forth in the Parkway Chevrolet-Tomball Intercreditor Agreement.

            "Parkway Chevrolet-Tomball Note B Holder": The holder of the Parkway Chevrolet-Tomball Note B, initially Bear Stearns Commercial Mortgage, Inc.

            "Pass-Through Rate": With respect to any Class of Sequential Pay Certificates, Class A-2FL Certificates, Class A-2FL Regular Interest, Class A-JFL Certificates and Class A-JFL Regular Interest, the rate per annum specified as such in respect of such Class of Certificates in the Preliminary Statement hereto. With respect to the Class XW Certificates, for any Distribution Date, the Class XW Pass-Through Rate.

            "Past Grace Period Serviced Loan": With respect to any Master Servicer Remittance Date, any Serviced Loan having any Monthly Payment remaining unpaid past its Due Date and past any applicable grace period for such Monthly Payment as of the Determination Date in the same calendar month.

            "Payment Priority": With respect to any Class of Certificates (other than the Class V Certificates), the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates (pro rata between the Class A-2 Certificates and Class A-2FL Regular Interest); second, the Class A-M Certificates; third, the Class A-J Certificates and Class A-JFL Regular Interest, pro rata; fourth the Class B Certificates; fifth, the Class C Certificates; sixth, the Class D Certificates; seventh, the Class E Certificates; eighth, the Class F Certificates; ninth, the Class G Certificates; tenth, the Class H Certificates; eleventh, the Class J Certificates; twelfth, the Class K Certificates; thirteenth, the Class L Certificates; fourteenth, the Class M Certificates; fifteenth, the Class N Certificates; sixteenth, the Class O Certificates; seventeenth, the Class P Certificates; eighteenth, the Class Q Certificates; nineteenth, the Class S Certificates; and last, the respective Classes of REMIC Residual Certificates.

            "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a Class V Certificate or a REMIC Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification": As defined in Section 11.06.

            "Performing Serviced Loan": As of any date of determination, any Serviced Loan as to which no Servicing Transfer Event then exists.

            "Performing Party": As defined in Section 11.12.

            "Permitted Investments": Any one or more of the following obligations:

            (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (b) repurchase obligations with respect to any security described in clause (a) of this definition, provided that the long-term unsecured debt obligations of the party agreeing to repurchase such obligations are rated "AA+" by Fitch and "AAA" by S&P;

            (c) federal funds, uncertificated certificates of deposit, time deposits and bankers' acceptances (having original maturities of not more than 365 days) of any bank or trust company organized under the laws of the United States or any state, provided that the short-term unsecured debt obligations of such bank or trust company are rated no less than "F-1+" by Fitch and "A-1+" by S&P;

            (d) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof rated no less than "F-1+" by Fitch and "A-1+" by S&P;

            (e) units of money market funds that maintain a constant asset value and that are rated in the highest applicable rating category by each of Fitch (or if not rated by Fitch a confirmation from Fitch that such money market fund is acceptable) and S&P (i.e., "AAAm" or "AAAmG");

            (f) the Wells Fargo Prime Investment Money Market Fund so long as it is rated by each Rating Agency in its highest money market fund ratings category (or, if not rated by Fitch or S&P, otherwise acceptable to Fitch or S&P, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); and

            (g) any other obligation or security that would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any of the Rating Agencies to any Class of Certificates or Companion Loan Securities, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change) and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions; and provided, further, no investment described hereunder shall have a maturity in excess of one year; and provided, further, no investment described hereunder shall be liquidated prior to its maturity date; and provided, further, no investment described hereunder may have an "r" highlighter or other comparable qualifier attached to its rating.

            "Permitted Mezzanine Loan Holder": With respect to the Mezzanine Loans, any "qualified transferee" with respect to which each Rating Agency has confirmed in writing that the holding of the related Mezzanine Loan by such Person would not cause a qualification, downgrade or withdrawal of any of such Rating Agency's then-current ratings on the Certificates or Companion Loan Securities or that otherwise meets the qualifications set forth in the related Mezzanine Intercreditor Agreement to be a "qualified transferee".

            "Permitted Transferee": Any Transferee of a REMIC Residual Certificate other than any of a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Disqualified Non-U.S. Person, an entity treated as a U.S. partnership for federal income tax purposes if any of its direct or indirect beneficial owners (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income on a REMIC Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person or any nominee, agent or middleman of any of the above.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" or, in the case of any Serviced Loan having an initial principal balance under $1,000,000, a transaction screen, as described in, and meeting the criteria of the American Society of Testing Materials Standard Sections 1527-99 or any successor thereto published by the American Society of Testing Materials.

            "Plan": As defined in Section 5.02(c).

            "Pool REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "LNR Partners, Inc., as Special Servicer, for the benefit of Wells Fargo Bank, N.A., as Trustee, in trust for registered Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, REO Account". Any such account or accounts shall be an Eligible Account.

            "Post CAP Whole Loan": Any A/B Whole Loan following the occurrence and during the continuance of a related Control Appraisal Period.

            "Prepayment Assumption": The assumption that no Mortgage Loan (other than an ARD Loan) is prepaid prior to its Stated Maturity Date and that no ARD Loan is prepaid prior to, but each is paid in its entirety on, its Anticipated Repayment Date, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests for federal income tax purposes.

            "Prepayment Interest Excess": With respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after such Serviced Loan's Due Date, any payment of interest (net of related Master Servicing Fees and Excess Interest and exclusive of Prepayment Premiums) actually collected from the related Mortgagor from and after such Due Date.

            "Prepayment Interest Shortfall": With respect to any Serviced Loan that was subject to a Principal Prepayment in full or in part made after the Determination Date in any calendar month, the amount of uncollected interest (determined without regard to any Prepayment Premium that may have been collected and exclusive of, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such Serviced Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Serviced Loan and ending on the last day of such calendar month, inclusive.

            "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Loan or any successor REO Loan.

            "Primary Collateral": The Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan excluding, however, any Mortgaged Property as to which the related lien may only be foreclosed upon solely because of the cross-collateralization of such Mortgage Loans.

            "Primary Servicing Fee": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee, which monthly fee accrues at the Primary Servicing Fee Rate.

            "Primary Servicing Fee Rate": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the rate per annum specified as such in the Mortgage Loan Schedule.

            "Primary Servicing Office": With respect to the Master Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Charlotte, North Carolina, and, with respect to the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Florida.

            "Principal Distribution Amount": With respect to any Distribution Date and in respect of any Mortgage Loan, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates and the Class A-2FL and Class A-JFL Regular Interests on the preceding Distribution Date; provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts plus interest on such Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

            "Principal Prepayment": Any voluntary payment of principal made by the Mortgagor on a Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Prohibited Actions": As defined in Section 3.21(f).

            "Prospectus Supplement": That certain prospectus supplement dated May 24, 2007, relating to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C and Class D Certificates, that is a supplement to the Base Prospectus.

            "Puerto Rico Mortgage Loan": Either of the Mortgage Loans identified as Loan Nos. 49754 and 49148 in the Mortgage Loan Schedule attached hereto as
Schedule I.

            "Puerto Rico Mortgage Loans": The Mortgage Loans identified as Loan Nos. 49754 and 49148 in the Mortgage Loan Schedule attached hereto as Schedule I.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Option Notice": As defined in Section 3.18(d).

            "Purchase Price": With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on the Mortgage Loan at the related Mortgage Rate up to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances that are unreimbursed from related collections on such Mortgage Loan (including, in the case of a Non-Serviced Mortgage Loan, the pro rata portion, based on the related Stated Principal Balance, of any servicing advance made pursuant to the related Non-Serviced Loan Pooling and Servicing Agreement that is allocable to such Non-Serviced Mortgage Loan and unpaid fees payable to the Non-Serviced Loan Master Servicer or the Non-Serviced Loan Special Servicer), (c) all accrued and unpaid Advance Interest in respect of related Advances, (d) any Additional Trust Fund Expenses in respect of such Mortgage Loan (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or Condemnation Proceeds or otherwise), (e) Liquidation Fees (if any) payable in connection with a purchase of a Mortgage Loan and (f) any cost, fees and expenses of enforcement (including attorneys fees) of a repurchase obligation pursuant to Section 2.03(h). With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related Master Servicing Fees, Special Servicing Fees, Trustee Fees and Servicing Advances that are unreimbursed from related collections on such REO Property, (c) all accrued and unpaid Advance Interest in respect of related Advances, (d) any Additional Trust Fund Expenses in respect of such REO Property (including any Additional Trust Fund Expenses previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or other party or from Insurance Proceeds or Condemnation Proceeds or otherwise), (e) Liquidation Fees (if any) payable in connection with a purchase of a Mortgage Loan and (f) any cost, fees and expenses of enforcement (including attorneys fees) of a repurchase obligation pursuant to Section 2.03. The Purchase Price of any Mortgage Loan or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

            "Qualified Appraiser": In connection with the appraisal of any Loan, Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Bidder": As defined in Section 7.01(d).

            "Qualified Institutional Buyer": As defined in Section 5.02(b).

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Qualifying Substitute Mortgage Loan": In connection with the replacement of a Defective Mortgage Loan as contemplated by Section 2.03, any other mortgage loan that, on the date of substitution, (i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the Defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the Defective Mortgage Loan; (iv) is accruing interest on the same basis as the Defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Defective Mortgage Loan and, in any event, has a maturity date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the Defective Mortgage Loan as of the Closing Date; (vii) has comparable prepayment restrictions to those of the Defective Mortgage Loan,
(viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the Defective Mortgage Loan set forth in or made pursuant to the related Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I Environmental Assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I Environmental Assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, if more than one mortgage loan is to be substituted for any Defective Mortgage Loan, then all such proposed Replacement Mortgage Loans shall, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed Replacement Mortgage Loan shall, individually, satisfy each of the requirements specified in clauses (ii) through (x) of this definition; and provided, further, no mortgage loan shall be substituted for a Defective Mortgage Loan unless (x) such prospective Replacement Mortgage Loan shall be acceptable to the Directing Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y) each Rating Agency shall have confirmed in writing to the Trustee that such substitution will not in and of itself result in an Adverse Rating Event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the related Mortgage Loan Seller effecting the substitution).

            "Rated Certificate": Any of the Certificates to which a rating has been assigned by either Rating Agency at the request of the Depositor.

            "Rated Final Distribution Date": As to each Class of Certificates, the Distribution Date in April 2049.

            "Rating Agency": Each of Fitch and S&P or their successors in interest, and, if applicable, any rating agency rating the Companion Loan Securities.

            "Rating Agency Trigger Event": The reduction of either the Class A-2FL Swap Counterparty's long-term ratings below "A-" by Fitch or "A" by S&P for the Class A-2FL Swap Contract or the reduction of either the Class A-JFL Swap Counterparty's long-term ratings below "A-" by Fitch or "A" by S&P for the Class A-JFL Swap Contract

            "Realized Loss": With respect to each Defaulted Serviced Loan as to which a Final Recovery Determination has been made, or with respect to any related REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Serviced Loan or REO Loan, as the case may be, as of the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Serviced Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Serviced Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

            With respect to any Serviced Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest) so forgiven.

            With respect to any Serviced Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Serviced Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of the consequent reduction, if any, in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

            With respect to (i) any Pari Passu Whole Loan, Realized Losses shall be deemed allocated pro rata between the Mortgage Loan and the related Companion Loan in accordance with the related Intercreditor Agreement and the portion allocable to the Mortgage Loan shall be further allocated to the Certificates as provided in this Agreement, and (ii) any A/B Whole Loan, Realized Losses shall be deemed allocated first to the Companion Loan and then to the related Mortgage Loan and the portion allocable to the Mortgage Loan shall be further allocated to the Certificates as provided in this Agreement.

            "Record Date": With respect to each Class of Certificates, for any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

            "Registered Certificates": Any Certificate that has been registered under the Securities Act.

            "Regular Certificate": Any REMIC II Regular Certificate, Class A-2FL Certificate or Class A-JFL Certificate.

            "Regulation AB": Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (Jan. 7, 2005))
or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation AB Companion Loan Securitization": As defined in Section 11.16(a).

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Certificate": A certificate in the form of Exhibit N attached hereto.

            "Regulation S Global Certificate": A global certificate representing interests in a Class of Certificates as provided in Section 5.03(g), initially sold in offshore transactions in reliance on Regulation S in fully registered form without interest coupons.

            "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish such "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

            "Release Date": The 40th day after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

            "Relevant Servicing Criteria": The Servicing Criteria applicable to the various parties, as set forth on Schedule VIII attached hereto. For the avoidance of doubt, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee, the Master Servicer or the Special Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer or the Trustee.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": Wells Fargo Bank, N.A., its successor in interest, or any successor REMIC administrator appointed as herein provided.

            "REMIC I": A segregated pool of assets subject hereto and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans (other than Excess Interest) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on such Mortgage Loans on or before the Cut-off Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder by the related Mortgage Loan Seller with respect to such Mortgage Loans, (ii) any REO Property acquired in respect of a Mortgage Loan and all payments and proceeds of such REO Property; (iii) the rights of the Depositor under Sections 1, 2, 3, 4, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 of the Mortgage Loan
Purchase and Sale Agreements, and (iv) such amounts on or with respect to clauses (i) or (ii) of this definition, as from time to time are deposited into the Distribution Account, the Certificate Account, the Interest Reserve Account and the REO Account (if established) and the Excess Liquidation Proceeds Account (if established), and in the case of a Whole Loan, to the extent of the Trust's interest in each of the foregoing.

            "REMIC I Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, REMIC I Distribution Account" and which account shall be an Eligible Account and a sub-account of the Distribution Account.

            "REMIC I Principal Balance": The principal amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall equal the initial REMIC I Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(a), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, the Weighted Average Adjusted Net Mortgage Rate.

            "REMIC II": A segregated pool of assets subject hereto and to be administered hereunder, and consisting of all of the REMIC I Regular Interests and amounts distributed thereon as from time to time are held in the REMIC II Distribution Account.

            "REMIC II Certificate": Any Certificate, other than a Class A-2FL, Class A-JFL, Class R-I Certificate or Class V Certificate.

            "REMIC II Distribution Account": The segregated account or accounts created and maintained as a separate trust account or accounts by the Trustee pursuant to Section 3.04, which shall be entitled "Wells Fargo Bank, N.A., as Trustee, in trust for Holders of Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-2, REMIC II Distribution Account" and which account shall be an Eligible Account and a sub-account of the Distribution Account.

            "REMIC II Regular Certificate": Any REMIC II Certificate, other than a Class R-II Certificate.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property (other than any REO Property to the extent related to a Non-Serviced Mortgage Loan), gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

            (a) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

            (b) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

            (c) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

            (d) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

            (e) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

            "REO Account": The Pool REO Account and/or a Whole Loan REO Account, as applicable.

            "REO Acquisition": The acquisition of an REO Property for federal income tax purposes pursuant to Treasury Regulations Section 1.856-6.

            "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The mortgage loan(s) deemed for purposes hereof to be outstanding with respect to each REO Property acquired in respect of any Serviced Loan or, with respect to Beacon Seattle & DC Portfolio Passu Mortgage Loan, which is serviced under the Beacon Seattle & DC Portfolio Pooling Agreement, in respect of the Trust's interest in the "REO Property" acquired under the Beacon Seattle & DC Portfolio Pooling Agreement relating to the Beacon Seattle & DC Portfolio Whole Loan or, with respect to 575 Lexington Avenue Pari Passu Mortgage Loan, which is serviced under the 575 Lexington Avenue Pooling Agreement, in respect of the Trust's interest in the "REO Property" acquired under the 575 Lexington Avenue Pooling Agreement relating to the 575 Lexington Avenue Whole Loan. Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the predecessor Loan as of the date of the related REO Acquisition. In addition, all Monthly Payments (other than any Balloon Payment), Assumed Monthly Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Serviced Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. In addition, Nonrecoverable Advances (including interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts with respect to such REO Loan that were reimbursed from collections on the Serviced Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount", shall be deemed outstanding until recovered or until a Final Recovery Determination is made. All amounts payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee in respect of the related Serviced Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, the Special Servicer and/or the Trustee in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer and/or the Trustee as the case may be, in respect of an REO Loan. If the Loans comprising One Park Avenue Pari Passu Whole Loan become REO Loans, amounts received by the Trust with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section 1(b) of the One Park Avenue Intercreditor Agreement. If the Loans comprising Parkway Chevrolet-Tomball A/B Whole Loan become REO Loans, amounts received by the Trust with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in Section (4) of the Parkway Chevrolet-Tomball Intercreditor Agreement. Collections in respect of each REO Loan (exclusive of the amounts to be applied to the payment of, or to be reimbursed to the Master Servicer or the Special Servicer for the payment of, Servicing Fees, Special Servicing Fees, Additional Master Servicing Compensation, Additional Special Servicing Compensation, Liquidation Fees, the costs of operating, managing, selling, leasing and maintaining the related REO Property) shall be treated: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) and Workout-Delayed Reimbursed Amounts with respect to such REO Loan, that were reimbursed from collections on the Serviced Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, in accordance with the Servicing Standard of the Master Servicer or the Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan (other than, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and sixth, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Loan to but not including the date of receipt by or on behalf of the Trust, in that order. If either the Beacon Seattle & DC Portfolio Mortgage Loan or the 575 Lexington Avenue Pari Passu Mortgage Loan becomes an "REO Loan" as defined under the related Non-Serviced Loan Pooling and Servicing Agreement, the treatment of the foregoing amounts with respect to such Mortgage Loan shall be subject to the terms of the related Intercreditor Agreement and the related Non-Serviced Loan Pooling and Servicing Agreement.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders, (and, in the case of the Beacon Seattle & DC Portfolio Mortgage Loan, the beneficial interest of the Trust Fund in the related Mortgaged Property if it is acquired by the Beacon Seattle & DC Portfolio Special Servicer, for the benefit of the Certificateholders and the Beacon Seattle & DC Portfolio Noteholders, and, in the case of the 575 Lexington Avenue Pari Passu Mortgage Loan, the beneficial interest of the Trust Fund in the related Mortgaged Property if it is acquired by the 575 Lexington Avenue Special Servicer, for the benefit of the Certificateholders and the 575 Lexington Avenue Pari Passu Noteholders) pursuant to Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Loan. For the avoidance of doubt, REO Property allocable to a Companion Loan shall not be an asset of the Trust Fund or REMIC I or REMIC II.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "Replacement Mortgage Loan" Any mortgage loan that is substituted by the Mortgage Loan Seller for a Defective Mortgage Loan as contemplated by
Section 2.03.

            "Reportable Event": As defined in Section 11.07.

            "Reporting Servicer": As defined in Section 11.10.

            "Request for Release": A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

            "Request for Review": A request for review signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit H attached hereto.

            "Required Appraisal Serviced Loan": As defined in Section 3.19(b).

            "Required Claims-Paying Ratings": With respect to any insurance carrier, claims-paying ability ratings at least equal to the following minimum ratings assigned to such carrier by at least one of the other following parties and, in any event, by each Rating Agency that assigned a rating to the claims-paying ability of such insurance carrier: Fitch ("A" or better), S&P ("A" or better) and A.M. Best ("A: VIII" or better) or any insurance carrier backed or guaranteed by an insurer with such required ratings; provided, however, a rating by A.M. Best shall be disregarded and shall not be applicable as one of the two required ratings except with respect to a fidelity bond or errors and omissions insurance maintained by a Sub-Servicer and then only to the extent in force as of the Closing Date. Notwithstanding the preceding sentence, an insurance carrier with lower or fewer claims-paying ability ratings shall be deemed to have the "Required Claims-Paying Ratings" if the applicable Rating Agency has confirmed in writing that such insurance carrier shall not result, in and of itself, in a downgrading, withdrawal or qualification (if applicable) of the then current rating assigned by such Rating Agency to any Class of Certificates or Companion Loan Securities, unless, with respect to policies maintained by borrowers, a higher claims-paying ability rating is required under any of the loan documents.

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

            "Reserve Funds": With respect to any Loan, any amounts delivered by the related Mortgagor (and not previously disbursed) to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

            "REMIC Residual Certificate": Any Class R-I or Class R-II
Certificate.

            "Resolution Extension Period": This term shall mean:

                  (i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, the 90-day period following the end of the applicable Initial Resolution Period;

                  (ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Loan at the commencement of, and does not become a Specially Serviced Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution Period and (ii) the 45th day following receipt by the related Mortgage Loan Seller of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

                  (iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following receipt by the related Mortgage Loan Seller of written notice from the Master Servicer or the Special Servicer of the occurrence of such Servicing Transfer Event; and

                  (iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, zero days; provided, however, if the related Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause
            (iii) of this definition will be deemed to apply.

            In addition, the related Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Breach, provided that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

            "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Corporate Trust Office, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

            "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the managers and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

            "Rule 144A": Rule 144A under the Securities Act.

            "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or its successor in interest. If neither S&P nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer, the Special Servicer and the REMIC Administrator and specific ratings of Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Act": The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff).

            "Sarbanes-Oxley Certification": As defined in Section 11.05(a)(iv).

            "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations thereunder.

            "Security Agreement": With respect to any Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Loan.

            "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A or Class XW Certificate.

            "Senior Principal Distribution Cross Over Date": The first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest outstanding immediately prior to such Distribution Date exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest on such Distribution Date have been so made.

            "Sequential Pay Certificate": Any Class A (other than the Class A-2FL and Class A-JFL Certificates), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificate.

            "Serviced Loan": Any Mortgage Loan (other than the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage
Loan).

            "Serviced Whole Loan": Any Whole Loan (other than the Beacon Seattle & DC Portfolio Whole Loan and the 575 Lexington Avenue Pari Passu Whole Loan).

            "Servicer Reports": Each of the (i) CMSA Delinquent Loan Status Report, (ii) CMSA REO Status Report, (iii) CMSA Historical Loan Modification and Corrected Mortgage Loan Report, (iv) CMSA Comparative Financial Status Report,
(v) CMSA Servicer Watch List Report, (vi) CMSA NOI Adjustment Worksheet, (vii) CMSA Operating Statement Analysis Report, (viii) CMSA Loan Level Reserve-LOC Report, (ix) CMSA Loan Periodic Update File, (x) CMSA Property File, (xi) CMSA Financial File and (xii) CMSA Advance Recovery Report.

            "Service(s)(ing)": In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of "servicer" set forth in Item 1101 of Regulation AB and is referenced in the disclosure requirements set forth in Item 1108 of Regulation AB. For the avoidance of doubt, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": Subject to Section 3.19(d) and with respect to any Serviced Loan, all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or, with respect to the Specially Serviced Loans, by the Master Servicer at the direction of the Special Servicer or by the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Serviced Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer set forth in Sections 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Serviced Loan or REO Property,
(d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything herein to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer (or the Trustee, if applicable), such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Serviced Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Master Servicer at the direction of the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

            "Servicing Criteria": The criteria set forth in paragraph (d) of
Item 1122 of Regulation AB as such may be amended from time to time.

            "Servicing Fees": With respect to each Serviced Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related Phase I Environmental Site Assessment and any related environmental insurance or endorsement, in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

            "Servicing Function Participant": Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Master Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless such Person's activities relate only to 5% or less of the Mortgage Loans (by Stated Principal Balance).

            "Servicing Officer": Any officer or authorized signatory of the Master Servicer or the Special Servicer or any Additional Servicer involved in, or responsible for, the administration and servicing of Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time thereafter.

            "Servicing Released Bid": As defined in Section 7.01(d).

            "Servicing Retained Bid": As defined in Section 7.01(d).

            "Servicing Return Date": With respect to any Corrected Serviced Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

            "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer subject to applicable law and the express terms of the relevant Loans and in the case of a Whole Loan, the related Intercreditor Agreement, to service and administer the Serviced Loans and any REO Properties for which such Person is responsible hereunder: (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;
(b) with a view to the timely collection of all scheduled payments of principal and interest under the Serviced Loans, the full collection of all Prepayment Premiums that may become payable under the Serviced Loans and, in the case of the Special Servicer, if a Serviced Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Serviced Loan to the Certificateholders, and, in the case of a Whole Loan, on behalf of the related Companion Loan Holder, as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, may have with the related Mortgagor or with any other party to this Agreement; (ii) the ownership of any Certificate or Companion Loan or any interest in any mezzanine loan by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to make, or direct the Master Servicer to make, Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, of any other mortgage loans or real property; or (vii) any obligation of the Master Servicer, or any Affiliate thereof, to repurchase or substitute for a Mortgage Loan as a Mortgage Loan Seller.

            "Servicing Transfer Event" shall mean, with respect to any Serviced Loan, any of the following events:

            (a) the related Mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) determines, in its reasonable, good faith judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii) solely in the case of a delinquent Balloon Payment and if (A) (x) the related Borrower is actively seeking a refinancing commitment, (y) the related Borrower continues to make payments in the amount of its Monthly Payment, and (z) subject to Section 3.21(f), the Directing Certificateholder consents, for 60 days beyond the related maturity date, or if (B) (x) the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer (which refinancing commitment the Master Servicer shall promptly forward to the Special Servicer and the Special Servicer shall promptly forward to the Directing Certificateholder), (y) the related Borrower continues to make payments in the amount of its Monthly Payment, and (z) subject to Section 3.21(f), the Directing Certificateholder consents, then for such longer period, not to exceed 120 days beyond the related maturity date, during which the refinancing would occur; or

            (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable, good faith judgment, that a default in the making of a Monthly Payment (including a Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either
      (i) the related Mortgagor has requested a material modification of the payment terms of the Serviced Loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or

            (c) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable, good faith judgment, that a default, other than as described in clause (a) or
      (b) of this definition, has occurred or is imminent that may materially impair the value of the related Mortgaged Property as security for the Loan, which default has continued or is reasonably expected to continue unremedied for the applicable cure period under the terms of the Serviced Loan (or, if no cure period is specified, for 60 days); or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related Mortgagor under any present or future U.S. federal or state bankruptcy, insolvency or similar law (including any similar law of the Commonwealth of Puerto Rico) or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; or

            (e) the related Mortgagor shall have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

            Notwithstanding the foregoing, with respect to any Whole Loan, the related Mortgage Loan and the related Companion Loan shall be deemed to be a Specially Serviced Loan if any loan within such Whole Loan becomes a Specially Serviced Loan.

            A Servicing Transfer Event with respect to any Serviced Loan shall cease to exist:

            (w) in the case of the circumstances described in clause (a) of this definition, if and when the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.20);

            (x) in the case of the circumstances described in clauses (b), (c) (solely with respect to an imminent default), (d), (e) and (f) of this definition, if and when such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

            (y) in the case of the circumstances described in clause (c) of this definition (other than with respect to an imminent default), if and when such default is cured in the reasonable, good faith judgment of the Special Servicer; and

            (z) in the case of the circumstances described in clause (g) of this definition, if and when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) of this definition exists that would cause the Serviced Loan to continue to be characterized as a Specially Serviced Loan and provided no additional default is foreseeable in the reasonable good faith judgment of the Special Servicer.

            "Similar Law": As defined in Section 5.02(c).

            "Single-Purpose-Entity": A Person, other than an individual, whose organizational documents provide that it is formed solely for the purpose of owning the related Mortgaged Property, Mortgaged Properties securing other Loans and assets incidental to the ownership and operation of such Mortgaged Property or Properties, and that has agreed, either in such organizational documents or the loan documents relating to any related Loan, that it (a) does not engage in any business unrelated to such property and the financing thereof; (b) does not have any indebtedness other than as permitted by the related Mortgage, (c) maintains its own books, records and accounts, in each case that are separate and apart from the books, records and accounts of any other Person; (d) conducts business in its own name; (e) does not guarantee or assume the debts or obligations of any other person; (f) does not commingle its assets or funds with those of any other Person; (g) transacts business with affiliates on an arm's length basis; and (h) holds itself out as being a legal entity separate and apart from any other Person. In addition, such entity's organizational documents provide that any dissolution and winding up or insolvency filing for such entity requires either the unanimous consent of all partners or members, as applicable, or the consent of an independent Person (whether as a partner, member, or director in such entity or in any Person that is the managing member or general partner of such entity or otherwise), and either such organizational documents or the terms of the loan documents provide that such organizational documents may not be amended without the consent of the lender as regards such single purpose entity requirements.

            "Single Certificate": For purposes of Section 4.02(a), a Certificate of any Class of Regular Certificates evidencing a $1,000 denomination or, in the case of a Class XW Certificate, a 100% Percentage Interest.

            "Sole Pooled Certificateholder": Any Holder (or Holders provided that they act in unanimity) holding 100% of the Class XW Certificates and Non-Investment Grade Sequential Pay Certificates or an assignment of the voting rights thereof; provided that the Class Principal Balances, as applicable, of the Investment Grade Sequential Pay Certificates and the Class A-2FL and Class A-JFL Certificates have been reduced to zero.

            "Special Action": As defined in Section 3.21(e).

            "Special Servicer": LNR Partners, Inc., its successors in interest, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Loan and each REO Loan, 0.25% (25 basis points) per annum.

            "Specially Serviced Loan": Any Serviced Loan as to which there then exists a Servicing Transfer Event. Upon the occurrence of a Servicing Transfer Event with respect to any Serviced Loan, such Serviced Loan shall remain a Specially Serviced Loan until the earliest of (i) its removal from the Trust Fund (in the case of a Mortgage Loan), (ii) an REO Acquisition with respect to the related Mortgaged Property, and (iii) the cessation of all existing Servicing Transfer Events with respect to such Serviced Loan.

            "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

            "Stated Maturity Date": With respect to any Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20 and, in the case of an ARD Loan, without regard to its Anticipated Repayment Date.

            "Stated Principal Balance": With respect to any Mortgage Loan and any successor REO Loan, a principal amount initially equal to the Cut-off Date Balance of such Mortgage Loan, that is permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.03 to, principal of or with respect to such Mortgage Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the related Collection Period. With respect to any Companion Loan (and any successor REO Loan), a principal amount initially equal to the Cut-off Date Balance of such Companion Loan that is permanently reduced (to not less than zero) by (i) all payments of, and all other collections allocated as provided in Section 1.03 to, principal of or with respect to such Companion Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to the related Companion Loan Holder, and (ii) the principal portion of any Realized Loss incurred in respect of such Companion Loan (or successor REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Loan or REO Property, then the "Stated Principal Balance" of such Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred. In addition, to the extent that principal from general collections is used to reimburse Nonrecoverable Advances or Work-out Delayed Reimbursement Amounts, and such amount has reduced the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance prior to a Liquidation Event or other liquidation or disposition of the related Mortgage Loan or REO Property (other than for purposes of computing the Weighted Average Adjusted Net Mortgage Rate).

            With respect to a Whole Loan, the Stated Principal Balance shall be the sum of the "Stated Principal Balance" of the related Mortgage Loan and the Stated Principal Balance of the related Companion Loan.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand as provided in Section 3.22, as the same may be modified or amended.

            "Subcontractor": Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, the Trustee, any Additional Servicer or any Sub-Servicer.

            "Subordinate Certificate": Any Class A-M, Class A-J, Class A-JFL (through the Class A-JFL Regular Interest), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Class S Certificate or a REMIC Residual Certificate.

            "Substitution Shortfall Amount": An amount equal to the excess if any of the difference between the Purchase Price of the Deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualifying Substitute Mortgage Loan as of the date of substitution.

            "Successful Bidder": As defined in Section 7.01(d).

            "Swap Contract": Either the Class A-2FL Swap Contract or the Class A-JFL Swap Contract.

            "Swap Trusts": Each of Class A-2FL Swap Trust and the Class A-JFL Swap Trust. For the avoidance of doubt, neither Swap Trust constitutes a part of the Trust Fund.

            "Swap Trustee": The Person who serves as Trustee hereunder shall also serve as trustee of the Swap Trusts (such Person in such capacity, the "Swap Trustee").

            "Tax Matters Person": With respect to each of REMIC I and REMIC II, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations
Section 301.6231(a)(7)-1. The "Tax Matters Person" for each of REMIC I and REMIC II is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of REMIC Residual Certificates.

            "Tax Returns": The federal income tax returns on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions and the tax returns due with respect to each Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal or Applicable State Law.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust": The common law trust created hereby.

            "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II, the Grantor Trusts and the Loss of Value Reserve Fund.

            "Trustee": Wells Fargo Bank, N.A., in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one month's interest at the Trustee Fee Rate in respect of each Mortgage Loan and related REO Loan, calculated on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days (i.e., on the basis of, as applicable, a 360-day year consisting of twelve 30-day months or the actual number of days elapsed during each calendar month in a 360-day year) respecting which any related interest payment due on such Serviced Loan or deemed to be due on such related REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date.

            "Trustee Fee Rate": A rate of 0.00063% per annum.

            "Trustee Reports": Each of the CMSA Bond Level File and the CMSA Collateral Summary File.

            "Trustee's Website": The website maintained by the Trustee and initially located at "www.ctslink.com", or at such other address as the Trustee may designate from time to time.

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed (if required by the UCC) and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

            "UCC-1", "UCC-2" and "UCC-3": UCC Financing Statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

            "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the REMIC I Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of the REMIC I Regular Interest for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

            "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date.

            "Underwriter": Each of Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC and Greenwich Capital Markets, Inc.

            "Underwriting Agreement: The underwriting agreement, dated as of May 24, 2007, among Bank of America, the Depositor and the Underwriters.

            "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) and (vi) of
Section 3.05(a) but that has not been recovered from the Borrower or otherwise from collections on or the proceeds of the Loan or related REO Property in respect of which the Advance was made.

            "U.S. Person": A citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates, the Class A-2FL Certificates and the Class A-JFL Certificates in proportion to the respective Class Principal Balances of their Certificates and 2% of the Voting Rights shall be allocated to the Holders of the Class XW Certificates. None of the Class V, Class R-I or Class R-II Certificates will be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Adjusted Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the respective Adjusted Net Mortgage Rates for all the Mortgage Loans and related REO Loans, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans and REO Loans outstanding immediately prior to such Distribution Date.

            "WHFIT": A "Widely Held Fixed Investment Trust" as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

            "WHFIT Regulations": Treasury Regulations Section 1.671-5, as amended.

            "Whole Loan": Each A/B Whole Loan, each Pari Passu Whole Loan and the Beacon Seattle & DC Portfolio Whole Loan, as defined herein.

            "Whole Loan Custodial Account": With respect to any Whole Loan (other than any Non-Serviced Loan), the segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(e) on behalf of the related Whole Loan noteholders, which shall be entitled "Bank of America, National Association, as Master Servicer, in trust for the Whole Loan noteholders, as their interests may appear". Any such account shall at all times be an Eligible Account.

            "Whole Loan Remittance Amount": With respect to any Master Servicer Remittance Date and any Whole Loan, an amount equal to (a) all amounts on deposit in the related Whole Loan Custodial Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any unscheduled payments of principal (including, without limitation, Principal Prepayments, and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period), (iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the related Whole Loan Custodial Account pursuant to any of clauses (ii) through (xvii) of Section 3.05(f), (v) any Excess Liquidation Proceeds that are unrelated to such Whole Loan, and (vi) any amounts deposited into the related Whole Loan Custodial Account in error, provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Whole Loan Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

            "Whole Loan REO Account": As defined in Section 3.16(b).

            "Withheld Amounts": As defined in Section 4.05.

            "Within Grace Period Loan": With respect to any Master Servicer Remittance Date, any Serviced Loan having any Monthly Payment remaining unpaid past its Due Date, as of the close of business on the Determination Date in the same calendar month, but that is not delinquent past the applicable grace period for such Monthly Payment as of the close of business on such Determination Date.

            "Workout-Delayed Reimbursement Amount": With respect to any Serviced Loan, the amount of any Advance made with respect to such Serviced Loan on or before the date such Serviced Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Serviced Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Serviced Loan becomes a Corrected Serviced Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance reimbursable in the same manner as any other Nonrecoverable Advance.

            "Workout Fee": With respect to each Corrected Serviced Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Serviced Loan as to which a Workout Fee is payable, 1.0% (100 basis points).

            Section 1.02 Rules of Construction; Other Definitional Provisions.

            Unless the context otherwise clearly requires:

      (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

      (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

      (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

      (d) the word "will" shall be construed to have the same meaning and effect as the word "shall";

      (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein);

      (f) any reference to any Person, or to any Person in a specified capacity, shall be construed to include such Person's successors and assigns or such Person's successors in such capacity, as the case may be;

      (g) unless otherwise specified herein, "pro rata" when used in reference to more than one Class of the Certificates shall mean "pro rata" based on the outstanding Class Principal Balances of such Classes of Certificates;

      (h) all references in this instrument to designated "Articles", "Sections", "Subsections", "clauses" and other subdivisions are to the designated Articles, Sections, Subsections, clauses and other subdivisions of this Agreement as originally executed; and

      (i) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

            Section 1.03 Certain Calculations in Respect of the Mortgage Pool.

            (a) All amounts collected by or on behalf of the Trust in respect of any Cross-Collateralized Set in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds shall be applied among the Mortgage Loans constituting such Cross-Collateralized Set in accordance with the express provisions of the related loan documents and, in the absence of such express provisions, in accordance with the Servicing Standard. All amounts collected by or on behalf of the Trust in respect of any Whole Loan in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds shall be applied among the Mortgage Loan and Companion Loan(s) constituting such Whole Loan in accordance with the express provisions of the related Intercreditor Agreement and, in the absence of such express provisions, in accordance with this Agreement. All amounts collected by or on behalf of the Trust in respect of or allocable to any particular Mortgage Loan in the form of payments from Mortgagors, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, shall be applied: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) and Workout-Delayed Reimbursement Amounts that were reimbursed from general collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", and, if applicable, unpaid related Liquidation Expenses and any outstanding related Additional Trust Fund Expenses; second, as a recovery of accrued and unpaid interest (excluding Excess Interest, in the case of an ARD Loan after its Anticipated Repayment Date) on such Mortgage Loan to, but not including, the date of receipt by or on behalf of the Trust (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date); third, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, unless a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; tenth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of an ARD Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such ARD Loan, to but not including the date of receipt.

            (b) Collections by or on behalf of the Trust in respect of each REO Property, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property, shall be treated: first, as a recovery of Nonrecoverable Advances (including interest on such Nonrecoverable Advance) and Workout-Delayed Reimbursed Amounts with respect to such REO Loan, that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount"; second, as a recovery of accrued and unpaid interest (excluding, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, Excess Interest) on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; fourth, in accordance with the Servicing Standard of the Master Servicer or the Special Servicer, as applicable, as a recovery of any other amounts due and owing in respect of such REO Loan; fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan (other than, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, accrued and unpaid Excess Interest); and sixth, in the case of an REO Loan that relates to an ARD Loan after its Anticipated Repayment Date, as a recovery of any accrued and unpaid Excess Interest on such REO Loan to but not including the date of receipt by or on behalf of the Trust, in that order. If either the Beacon Seattle & DC Portfolio Mortgage Loan or the 575 Lexington Avenue Pari Passu Mortgage Loan becomes an "REO Loan" as defined under the related Non-Serviced Loan Pooling and Servicing Agreement, as applicable, the treatment of the foregoing amounts with respect to such Mortgage Loan shall be subject to the terms of the related Intercreditor Agreement and the related Non-Serviced Loan Pooling and Servicing Agreement.

            (c) For the purposes of calculating distributions pursuant to this Agreement, Excess Interest on an ARD Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such ARD Loan. To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest. Any reference to the Certificate Principal Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to any distributions made on such Distribution Date pursuant to Section 4.01(a).

            (d) Insofar as amounts received in respect of any Mortgage Loan or related REO Property and allocable to shared fees and shared charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute Additional Master Servicing Compensation payable to the Master Servicer and/or Additional Special Servicing Compensation payable to the Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

            (e) Notwithstanding anything contained herein to the contrary, with respect to each Mortgage Loan subject to an involuntary prepayment of principal during a Collection Period, all interest collected during such Collection Period in connection with such involuntary prepayment of principal that the related lender would be entitled to retain under the related loan documents shall be treated as excess interest and shall be used to offset any shortfalls of interest for the related Distribution Date resulting from involuntary prepayments of principal during such Collection Period prior to such shortfalls of interest being allocated to any Class of Certificates. Any such interest not required to offset shortfalls of interest for the related Distribution Date pursuant to the immediately preceding sentence shall constitute Additional Master Servicing Compensation.

            (f) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly report from the Master Servicer and in the appropriate monthly Trustee Report as provided in Section 4.02.

            (g) For purposes of calculating LIBOR with respect to the Class A-2FL and Class A-JFL Certificates and each Interest Accrual Period, LIBOR shall be rounded, if necessary, to the nearest hundred-thousandth of a percentage point.

            If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, primarily to the administration of the Trust Fund, any REMIC formed hereunder or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this Agreement states that any expense is solely "an expense of the Trust Fund" or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any Companion Loan and such Companion Loan shall not suffer any adverse consequences as a result of the payment of such expense.

            Section 1.04 Cross-Collateralized Mortgage Loans.

            Notwithstanding anything herein to the contrary, it is hereby acknowledged that the sets of Mortgage Loans identified on the Mortgage Loan Schedule as being cross-collateralized with each other are, in the case of each such particular set of Mortgage Loans, by their terms, cross-defaulted and cross-collateralized with each other. For purposes of reference only in this Agreement, and without in any way limiting the servicing rights and powers of the Master Servicer and/or the Special Servicer, with respect to any Cross-Collateralized Mortgage Loan (or successor REO Loan), the Mortgaged Property (or REO Property) that relates or corresponds thereto shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement shall be interpreted in a manner consistent with this Section 1.04; provided that, if there exists with respect to any Cross-Collateralized Set only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Cross-Collateralized Set, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Set shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

            Section 1.05 Incorporation of Preliminary Statement.

            The parties hereto acknowledge that the Preliminary Statement at the beginning of this Agreement constitutes a part of this Agreement.

                                   ARTICLE II

     CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans.

            (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement and further such trust be designated as "Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007 Trust 2007-2". Wells Fargo Bank, N.A. is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

            (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, sell, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) and, in the case of a Whole Loan, the related Companion Loan Holder, all the right, title and interest of the Depositor in, to and under
(i) the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the Mortgage Loan Purchase and Sale Agreements and
(iii) all other assets included or to be included in the Trust Fund. Such assignment includes (i) the Mortgage Loans that from time to time are subject to this Agreement, all interest accrued on the Mortgage Loans on and after the Cut-off Date and all principal payments received on the Mortgage Loans after the Cut-off Date (other than principal and interest payments due and payable on the Mortgage Loans on or before the Cut-off Date, which shall belong and be promptly remitted to the applicable Mortgage Loan Seller), together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the related Mortgage Loan Seller; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) such funds or assets that from time to time are deposited into the Certificate Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account and the REO Account (if established), and (iv) in the case of a Mortgage Loan included in a Whole Loan, all the right, title and interest of the Depositor in, to and under the related Intercreditor Agreement. The conveyance of the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan, along with the right to service each of the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan are subject to the terms and conditions of the related Non-Serviced Loan Pooling and Servicing Agreement and the related Intercreditor Agreement. This conveyance is subject to the rights of the Sub-Servicers pursuant to the Sub-Servicing Agreements, which rights are subject in any event to this Agreement.

            Under United States generally accepted accounting principles, the Depositor shall report: (i) its acquisition of the Mortgage Loans from the Mortgage Loan Sellers, pursuant to the Mortgage Loan Purchase and Sale Agreements, as a purchase of such Mortgage Loans from the Mortgage Loan Sellers; and (ii) its transfer of the Mortgage Loans to the Trustee, pursuant to this
Section 2.01(b), as a sale of such Mortgage Loans to the Trustee. In connection with the foregoing, the Depositor shall cause all of its records to reflect such acquisition as a purchase and such transfer as a sale (in each case, as opposed to a secured loan).

After the Depositor's transfer of the Mortgage Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust's ownership of the Mortgage Loans.

            In connection with the Depositor's assignment pursuant to this
Section 2.01(b), the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers, at the Mortgage Loan Sellers' expense, pursuant to the Mortgage Loan Purchase and Sale Agreements, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File and any Additional Collateral (other than Reserve Funds) for each Mortgage Loan acquired by the Depositor from the Mortgage Loan Sellers; provided, however, with respect to any Non-Serviced Mortgage Loan, only the original Mortgage Note (and any related allonge) evidencing such Non-Serviced Mortgage Loan and copies of any related Intercreditor Agreement shall be delivered to the Trustee or a Custodian appointed thereby. In addition, with respect to each Mortgage Loan under which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Depositor hereby represents and warrants that it has contractually obligated the Mortgage Loan Sellers to cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, to the Trustee the related Mortgage Loan Seller's rights as the beneficiary thereof and drawing party thereunder; provided that the originals of such Letter of Credit shall be delivered to the Master Servicer. The Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of each Mortgage Loan Purchase and Sale Agreement. If a Mortgage Loan Seller fails to deliver on or before the Closing Date, with respect to any related Mortgage Loan so assigned, a copy of the Mortgage, a copy of any related Ground Lease, the originals and copies of any related Letters of Credit, the original or a copy of the policy of lender's title insurance or, if such policy has not yet been issued, a "marked-up" pro forma title policy or commitment for title insurance marked as binding and countersigned by the issuer or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter, or, with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, the delivery requirements of this Section 2.01(b) shall be deemed satisfied with respect to such missing document if such Mortgage Loan Seller delivers such document to the Trustee (or, in the case of originals of Letters of Credit, to the Master Servicer) within 15 days following the Closing Date. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase and Sale Agreements and this Section 2.01(b).

            The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties hereto to constitute an absolute transfer of such Mortgage Loans and such other related rights and property by the Depositor to the Trustee for the benefit of the Certificateholders. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, the Depositor and the Trustee intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor and the Trustee also intend and agree that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in all of the Depositor's right, title and interest in and to the assets constituting the Trust Fund, including the Mortgage Loans subject hereto from time to time, all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due and payable on such Mortgage Loans on or prior to the related Due Date in June 2007 or, in the case of a Replacement Mortgage Loan, on or prior to the related date of substitution), all amounts held from time to time in the Certificate Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the REO Account, the Class A-2FL Floating Rate Account or the Class A-JFL Floating Rate Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest under the Mortgage Loan Purchase and Sale Agreements, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

            (c) As soon as reasonably possible, and in any event within 90 days after the later of (i) the Closing Date (or, in the case of a Replacement Mortgage Loan substituted as contemplated by Section 2.03, after the related date of substitution) and (ii) the date on which all recording information necessary to complete the subject document is received by the Trustee, the Trustee shall complete (to the extent necessary), and shall submit for recording or filing, as the case may be, in the appropriate office for real property records or UCC Financing Statements, as applicable, each assignment of Mortgage and assignment of Assignment of Leases (except with respect to any Mortgage or Assignment of Leases that has been recorded in the name of MERS or its designee) in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf and each original UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File" that has been received by the Trustee or a Custodian on its behalf. Upon request of the Master Servicer (if reasonably necessary for the ongoing administration and/or servicing of the related Mortgage Loan by the Master Servicer) and at the expense of the related Mortgage Loan Seller, the Trustee shall forward to the Master Servicer a copy of any such assignment that has been received by the Trustee. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Trustee shall obtain therefrom a certified copy of the recorded original at the expense of the related Mortgage Loan Seller. The Trustee may assume for purposes of recordation of each UCC-2 and UCC-3 that the Mortgage File containing the related UCC-1 includes one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more related Borrowers, the state of incorporation of each such Borrower). Each Mortgage Loan Seller will deliver to the Trustee the UCC Financing Statements, completed pursuant to Revised Article 9 of the UCC, on the new national forms, in recordable form, to be recorded pursuant to this Section 2.01(c). The Trustee will submit such UCC Financing Statements for filing in the state of incorporation as so indicated on the documents provided. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the related Mortgage Loan Seller to prepare or cause to be prepared promptly, pursuant to the related Mortgage Loan Purchase and Sale Agreement, a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate with any re-recording, re-filing or rejection expenses at the expense of such Mortgage Loan Seller. If such Mortgage Loan Seller has been so notified and has not prepared a substitute document or cured such defect, as the case may be, within 60 days, the Trustee shall promptly notify the Master Servicer, the Special Servicer, the Rating Agencies, the related Companion Loan Holder (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder) and the Directing Certificateholder. Such Mortgage Loan Seller shall be responsible for paying the reasonable fees and out-of-pocket expenses of the Trustee in connection with the above-referenced recording and filing of documents insofar as it relates to the Mortgage Loans transferred by such Mortgage Loan Seller and acquired by the Depositor from such Mortgage Loan Seller, all as more particularly provided for in the related Mortgage Loan Purchase and Sale Agreement.

            (d) In connection with the Depositor's assignment pursuant to
Section 2.01(b), the Depositor hereby represents and warrants that it has contractually obligated each Mortgage Loan Seller, at such Mortgage Loan Seller's expense, pursuant to the related Mortgage Loan Purchase and Sale Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer or its designee, on or before the Closing Date, the following items: (i) asset summaries delivered to the Rating Agencies, originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to the Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor and, to the extent they are not required to be a part of a Mortgage File in accordance with the definition thereof, originals or copies of all documents, certificates, letters of credit, environmental insurance policies and related endorsements, and opinions in the possession or under the control of such Mortgage Loan Seller that were delivered by or on behalf of the related Mortgagors in connection with the origination of such Mortgage Loans and that are reasonably required for the ongoing administration and servicing of such Mortgage Loans (except to the extent such items represent draft documents, internal notes, attorney-client privileged communications or credit analyses); and (ii) all unapplied Reserve Funds and Escrow Payments in the possession or under the control of such Mortgage Loan Seller that relate to, and that are required for the ongoing administration and servicing of, the Mortgage Loans transferred by such Mortgage Loan Seller to the Depositor. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (e) In the event a Mortgage Loan is repurchased by the related Mortgage Loan Seller, where applicable, the Trustee shall re-assign any rights that such Mortgage Loan Seller had with respect to representations and warranties made by a third party originator to such Mortgage Loan Seller under the related Mortgage Loan Purchase and Sale Agreement in respect of any such Mortgage Loan.

            Section 2.02 Acceptance of REMIC I by Trustee.

            (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf of, subject to the provisions of Section 2.01 and to the further review provided for in this
Section 2.02, and further subject to the Schedule of Exceptions attached hereto as Schedule III, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Sellers in respect of the Mortgage Loans, and that it holds and will hold all other assets included in REMIC I in trust for the exclusive use and benefit of all present and future Certificateholders (other than the Class V Certificateholders) and the Trustee as holder of the REMIC I Regular Interests, the Class A-2FL Regular Interest and the Class A-JFL Regular Interest. To the extent that the Mortgage File for a Mortgage Loan included in a Whole Loan relates to the Mortgage Loan as well as the related Companion Loan, the Trustee shall also hold such Mortgage File for the use and benefit of the related Companion Loan Holder.

            (b) On or about the ninetieth day following the Closing Date, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to each Mortgage Loan, and the Trustee shall, subject to Sections 1.04, 2.02(c) and 2.02(d), certify electronically or in writing (substantially in the form of Exhibit F) to each of the other parties hereto, the Mortgage Loan Sellers, the related Companion Loan Holder (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder) and the Directing Certificateholder, that, as to each Mortgage Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification): (i) the original Mortgage Note specified in clause (i) of the definition of "Mortgage File" and all allonges thereto, if any (or a copy of such Mortgage Note, together with a lost note affidavit certifying that the original of such Mortgage Note has been lost), the original or copy of documents specified in clauses (ii) through (vii) and (xii) of the definition of "Mortgage File" (without regard to the parentheticals relating to such clauses), have been received by it or a Custodian on its behalf; (ii) if such report is due more than 180 days after the Closing Date, the recordation/filing contemplated by Section 2.01(c) has been completed (based solely on receipt by the Trustee of the particular recorded/filed documents); (iii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed and (C) purport to relate to such Mortgage Loan; and (iv) the Trustee on behalf of the Trust is shown as the owner of each Mortgage recorded in the name of MERS or its designee. The Trustee may assume that, for purposes of reviewing the items in clause (viii) of the definition of Mortgage File and completing the certification attached hereto as Exhibit F, the related UCC-1 includes one state level UCC Financing Statement filing in the state of incorporation of the related Borrower for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more related Borrowers, the state of incorporation of each such Borrower). If any exceptions are noted or if the recordation/filing contemplated by Section 2.01(c) has not been completed (based solely on receipt by the Trustee of the particular documents showing evidence of the recordation/filing), the Trustee shall every 90 days after the ninetieth day following the Closing Date until the earliest of (i) the date on which such exceptions are eliminated and such recordation/filing has been completed, (ii) the date on which all the Defective Mortgage Loans are removed from the Trust Fund, and (iii) the second anniversary of the Closing Date), distribute an updated exception report to the recipients of the above mentioned certification that was submitted to such recipients substantially in the form of Exhibit F. At any time subsequent to the second anniversary of the Closing Date, the Trustee shall, upon request and at the requesting party's expense, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

            (c) If a Mortgage Loan Seller substitutes a Replacement Mortgage Loan for any Defective Mortgage Loan as contemplated by Section 2.03, the Trustee or a Custodian on its behalf shall review the documents delivered to it or such Custodian with respect to such Replacement Mortgage Loan, and the Trustee shall deliver a certification comparable to that described in the prior paragraph, in respect of such Replacement Mortgage Loan, on or about the thirtieth day following the related date of substitution (and, if any exceptions are noted, every 90 days thereafter until the earliest of (i) the date on which such exceptions are eliminated and all related recording/filing has been completed, (ii) the date on which such Replacement Mortgage Loan is removed from the Trust Fund and (iii) the second anniversary of the date on which such Replacement Mortgage Loan was added to the Trust Fund). At any time subsequent to the second anniversary of the date on which such Replacement Mortgage Loan is added to the Trust Fund, the Trustee shall, upon request, prepare and deliver to the requesting party (including any Certificateholder or Certificate Owner) an updated version of the exception report provided for in the prior sentence.

            (d) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iii), (v), (vi) and (viii) through (xii) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Sellers in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Notwithstanding the foregoing, with respect to Letters of Credit constituting Additional Collateral referenced in clause (xi) of the definition of "Mortgage File" the Trustee shall perform the review set forth in Sections 2.02(b)(iii)(A) through (C). Furthermore, except as expressly provided in Section 2.02(b), none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            (e) In performing the reviews contemplated by subsections (b) and
(c) of this Section 2.02, the Trustee may conclusively rely on the Mortgage Loan Sellers as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents specified in clauses
(i) through (v) and clause (vii) of the definition of "Mortgage File", have been received and such additional information as will be necessary for delivering the certifications required by subsections (a) and (b) of this Section 2.02. If a Mortgage Loan Seller is notified of or discovers any error in a Mortgage Loan Checklist, then such Mortgage Loan Seller shall amend such Mortgage Loan Checklist within 180 days and distribute such Mortgage Loan Checklist to each of the other parties hereto; provided, however, an error in such Mortgage Loan Checklist by itself shall not be deemed to be a Material Breach or Material Document Defect. Such new, corrected Mortgage Loan Checklist shall be deemed to amend and replace the existing Mortgage Loan Checklist; provided, however, the correction or amendment of such Mortgage Loan Checklist by itself shall not be deemed to be a cure of a Material Breach or Material Document Defect.

            Section 2.03 Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Material Document Defects and Material Breaches.

            (a) If any party hereto discovers, or receives written notice from a non-party, that a Document Defect or Breach exists with respect to any Mortgage Loan, then such party shall give prompt written notice thereof to the other parties hereto, including (unless it is the party that discovered the Document Defect or Breach) the Trustee. Upon the Trustee's discovery or receipt of notice that a Document Defect or Breach exists with respect to any Mortgage Loan, the Trustee shall notify the Directing Certificateholder the related Companion Loan Holder (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder) and the related Mortgage Loan Seller.

            (b) If necessary, the Trustee shall request the related Mortgage Loan Seller to comply with Section 4(c) of the related Mortgage Loan Purchase and Sale Agreement with respect to any Document Defect or other deficiency in a Mortgage File relating to a Mortgage Loan. If the Trustee becomes aware of any failure on the part of any Mortgage Loan Seller to do so, the Trustee shall promptly notify the Master Servicer and the Special Servicer.

            (c) Promptly upon its becoming aware of any Material Document Defect or Material Breach with respect to any Mortgage Loan, the Master Servicer shall (and the Special Servicer may) notify the related Mortgage Loan Seller in writing of such Material Document Defect or Material Breach, as the case may be, and direct such Mortgage Loan Seller that it must, not later than 90 days from the receipt by such parties of such notice (such 90-day period, the "Initial Resolution Period"), correct or cure such Material Document Defect or Material Breach, as the case may be, in all material respects, or repurchase the Defective Mortgage Loan (as, if and to the extent required by the related Mortgage Loan Purchase and Sale Agreement), at the applicable Purchase Price; provided, however, if such Mortgage Loan Seller certifies in writing to the Trustee (i) that, as evidenced by an accompanying Opinion of Counsel, any such Material Breach or Material Document Defect, as the case may be, does not and will not cause the Defective Mortgage Loan, to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, (ii) that such Material Breach or Material Document Defect, as the case may be, is capable of being corrected or cured but not within the applicable Initial Resolution Period,
(iii) that such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, and (iv) that such Mortgage Loan Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be corrected or cured within an additional period not to exceed the Resolution Extension Period (a copy of which certification shall be delivered by the Trustee to the Master Servicer, the Special Servicer, the Directing Certificateholder, and the related Companion Loan Holder (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder), then such Mortgage Loan Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such correction or cure or, failing such, to repurchase the Defective Mortgage Loan; provided, further, in lieu of effecting any such repurchase (but, in any event, no later than such repurchase would have to have been completed), such Mortgage Loan Seller shall be permitted, during the three-month period following the Startup Day for REMIC I (or during the two-year period following such Startup Day if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulations Section 1.860G-2(f)), to replace the affected Mortgage Loan, other than a Non-Serviced Mortgage Loan, with one or more Qualifying Substitute Mortgage Loans and to pay a cash amount equal to the applicable Substitution Shortfall Amount, subject to any other applicable terms and conditions of the related Mortgage Loan Purchase and Sale Agreement and this Agreement. If any substitution for a Deleted Mortgage Loan is not completed in all respects by the end of the three-month (or, if applicable, the two-year) period contemplated by the preceding sentence, such Mortgage Loan Seller shall be barred from doing so (and, accordingly, will be limited to the cure/repurchase remedies contemplated hereby), and no party hereto shall be liable thereto for any loss, liability or expense resulting from the expiration of such period. If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the applicable Purchase Price or Substitution Shortfall Amount (as the case may be) are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such repurchase or replacement of a Mortgage Loan shall be on a whole loan, servicing released basis.

            (d) If one or more of the Mortgage Loans constituting a Cross-Collateralized Set are the subject of a Breach or Document Defect, then, for purposes of (i) determining whether such Breach or Document Defect is a Material Breach or Material Document Defect, as the case may be, and (ii) the application of remedies, such Cross-Collateralized Set shall be treated as a single Mortgage Loan.

            If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this Section 2.03, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan or is secured by a portfolio of Mortgaged Properties and the related loan documents provide that a Mortgaged Property may be uncrossed from the other Mortgaged Properties in that portfolio, and (z) the applicable Material Breach or Material Document Defect does not constitute a Material Breach or Material Document Defect, as the case may be, as to any related Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged Properties included in such portfolio (without regard to this paragraph), then the applicable Material Breach or Material Document Defect (as the case may be) will be deemed to constitute a Material Breach or Material Document Defect (as the case may be) as to any related Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the related Mortgage Loan Seller shall repurchase or substitute for any related Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a Material Breach or Material Document Defect, both of the following conditions would be satisfied if such Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans or affected Mortgaged Properties as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph as calculated by the Master Servicer (in consultation with the Special Servicer and the Directing Certificateholder): (i) the debt service coverage ratio for any related Cross-Collateralized Mortgage Loans or Mortgaged Properties for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, and (b) the debt service coverage ratio on the Closing Date, subject to a floor of 1.25x, and (ii) the loan-to-value ratio for any related Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase and (b) the loan-to-value ratio on the Closing Date, subject to a cap of 75%. In the event that both of the conditions set forth in the preceding sentence would be satisfied, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or Mortgaged Properties as to which the Material Breach or Material Document Defect exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loans or Mortgaged Properties.

            To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, such Mortgage Loan Seller and the Depositor shall either uncross the repurchased Cross-Collateralized Mortgage Loan or affected Mortgaged Property (provided the Depositor has received an Opinion of Counsel that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of REMIC I or REMIC II as a REMIC under the Code) or shall forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans or Mortgaged Properties held by such party, then both parties shall forbear from exercising such remedies until the loan documents can be modified to remove the threat of such impairment as a result of the exercise of remedies.

            (e) Whenever one or more mortgage loans are substituted for a Defective Mortgage Loan by the related Mortgage Loan Seller as contemplated by this Section 2.03, the Master Servicer shall direct such party effecting the substitution to deliver the related Mortgage File to the Trustee, to certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" and to send such certification to the Trustee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03 if the Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent a cure of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related Due Date in June 2007 and on or prior to the related date of substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after the related date of substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the party effecting the related substitution promptly following receipt.

            (f) If any Mortgage Loan is to be repurchased or replaced by the related Mortgage Loan Seller as contemplated by this Section 2.03, the Master Servicer shall direct such Mortgage Loan Seller to amend the related Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s); and, upon its receipt of such amended Mortgage Loan Schedule, the Master Servicer shall deliver or cause the delivery of such amended Mortgage Loan Schedule to the other parties hereto. Upon any substitution of one or more Replacement Mortgage Loans for a Deleted Mortgage Loan, such Replacement Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

            (g) Upon receipt of a Request for Release (in the form of Exhibit D attached hereto) and an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced by the related Mortgage Loan Seller as contemplated by this Section 2.03 has been deposited into the Certificate Account, and further, if applicable, upon receipt of the Mortgage File for each Replacement Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with the certification referred to in Section 2.03(e) from the party effecting the substitution, if any, the Trustee shall (i) release or cause the release of the Mortgage File and any Additional Collateral held by or on behalf of the Trustee for the Deleted Mortgage Loan to the party effecting the repurchase/substitution or its designee and (ii) execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the party effecting the repurchase/substitution or its designee the ownership of the Deleted Mortgage Loan, and the Master Servicer shall notify the applicable Mortgagors of the transfers of the Deleted Mortgage Loan(s) and any Replacement Mortgage Loan(s). If the Mortgage related to the Deleted Mortgage Loan has been recorded in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect the release of such Mortgage on the records of MERS. In connection with any such repurchase or substitution by the related Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver to the party effecting the repurchase/substitution or its designee any portion of the related Servicing File, together with any Escrow Payments, Reserve Funds and Additional Collateral, held by or on behalf of the Master Servicer or the Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the party effecting the repurchase/substitution. The reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(g), shall be payable to each of them, first, by the related Mortgage Loan Seller to the extent such Mortgage Loan Seller was required to repurchase the affected Mortgage Loan, and then as Servicing Advances in respect of the affected Mortgage Loan.

            (h) The applicable Mortgage Loan Purchase and Sale Agreement provides the sole remedy available to the Certificateholders, or the Trustee on their behalf, respecting any Breach or Document Defect with respect to Mortgage Loans sold by the related Mortgage Loan Seller. If the related Mortgage Loan Seller defaults on its obligations to repurchase or replace any Mortgage Loan as contemplated by this Section 2.03, the Master Servicer shall (and the Special Servicer may) promptly notify the Trustee in writing, and the Trustee shall notify the Certificateholders. Thereafter, the Master Servicer (with respect to Performing Serviced Loans where the defaulting Mortgage Loan Seller is not an Affiliate of the Master Servicer) and the Special Servicer (with respect to Specially Serviced Loans and with respect to Performing Serviced Loans where the defaulting Mortgage Loan Seller is an Affiliate of the Master Servicer) shall take such actions on behalf of the Trust with respect to the enforcement of such repurchase/substitution obligations (and if the Master Servicer is notified or otherwise becomes aware of a default on the part of such Mortgage Loan Seller in respect of its obligations under Section 4 of the related Mortgage Loan Purchase and Sale Agreement, the Master Servicer shall also take such actions on behalf of the Trust with respect to the enforcement of such obligations of such Mortgage Loan Seller), including the institution and prosecution of appropriate legal proceedings, as the Master Servicer or the Special Servicer shall determine are in the best interests of the Certificateholders (taken as a collective whole). Any and all reasonable "out-of-pocket" costs and expenses incurred by the Master Servicer, the Special Servicer and/or the Trustee pursuant to this Section 2.03(h), including reasonable attorney fees and expenses to the extent not collected from such Mortgage Loan Seller because such Mortgage Loan Seller either failed, or was not required, to cure the subject actual or alleged Breach or Document Defect or repurchase/replace the affected related Mortgage Loan, shall constitute Servicing Advances in respect of the affected Mortgage Loan.

            Without limiting the Trustee's duties under this Section 2.03, the Trustee irrevocably designates the Special Servicer, with respect to the Specially Serviced Loans, and the Master Servicer, with respect to Performing Serviced Loans, for the benefit of Certificateholders to use reasonable efforts to enforce, after notice to the Trustee, any of the obligations of a Mortgage Loan Seller under the related Mortgage Loan Purchase and Sale Agreement. Such enforcement including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Special Servicer or Master Servicer, as the case may be, shall reasonably determine is in the best interests of the Certificateholders (taken as a collective whole). All out-of-pocket expenses (including attorney's fees and litigation costs and expenses) incurred by the Special Servicer or Master Servicer, as the case may be, in carrying out its obligations hereunder shall be reimbursable to the Special Servicer or Master Servicer, as the case may be, and constitute Additional Trust Fund Expenses. The Trustee shall upon request promptly furnish or cause to be furnished to the Special Servicer or Master Servicer, as the case may be, limited powers of attorney and other documents necessary, delivered to it by the Special Servicer or Master Servicer, as the case may be, for execution, or appropriate to enable the Special Servicer or Master Servicer, as the case may be, to carry out such enforcement duties subject to Section 3.01(c).

            (i) In the event that pursuant to a settlement agreed to by a Mortgage Loan Seller and the Special Servicer on behalf of the Trust (it being understood that the provisions of this Section 2.03(i) shall not constitute a waiver of the Trust's rights under Section 2.03(h) unless the Special Servicer, on behalf of the Trust, has agreed to accept a loss of value payment in lieu of the Trust's rights under Section 2.03(h)) or a judicial order, such Mortgage Loan Seller makes a cash payment, either as a cure of a Material Breach or a Material Defect, or in lieu of a repurchase of a Mortgage Loan on which a Material Breach or a Material Defect exists or is alleged to exist (each such payment, a "Loss of Value Payment") with respect to such Mortgage Loan, the amount of each such Loss of Value Payment shall be determined either (i) by mutual agreement of the Special Servicer on behalf of the Trust with respect to such Material Breach or Material Defect, as the case may be, and such Mortgage Loan Seller or (ii) by judicial decision. Provided that such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Breach or Material Defect in lieu of any obligation of the related Mortgage Loan Seller to otherwise cure such Material Breach or Material Defect or repurchase the Defective Mortgage Loan based on such Material Breach or Material Defect under any circumstances. In the event there is a Loss of Value Payment made by a Mortgage Loan Seller in accordance with this Section 2.03(i), the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.05(g).

            Section 2.04 Representations and Warranties of the Depositor.

            (a) The Depositor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders and, in the case of a Whole Loan, the holder of the related Companion Loan, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, do not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets.

            (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, receivership, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (viii) Immediately prior to the transfer of the Mortgage Loans by the Depositor to the Trustee hereunder, the Depositor had good and marketable title to, and was the sole owner of, each such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan.

            (ix) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of loan documents and assignments thereof that are contemplated by this Agreement to be completed after the Closing Date.

            (x) The Depositor has been solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Trustee, pursuant to Section 2.01(b).

            (xi) After giving effect to its transfer of the Mortgage Loans to the Trustee, pursuant to Section 2.01(b), the value of the Depositor's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Depositor's debts and obligations, including contingent and unliquidated debts and obligations of the Depositor, and the Depositor will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

            (xii) The Depositor does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

            (xiii) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated.

            (xiv) Immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Mortgage Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase and Sale Agreement. The Depositor has not transferred any of its right, title and interest in and to the Mortgage Loans to any Person other than the Trustee.

            (xv) Except for any actions that are the express responsibility of another party hereunder or under any Mortgage Loan Purchase and Sale Agreement, and further except for actions that the Depositor is expressly permitted to complete subsequent to the Closing Date, the Depositor has taken all actions required under applicable law to effectuate the transfer of all of its right, title and interest in and to the Mortgage Loans by the Depositor to the Trustee.

            (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            Section 2.05 Representations and Warranties of the Master Servicer.

            (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder, as of the Closing Date, that:

            (i) The Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not violate the Master Servicer's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default or breach, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, conservatorship, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vii) Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of the Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Master Servicer or any of its officers or employees that is involved in the servicing or administration of the Serviced Loans has been refused such coverage or insurance.

            (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (ix) The Master Servicer has examined each of the Sub-Servicing Agreements entered into by the Master Servicer that will be in effect as of the Closing Date with respect to the Serviced Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

            (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Master Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.06 Representations and Warranties of the Special Servicer.

            (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder, as of the Closing Date, that:

            (i) The Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not violate the Special Servicer's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default, in the Special Servicer's reasonable judgment, is likely to materially and adversely effect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (iii) The Special Servicer has the full corporate power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, except as such enforcement may be limited by (A) applicable bankruptcy, receivership, insolvency, reorganization, liquidation, fraudulent transfer, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer, the outcome of which in the Special Servicer's reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vii) Each officer or employee of the Special Servicer that has responsibilities concerning the servicing and administration of the Serviced Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

            (viii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Special Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in
Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            Section 2.07 Representations and Warranties of the Trustee and the REMIC Administrator.

            (a) Wells Fargo Bank, N.A., both in its capacity as Trustee and in its capacity as REMIC Administrator (the "Bank"), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder, as of the Closing Date, that:

            (i) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each jurisdiction in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Loan and to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank's organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, which default, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank that would prohibit the Bank from entering into this Agreement or, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

            (vii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Bank of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed.

            (b) The representations and warranties of the Bank set forth in
Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties that materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

            (c) Each successor Trustee or REMIC Administrator (if any and regardless of whether the Trustee and the REMIC Administrator are different Persons) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Bank" shall be deemed to mean such successor Trustee or the REMIC Administrator, as appropriate.

            Section 2.08 [RESERVED].

            Section 2.09 Issuance of the Class R-I Certificates; Creation of the REMIC I Regular Interests.

            Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, in exchange for such assets, the Class R-I Certificates in authorized denominations. The Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and the Trustee for the benefit of REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, shall be as set forth in this Agreement.

            Section 2.10 Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Certificates and the Class A-2FL and Class A-JFL Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates and the Class A-2FL and Class A-JFL Regular Interests.

            Section 2.11 Issuance of the REMIC II Certificates and the Class A-2FL and Class A-JFL Regular Interests.

            Concurrently with the assignment to the Trustee of the REMIC I Regular Interests, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations and has issued the Class A-2FL and Class A-JFL Regular Interests. The interests evidenced by the REMIC II Certificates and the Class A-2FL and Class A-JFL Regular Interests constitute the entire beneficial ownership of REMIC II. The rights of the Holders of the REMIC II Certificates and the Class A-2FL and Class A-JFL Regular Interests to receive distributions from the proceeds of REMIC II shall be as set forth in this Agreement.

            Section 2.12 Loss of Value Reserve Fund Provisions.

            It is the intention of the parties hereto that any Loss of Value Payments received by the Trust pursuant to Section 2.03(i), together with the account(s) and/or sub-account(s) in which such amounts are to be held pursuant to Section 3.04(g), shall collectively constitute an "outside reserve fund" for federal income tax purposes designated as the "Loss of Value Reserve Fund" and not an asset of any REMIC formed hereunder or the Grantor Trusts. Furthermore, for all federal tax purposes, the REMIC Administrator and the Special Servicer shall treat any amounts transferred by a REMIC to the Loss of Value Reserve Fund as amounts distributed by such REMIC to the Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The Mortgage Loan Seller will be the beneficial owner of the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon. The Trustee, by execution and delivery hereof, acknowledges the assignment to it of the assets consisting of the Loss of Value Reserve Fund, including the amounts held therein, and declares that it or the REMIC Administrator on its behalf holds and will hold such assets, through the Special Servicer, in accordance with Section 3.04(g), in trust and for the benefit of the Certificateholders, as their interests may appear.

            Section 2.13 Designation of Grantor Trusts.

            (a) The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Excess Interest to the Trustee for the benefit of the Holders of the Class V Certificates. The Trustee acknowledges the assignment to it of the Excess Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class V Certificates. Concurrently with the assignment to the Trustee of the Excess Interest, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class V Certificates in authorized denominations. The Class V Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account (the "Excess Interest Grantor Trust"), which portion shall be treated as a "grantor trust" within the meaning of subpart E, Part I of subchapter J of the Code.

            (b) The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Class A-2FL and Class A-JFL Regular Interests to the Swap Trustee for the benefit of the Holders of the Class A-2FL and Class A-JFL Certificates, respectively, and the Class A-2FL Swap Counterparty and Class A-JFL Swap Counterparty, respectively. The Swap Trustee acknowledges the assignment to it of the Class A-2FL and Class A-JFL Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class A-2FL and Class A-JFL Certificates, respectively. The Swap Trustee is hereby directed to enter into the Class A-2FL Swap Contract and Class A-JFL Swap Contract on or prior to the Closing Date. Concurrently with the assignment to the Swap Trustee of the Class A-2FL and Class A-JFL Regular Interests, and in exchange therefor and for the interest in the related Swap Contract, at the direction of the Depositor, the Swap Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class A-2FL and Class A-JFL Certificates, respectively, in authorized denominations. The Class A-2FL Certificates are hereby designated as undivided beneficial interests in the segregated pool of assets consisting of the Class A-2FL Regular Interest, the Class A-2FL Swap Contract and the Class A-2FL Floating Rate Account (the "Class A-2FL Grantor Trust"), which shall be treated as a "grantor trust" within the meaning of subpart E, Part I of subchapter J of the Code. The Class A-JFL Certificates are hereby designated as undivided beneficial interests in their respective portion of the Trust Fund consisting of the Class A-JFL Regular Interest, the Class A-JFL Swap Contract and the Class A-JFL Floating Rate Account (the "Class A-JFL Grantor Trust"), which such portions shall be treated as a "grantor trust" within the meaning of subpart E, Part I of subchapter J of the Code.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            Section 3.01 Administration of the Serviced Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Serviced Loans and any REO Properties that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders and, in the case of a Serviced Whole Loan, on behalf of the related Companion Loan Holder, as a collective whole (and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the A/B Companion Loan) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Serviced Loans and, in the case of a Whole Loan, the related Intercreditor Agreement, and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Performing Serviced Loans, and (ii) the Special Servicer shall service and administer (x) each Serviced Loan (other than a Corrected Serviced Loan) as to which a Servicing Transfer Event has occurred and is continuing, and (y) each REO Property; provided, however, the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Loans and REO Properties as are specifically provided for herein; and provided, further, the Special Servicer shall render such incidental services with respect to Performing Serviced Loans as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property.

            (b) Subject to Section 3.01(a) the Master Servicer and the Special Servicer shall each have full power and authority, acting alone or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer (with respect to Performing Serviced Loans and Corrected Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans and REO Loans), in its own name or in the name of the Trustee, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and, if a Whole Loan is affected, the related Companion Loan Holder, the Trustee or any of them: (i) any and all financing statements, control agreements, continuation statements and other documents or instruments necessary to perfect or maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and other related collateral; (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments; and
(iii) subject to Sections 3.08 and 3.20, any and all assumptions, modifications, waivers, substitutions, extensions, amendments and consents. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special Servicer, as appropriate, any limited powers of attorney and other documents (each of which shall be prepared by the Master Servicer or the Special Servicer, as applicable) necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer and the Trustee will be indemnified pursuant to, and subject to the limitations set forth in,
Section 8.05 for any losses or expenses it incurs due to the Master Servicer's use of such power of attorney.

            (c) Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) except as provided in Section 3.32, initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or such Special Servicer's, as applicable, representative capacity, or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

            The Master Servicer and/or the Special Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer, as applicable.

            (d) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and, unless they are the same Person, each other under this Agreement is intended by the parties to this Agreement to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (e) The parties hereto acknowledge that each of the Beacon Seattle & DC Portfolio Whole Loan, the One Park Avenue Pari Passu Whole Loan, the 575 Lexington Avenue Pari Passu Whole Loan and the Parkway Chevrolet-Tomball A/B Whole Loan is subject to the terms and conditions of the related Intercreditor Agreement. The parties hereto further recognize (i) the respective rights and obligations of the "Holders" under the Beacon Seattle & DC Portfolio Intercreditor Agreements, including with respect to the allocation of collections on or in respect of the Beacon Seattle & DC Portfolio Whole Loan and the making of payments to the "Holders" in accordance with Sections 3 and 8 of the Beacon Seattle & DC Portfolio Pari Passu Intercreditor Agreements and Sections 2 and 3 of the Beacon Seattle & DC Portfolio A/B Intercreditor Agreements, (ii) the respective rights and obligations of the "Holders" under the One Park Avenue Intercreditor Agreement, including with respect to the allocation of collections on or in respect of One Park Avenue Pari Passu Whole Loan and the making of payments to the "Holders" in accordance with Section 1(b) of the One Park Avenue Intercreditor Agreement, (iii) the respective rights and obligations of the "Holders" under the 575 Lexington Avenue Intercreditor Agreement, including with respect to the allocation of collections on or in respect of the 575 Lexington Avenue Pari Passu Whole Loan and the making of payments to the "Holders" in accordance with Section 1(b) of the 575 Lexington Avenue Intercreditor Agreement and (iv) the respective rights and obligations of the "Holders" under the Parkway Chevrolet-Tomball Intercreditor Agreement, including with respect to the allocation of collections on or in respect of Parkway Chevrolet-Tomball Pari Passu Whole Loan and the making of payments to the "Holders" in accordance with Section (4) of the Parkway Chevrolet-Tomball Intercreditor Agreement.

            Unless otherwise expressly provided for in the related Intercreditor Agreement, if, at such time as a Mortgage Loan included in a Whole Loan shall no longer be part of the Trust Fund, a separate servicing agreement with respect to such Whole Loan has not been entered into, then, until such time as a separate servicing agreement is entered into and any required rating confirmation is obtained, and notwithstanding that such Mortgage Loan is no longer part of the Trust Fund, the Master Servicer and, if applicable, the Special Servicer shall continue to service such Whole Loan or any related REO Property, as the case may be, under this Agreement as if it were a separate servicing agreement, for the benefit of the parties under the related Intercreditor Agreement, with: (i) such Whole Loan and the related Mortgaged Property constituting the sole assets thereunder; (ii) references to the "Trustee", "Trust" and "Certificateholders" (or any sub-group thereof) being construed to refer to the new "Note A Holder" or its equivalent under the related Intercreditor Agreement, as applicable and
(iii) references to the "Directing Certificateholder" or its equivalent being construed to refer to the "Controlling Holder", "Lead Lender" or its respective equivalent under the related Intercreditor Agreement, as applicable; provided, however, from and after the date that such Mortgage Loan is no longer part of the Trust Fund and until the servicing and administration of such Whole Loan is to be governed by a separate servicing agreement and not by this Agreement, and notwithstanding any other provision hereof: (i) no P&I Advances shall be made by the Master Servicer, Special Servicer or the Trustee in respect of such Mortgage Loan and (ii) the holders of such Whole Loan shall be solely responsible for all fees, costs, expenses, liabilities, indemnities and other amounts payable or reimbursable to any Person in respect of such Mortgage Loan and any related REO Property and in no event shall any such fees, costs, expenses, liabilities, indemnities, or other amounts be payable out of the Mortgage Pool or any collections relating thereto (except to the extent accrued and unpaid while such Mortgage Loan was included as part of the Trust Fund). With, respect to a Whole Loan, subject to any express provision contained in the related Intercreditor Agreement to the contrary, nothing herein shall be deemed to override the provisions of such Intercreditor Agreement with respect to the rights of the Companion Loan Holder(s) thereunder. With respect to the servicing and administration duties and obligations with respect to a Whole Loan, in the event of any inconsistency between the provisions of an Intercreditor Agreement and the provisions of this Agreement, or as to any matter on which such Intercreditor Agreement is silent or makes reference to this Agreement, this Agreement shall govern.

            Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to the Beacon Seattle & DC Portfolio Mortgage Loan are limited by and subject to the terms of the Beacon Seattle & DC Portfolio Intercreditor Agreement and the rights of the Beacon Seattle & DC Portfolio Master Servicer and the Beacon Seattle & DC Portfolio Special Servicer with respect thereto under the Beacon Seattle & DC Portfolio Pooling Agreement. The Master Servicer shall use reasonable best efforts consistent with the Servicing Standard to enforce the rights of the Trustee (as holder of the Beacon Seattle & DC Portfolio Mortgage
Loan) under the Beacon Seattle & DC Portfolio Intercreditor Agreement and the Beacon Seattle & DC Portfolio Pooling Agreement. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the Beacon Seattle & DC Portfolio Mortgage Loan by the Beacon Seattle & DC Portfolio Master Servicer and the Beacon Seattle & DC Portfolio Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) to deliver any portion of the related Mortgage File to the Beacon Seattle & DC Portfolio Master Servicer or Beacon Seattle & DC Portfolio Special Servicer under the Beacon Seattle & DC Portfolio Pooling Agreement. The Trustee, on behalf of the Certificateholders, hereby assumes the obligations of the "Beacon Seattle & DC Portfolio Note A-4 Holder" under the Beacon Seattle & DC Portfolio Intercreditor Agreement (other than with respect to the representations and warranties of such Beacon Seattle & DC Portfolio Note A-4 Holder); provided that the Master Servicer, on behalf of the Trustee, will perform any servicing-related obligations assigned therein to such Beacon Seattle & DC Portfolio Note A-4 Holder.

            The parties hereto acknowledge that the Beacon Seattle & DC Portfolio Mortgage Loan is subject to the terms and conditions of the Beacon Seattle & DC Portfolio Intercreditor Agreement and further acknowledge that, pursuant to the Beacon Seattle & DC Portfolio Intercreditor Agreement, (i) the Beacon Seattle & DC Portfolio Mortgage Loan is to be serviced and administered by the Beacon Seattle & DC Portfolio Master Servicer in accordance with the Beacon Seattle & DC Portfolio Pooling Agreement, and (ii) in the event that (A) the related Beacon Seattle & DC Portfolio Companion Loan is no longer part of the trust fund established under the Beacon Seattle & DC Portfolio Pooling Agreement and (B) the Beacon Seattle & DC Portfolio Mortgage Loan is included in the Trust Fund, then, as set forth in the Beacon Seattle & DC Portfolio Intercreditor Agreement, Beacon Seattle & DC Portfolio Mortgage Loan shall continue to be serviced in accordance with the applicable provisions of the Beacon Seattle & DC Portfolio Pooling Agreement, with each of the Beacon Seattle & DC Portfolio Master Servicer and the Beacon Seattle & DC Portfolio Special Servicer continuing to act in their respective capacities thereunder (or by such successor master servicer or special servicer as meets the requirements of the Beacon Seattle & DC Portfolio Pooling Agreement) until such time as a new servicing agreement has been agreed to by the parties to the Beacon Seattle & DC Portfolio Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates or related Companion Loan Securities then outstanding.

            The parties hereto agree and acknowledge that, pursuant to the Beacon Seattle & DC Portfolio Intercreditor Agreement, the Trust Fund shall be responsible for a proportionate share of reimbursement for any Beacon Seattle & DC Portfolio Nonrecoverable Servicing Advances (together with interest thereon, as set forth in the Beacon Seattle & DC Portfolio Pooling Agreement) and any Additional Trust Fund Expenses (as defined in the Beacon Seattle & DC Portfolio Pooling Agreement) that relates exclusively to the servicing of the Beacon Seattle & DC Portfolio Mortgage Loan. In this regard,

            (i) if the Beacon Seattle & DC Portfolio Pooling Agreement permits the Beacon Seattle & DC Portfolio Master Servicer, Beacon Seattle & DC Portfolio Special Servicer or the Beacon Seattle & DC Portfolio Trustee to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the Beacon Seattle & DC Portfolio Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such trust fund for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund; and

            (ii) if the Beacon Seattle & DC Portfolio Pooling Agreement does not permit such parties to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the Beacon Seattle & DC Portfolio Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such parties for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund.

            Any such amounts shall be reimbursed to such other trust fund out of collections of principal and other amounts in the Certificate Account in the same manner as a Nonrecoverable Advance, as set forth in Section 3.05(a).

            Within 30 days of the Closing Date, the Master Servicer shall deliver notice to the Beacon Seattle & DC Portfolio Master Servicer and the Beacon Seattle & DC Portfolio Trustee of the issuance of the Certificates and the securitization of the Beacon Seattle & DC Portfolio Mortgage Loan. Such notice shall include contact information for the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder, as well as an executed copy of this Agreement; provided, however, if the Master Servicer has not itself received a final copy of this Agreement within 21 days of the Closing Date, then the Master Servicer may forward a working draft and send a final copy as promptly as practicable after its receipt of the same.

            Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to the 575 Lexington Avenue Pari Passu Mortgage Loan are limited by and subject to the terms of the 575 Lexington Avenue Intercreditor Agreement and the rights of the 575 Lexington Avenue Master Servicer and the 575 Lexington Avenue Special Servicer with respect thereto under the 575 Lexington Avenue Pooling Agreement. The Master Servicer shall use reasonable best efforts consistent with the Servicing Standard to enforce the rights of the Trustee (as holder of the 575 Lexington Avenue Pari Passu Mortgage Loan) under the 575 Lexington Avenue Intercreditor Agreement and the 575 Lexington Avenue Pooling Agreement. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of the 575 Lexington Avenue Pari Passu Mortgage Loan by the 575 Lexington Avenue Master Servicer and the 575 Lexington Avenue Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) to deliver any portion of the related Mortgage File to the 575 Lexington Avenue Master Servicer or 575 Lexington Avenue Special Servicer under the 575 Lexington Avenue Pooling Agreement. The Trustee, on behalf of the Certificateholders, hereby assumes the obligations of the "575 Lexington Avenue Note A-2 Holder" under the 575 Lexington Avenue Intercreditor Agreement (other than with respect to the representations and warranties of such 575 Lexington Avenue Note A-2 Holder); provided that the Master Servicer, on behalf of the Trustee, will perform any servicing-related obligations assigned therein to such 575 Lexington Avenue Note A-2 Holder.

            The parties hereto acknowledge that the 575 Lexington Avenue Pari Passu Mortgage Loan is subject to the terms and conditions of the 575 Lexington Avenue Intercreditor Agreement and further acknowledge that, pursuant to the 575 Lexington Avenue Intercreditor Agreement, (i) the 575 Lexington Avenue Pari Passu Mortgage Loan is to be serviced and administered by the 575 Lexington Avenue Master Servicer in accordance with the 575 Lexington Avenue Pooling Agreement, and (ii) in the event that (A) the 575 Lexington Avenue Pari Passu Companion Loan is no longer part of the trust fund established under the 575 Lexington Avenue Pooling Agreement and (B) the 575 Lexington Avenue Pari Passu Mortgage Loan is included in the Trust Fund, then, as set forth in the 575 Lexington Avenue Intercreditor Agreement, the 575 Lexington Avenue Pari Passu Mortgage Loan shall continue to be serviced in accordance with the applicable provisions of the 575 Lexington Avenue Pooling Agreement, with each of the 575 Lexington Avenue Master Servicer and the 575 Lexington Avenue Special Servicer continuing to act in their respective capacities thereunder (or by such successor master servicer or special servicer as meets the requirements of the 575 Lexington Avenue Pooling Agreement) until such time as a new servicing agreement has been agreed to by the parties to the 575 Lexington Avenue Intercreditor Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates or Class of related Companion Loan Securities then outstanding.

            The parties hereto agree and acknowledge that, pursuant to the 575 Lexington Avenue Intercreditor Agreement, the Trust Fund shall be responsible for a proportionate share of reimbursement for any 575 Lexington Avenue Nonrecoverable Servicing Advances (together with interest thereon, as set forth in the 575 Lexington Avenue Pooling Agreement) and any Additional Trust Fund Expenses (as defined in the 575 Lexington Avenue Pooling Agreement) that relates exclusively to the servicing of the 575 Lexington Avenue Pari Passu Mortgage Loan. In this regard,

            (i) if the 575 Lexington Avenue Pooling Agreement permits the 575 Lexington Avenue Master Servicer, the 575 Lexington Avenue Special Servicer or the 575 Lexington Avenue Trustee to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the 575 Lexington Avenue Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such trust fund for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund; and

            (ii) if the 575 Lexington Avenue Pooling Agreement does not permit such parties to seek reimbursement for such amounts out of general collections in the trust fund created pursuant to the 575 Lexington Avenue Pooling Agreement, then the Master Servicer, on behalf of the Trust Fund, shall reimburse such parties for the Trust Fund's proportionate share of such amounts out of general collections in the Trust Fund.

            Any such amounts shall be reimbursed to such other trust fund out of collections of principal and other amounts in the Certificate Account in the same manner as a Nonrecoverable Advance, as set forth in Section 3.05(a).

            Within 30 days of the Closing Date, the Master Servicer shall deliver notice to the 575 Lexington Avenue Master Servicer and the 575 Lexington Avenue Trustee of the issuance of the Certificates and the securitization of the 575 Lexington Avenue Pari Passu Mortgage Loan. Such notice shall include contact information for the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder, as well as an executed copy of this Agreement; provided, however, if the Master Servicer has not itself received a final copy of this Agreement within 21 days of the Closing Date, then the Master Servicer may forward a working draft and send a final copy as promptly as practicable after its receipt of the same.

            Section 3.02 Collection of Mortgage Loan Payments.

            (a) The Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Serviced Loans and shall follow such collection procedures as are consistent with applicable law, the express terms of this Agreement and the related loan documents and, to the extent consistent with the foregoing, the Servicing Standard, provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Serviced Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Special Servicer (as to Specially Serviced Loans) may waive any Default Charges in connection with any specific delinquent payment on a Serviced Loan it is obligated to service hereunder. Consistent with the foregoing and in each case subject to the Servicing Standard, the Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment, provided that for any waiver thereafter of Default Charges in connection with a Serviced Loan that is 30 days or more past due, and with respect to which Advances, Advance Interest or Additional Trust Fund Expenses have been incurred and remain unreimbursed to the Trust, the Master Servicer must obtain the consent of the Directing Certificateholder before granting such waiver subject to the obligation of the Master Servicer to act in accordance with applicable law and the Servicing Standard. The Directing Certificateholder's consent shall be deemed granted if it has not responded in writing (which may be via fax or e-mail) within ten Business Days of its receipt of such request.

            (b) (i) At least 90 days prior to the maturity date of each Balloon Loan that is included in the Trust Fund, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request written confirmation that the Balloon Payment will be paid by such maturity date.

            (ii) Within 60 days after the Closing Date (or within such shorter period as may be required by the applicable Letter of Credit), the Master Servicer shall notify each provider of a Letter of Credit for any Serviced Loan that the Master Servicer or the Special Servicer, on behalf of the Trustee for the benefit of the Certificateholders, shall be the beneficiary under each such Letter of Credit. The Master Servicer shall maintain and execute each such Letter of Credit, if applicable, in accordance with the related loan documents.

            (iii) Within 60 days after the later of (A) the Closing Date as to each Serviced Loan that is secured by the interest of the related Mortgagor under a Ground Lease (or within such shorter period as may be required by the applicable Ground Lease) and (B) the Master Servicer's receipt of a copy of the related Ground Lease, the Master Servicer shall notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            All amounts received by the Trust with respect to a Whole Loan shall be applied to amounts due and owing thereunder (including for principal and accrued and unpaid interest) in accordance with the express provisions of this Agreement, the related Mortgage Notes, the related Mortgage, the related loan agreement, if any, and the related Intercreditor Agreement.

            Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing Account; Servicing Advances; Reserve Accounts.

            (a) The Master Servicer shall, as to all the Serviced Loans, establish and maintain one or more accounts (each a "Servicing Account"), into which all Escrow Payments received by it with respect to the Serviced Loans shall be deposited and retained. Subject to any terms of the related loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Serviced Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages; (iv) to pay interest or other income, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest or other income (up to the amount of any Net Investment Earnings in respect of such Servicing Account for each Collection Period) to the Master Servicer); (v) disburse Insurance Proceeds if required to be applied to the repair or restoration of the related Mortgaged Property; or
(vi) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the related Mortgagor interest, if any, earned on the investment of funds in a Servicing Account maintained thereby, if required by law or the terms of the related Serviced Loan. If the Master Servicer shall deposit into a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Special Servicer shall within two Business Days after receipt deliver all Escrow Payments received by it to the Master Servicer for deposit into the applicable Servicing Account.

            (b) The Master Servicer shall as to each Serviced Loan, including each Specially Serviced Loan, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related loan documents; provided that if such Serviced Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall use reasonable efforts, as to those Serviced Loans it is obligated to service hereunder, and subject to and in accordance with the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard and for all Serviced Loans, but subject to Section 3.11(h), the Master Servicer shall make a Servicing Advance with respect to each Mortgaged Property (including each Mortgaged Property relating to a Specially Serviced Loan) all such funds as are necessary for the purpose of effecting the timely payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance prior to the applicable penalty or termination date if and to the extent that (x) Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due, and (y) the related Mortgagor has failed to pay such item on a timely basis; provided that, in the case of amounts described in the preceding clause (i), the Master Servicer shall not make a Servicing Advance of any such amount until the Master Servicer (in accordance with the Servicing Standard) has actual knowledge that the Mortgagor has not made such payments and reasonably anticipates that such amounts will not be paid by the related Mortgagor on or before the applicable penalty date. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagor and further as provided in Section 3.05. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to the respective unpaid principal balances or Stated Principal Balances of the related Serviced Loans, notwithstanding that the terms of such Serviced Loans so permit; provided that this sentence shall not be construed to limit the rights of the Master Servicer on behalf of the Trust or, if a Whole Loan is involved, on behalf of the related Companion Loan Holder, to enforce any obligations of the related Mortgagor under such Serviced Loan.

            The parties hereto acknowledge that, pursuant to the applicable Non-Serviced Loan Pooling and Servicing Agreement, the Beacon Seattle & DC Portfolio Master Servicer or the 575 Lexington Avenue Master Servicer (as applicable) is obligated to make servicing advances with respect to the Beacon Seattle & DC Portfolio Mortgage Loan and the 575 Lexington Avenue Pari Passu Mortgage Loan (as applicable). The Beacon Seattle & DC Portfolio Master Servicer or the 575 Lexington Avenue Master Servicer (as applicable) shall be entitled to reimbursement for Beacon Seattle & DC Portfolio Nonrecoverable Servicing Advances or 575 Lexington Avenue Nonrecoverable Servicing Advances (as applicable) (with any accrued and unpaid interest thereon provided for under the related Non-Serviced Loan Pooling and Servicing Agreement) in the manner set forth in the related Non-Serviced Loan Pooling and Servicing Agreement and the related Intercreditor Agreement.

            (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), in which all Reserve Funds, if any, received by it with respect to the Serviced Loans shall be deposited and retained. As and to the extent consistent with the Servicing Standard and the related loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit delivered in lieu of Reserve Funds, to pay for, or to reimburse the related Mortgagor in connection with, the costs associated with the related tenant improvements, leasing commissions, repairs, replacements, capital improvements and/or environmental testing and remediation, litigation and/or other special expenses at or with respect to the related Mortgaged Property for which such Reserve Funds were intended or such Letter of Credit was delivered and, in the case of a Reserve Fund constituting debt service reserve accounts, to apply amounts on deposit therein in respect of principal and interest on the related Serviced Loan. In addition, as and to the extent consistent with the Servicing Standard and the related loan documents, the Master Servicer may make withdrawals of amounts so deposited, and draws under any Letter of Credit so delivered, to prepay the Serviced Loan in the event certain leasing or other economic criteria are not satisfied at the related Mortgaged Property (but only if such prepayment is required by the related loan documents or continuing to hold such funds or Letter of Credit as Additional Collateral is not consistent with the Servicing Standard), or to release such amounts to the related Mortgagor or otherwise apply such amounts for any other appropriate purpose in the event that such criteria are satisfied, and the Master Servicer may return any Letter of Credit so delivered to the related Mortgagor. Subject to the terms and limitations of the related loan documents, each Reserve Account shall be an Eligible Account. Interest and other income, if any, earned on funds on deposit in any Reserve Account held by the Master Servicer (to the extent of any Net Investment Earnings with respect to such Reserve Account for any Collection Period), shall be for the benefit of and payable to the Master Servicer, unless otherwise required to be paid to the related Mortgagor by law or the terms of the related Serviced Loan. Any out-of-pocket expenses incurred by the Master Servicer to enable the Master Servicer to make any draw under any Letter of Credit shall constitute a Servicing Advance, and the Master Servicer shall make reasonable efforts to recover such expenses from the related Mortgagor to the extent the Mortgagor is required to pay such expenses under the terms of the related loan documents.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Serviced Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Serviced Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required by the related loan documents to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Serviced Loan and report any such failure to the Special Servicer, the Trustee, the related Companion Loan Holder (if a Whole Loan is involved) and the Directing Certificateholder within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed. The Master Servicer shall promptly give written notice to the Trustee, the Special Servicer, the related Companion Loan Holder (if a Whole Loan is involved), the Controlling Holder (if an A/B Whole Loan is involved) and the Directing Certificateholder if the Master Servicer shall determine that any Mortgagor has failed to perform its obligations under the related loan documents in respect of environmental matters.

            (f) Promptly following the Closing Date, the Trustee shall send written notice to the Beacon Seattle & DC Portfolio Master Servicer and the Beacon Seattle & DC Portfolio Trustee stating that, as of the Closing Date, the Trustee is the holder of the Beacon Seattle & DC Portfolio Mortgage Loan and directing the Beacon Seattle & DC Portfolio Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the Beacon Seattle & DC Portfolio Mortgage Loan under the Beacon Seattle & DC Portfolio Intercreditor Agreements and the Beacon Seattle & DC Portfolio Pooling Agreement. The Master Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to the Beacon Seattle & DC Portfolio Loan, Beacon Seattle & DC Portfolio Mortgaged Property or any related REO Property.

            (g) Promptly following the Closing Date, the Trustee shall send written notice to the 575 Lexington Avenue Master Servicer and the 575 Lexington Avenue Trustee stating that, as of the Closing Date, the Trustee is the holder of the 575 Lexington Avenue Pari Passu Mortgage Loan and directing the 575 Lexington Avenue Master Servicer to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the 575 Lexington Avenue Pari Passu Mortgage Loan under the 575 Lexington Avenue Intercreditor Agreements and the 575 Lexington Avenue Pooling Agreement. The Master Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to the 575 Lexington Avenue Pari Passu Loan, the 575 Lexington Avenue Mortgaged Property or any related REO Property.

            Section 3.04 Certificate Account, Distribution Account, REMIC I Distribution Account, REMIC II Distribution Account, Excess Interest Distribution Account, Excess Liquidation Proceeds Account, Class A-2FL Floating Rate Account, Class A-JFL Floating Rate Account, Interest Reserve Account and Whole Loan Custodial Account.

            (a) The Master Servicer shall segregate and hold all funds collected and received by it in connection with the Mortgage Pool separate and apart from its own funds and general assets. The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited into the Certificate Account, within one Business Day of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it (and, with respect to any Non-Serviced Loan, to the extent received pursuant to the related Intercreditor Agreement) subsequent to the Cut-off Date (other than in respect of principal, interest, Escrow Payments and any other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the related Mortgage Loan Seller or its related designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

            (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on the Mortgage Loans including Default Interest and Excess Interest;

            (iii) all Prepayment Premiums received in respect of the Mortgage Loans;

            (iv) all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of the Mortgage Loans together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Mortgage Loans;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single insurance policy;

            (vii) any amounts required to be transferred to the Certificate Account from the REO Account pursuant to Section 3.16(c);

            (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made;

            (ix) any proceeds from the repurchase or substitution of Mortgage Loans under Section 2.03;

            (x) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Mortgagor;

            (xi) [Reserved]; and

            (xii) any Loss of Value Payments, as set forth in Section 3.05(g);

            provided that any amounts described above (other than clause (v) of this Section 3.04(a) that relate to the Whole Loan or any related REO Property (other than Liquidation Proceeds derived from the sale of the Mortgage Loan pursuant to Section 3.18 to or through the related Note B Holder pursuant to the related Intercreditor Agreement) shall be deposited into the Whole Loan Custodial Account, and, in any such case, shall thereafter be transferred as provided in Section 3.05(f).

            The foregoing requirements for deposit into the Certificate Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, late payment charges, assumption fees, assumption application fees, earnout fees, extension fees, substitution fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Certificate Account. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the Special Servicer. If the Master Servicer shall deposit into the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) of this Section 3.04(a) with respect to any Serviced Loan (for the avoidance of doubt, not including any REO Loan), the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property related to a Whole Loan) shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement.

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Trust as holder of the REMIC I Regular Interests, the Class A-2FL Regular Interest and the Class A-JFL Regular Interest, and for the Certificateholders. The Distribution Account shall be an Eligible Account. On or prior to 1:00 p.m. New York City time on each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit into the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) with respect to P&I Advances.

            In the event that the Master Servicer fails to remit the Master Servicer Remittance Amount for such Master Servicer Remittance Date on the related Master Servicer Remittance Date, the Master Servicer shall pay to the Trustee interest at the Reimbursement Rate on the Master Servicer Remittance Amount for the period from and including such Master Servicer Remittance Date to but excluding the date on which the Master Servicer Remittance Amount is actually received by the Trustee.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit into the Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

            (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Prepayment Interest Shortfalls; and

            (iii) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to
      Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited into the Certificate Account pursuant to Section 9.01.

            The Trustee shall, upon receipt, deposit into the Distribution Account any and all amounts received or advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

            All such amounts deposited in respect of the Mortgage Loans (other than Excess Interest, if any) shall, on each Distribution Date, be deemed to be deposited into the REMIC I Distribution Account in respect of such Mortgage Loans. All such amounts deposited in respect of such Excess Interest shall be deemed to be deposited into the Excess Interest Distribution Account.

            (c) (i) The Trustee shall establish and maintain the REMIC I Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the Certificateholders (other than Holders of the Class V Certificates). The REMIC I Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of the Distribution Account. With respect to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the REMIC I Distribution Account and deposit or be deemed to deposit into the REMIC II Distribution Account on or before such date the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests pursuant to Section 4.01(a)(i) and Section 4.01(c)(iv) on such date.

            (ii) The Trustee shall establish and maintain the REMIC II Distribution Account, as a sub-account of the Distribution Account, in the name of the Trustee, in trust for the benefit of the REMIC II Certificateholders. The REMIC II Distribution Account shall be established and maintained as an Eligible Account or as a sub-account of the Distribution Account. With respect to each Distribution Date, the Trustee shall withdraw or be deemed to withdraw from the REMIC II Distribution Account the amount of the Available Distribution Amount (including P&I Advances) and Prepayment Premiums to be distributed in respect of the applicable REMIC II Certificates and the Class A-2FL and Class A-JFL Regular Interests pursuant to Section 4.01(b) and Section 4.01(c) on such date.

            (iii) [RESERVED].

            (iv) The Trustee shall establish and maintain one or more accounts or sub-accounts (collectively, the "Excess Liquidation Proceeds Account") in the name of the Trustee, in trust for the benefit of the Certificateholders. Each account that constitutes the Excess Liquidation Proceeds Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee for deposit into the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the Collection Period ending on the Business Day prior to such Master Servicer Remittance Date.

            (v) The Trustee shall establish and maintain one or more accounts or sub-accounts (collectively, the "Excess Interest Distribution Account"), in the name of the Trustee, in trust for the benefit of the Class V Certificateholders. Each account that constitutes the Excess Interest Distribution Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall withdraw from the Certificate Account and remit to the Trustee for deposit into the Excess Interest Distribution Account all Excess Interest received during the Collection Period ending on the Business Day prior to such Master Servicer Remittance Date.

            (vi) On or before the Closing Date, the Swap Trustee shall establish and maintain the Class A-2FL Floating Rate Account in trust for the benefit of the Class A-2FL Certificateholders and the Class A-2FL Swap Counterparty. The Class A-2FL Floating Rate Account shall (i) at all times be an Eligible Account and (ii) relate solely to the Class A-2FL Certificates and amounts payable in respect of the Class A-2FL Swap Contract. The Swap Trustee shall deposit into the Class A-2FL Floating Rate Account all amounts received in respect of distributions on the Class A-2FL Regular Interest as specified in Section 4.01(a) and Section 4.01(b), and shall immediately deposit into the Class A-2FL Floating Rate Account all amounts received from the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract.

            (vii) On or before the Closing Date, the Swap Trustee shall establish and maintain the Class A-JFL Floating Rate Account in trust for the benefit of the Class A-JFL Certificateholders and the Class A-JFL Swap Counterparty. The Class A-JFL Floating Rate Account shall (i) at all times be an Eligible Account and (ii) relate solely to the Class A-JFL Certificates and amounts payable in respect of the Class A-JFL Swap Contract. The Swap Trustee shall deposit into the Class A-JFL Floating Rate Account all amounts received in respect of distributions on the Class A-JFL Regular Interest as specified in Section 4.01(a) and Section 4.01(b), and shall immediately deposit into the Class A-JFL Floating Rate Account all amounts received from the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract.

            (d) Funds in the Certificate Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account shall be established at the Corporate Trust Office of the Trustee as of the Closing Date, and the Trustee shall give notice to the other parties hereto of the new location of the Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Account prior to any change thereof. Funds in the Excess Interest Distribution Account, if established, and the Excess Liquidation Proceeds Account, if established, shall remain uninvested.

            (e) The Master Servicer shall establish and maintain one or more Whole Loan Custodial Accounts in which the Master Servicer shall deposit or cause to be deposited within one Business Day of receipt (in the case of payments by Mortgagors or other collections on or in respect of a Serviced Whole
Loan) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on such Serviced Whole Loan on or before the Cut-off Date, which payments shall be held as provided in the related Intercreditor Agreement):

                  (i) all payments, from whatever source, or transfers from a debt service reserve account, on account of principal, including Principal Prepayments, on such Whole Loan;

                  (ii) all payments, from whatever source, or transfers from a debt service reserve account, on account of interest on such Whole Loan;

                  (iii) all Prepayment Premiums received in respect of such
            Whole Loan;

                  (iv) all payments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of such Whole Loan, together with any amounts representing recoveries of Workout-Delayed Reimbursement Amounts or Nonrecoverable Advances in respect of the related Whole Loan;

                  (v) any amounts required to be deposited by the Master
            Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Whole Loan Custodial Account;

                  (vi) any amounts required to be deposited by the Master
            Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses with respect to such Whole Loan resulting from a deductible clause in a blanket or master single insurance policy;

                  (vii) any amounts required to be transferred from the related
            REO Account pursuant to Section 3.16(c);

                  (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made; and

                  (ix) insofar as they do not constitute Escrow Payments, any amounts paid by the related Mortgagor with respect to the related Whole Loan specifically to cover items for which a Servicing Advance has been made or that represent a recovery of property protection expenses from a Mortgagor.

            The foregoing requirements for deposit into the Whole Loan Custodial Accounts shall be exclusive. Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, Reserve Funds, assumption fees, assumption application fees, earnout fees, extension fees, substitution fees, modification fees, charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, need not be deposited by the Master Servicer in the Whole Loan Custodial Accounts. The Master Servicer shall promptly deliver to the Special Servicer any of the foregoing items received by it, if and to the extent that such items constitute Additional Special Servicing Compensation payable to the Special Servicer. If the Master Servicer shall deposit into any Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Whole Loan Custodial Account, any provision herein to the contrary notwithstanding.

            Notwithstanding the foregoing or any other provision to the contrary in this Agreement, the Master Servicer may maintain the Certificate Account and the respective Whole Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account; provided that: (i) all deposits into and withdrawals from such single Eligible Account shall be made in the same manner as would be the case if the Certificate Account and the respective Whole Loan Custodial Accounts were maintained as multiple separate accounts; (ii) all distributions on the Certificates will be calculated and made in the same manner as would be the case if the Certificate Account and the respective Whole Loan Custodial Accounts were maintained as multiple separate accounts; (iii) the Master Servicer shall make credits and debits to those multiple sub-accounts in a manner consistent with the provisions of this Agreement governing deposits and withdrawals of funds to and from the Certificate Account and the respective Whole Loan Custodial Accounts, respectively; (iv) the Master Servicer's maintaining the Certificate Account and the respective Whole Loan Custodial Accounts as multiple separate sub-accounts of a single Eligible Account (as opposed to in the form of multiple separate Eligible Accounts) shall not adversely affect any of the Certificateholders or Companion Loan Holder (if a Whole Loan is affected); and (v) such single Eligible Account shall be entitled substantially as follows: "Bank of America, National Association, as Master Servicer, in trust for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, and the respective Companion Loan Holder, as their interests may appear, Certificate/Custodial Account".

            Upon receipt of any of the amounts described in clauses (i) through
(iv) and (viii) of this Section 3.04(e) with respect to such Whole Loan (for the avoidance of doubt, not including any REO Loan), the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts to the Master Servicer for deposit into the applicable Whole Loan Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property (other than an REO Property that is not related to a Whole Loan) shall be deposited by the Special Servicer into the related REO Account and remitted to the Master Servicer for deposit into the related Whole Loan Custodial Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement.

            (f) Funds in a Whole Loan Custodial Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the Trustee, the Special Servicer, the Depositor and the related Companion Loan Holder, of the location of each Whole Loan Custodial Account as of the Closing Date and of the new location of a Whole Loan Custodial Account prior to any change thereof.

            (g) The Master Servicer shall establish and maintain the Interest Reserve Account in trust for the benefit of the Certificateholders. The Master Servicer is hereby authorized to make deposits in and withdrawals from the Interest Reserve Account, in accordance with the terms of this Agreement. The Interest Reserve Account shall be maintained as a segregated account separate from other accounts.

            (h) If any Loss of Value Payments are received in connection with a Material Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(i), the Special Servicer shall establish and maintain one or more non-interest bearing accounts (collectively, the "Loss of Value Reserve Fund") to be held in trust for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of an Eligible Account. The Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it.

            Section 3.05 Permitted Withdrawals From the Certificate Account, the Distribution Account, the Whole Loan Custodial Accounts, the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account and the Excess Liquidation Proceeds Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Trustee no later than 1:00 p.m. (New York time) for deposit into the Distribution Account and the Excess Interest Distribution Account, the Master Servicer Remittance Amount for, and, to the extent permitted or required by Section 4.03(a), as applicable, any P&I Advances to be made on, each Master Servicer Remittance Date;

            (ii) to reimburse the Master Servicer or the Trustee, as applicable, for unreimbursed P&I Advances made thereby (in each case, with its own funds), the Master Servicer's and the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) of this Section 3.05(a)) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made (net of related Master Servicing Fees and/or Workout Fees) (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan to the extent such reimbursement was paid out of collections from the related Whole Loan Custodial Account);

            (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan to the extent such payment was paid out of collections from the related Whole Loan Custodial Account), the Master Servicer's right to payment pursuant to this clause
      (iii) with respect to any Mortgage Loan or REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan to the extent such payment was paid out of collections from the related Whole Loan Custodial Account) being payable from, and limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Loan and REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Whole Loan Custodial Account), to pay to the Beacon Seattle & DC Portfolio Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, the Trust Fund's applicable share of any earned and unpaid special servicing fees, liquidation fees and workout fees in respect of the Beacon Seattle & DC Portfolio Mortgage Loan, and to pay to the 575 Lexington Avenue Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, the Trust Fund's applicable share of any earned and unpaid special servicing fees, liquidation fees and workout fees in respect of the 575 Lexington Avenue Pari Passu Mortgage Loan;

            (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by Section 3.11(c);

            (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby (in each case, with its own funds), the Master Servicer's, the Trustee's or the Special Servicer's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) of this Section 3.05(a)) being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such reimbursement was paid out of collections from the related Whole Loan Custodial Account) as to which such Servicing Advance was made;

            (vii) (A) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties (exclusive of any Non-Serviced Loan), for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances (provided that amounts may be withdrawn over time as hereinafter provided) or, subject to the limitations contained in the following paragraphs of this Section 3.05(a), for any Workout-Delayed Reimbursement Amounts, (B) to reimburse the Beacon Seattle & DC Portfolio Master Servicer, Beacon Seattle & DC Portfolio Special Servicer or the Beacon Seattle & DC Portfolio Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, the Trust Fund's pro rata share of any Beacon Seattle & DC Portfolio Nonrecoverable Servicing Advance and (C) to reimburse the 575 Lexington Avenue Master Servicer, the 575 Lexington Avenue Special Servicer or the 575 Lexington Avenue Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, the Trust Fund's pro rata share of any 575 Lexington Avenue Nonrecoverable Servicing Advance;

            (viii) to pay the Trustee, the Master Servicer, or the Special Servicer as applicable, any Advance Interest due and owing thereto out of Default Charges collected on the Mortgage Pool, as and to the extent contemplated by Section 3.27;

            (ix) (A) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer and the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) of this Section 3.05(a) or pursuant to Section 3.03, and insofar as payment has not already been made, and the Default Charges then on deposit in the Certificate Account is not sufficient to make such payment pursuant to clause (viii) of this Section 3.05(a), to pay the Master Servicer, the Special Servicer or the Trustee, as the case may be, out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such reimbursement was paid out of collections from the related Whole Loan Custodial Account), any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed; (B) at such time as it reimburses the Beacon Seattle & DC Portfolio Master Servicer, the Beacon Seattle & DC Portfolio Special Servicer or the Beacon Seattle & DC Portfolio Trustee, as applicable, for the Trust Fund's pro rata share of any Beacon Seattle & DC Portfolio Nonrecoverable Servicing Advance, to pay to the Beacon Seattle & DC Portfolio Master Servicer, Beacon Seattle & DC Portfolio Special Servicer and the Beacon Seattle & DC Portfolio Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, interest accrued and payable on the Trust Fund's pro rata share of such Beacon Seattle & DC Portfolio Nonrecoverable Servicing Advance and (C) at such time as it reimburses the 575 Lexington Avenue Master Servicer, the 575 Lexington Avenue Special Servicer or the 575 Lexington Avenue Trustee, as applicable, for the Trust Fund's pro rata share of any 575 Lexington Avenue Nonrecoverable Servicing Advance, to pay to the 575 Lexington Avenue Master Servicer, the 575 Lexington Avenue Special Servicer and the 575 Lexington Avenue Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, interest accrued and payable on the Trust Fund's pro rata share of such 575 Lexington Avenue Nonrecoverable Servicing Advance;

            (x) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to any Mortgage Loan or related REO Loan (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Whole Loan Custodial Account) and that, if paid from a source other than Default Charges collected on the Mortgage Pool, would constitute an Additional Trust Fund Expense, such payment to be made out of Default Charges collected on the Mortgage Pool, as and to the extent contemplated by Section 3.27;

            (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation to which it is entitled, in each case from funds on deposit in the Certificate Account from time to time;

            (xii) to pay any unpaid Liquidation Expenses incurred with respect to any Mortgage Loan or REO Property (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Whole Loan Custodial Account) such payments to be made, first, out of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Mortgage Loan or REO Property, as the case may be, and then, out of general collections on other Mortgage Loans and REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Whole Loan Custodial Account);

            (xiii) to pay, in accordance with Section 3.11(i), out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Whole Loan Custodial Account), certain servicing expenses that would, if advanced, constitute Nonrecoverable Servicing Advances;

            (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Whole Loan Custodial Account), costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

            (xv) to pay itself, the Special Servicer, the Depositor, the Trustee, or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b) or
      Section 8.05(b), as applicable;

            (xvi) to pay, out of general collections on the Mortgage Loans and REO Properties (exclusive of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Whole Loan Custodial Account), for the cost of recording this Agreement in accordance with
      Section 12.02(a);

            (xvii) to pay, out of general collections on the Mortgage Loans and any REO Properties (exclusive of any such amount arising in respect of each Mortgage Loan or REO Loan included in a Whole Loan or any REO Property securing a Whole Loan to the extent such payment was paid out of collections from the related Whole Loan Custodial Account), any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(b) in connection with providing advice to the Special Servicer;

            (xviii) (A) to pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(a) (exclusive of any such amount arising in respect of a Mortgage Loan included in a Whole Loan to the extent such payment was paid out of collections from the related Whole Loan Custodial Account), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made and (B) with respect to any Non-Serviced Mortgage Loan, to reimburse the related Non-Serviced Loan Master Servicer, Non-Serviced Loan Special Servicer or Non-Serviced Loan Trustee, as applicable for the pro rata portion of any Additional Trust Fund Expenses (as such term is defined in the related Non-Serviced Loan Pooling and Servicing Agreement) that relate exclusively to the servicing of such Non-Serviced Loan out of general collections on the Mortgage Loans and the REO Properties;

            (xix) to pay the Master Servicer, the Special Servicer, the Mortgage Loan Sellers, a Controlling Class Certificateholder or any other particular Person, as the case may be, with respect to each Mortgage Loan (exclusive of any such amount arising in respect of each Mortgage Loan included in a Whole Loan to the extent such payment was paid out of collections from the Whole Loan Custodial Account), if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xx) to transfer Excess Liquidation Proceeds (exclusive of Excess Liquidation Proceeds received with respect to a Mortgage Loan included the Whole Loan to the extent such payment was paid out of collections from the Whole Loan Custodial Account) to the Excess Liquidation Proceeds Account in accordance with Section 3.04(c)(iv);

            (xxi) to withdraw any amounts deposited in error; and

            (xxii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

            If amounts on deposit in the Certificate Account at any particular time (after withdrawing any portion of such amounts deposited into the Certificate Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xxii) of this Section 3.05(a), then the corresponding withdrawals from the Certificate Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Certificate Account, then (following any withdrawals made from the Certificate Account in accordance with the immediately preceding clause (A) of this Section 3.05(a)) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Certificate Account pursuant to any of clauses (ii), (vi) and (vii) of this Section 3.05(a), and any payments of interest thereon out of the Certificate Account pursuant to either of clauses (viii) and (ix) of this Section 3.05(a), shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Trustee and second, pro rata, to the Master Servicer and Special Servicer.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis (and on a property-by-property basis for REO Loans) when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii) through (xxii) of this Section 3.05(a) sufficient to determine the amounts attributable to REMIC I or, in the case of a withdrawal not related to a specific Mortgage Loan, allocable pro rata based on relative aggregate Stated Principal Balances.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to recalculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

            Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer or the Trustee, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). After such initial six months, the Master Servicer, the Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master Servicer, the Special Servicer or the Trustee, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer or the Trustee (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion) (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty hereunder. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from interest collections as described above unless (1) the Master Servicer or Special Servicer (or Trustee, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer's or the Special Servicer's (or Trustee's, if applicable) ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or Special Servicer (or Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) of this paragraph, or (3) the Master Servicer or Special Servicer has not timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1),
(2) or (3) of this paragraph applies, the Master Servicer or Special Servicer (or Trustee, if applicable) shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or Special Servicer (or Trustee, if applicable) shall have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

            If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, that, but for its application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts that, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date.

            If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

            To the extent a Nonrecoverable Advance with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to this Section 3.05(a), such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group). To the extent the Principal Distribution Amount for a Distribution Date is increased as set forth in preceding paragraph, such increase shall be allocated first to the principal collections in the Loan Group with respect to which the Mortgage Loan as to which the related Nonrecoverable Advance was made does not belong, and then to the Loan Group with respect to which the Mortgage Loan as to which the related Nonrecoverable Advance was made does belong.

            If one or more unreimbursed Workout-Delayed Reimbursement Amounts exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of any collections of principal applied to reimbursement of Nonrecoverable Advances or interest thereon); provided, however, on any Distribution Date when (1) less than 10% of the initial aggregate Stated Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid Workout-Delayed Reimbursement Amounts that have not been reimbursed to the Master Servicer, Special Servicer or Trustee, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer or the Trustee, as applicable, may obtain reimbursement of any outstanding Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, the foregoing shall not in any manner limit the right of the Master Servicer, the Special Servicer or the Trustee, as applicable, to choose voluntarily to seek reimbursement of Workout-Delayed Reimbursement Amounts solely from collections of principal. The Master Servicer, the Special Servicer or the Trustee, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence.

            If the Master Servicer, the Special Servicer or the Trustee, as applicable, is reimbursed out of general collections for any Workout-Delayed Reimbursement Amounts, then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Principal Distribution Amount, that, but for its application to reimburse a Workout-Delayed Reimbursement Amount, would be included in the Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts that, but for their application to reimburse a Workout-Delayed Reimbursement Amount, would be included in the Available Distribution Amount for any subsequent Distribution Date.

            If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Workout-Delayed Reimbursement Amount, then the Principal Distribution Amount for such Distribution Date shall be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) such Workout-Delayed Reimbursement Amount is reimbursed out of the Principal Distribution Amount as contemplated above and (ii) the particular item for which such Workout-Delayed Reimbursement Amount was originally made is subsequently collected out of payments or other collections in respect of the related Mortgage Loan, then the Principal Distribution Amount for the Distribution Date that corresponds to the Collection Period in which such item was recovered shall be increased by an amount equal to the lesser of (A) the amount of such item and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Workout-Delayed Reimbursement Amount.

            To the extent a Workout-Delayed Reimbursement Amount with respect to a Mortgage Loan is required to be reimbursed from the principal portion of the general collections on the Mortgage Loans pursuant to clause (vii) of this
Section 3.05(a), such reimbursement shall be made first, from the principal collections available on the Mortgage Loans included in the same Loan Group as such Mortgage Loan and, if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances related to such other Loan Group). To the extent the Principal Distribution Amount for a Distribution Date is increased as set forth in preceding paragraph, such increase shall be allocated first to the principal collections in the Loan Group with respect to which the Mortgage Loan as to which the related Workout-Delayed Reimbursement Amount was reimbursed does not belong, and then to the Loan Group with respect to which the Mortgage Loan as to which the related Workout-Delayed Reimbursement Amount was reimbursed does belong.

            For the avoidance of doubt, notwithstanding anything contained in this Agreement to the contrary, the right of any Person hereunder to recover amounts owing with respect to a Whole Loan from the Certificate Account and/or the related Whole Loan Custodial Account shall be without duplication.

            (b) The Trustee may, from time to time, make withdrawals from the REMIC I Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to be deemed to transfer from the REMIC I Distribution Account to the REMIC II Distribution Account on or before the related Distribution Date the Available Distribution Amount as provided in Section 4.01(a)(ii) and Prepayment Premiums to be distributed in respect of the REMIC I Regular Interests, as contemplated by Section 4.01(c)(i) and to make distributions to the Class R-I Certificates pursuant to Section 4.01(c)(iii) or Section 9.01, as applicable;

            (ii) to pay the Trustee accrued and unpaid Trustee Fees pursuant to
      Section 8.05(a) and to reimburse the Trustee for any other amounts to which it is entitled to be reimbursed from the Distribution Account pursuant to this Agreement;

            (iii) to pay the Trustee or any of its respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

            (iv) as contemplated by Section 12.01(h), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by
      Section 12.01(a) or 12.01(d) in connection with any amendment to this Agreement requested by the Trustee, provided such amendment is in furtherance of the rights and interests of Certificateholders;

            (v) to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 12.02(a);

            (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I or REMIC II or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special Servicer or the REMIC Administrator is liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(d) and/or Section 10.01(h); and

            (vii) to clear and terminate the REMIC I Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            Taxes imposed on REMIC I or REMIC II shall be allocated to the related REMIC.

            (c) The Trustee shall be deemed to make withdrawals from the REMIC II Distribution Account for any of the following purposes: (i) to make distributions to Certificateholders (other than Holders of the Class A-2FL, Class A-JFL, Class V and Class R-I Certificates) on each Distribution Date pursuant to Section 4.01(b), Section 4.01(c)(i) or Section 9.01, as applicable, to make distributions to the Class A-2FL Floating Rate Account with respect to the Class A-2FL Regular Interest pursuant to this Agreement and to make distributions to the Class A-JFL Floating Rate Account with respect to the Class A-JFL Regular Interest pursuant to this Agreement; and (ii) to clear and terminate the REMIC II Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (d) On each Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit into the Distribution Account, for distribution on such Distribution Date, an amount equal to the lesser of (i) the entire amount, if any, then on deposit in the Excess Liquidation Proceeds Account and (ii) the excess, if any, of the aggregate amount distributable on such Distribution Date pursuant to Section 4.01(a) and Section 4.01(b), over the Available Distribution Amount for such Distribution Date (calculated without regard to such transfer from the Excess Liquidation Proceeds Account to the Distribution Account); provided that on the Business Day prior to the Final Distribution Date, the Trustee shall withdraw from the Excess Liquidation Proceeds Account and deposit into the Distribution Account, for distribution on such Distribution Date, any and all amounts then on deposit in the Excess Liquidation Proceeds Account.

            (e) The Trustee, the Depositor, the Master Servicer and the Special Servicer shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Certificate Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder, but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Certificate Account or the Distribution Account pursuant to the express terms of this Agreement.

            (f) The Master Servicer may (and, with respect to clause (i), shall), from time to time, make withdrawals from each Whole Loan Custodial Account, for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to make remittances each month no later than the Master Servicer Remittance Date, in an aggregate amount of immediately available funds equal to the applicable portion of the Whole Loan Remittance Amount, to the related Companion Loan Holder and to the Certificate Account for the benefit of the Trust (as holder of the related Mortgage Loan or any related REO Loan), in accordance with the related Intercreditor Agreement; provided, however, any Liquidation Proceeds relating to any repurchase of the Companion Loan related to a Whole Loan by the related seller thereof shall be remitted solely to the related Companion Loan Holder and Liquidation Proceeds relating to the repurchase of a Mortgage Loan related to a Whole Loan by the related Mortgage Loan Seller shall be remitted solely to the Certificate Account; provided that any Liquidation Proceeds related to a sale pursuant to Section 3.18 or pursuant to the related Intercreditor Agreement of a Mortgage Loan included in a Whole Loan shall be deposited directly into the Certificate Account and applied solely to pay expenses relating to that Mortgage Loan and to the Available Distribution Amount, and any Liquidation Proceeds related to a sale pursuant to Section 3.18 of a Companion Loan shall be deposited into the related Whole Loan Custodial Account and applied solely to pay expenses relating to such Companion Loan and to pay amounts due to the related Companion Loan Holder;

            (ii) to reimburse the Master Servicer or the Trustee, as applicable, for unreimbursed P&I Advances made with respect to such Mortgage Loan or, in the case of the Trustee, with respect to the related Mortgage Loan (in each case, with its own funds), as the case may be, respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable P&I Advances, which are reimbursable pursuant to clause (vii) of this Section 3.05(f)) or principal and/or interest advance being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Whole Loan as to which such P&I Advance or principal and/or interest advance was made (net of related Master Servicing Fees and/or Workout Fees);

            (iii) to pay to the Master Servicer earned and unpaid Master Servicing Fees in respect of such Whole Loan and related REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Whole Loan or REO Loan being payable from, and limited to, amounts received on or in respect of such Whole Loan (whether in the form of payments, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the Special Servicer, out of general collections on such Whole Loan and related REO Properties, earned and unpaid Special Servicing Fees in respect of such Whole Loan and related REO Properties;

            (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c);

            (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances with respect to such Whole Loan or related REO Property made thereby (in each case, with its own funds), the Master Servicer's, the Special Servicer's and the Trustee's, as the case may be, respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance (other than Nonrecoverable Servicing Advances, which are reimbursable pursuant to clause (vii) of this Section 3.05(f)) being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Whole Loan or REO Property as to which such Servicing Advance was made;

            (vii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, out of general collections on such Whole Loan or REO Property, for any unreimbursed related Advances made thereby that have been determined to be Nonrecoverable Advances;

            (viii) to pay the Trustee, the Master Servicer, or the Special Servicer as applicable, any Advance Interest due and owing thereto out of Default Charges collected on such Whole Loan the portion of Default Charges allocated thereto in the related Intercreditor Agreement, as and to the extent contemplated by Section 3.27;

            (ix) to the extent that, during any Collection Period, the Master Servicer has reimbursed or is reimbursing itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) of this Section 3.05(f) or pursuant to Section 3.03, and insofar as payment has not already been made, and the Default Charges then on deposit in such Whole Loan Custodial Account is not sufficient to make such payment pursuant to clause (viii) of this Section 3.05(f), to pay the Master Servicer, the Special Servicer or the Trustee, as the case may be, out of general collections on such Whole Loan and related REO Property, any related Advance Interest accrued and payable on the portion of such Advance so reimbursed or being reimbursed;

            (x) to pay any outstanding expense, other than Advance Interest, that was incurred with respect to such Whole Loan and that, if paid from a source other than Default Charges collected on such Whole Loan, would constitute an Additional Trust Fund Expense, such payment to be made out of Default Charges collected on such Whole Loan, as and to the extent contemplated by Section 3.27;

            (xi) to pay itself any items of Additional Master Servicing Compensation, and to pay to the Special Servicer any items of Additional Special Servicing Compensation to which it is entitled, in each case with respect to such Whole Loan from funds collected on such Whole Loan that are on deposit in such Whole Loan Custodial Account from time to time;

            (xii) to pay any unpaid Liquidation Expenses incurred with respect to such Whole Loan or REO Property, such payments to be made, first, out of payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds and, if applicable, REO Revenues received in respect of such Whole Loan or REO Property, as the case may be, and then, out of general collections on such Whole Loan or REO Property;

            (xiii) to pay, in accordance with Section 3.11(i), out of general collections on such Whole Loan and REO Property, certain servicing expenses with respect to such Whole Loan that would, if advanced, constitute Nonrecoverable Servicing Advances;

            (xiv) to pay, out of general collections on such Whole Loan and REO Property, costs and expenses incurred by the related Companion Loan Holder pursuant to Section 3.09(c) (other than the costs of environmental testing, which are to be covered by, and reimbursable as, a Servicing Advance);

            (xv) to pay itself, the Special Servicer, the Depositor, the Trustee or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections on such Whole Loan or REO Property, any amounts payable to any such Person pursuant to Section 6.03, Section 7.01(b) or Section 8.05(b), as applicable, with respect to such Whole Loan;

            (xvi) [RESERVED];

            (xvii) to pay, out of general collections on such Whole Loan and REO Property, any reasonable out-of-pocket cost or expense (including the reasonable fees of tax accountants and attorneys) incurred by the Trustee pursuant to Section 3.17(b) in connection with providing advice to the Special Servicer with respect to such Whole Loan;

            (xviii) to pay to the Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, to the extent that such amount is related to the Mortgage Loan included in such Whole Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(f), it being acknowledged that this clause (xviii) shall not be construed to modify any limitation otherwise set forth in this Agreement on the time at which any Person is entitled to payment or reimbursement of any amount or the funds from which any such payment or reimbursement is permitted to be made;

            (xix) to pay the Master Servicer, the Special Servicer, the related Mortgage Loan Seller, a Controlling Class Certificateholder or any other particular Person, as the case may be, (i) with respect to the Mortgage Loan related to such Whole Loan, if any, previously purchased or otherwise removed from the Trust Fund by such Person pursuant to or as contemplated by this Agreement or (ii) with respect to any Companion Loan related to such Whole Loan purchased by such Person pursuant to or as contemplated by the related Intercreditor Agreement or this Agreement, all amounts received thereon subsequent to the date of purchase, to the extent payable in respect of such Loan;

            (xx) to transfer Excess Liquidation Proceeds related to the Mortgage Loan included in such Whole Loan to the Excess Liquidation Proceeds Account in accordance with Section 3.04(e);

            (xxi) to withdraw any amounts deposited into such Whole Loan Custodial Account in error; and

            (xxii) to clear and terminate such Whole Loan Custodial Account at the termination of this Agreement pursuant to Section 9.01.

            If amounts on deposit in such Whole Loan Custodial Account at any particular time (after withdrawing any portion of such amounts deposited into such Whole Loan Custodial Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xx) of this Section 3.05(f), then the corresponding withdrawals from such Whole Loan Custodial Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in such Whole Loan Custodial Account, then (following any withdrawals made from such Whole Loan Custodial Account in accordance with the immediately preceding clause (A) of this paragraph) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds; provided that any reimbursements of Advances in respect of such Whole Loan or REO Property out of such Whole Loan Custodial Account pursuant to any of clauses (ii), (vi) and (vii) of this Section 3.05(f), and any payments of interest thereon out of such Whole Loan Custodial Account pursuant to either of clauses (viii) and (ix) of this Section 3.05(f), shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Trustee; and second, pro rata, to the Master Servicer and Special Servicer; provided, further with respect to a Whole Loan that is an A/B Loan, any such reimbursements shall be made from funds otherwise allocable to the related Note B prior to being reimbursed from funds allocable to the related Mortgage Loan.

            The Master Servicer shall also be entitled to make withdrawals from time to time, from the Whole Loan Custodial Account of amounts necessary for the payments or reimbursement of amounts required to be paid with respect to a Non-Serviced Companion Loan to the master servicer, the special servicer and the trustee under the Non-Serviced Pooling and Servicing Agreement pursuant to the applicable Intercreditor Agreement.

            Notwithstanding anything to the contrary in this Section 3.05(f), the Master Servicer acknowledges its obligations under the related Intercreditor Agreement to remit funds thereunder then due and owing to the holder of the Companion Loan related to such Whole Loan in the time frames set forth therein.

            The Master Servicer and the Special Servicer, as applicable, shall notify the Trustee in writing of any transfer of the Companion Loan related to a Whole Loan, specifically identifying the name, address and contact information of the transferee if the Master Servicer and the Special Servicer, as applicable, has received actual written notice from the transferee of such transferee's name, address and contact information.

            Notwithstanding anything contained in this Agreement to the contrary, the Master Servicer or the Special Servicer, as applicable, shall be permitted (but shall have no affirmative obligation whatsoever or be otherwise required under this Agreement) to structure the time of recoveries of Nonrecoverable Advances in such a manner as the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, is in the best interest of the Certificateholders as a collective whole, which may include being reimbursed for Nonrecoverable Advances in installments over time.

            (g) If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Loan or any related REO Property, then the Special Servicer shall, promptly when needed, transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Certificate Account for the following purposes:

            (i) to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with Section 3.05(a), for any Nonrecoverable Advance made by such party with respect to such Loan or any related REO Property (together with interest thereon);

            (ii) to pay, in accordance with Section 3.05(a), or to reimburse the Trust for the prior payment of, any expense relating to such Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense;

            (iii) to offset any Realized Loss (as calculated without regard to the application of such Loss of Value Payments) incurred with respect to such Loan or any successor REO Loan with respect thereto;

            (iv) following the occurrence of a liquidation event or other disposition with respect to such Mortgage Loan or any related REO Property, to cover the items contemplated by the immediately preceding clauses (i) through (iii) of this Section 3.05(g) in respect of any other Loan or REO Loan; and

            (v) on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) of this Section 3.05(g), to the related Mortgage Loan Seller to offset any Realized Losses (net of any amount contributed by the Mortgage Loan Seller that was used pursuant to clauses (i) through (iv)) of this Section 3.05(g)).

            Any Loss of Value Payments transferred to the Certificate Account pursuant to clauses (i) through (iii) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds received by the Trust in respect of the related Loan or any successor REO Loan with respect thereto for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Certificate Account pursuant to clause (iv) of the prior paragraph shall, except for purposes of Section 3.11(c), be deemed to constitute Liquidation Proceeds received by the Trust in respect of the Loan or REO Loan for which such Loss of Value Payments are being transferred to the Certificate Account to cover an item contemplated by clauses
(i) through (iii) of the prior paragraph.

            On the Business Day immediately prior to the Master Servicer Remittance Date related to the final Distribution Date, the Special Servicer shall withdraw from the Loss of Value Reserve Fund and transfer to the Master Servicer, for deposit in the Certificate Account, any Loss of Value Payments remaining on deposit in the Loss of Value Reserve Fund. Such Loss of Value Payments so deposited in the Certificate Account shall constitute part of the Available Distribution Amount for the final Distribution Date, to the extent needed to distribute to the Holders of the REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests in accordance with Section 9.01, all interest then payable thereto, together with the aggregate Certificate Balance of, and all loss reimbursement amounts for such final Distribution Date in respect of, the respective Classes of the REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests, and otherwise shall be distributable to the Holders of the REMIC Residual Certificates on the final Distribution Date.

            (h) The Swap Trustee shall make withdrawals from the Class A-2FL Floating Rate Account in the following order of priority and only for the following purposes: (i) to withdraw amounts deposited in the Class A-2FL Floating Rate Account in error and pay such amounts to Persons entitled thereto;
(ii) out of interest amounts to make regularly scheduled payments required to be paid to the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract as specified in Section 3.33(c), provided there is no Class A-2FL Swap Default;
(iii) to make distributions to the Holders of the Class A-2FL Certificates pursuant to Section 4.01(l); and (iv) to clear and terminate the Class A-2FL Floating Rate Account pursuant to Section 9.01.

            (i) The Swap Trustee shall make withdrawals from the Class A-JFL Floating Rate Account in the following order of priority and only for the following purposes: (i) to withdraw amounts deposited in the Class A-JFL Floating Rate Account in error and pay such amounts to Persons entitled thereto;
(ii) out of interest amounts to make regularly scheduled payments required to be paid to the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract as specified in Section 3.34(c), provided there is no Class A-JFL Swap Default;
(iii) to make distributions to the Holders of the Class A-JFL Certificates pursuant to Section 4.01(o); and (iv) to clear and terminate the Class A-JFL Floating Rate Account pursuant to Section 9.01.

            Section 3.06 Investment of Funds in the Certificate Account, the Interest Reserve Account, the Excess Interest Distribution Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Liquidation Proceeds Account, the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account and the REO Account.

            (a) The Master Servicer may direct any depository institution maintaining the Certificate Account, the Servicing Account, the Interest Reserve Account and each Whole Loan Custodial Account, the Special Servicer may direct any depository institution maintaining each REO Account, and the Trustee may direct any depository institution maintaining the REMIC I Distribution Account, the REMIC II Distribution Account, the Excess Interest Distribution Account, the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account and the Excess Liquidation Proceeds Account to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement (or (i) in the case of the Class A-2FL Floating Rate Account, maturing no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn therefrom and paid to the Class A-2FL Swap Counterparty and (ii) in the case of the Class A-JFL Floating Rate Account, maturing no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn therefrom and paid to the Class A-JFL Swap Counterparty). All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders and, in the case of a Permitted Investment in any Investment Account solely related to a Whole Loan, the related Companion Loan Holder (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account, the Interest Reserve Account, each Whole Loan Custodial Account and the Servicing Account) and the Special Servicer (with respect to Permitted Investments of amounts in each REO Account), on behalf of the Trustee for the benefit of the Certificateholders and in the case of any Investment Account solely related to a Whole Loan, the related Companion Loan Holder, and the Trustee (with respect to the Excess Liquidation Proceeds Account, the REMIC I Distribution Account, the REMIC II Distribution Account, the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account and the Excess Interest Distribution Account), on behalf of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer, the Special Servicer or itself, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, the Interest Reserve Account, each Whole Loan Custodial Account and the Servicing Account) or the Special Servicer (in the case of each REO Account) and the Trustee (in the case of the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the REMIC I Distribution Account, the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account and the REMIC II Distribution Account) shall:

            (i) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account, the Interest Reserve Account, each Whole Loan Custodial Account and the Servicing Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a) or Section 3.05(f), as applicable. Whether or not the Special Servicer directs the investment of funds in each REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Trustee directs the investment of funds in the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the REMIC I Distribution Account, the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account and the REMIC II Distribution Account, interest and investment income realized on funds deposited therein, to the extent of Net Investment Earnings, if any, for each such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to withdrawal by the Trustee. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account, the Interest Reserve Account, the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account, each Whole Loan Custodial Account and the Servicing Account (with respect to funds invested by the Master Servicer for its own account)), the Special Servicer (in the case of each REO Account) and the Trustee (in the case of the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the REMIC I Distribution Account and the REMIC II Distribution Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except in respect to losses incurred in respect of any Permitted Investment on deposit in the Excess Interest Distribution Account, the Excess Liquidation Proceeds Account, the REMIC I Distribution Account, the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account and the REMIC II Distribution Account; and to the extent that it is the obligor on any such Permitted Investment.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

            Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) In the case of each Serviced Loan, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause each Mortgagor to maintain, and, if the Mortgagor does not so maintain, the Master Servicer will itself cause to be maintained, for each Mortgaged Property (including each Mortgaged Property relating to any Specially Serviced Loan) all insurance coverage as is required, subject to applicable law, under the related loan documents; provided that, if and to the extent that any such loan documents permit the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard and, prior to the date such existing insurance expires or is required to be renewed, the Master Servicer may, to the extent consistent with the Servicing Standard, take into account insurance in place at loan origination, with a view towards requiring insurance comparable to that required under other Serviced Loans with express provisions governing such matters and including business interruption or rental loss insurance for at least 12 months; and provided, further, the Master Servicer shall be required to maintain such insurance coverage upon the related Mortgagor's failure to do so only to the extent that such insurance is available at commercially reasonable rates and the Trustee, on behalf of the Trust, as mortgagee has an insurable interest. Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property (other than with respect to any REO Property related to a Non-Serviced Loan) no less insurance coverage (to the extent available at commercially reasonable rates) (A) than was previously required of the related Mortgagor under the related loan documents and (B), at a minimum,
(i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) commercial general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance required to be maintained by Master Servicer or Special Servicer shall be obtained from Qualified Insurers that, in each case, shall have a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A" from S&P (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event. All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of the Mortgage Loans), or shall name the Trustee (and in the case of a Whole Loan, the related Companion Loan Holder) as the insured, with loss payable to the Special Servicer on behalf of the Trustee (and in the case of a Whole Loan, the related Companion Loan Holder) (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited into the Certificate Account, or, if a Whole Loan is involved, the related Whole Loan Custodial Account, subject to withdrawal pursuant to Section 3.05(a), or Section 3.05(f), as applicable in the case of amounts received in respect of a Serviced Loan, or in the applicable REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or Special Servicer in maintaining any such insurance shall not, for purposes hereof, including calculating monthly distributions to Certificateholders, be added to unpaid principal balance or Stated Principal Balance of the related Serviced Loan, notwithstanding that the terms of such Serviced Loan so permit; provided, however, this sentence shall not limit the rights of the Master Servicer or Special Servicer on behalf of the Trust or, if a Whole Loan is involved, on behalf of the related Companion Loan Holder, to enforce any obligations of the related Mortgagor under such Serviced Loan. Costs to the Master Servicer or Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid by and reimbursable to the Master Servicer or the Special Servicer, as the case may be, as a Servicing Advance.

            If the related loan documents specifically and expressly set forth terms requiring insurance coverage against terrorist or similar acts for a Serviced Loan, then the Master Servicer and the Special Servicer shall enforce the terms of the related loan documents in accordance with the Servicing Standard, and if the Mortgagor fails to maintain such insurance, such failure shall constitute a Servicing Transfer Event. To the extent the loan documents do not set forth specific terms requiring insurance coverage against terrorist or similar acts and a Serviced Loan (x) requires a Mortgagor to maintain insurance policies covering some or all of the risks contained in the Additional Exclusions or (y) in accordance with the Servicing Standard, the Master Servicer has determined (in consultation with the Special Servicer and the Directing Certificateholder) that the loan documents permit the lender to require the Mortgagor to maintain insurance policies covering some or all the risks contained in the Additional Exclusions (the covered risks required to be covered or that the lender has the discretion to require to be covered being referred to as "Covered Risks"), the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to determine whether, upon renewal of the Mortgagor's property or casualty insurance (including any all risk insurance policy), any of the Covered Risks are excluded from coverage. If any of the Covered Risks are determined by the Master Servicer to be excluded from coverage, the Master Servicer shall request the Mortgagor to either (i) purchase insurance acceptable to the Master Servicer in accordance with the Servicing Standard and in accordance with the related loan documents covering such Covered Risks or (ii) provide a written explanation as to its reasons for failing to purchase such insurance. Notwithstanding the foregoing, with the written consent of the Special Servicer in accordance with the Servicing Standard the Master Servicer may waive the requirement to procure insurance covering any of the Covered Risks if the Master Servicer determines in accordance with the Servicing Standard that (1) insurance covering any such Covered Risks is not available at a commercially reasonable price, or (2) based on information reasonably available to the Master Servicer, after due inquiry, any such Covered Risks are at that time not commonly insured against for properties similar to the Mortgaged Property and located in or around the region in which the Mortgaged Property is located unless the Stated Principal Balance of the Serviced Loan is greater than $20,000,000. If the Stated Principal Balance of the Serviced Loan is greater than $20,000,000, then the Master Servicer must determine that the circumstances in both clauses (1) and (2) of the immediately preceding sentence apply prior to waiving the Mortgagor's requirement to procure insurance with respect to any Covered Risks. If the Special Servicer fails to give a response to the Master Servicer as referenced in the second preceding sentence within ten Business Days of the Master Servicer initially notifying the Special Servicer in writing of such request, the Master Servicer shall promptly notify the Directing Certificateholder of such failure of the Special Servicer to respond to such request. If the Directing Certificateholder and/or the Special Servicer have not responded to the Master Servicer within ten Business Days of the notice referenced in the immediately preceding sentence, the Master Servicer shall determine in accordance with the Servicing Standard whether to require (or not require) the Mortgagor to maintain such insurance; provided, that during the period that the Special Servicer and/or the Directing Certificateholder are evaluating such insurance, none of the Master Servicer, the Special Servicer and/or the Directing Certificateholder shall be liable for any loss related to its failure to require a Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. If the Master Servicer requires the Mortgagor to maintain such insurance and the Mortgagor fails to maintain such insurance, to the extent such insurance is then reasonably available, the Master Servicer shall then procure such insurance in accordance with the Servicing Standard and such failure by the Mortgagor shall constitute a Servicing Transfer Event. For purposes of computing whether the $20,000,000 threshold described herein is met for a particular Serviced Loan, if a Serviced Loan is secured by multiple Mortgaged Properties, then the amount subject to the $20,000,000 threshold shall be the portion of the Stated Principal Balance of the related Serviced Loan pro rated based on an individual Mortgaged Property's appraised value as a percentage of the total appraised value of all of the related Mortgaged Properties.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force placed policy insuring against hazard losses on all of the Serviced Loans or REO Properties (other than with respect to any REO Property related to a Non-Serviced Loan), as applicable, that it is required to service and administer hereunder, then, to the extent such policy (i) is obtained from a Qualified Insurer having a financial strength or claims-paying rating no lower than "A" from Fitch and "A" from S&P or having such other financial strength or claims-paying ability rating as would not, as confirmed in writing by the relevant Rating Agency, result in an Adverse Rating Event and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket or master force placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Serviced Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy that is consistent with the Servicing Standard). The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and the Certificateholders and, in the case of a Whole Loan, the related Companion Loan Holder, claims under any such blanket or master forced placed policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans or REO Properties for which it is responsible exist as part of the Trust Fund) keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A" from S&P, a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying ability rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Loans and/or REO Properties for which it is responsible exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a financial strength or claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "A" from Fitch and "A" from S&P, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae seller-servicer of multifamily mortgage loans (or in such other form and amount or issued by an insurer with such other financial strength or claims-paying rating as would not result in an Adverse Rating Event with respect to any Class of Rated Certificates (as confirmed in writing to the Trustee by the relevant Rating Agency)). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee. So long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer (or its direct or indirect parent company), as applicable, are rated not lower than "A" from Fitch and "A" from S&P, the Master Servicer or Special Servicer, as applicable, may self-insure with respect to either or both of the fidelity bond coverage and the errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

            Section 3.08 Enforcement of Alienation Clauses.

            (a) As to each Serviced Loan that contains a provision in the nature of a (i) "due-on-sale" clause (which includes, without limitation, sales or transfers of the Mortgaged Property (in full or in part) or the sale, transfer, pledge or hypothecation of direct or indirect interest in the related Borrower or its owners), which by its terms (1) provides that such Serviced Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of a controlling interest in the related Mortgagor; (2) provides that such Serviced Loan may not be assumed without the consent of the mortgagee or satisfaction of certain conditions in connection with any such sale or other transfer, for so long as such Serviced Loan is included in the Trust Fund or (3) provides that such Serviced Loan may be assumed or transferred without the consent of the mortgagee provided that certain conditions set forth in the related loan documents are satisfied, or (ii) as to each Serviced Loan that contains a provision in the nature of a "due-on-encumbrance" clause (including, without limitation, any mezzanine financing of the related Borrower or the related Mortgaged Property or any sale or transfer of preferred equity in such Borrower or its direct or indirect owners), that by its terms: (1) provides that such Serviced Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; (2) requires the consent of the mortgagee or satisfaction of certain conditions to the creation of any such additional lien or other encumbrance on the related Mortgaged Property; or (3) provides that such Serviced Loan may be further encumbered provided that certain conditions set forth in the loan documents have been satisfied, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Serviced Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Serviced Loan (x) to accelerate the payments thereon, (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard or (z) determine whether the conditions set forth in clause (a)(i)(3) of this paragraph have been satisfied.

            Notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" or "due-on-encumbrance" clause (including, but not limited to, making any determination that the conditions set forth in clauses (a)(i)(3) and
(a)(ii)(3) of this Section 3.08 have been satisfied), unless both the Master Servicer and the Special Servicer shall have followed the procedures set forth for those Serviced Loans in the manner set forth in the immediately below clauses (i) through (vi):

            (i) The Master Servicer shall not waive any right it has, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause (including, but not limited to, making any determination that the conditions set forth in clauses (a)(i)(3) and
      (a)(ii)(3) of this Section 3.08 have been satisfied) without first obtaining the consent of the Special Servicer. The Special Servicer's consent shall be deemed given if the Master Servicer shall have provided the Special Servicer written notice of the matter together with all of the information set forth in the immediately succeeding sentence and all information reasonably requested by the Special Servicer and the Special Servicer shall not have responded in writing, via fax or e mail within 15 Business Days of such request (subject to any extensions of applicable time periods required if the Special Servicer is required by this Agreement to seek the consent of other third parties). In connection with the request set forth above, the Master Servicer shall provide to the Special Servicer written notice of the matter, a written explanation of the surrounding circumstances, such additional information as the Special Servicer shall reasonably request and a request for approval by the Special Servicer.

            (ii) The Special Servicer shall not waive any right it has, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Directing Certificateholder for (a) any Non-Partitioned Loan and/or Post CAP Whole Loan that is a Performing Serviced Loan or (b) for any Specially Serviced Loan that is a Non-Partitioned Loan and/or Post CAP Whole Loan. Consent by the Directing Certificateholder shall be deemed given if the Special Servicer shall have provided the Directing Certificateholder written notice of the matter together with all of the information set forth in the immediately succeeding sentence and the Directing Certificateholder shall not have responded in writing, via fax or e mail within ten Business Days of such request. In connection with the request set forth above, the Special Servicer shall provide to the Directing Certificateholder written notice of the matter, a written explanation of the surrounding circumstances, such additional information as the Directing Certificateholder shall reasonably request and a request for approval by the Directing Certificateholder.

            (iii) With respect to any A/B Whole Loan for which a related Control Appraisal Period does not exist, (A) the Master Servicer with respect to those time periods when such Loan is a Performing Loan shall not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent shall not be given without the Special Servicer first obtaining the consent of the related Controlling Holder, and (B) the Special Servicer with respect to those time periods when either such Loan is a Specially Serviced Loan shall not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the related Controlling Holder. Consent by a Controlling Holder shall be deemed given if the Master Servicer or Special Servicer, as applicable, shall have provided such Controlling Holder written notice of the matter together with all of the information set forth in the last sentence of Section 3.08(a)(ii) and such Controlling Holder shall not have responded in writing, via fax or email within ten Business Days of such request.

            (iv) Notwithstanding anything to the contrary contained herein, the Master Servicer shall not permit any such transfer, assumption or further encumbrance of such Serviced Loan or related Mortgaged Property or interests in the related Borrower, if the Special Servicer, in accordance with the Servicing Standard, (a) notifies the Master Servicer of its determination with respect to any Serviced Loan (which by its terms permits the transfer, assumption or further encumbrance without mortgagee consent provided certain conditions are satisfied and the determination as to whether any such conditions are satisfied would require the mortgagee to exercise the judgment of a reasonable prudent commercial lender) that the conditions required under the related loan documents have not been satisfied or (b) objects in writing to the Master Servicer's determination that such conditions have been satisfied with respect to any such Serviced Loan.

            (v) [RESERVED].

            (vi) Notwithstanding the foregoing, solely with respect to the consent or waiver of any "due-on-sale" clause as described in Section 3.08(a), if any Mortgage Loan (other than with respect to any Non-Serviced Mortgage Loan, which is governed by the related Non-Serviced Loan Pooling and Servicing Agreement):

                        (1) has a then outstanding principal balance of greater
                  than $5,000,000 and represents greater than 5.0% of the then outstanding principal balance of the Mortgage Pool;

                        (2) has a then outstanding principal balance of greater
                  than $35,000,000; or

                        (3) has a then outstanding principal balance of greater
                  than $5,000,000 and is one of the ten largest Mortgage Loans in the Mortgage Pool based on the then outstanding principal balance of the Mortgage Pool,

then neither the Master Servicer nor Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency that such action would not result in the qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates.

            (vii) Notwithstanding the foregoing, solely with respect to the consent or waiver of any "due-on-encumbrance" clause as described in
      Section 3.08(a), if any Mortgage Loan (other than with respect to any Non-Serviced Mortgage Loan, which is governed by the related Non-Serviced Loan Pooling and Servicing Agreement):

                        (1) represents greater than 2.0% of the then outstanding
                  principal balance of the Mortgage Pool;

                        (2) is at the time one of the ten largest Mortgage Loans
                  or Cross-Collateralized Set of Mortgage Loans by outstanding principal balance in the Mortgage Pool or has a then outstanding principal balance of greater than $20,000,000; or

                        (3) after taking into consideration any additional
                  indebtedness secured by the related Mortgaged Property and any mezzanine debt, the loan-to-value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x, then neither the Master Servicer nor the Special Servicer, as the case may be, shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause governing the transfer of any Mortgaged Property that secures, or controlling interests in any Mortgagor under, a Cross-Collateralized Set unless the Master Servicer or Special Servicer, as applicable, shall have obtained written confirmation from each Rating Agency that such action shall not result in a qualification (if applicable), downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates or Companion Loan Securities (if applicable).

            (viii) In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding clauses, by the loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, may, if consistent with the Servicing Standard, enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it. In addition, the Master Servicer or the Special Servicer, as the case may be, if consistent with the Servicing Standard, shall require as a condition of its approval that the related Mortgagor pay all costs associated with such transfer. The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

            Notwithstanding anything herein to the contrary, the Master Servicer shall approve and close, without the consent of the Special Servicer, all initial syndications of tenant-in-common interests, provided such syndications are specifically permitted by and in accordance with the related loan documents for any Mortgage Loan (other than a Non-Serviced Loan) or Serviced Whole Loan, that is not a Specially Serviced Mortgage Loan, including without limitation, any such Loan set forth on Schedule XIII attached hereto. Upon completion of any such initial transfer, the Master Servicer shall promptly provide notice by electronic mail thereof to the Special Servicer and the Directing Certificateholder, which notice shall also (i) advise the Special Servicer and Directing Certificateholder as to the total number of transfers with respect to such Mortgage Loan or Serviced Whole Loan that the Master Servicer has approved and closed as of such date and the expiration date (if any) by which such transfer(s) must occur pursuant to the related loan documents, and (ii) advise the Special Servicer and the Directing Certificateholder of when, with respect to any such Mortgage Loan or Serviced Whole Loan, such tenant-in-common syndication is complete. Any requests for modification to or extension of the final initial syndication date respecting any such tenant-in-common transfers or increase in the permitted number of tenant-in-common interests under the initial syndication shall be processed and approved solely by the Special Servicer, who shall promptly notify the Directing Certificateholder of any such modification or extension.

            (b) In connection with any permitted assumption of any Serviced Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the Master Servicer (in the case of a Performing Serviced Loan) or the Special Servicer (in the case of a Specially Serviced Loan) shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

            (c) If the Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses. Any remaining portion of such assumption fee (such remaining portion, a "Net Assumption Fee") or of such assumption application fee (such remaining portion, a "Net Assumption Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11.

            Section 3.09 Realization Upon Defaulted Serviced Loans.

            (a) The Special Servicer shall, subject to Sections 3.09(b), 3.09(c), and 3.09(d), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including pursuant to Section 3.20; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any ARD Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Serviced Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard, or (ii) all other amounts due under such Serviced Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. In connection with the foregoing, in the event of a default under any Serviced Loan or Cross-Collateralized Set that is secured by real properties located in multiple states, and such states include California or another state with a statute, rule or regulation comparable to California's "one action rule", then the Special Servicer shall consult Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties. The reasonable costs of such consultation shall be paid by, and reimbursable to, the Master Servicer as a Servicing Advance. In addition, all other costs and expenses incurred in any foreclosure sale or similar proceeding shall be paid by, and reimbursable to, the Special Servicer as a Servicing Advance. Nothing contained in this Section
3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by such Special Servicer taking into account the factors described in
Section 3.18 and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such cash bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary in accordance with the Servicing Standard for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Serviced Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall be covered by, and be reimbursable as, a Servicing Advance).

            (b) Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Special Servicer on behalf of the Trust (and in the case of a Mortgaged Property securing a Whole Loan, on behalf of the related Companion Loan Holder) under such circumstances, in such manner or pursuant to such terms as would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such REO Property that is not treated as "foreclosure property" and that is held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of such REMIC within the meaning of Treasury Regulations Sections 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust (and in the case of a Mortgaged Property securing any Whole Loan, the related Companion Loan Holder) to the imposition of any federal income or prohibited transaction taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company. In addition, except as permitted under Section 3.17, the Special Servicer shall not acquire any personal property on behalf of the Trust pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Serviced Loan) unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be covered by, and reimbursable as, a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to Section 3.17, cause the imposition of a tax on the Trust under the REMIC Provisions.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust (and in the case of a Mortgaged Property securing a Whole Loan, on behalf of the related Companion Loan Holder), obtain title to a Mortgaged Property by foreclosure, deed-in-lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and in the case of a Mortgaged Property securing a Whole Loan, on behalf of the related Companion Loan Holder), could, in the reasonable, good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

            (i) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (ii) in the event that the determination described in the immediately preceding clause (c)(i) cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the immediately preceding clause (c)(i), that it would maximize the recovery to the Certificateholders (or if a Serviced Whole Loan is affected, to the Certificateholders and the related Companion Loan Holder) (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related A/B Companion Loan), on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the immediately preceding clause (c)(i).

            Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Whole Loan Holder (if a Whole Loan is involved) and the Controlling Holder (if an A/B Whole Loan is involved), specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, the Master Servicer shall not be obligated in connection therewith to advance any funds that, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph shall be payable out of the Certificate Account or, if a Whole Loan is involved, out of the related Whole Loan Custodial Account, pursuant to Section 3.05.

            (d) If neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a Defaulted Serviced Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trust, and, if a Serviced Whole Loan is involved, the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related A/B Companion Loan), release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall report to the Trustee, the Master Servicer, the related Companion Loan Holder (if a Whole Loan is involved), the related Controlling Holder (if an A/B Whole Loan is involved) and the Directing Certificateholder monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first paragraph of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Loan's becoming a Corrected Serviced Loan.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the subject Serviced Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) Annually in each January, commencing in January 2008, the Master Servicer (with information provided by the Special Servicer) shall file with the IRS, on a timely basis, the information returns with respect to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Specially Serviced Loans and REO Properties (other than REO Properties related to any Non-Serviced Loan) required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Contemporaneously, the Master Servicer shall deliver to the Trustee an Officer's Certificate stating that all such information returns relating to Specially Serviced Loans and REO Properties that were required to be filed during the prior 12 months have been properly completed and timely provided to the IRS. The Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Serviced Loan as required by Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

            (h) As soon as the Special Servicer makes a Final Recovery Determination with respect to any Serviced Loan or REO Property (other than any REO Property related to any Non-Serviced Loan), it shall promptly notify the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder (if a Whole Loan is involved) and the Controlling Holder (if an A/B Whole Loan is involved). The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each such Final Recovery Determination (if any) and the basis thereof. Each such Final Recovery Determination (if any) shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

            Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Serviced Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee and the related Companion Loan Holder (if a Whole Loan is involved), and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D that shall be accompanied by the form of any release or discharge to be executed by the Trustee. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. If the Mortgage has been recorded in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or if a Whole Loan is involved, the related Whole Loan Custodial Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Serviced Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Serviced Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a), or, if a Whole Loan is involved, into the related Whole Loan Custodial Account pursuant to Section 3.04(e), have been or will be so deposited, or that such Serviced Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

            (c) Within five Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee, as applicable, by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust, or if a Whole Loan is involved, against the related Companion Loan Holder, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, a limited power of attorney, subject to the provisions of Section 3.01(c), issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee (however, the Trustee shall not be liable for any misuse of such power of attorney by such Special Servicer). Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. If a Whole Loan is involved, such documents and pleadings shall also be delivered by the Special Servicer to the related Companion Loan Holder.

            (d) Each of the Master Servicer and the Special Servicer, as applicable, is authorized for the benefit of the Certificateholders and, if a Whole Loan is involved, the related Companion Loan Holder, to direct, manage, prosecute and/or defend any and all claims and litigation relating to (a) the enforcement of the obligations of the Borrower or guarantor under any loan documents and (b) any action brought by the Borrower against the Trust Fund. Such enforcement shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard; it being expressly understood that (i) the Master Servicer shall not be liable for such enforcement by the Special Servicer and (ii) the Special Servicer shall not be liable for such enforcement by the Master Servicer. If from time to time, pursuant to the terms of the Beacon Seattle & DC Portfolio Intercreditor Agreement and the Beacon Seattle & DC Portfolio Pooling Agreement, and as appropriate for enforcing the terms of the Beacon Seattle & DC Portfolio Mortgage Loan, the Beacon Seattle & DC Portfolio Master Servicer requests delivery to it of the original Mortgage Note for the Beacon Seattle & DC Portfolio Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the Beacon Seattle & DC Portfolio Master Servicer or its designee. If from time to time, pursuant to the terms of the 575 Lexington Avenue Intercreditor Agreement and the 575 Lexington Avenue Pooling Agreement, and as appropriate for enforcing the terms of the 575 Lexington Avenue Pari Passu Mortgage Loan, the 575 Lexington Avenue Master Servicer requests delivery to it of the original Mortgage Note for the 575 Lexington Avenue Pari Passu Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the 575 Lexington Avenue Master Servicer or its designee.

            Section 3.11 Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee Regarding Back-up Servicing Advances.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Loan (including each Specially Serviced Loan) and each related REO Loan. As to each such Loan and REO Loan, for each calendar month (commencing with July
2007) or any applicable portion thereof, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate on the same principal amount, and without giving effect to any Excess Interest that may accrue on any ARD Loan after its Anticipated Repayment Date, as interest accrues from time to time during such calendar month (or portion thereof) on such Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Loan or REO Loan, as the case may be. The Master Servicing Fee with respect to any Loan or REO Loan shall cease to accrue if a Liquidation Event (or with respect to a Non-Serviced Loan, a similar event occurs under the related Non-Serviced Loan Pooling and Servicing Agreement) occurs in respect thereof. Master Servicing Fees earned with respect to any such Loan or REO Loan shall be payable monthly from payments of interest on such Loan or REO Revenues allocable as interest on such REO Loan, as the case may be. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Loan or REO Loan out of the portion of any related Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds allocable as interest on such Loan or REO Loan, as the case may be. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided in the following paragraph.

            (b) The Master Servicer shall be entitled to receive the following items as additional servicing compensation, which shall be paid prior to remittance of such amounts, if any, which are required to be paid in the case of a Whole Loan to any Companion Loan Holder under any Intercreditor Agreement (the following items, collectively, "Additional Master Servicing Compensation"):

            (i) any and all Net Default Charges, Net Assumption Application Fees, Net Modification Application Fees and earnout fees collected with respect to a Performing Serviced Loan;

            (ii) 50% of any and all Net Assumption Fees actually paid by a Mortgagor with respect to a Performing Serviced Loan;

            (iii) 50% of any and all Net Modification Fees, extension fees, consent fees and waiver fees actually paid by a Mortgagor with respect to a Performing Serviced Loan for which Special Servicer approval is required;

            (iv) any and all charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a Performing Serviced Loan and, in the case of checks returned for insufficient funds, with respect to a Specially Serviced Loan;

            (v) any and all Prepayment Interest Excess collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan);

            (vi) interest or other income earned on deposits in the Investment Accounts maintained by the Master Servicer, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to any such Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage); and

            (vii) 50% of any and all substitution fees (net of any costs incurred in connection with any substitution) collected on a Performing Serviced Loan.

            Notwithstanding the foregoing with respect to any 50% sharing of fees referenced in this Section 3.11(b), the Master Servicer shall be entitled to all such fees if with respect to the activity related to any such fee the Master Servicer is not required to seek the consent and/or approval of the Special Servicer pursuant to this Agreement.

            To the extent that any of the amounts described in the preceding paragraph are collected by the Special Servicer, the Special Servicer shall promptly pay such amounts to the Master Servicer.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive monthly the Special Servicing Fee with respect to each Specially Serviced Loan and each REO Loan for which it is responsible. As to each Specially Serviced Loan and REO Loan, for any particular calendar month or applicable portion thereof, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Specially Serviced Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and shall be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Loan or REO Loan, as the case may be. The Special Servicing Fee with respect to any Specially Serviced Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or, in the case of a Specially Serviced Loan, as of the date it becomes a Corrected Serviced Loan. Earned but unpaid Special Servicing Fees with respect to Specially Serviced Loans and REO Loans shall be payable monthly out of general collections on the Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a); provided, however, if a Whole Loan is involved, first out of funds on deposit in the related Whole Loan Custodial Account pursuant to Section 3.05(f).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Serviced Loan. As to each Corrected Serviced Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each payment of interest (other than Default Interest and Excess Interest) and principal received from the related Mortgagor on such Serviced Loan for so long as it remains a Corrected Serviced Loan. The Workout Fee with respect to any such Corrected Serviced Loan will cease to be payable if a new Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when the subject Serviced Loan again became a Corrected Serviced Loan. If the Special Servicer is terminated, including pursuant to Section 3.23, or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Serviced Loans serviced by it that became Corrected Serviced Loans during the period that it acted as Special Servicer and that were still Corrected Serviced Loans at the time of such termination or resignation and (ii) any Specially Serviced Loans for which such Special Servicer has resolved the circumstances and/or conditions causing any such Serviced Loan to be a Specially Serviced Loan, but that had not as of the time the Special Servicer was terminated become a Corrected Serviced Loan solely because the related Mortgagor had not made three consecutive timely Monthly Payments and that subsequently becomes a Corrected Serviced Loan as a result of the related Mortgagor making such three consecutive timely monthly payments (and the successor to the Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided that, in the case of any Specially Serviced Loan described in clause (ii) of this sentence, the terminated Special Servicer shall immediately deliver the related Servicing File to the Master Servicer, and the Master Servicer shall (without further compensation) monitor that all conditions precedent to such Serviced Loan's becoming a Corrected Serviced Loan are satisfied and, further, shall immediately transfer such Servicing File to the new Special Servicer if and when it becomes apparent to the Master Servicer that such conditions precedent will not be satisfied.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Loan or REO Loan as to which it receives any full, partial or discounted payoff from the related Mortgagor or any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds. Notwithstanding the foregoing and for the avoidance of doubt, no Liquidation Fee shall be payable in connection with (a) the purchase of a Defaulted Serviced Loan by the Majority Certificateholder of the Controlling Class pursuant to any applicable purchase right set forth in Section 3.18(c) or with respect to a purchase of a related Defaulted Serviced Loan at its fair value as determined in Section 3.18, unless such purchase is by an assignee of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignee is not an affiliate of the Majority Certificateholder of the Controlling Class or the Special Servicer, such assignment is for no material consideration; and provided and such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the fair value of the related Mortgage Loan; (b) the purchase of any Mortgage Loan by the related A/B Whole Loan Purchase Option Holder (or its designee) or the holder of a subordinate note or a Mezzanine Loan (or its designee) pursuant to a purchase option contained in the related intercreditor agreement unless such purchase occurs or purchase right is exercised more than 90 days from the date that the Special Servicer has initially determined the fair value of the Mortgage Loan, (c) the purchase option of the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 9.01(d) the repurchase by the related Mortgage Loan Seller of a Mortgage Loan so required to be repurchased by it pursuant to Section 4 of the related Mortgage Loan Purchase and Sale Agreement and Section 2.03 within the time frame set forth in the Initial Resolution Period and/or the Resolution Extension Period (if applicable); provided that such time frame shall never be less than 90 days from the date that the related Mortgage Loan Seller was first notified of its obligation to repurchase pursuant to Section 4 of the related Mortgage Loan Purchase and Sale Agreement and Section 2.03, provided such purchase occurs within 90 days after the date that the related Mortgage Loan Seller was first notified of its obligation to repurchase such Loan; (e) in connection with a Loss of Value Payment by the related Mortgage Loan Seller; and (f) with respect to any Non-Serviced Companion Loan, a purchase or repurchase of such Non-Serviced Companion Loan under an Non-Serviced Pooling and Servicing Agreement. As to each such Specially Serviced Loan or REO Loan, the Liquidation Fee shall be payable out of, and shall be calculated by application of the Liquidation Fee Rate to, any such full, partial or discounted payoff, Condemnation Proceeds and/or Liquidation Proceeds received or collected in respect thereof (other than any portion of such payment or proceeds that represents Default Charges, Excess Interest or a Prepayment Premium). The Liquidation Fee with respect to any such Specially Serviced Loan will not be payable if such Serviced Loan becomes a Corrected Serviced Loan.

            The Special Servicer's right to receive any Special Servicing Fee, Workout Fee and/or Liquidation Fee to which it is entitled may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement and except as otherwise expressly provided herein.

            (d) The Special Servicer shall be entitled to receive the following items as additional special servicing compensation, which shall be paid prior to remittance of such amounts, if any, which are required to be paid to the related Companion Loan Holder in the case of a Whole Loan under the related Intercreditor Agreement (the following items, collectively, the "Additional Special Servicing Compensation"):

            (i) any and all Net Default Charges collected with respect to a Specially Serviced Loan or an REO Loan;

            (ii) any and all Net Assumption Fees, Net Assumption Application Fees, Net Modification Fees, Net Modification Application Fees, extension fees, consent fees, waiver fees, earnout fees, late payment charges and charges for beneficiary statements or demands that are actually received on or with respect to a Specially Serviced Loan or an REO Loan;

            (iii) 50% of any and all Net Assumption Fees, modification fees, extension fees, consent fees and waiver fees that are actually received on or with respect to a Performing Serviced Loan;

            (iv) interest or other income earned on deposits in the Special Servicer's applicable REO Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such REO Account for each Collection Period); and

            (v) 50% of any and all substitution fees (net of any costs incurred in connection with any substitution) collected on a Performing Serviced Loan.

            Notwithstanding the foregoing with respect to the fees referenced in the immediately preceding clauses (iii) and (v), the Special Servicer shall not be entitled to such fees unless the Master Servicer was required to seek the approval or consent of the Special Servicer pursuant to this Agreement with respect to any consent, extension, modification or waiver related to any such fee.

            To the extent that any of the amounts described in the preceding paragraph are collected by the Master Servicer with respect to a Specially Serviced Loan, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Certificate Account or if a Whole Loan is involved, in the related Whole Loan Custodial Account.

            (e) The Master Servicer and the Special Servicer shall each be required (subject to Section 3.11(h)) to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including payment of any amounts due and owing to any Sub-Servicers retained by it (including any termination fees) and the premiums for any blanket policy or the standby fee or similar premium, if any, for any master force placed policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, the related Whole Loan Custodial Account, the Reserve Accounts or an REO Account, and neither the Master Servicer nor the Special Servicer shall be entitled to reimbursement for any such expense incurred by it except as expressly provided in this Agreement. If the Master Servicer is required to make any Servicing Advance hereunder at the direction of the Special Servicer in accordance with Section 3.03(c), Section 3.19 or otherwise, the Special Servicer shall promptly provide the Master Servicer with such documentation regarding the subject Servicing Advance as the Master Servicer may reasonably request.

            (f) If the Master Servicer is required under this Agreement to make a Servicing Advance, but does not do so within ten days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer, give notice of such failure to the Master Servicer. If such Advance is not made by the Master Servicer within three Business Days after such notice, then (subject to Section 3.11(h)) the Trustee shall make such Advance. Any failure by the Master Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer, subject to and as provided in Section 7.01(a).

            (g) The Master Servicer, the Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Advance made thereby (with its own funds), for so long as such Advance is outstanding. Such interest with respect to any Advances shall be payable: (i) first, in accordance with Sections 3.05 and 3.27, out of any Default Charges subsequently collected on or in respect of the Mortgage Pool or the Companion Loan related to a Whole Loan, if applicable; and (ii) then, after such Advance is reimbursed, but only if and to the extent that such Default Charges are insufficient to cover such Advance Interest, out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account or if a Whole Loan or related REO Property is involved, on deposit in the related Whole Loan Custodial Account. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate, for any Advance made by any such Person as soon as practicable after funds available for such purpose are deposited into the Certificate Account or if a Whole Loan is involved, are deposited into the related Whole Loan Custodial Account. Notwithstanding anything herein to the contrary, no interest shall be payable with respect to any P&I Advance of a payment due on a Serviced Loan during the applicable grace period and interest shall cease to accrue on any Workout-Delayed Reimbursement Amount to the extent such amount has been reimbursed from principal collections in accordance with Section 3.05.

            (h) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance; provided, however, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable Servicing Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Any such determination shall be conclusive and binding on the Master Servicer and the Trustee. The determination by any Person with an obligation hereunder to make Servicing Advances (or a determination by the Special Servicer with respect to such Person) that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable, good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee (unless it is the Person making such determination), and the Trustee shall provide a copy thereof to the Directing Certificateholder, the related Companion Loan Holder (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder), setting forth the basis for such determination, accompanied by a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the 12 months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing and the Trustee
(i) shall conclusively rely on and be bound by any determination of nonrecoverability that may have been made by the Special Servicer and (ii) shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular Servicing Advance, and the Master Servicer and the Special Servicer shall each be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificates (and accompanying information) of the Trustee shall also be promptly delivered to the Master Servicer and the Special Servicer. The Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Servicing Advances.

            (i) Notwithstanding anything to the contrary set forth herein, the Master Servicer may (and, at the direction of the Special Servicer if a Specially Serviced Loan or an REO Property is involved, shall) pay directly out of the Certificate Account or, if a Whole Loan is involved, the related Whole Loan Custodial Account, in accordance with Section 3.05, any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders, or if a Serviced Whole Loan is affected, the interests of the Certificateholders and the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related A/B Companion Loan), as evidenced by an Officer's Certificate delivered promptly to the Depositor and the Trustee, which shall provide a copy thereof to the Directing Certificateholder and the related Companion Loan Holder, as applicable (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder), setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer.

            Section 3.12 Inspections; Collection of Financial Statements.

            (a) The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable (but in any event not later than 60 days) after the related Serviced Loan becomes a Specially Serviced Loan (and, in cases where the related Serviced Loan has become a Specially Serviced Loan, the Special Servicer shall continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the related Serviced Loan remains a Specially Serviced Loan or if such Mortgaged Property becomes an REO Property); provided that the Special Servicer shall be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection as Servicing Advances. Beginning in 2008, the Master Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property (other than the Mortgaged Property related to any Non-Serviced Loan) at least once per calendar year (or, in the case of each Loan with an unpaid principal balance of under $2,000,000, once every two years), if the Special Servicer has not already done so during that period pursuant to the preceding sentence. In addition, with respect to each Specially Serviced Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable after the Debt Service Coverage Ratio for such Mortgage Loan falls below 1.0x. The costs of each such inspection incurred by the Special Servicer shall be reimbursable first from Default Charges and then, to the extent such Default Charges are insufficient, out of general collections. To the extent such costs are to be reimbursed from general collections, such costs shall constitute an Additional Trust Fund Expense. The Master Servicer and the Special Servicer shall each prepare a written report of each such inspection performed by it or on its behalf that sets forth in detail the condition of the Mortgaged Property and that specifies the occurrence or existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Master Servicer or the Special Servicer, as the case may be, is aware,
(ii) any change in the condition or occupancy of the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material, or (iii) any waste committed on the Mortgaged Property that the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, is aware of and considers material. Upon request of the Trustee, the Master Servicer and the Special Servicer shall each deliver to the Trustee a copy (or image in suitable electronic media) of each such written report prepared by it, in each case within 30 days following the request (or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the Master Servicer or the Special Servicer, as the case may be, or receipt of the related inspection report if the inspection is performed by a third party). Upon request, the Trustee shall request from the Master Servicer or the Special Servicer, as the case may be, and, to the extent such items have been delivered to the Trustee by the Master Servicer or the Special Servicer, as the case may be, deliver, upon request, to each of the Depositor, the related Mortgage Loan Seller, the Directing Certificateholder, the related Companion Loan Holder or any Controlling Holder, as applicable (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder or such Controlling Holder, as applicable), any Certificateholder or, if the Trustee has in accordance with Section 5.06(b) confirmed the Ownership Interest in Certificates held thereby, any Certificate Owner, a copy (or image in suitable electronic media) of each such written report prepared by the Master Servicer or the Special Servicer.

            (b) Commencing with respect to the calendar quarter ended September 2007, the Special Servicer, in the case of any Specially Serviced Loan, and the Master Servicer, in the case of each Performing Serviced Loan, shall make reasonable efforts to collect promptly (and, in any event, shall attempt to collect within 45 days following the end of the subject quarter or 120 days following the end of the subject year) from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, to the extent required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than any REO Property related to any Non-Serviced Mortgage Loan) and shall collect all such items promptly following their preparation. The Special Servicer shall deliver copies (or images in suitable electronic media) of all of the foregoing items so collected or obtained by it to the Master Servicer within 30 days of its receipt thereof.

            Within 60 days after receipt by the Master Servicer from the related Mortgagors or otherwise, as to any Performing Serviced Loan, and within 45 days after receipt by the Special Servicer or otherwise, as to any Specially Serviced Loan or REO Property (other than REO Property related to any Non-Serviced Loan), of any annual operating statements or rent rolls with respect to any Mortgaged Property (other than the Mortgaged Property related to any Non-Serviced Loan) or REO Property (other than any REO Property related to any Non-Serviced Loan), the Master Servicer (or the Special Servicer, with respect to any Specially Serviced Loan or REO Property) shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the related CMSA Operating Statement Analysis Report commencing March 31, 2008. The Master Servicer also shall deliver to the Directing Certificateholder (in hard copy or electronic format, as requested) copies of all such rent rolls and operating statements. The Special Servicer shall remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within ten days following the initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Master Servicer in a format reasonably acceptable to the Master Servicer and the Trustee. All CMSA Operating Statement Analysis Reports relating to Performing Serviced Loans shall be maintained by the Master Servicer, and all CMSA Operating Statement Analysis Reports relating to any Specially Serviced Loan and REO Property shall be maintained by the Special Servicer. The Trustee shall, upon request, request from the Master Servicer (if necessary) and, to the extent such items have been delivered to the Trustee by the Master Servicer, deliver to the Directing Certificateholder, the related Companion Loan Holder (if a Whole Loan is involved and the Trustee has knowledge of such Companion Loan Holder), any Certificateholder or, if the Trustee has in accordance with Section 5.06 confirmed the Ownership Interest in the Certificates held thereby, any Certificate Owner, a copy of such CMSA Operating Statement Analysis (or update thereof) and, if requested, the related operating statement or rent rolls.

            Within 60 days (or, in the case of items received from the Special Servicer with respect to Specially Serviced Loans and REO Properties, 30 days) after receipt by the Master Servicer of any quarterly or annual operating statements with respect to any Mortgaged Property (other than with respect to the Mortgaged Property related to any Non-Serviced Loan) or REO Property (other than any REO Property related to any Non-Serviced Loan), the Master Servicer (or the Special Servicer, with respect to any Specially Serviced Loan or REO Property) shall prepare or update and forward to the Trustee (upon request), the Master Servicer (with respect to CMSA NOI Adjustment Worksheets prepared by the Special Servicer), the Special Servicer (with respect to CMSA NOI Adjustment Worksheets prepared by the Master Servicer), the Directing Certificateholder (if the Directing Certificateholder and the Special Servicer are not the same entity), the related Companion Loan Holder, upon its request (if the related Whole Loan is involved), a CMSA NOI Adjustment Worksheet for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements (in an electronic format reasonably acceptable to the Trustee and the Special Servicer) commencing March 31, 2008.

            If, with respect to any Serviced Loan (other than a Specially Serviced Loan), the Special Servicer has any questions for the related Mortgagor based upon the information received by the Special Servicer pursuant to Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Mortgagor.

            (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved), the following reports (or data files relating to reports of the Master Servicer) with respect to the Specially Serviced Loans and any REO Properties for which it is responsible, providing the required information as of such Determination Date: (i) a CMSA Property File; (ii) a CMSA Special Servicer Loan File (which, in each case, if applicable, will identify each Serviced Loan by loan number and property name); and (iii) the CMSA REO Status Report. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

            (d) Beginning in September 2007, not later than 12:00 noon (New York City time) on the third Business Day following each Determination Date (or with respect to the CMSA Loan Periodic Update File, not later than 2:00 p.m. (New York City time) on the second Business Day following each Determination Date beginning in June 2007), the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered to the Trustee, the Special Servicer, the Directing Certificateholder (if the Directing Certificateholder is not the same entity as the Special Servicer), and the related Companion Loan Holder (if the related Whole Loan is involved) in a computer-readable medium downloadable by the Trustee, the Special Servicer, the Directing Certificateholder, the related Companion Loan Holder (if the related Whole Loan is involved) (or, in the case of the Trustee, at the Trustee's written request, in a form reasonably acceptable to the recipient, including on a loan-by-loan basis), each of the files and reports listed in the definition of "CMSA Investor Reporting Package" (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee), providing the most recent information with respect to the Mortgage Pool as of the related Determination Date (and which, in each case, if applicable, will identify each subject Loan by loan number and property name).

            The Master Servicer may, but is not required to, make any of the reports or files comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee) available each month on the Master Servicer's website; provided that the Master Servicer shall e-mail such reports or files to the Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved), until the Master Servicer's website is established. In connection with providing access to the Master Servicer's website, the Master Servicer may require registration and the acceptance of a disclaimer and otherwise (subject to the preceding sentence) adopt reasonable rules and procedures, which may include, to the extent the Master Servicer deems necessary or appropriate, conditioning access on execution of an agreement governing the availability, use and disclosure of such information, and which may provide indemnification to the Master Servicer for any liability or damage that may arise therefrom.

            (e) The Special Servicer shall deliver to the Master Servicer the reports set forth in Section 3.12(b) and Section 3.12(c), and the Master Servicer shall deliver to the Trustee and the Special Servicer the reports set forth in Section 3.12(d), in an electronic format reasonably acceptable to the Special Servicer, the Master Servicer and the Trustee. The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and Section 3.12(c). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(d). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to
Section 3.12(d), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(b) or Section 3.12(c) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) or
Section 3.12(c), the Master Servicer shall have no obligation to provide such information or reports to the Trustee until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by
Section 3.12(d) caused by the Special Servicer's failure to timely provide any information or report required under Section 3.12(b) or Section 3.12(c).

            (f) Notwithstanding the foregoing, however, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and the Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related loan documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (g) The Depositor shall provide to the Master Servicer and the Trustee the initial data (as of the respective Due Dates for the Loans in June 2007 or the most recent earlier date for which such data is available) contemplated by the CMSA Loan Setup File, the CMSA Loan Periodic Update File, the CMSA Operating Statement Analysis Report and the CMSA Property File. In addition, the Depositor shall cause each Mortgage Loan Seller to prepare (or cause to be prepared on its behalf) a CMSA Loan Set-Up File.

            (h) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website or the Trustee's Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the Trustee may request delivery in paper format of any statement, report or information required to be delivered to the Trustee and clause (z) of this paragraph shall not apply to the delivery of any information required to be delivered to the Trustee unless the Trustee consents to such delivery.

            Section 3.13 [RESERVED].

            Section 3.14 [RESERVED].

            Section 3.15 Access to Certain Information.

            (a) Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Depositor, each Rating Agency, the Directing Certificateholder and the related Companion Loan Holder or any Controlling Holder, as applicable (if a Whole Loan is involved), and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to any records regarding the Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law, the terms of the loan documents or contract entered into prior to the Closing Date or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, Certificateholders and Certificate Owners shall be required to pay their own photocopying costs. The Master Servicer and the Special Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). In connection with providing access to such records to the Directing Certificateholder and any related Companion Loan Holder or any Controlling Holder, as applicable (if a Whole Loan is involved), the Master Servicer and the Special Servicer may each require registration (to the extent access is provided via the Master Servicer's internet website) and the acceptance of a reasonable disclaimer and otherwise adopt reasonable rules and procedures, which may include, to the extent the Master Servicer or the Special Servicer, as applicable, deems necessary or reasonably appropriate, conditioning access on the execution and delivery of an agreement reasonably governing the availability, use and disclosure of such information. The failure of the Master Servicer or the Special Servicer to provide access as provided in this Section
3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15. The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property that the Master Servicer or the Special Servicer is restricted by license or contract from disclosing. In connection with providing access to information pursuant to this Section 3.15 to parties other than the Trustee, the Master Servicer and the Special Servicer may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related loan documents or would constitute a waiver of the attorney client privilege. Notwithstanding any provision of this Agreement to the contrary, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement to the extent that the Master Servicer or the Special Servicer, as the case may be, determines, in its reasonable good faith judgment consistent with the applicable Servicing Standard, that such disclosure would violate applicable law or any provision of a loan document or, in the case of a Whole Loan, any document relating to the related Companion Loan prohibiting disclosure of information with respect to the Mortgage Loans, the Companion Loan related to a Whole Loan or the Mortgaged Properties, constitute a waiver of the attorney client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund. Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this Agreement.

            (b) Once a month, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder during regular business hours at such time and for such duration as the Master Servicer or the Special Servicer, as applicable, and the Directing Certificateholder shall reasonably agree, regarding the performance and servicing of the Mortgage Loans and/of REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible. As a condition to such disclosure, the Directing Certificateholder shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit M.

            Section 3.16 Title to REO Property; REO Account.

            (a) If title to any REO Property (other than any REO Property related to any Non-Serviced Loan) is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee, on behalf of the Certificateholders and, if a Whole Loan is affected, the related Companion Loan Holder or, subject to Section 3.09(b), to a single member limited liability company of which the Trust is the sole member, which limited liability company is formed or caused to be formed by the Special Servicer at the expense of the Trust for the purpose of taking title to one or more REO Properties pursuant to this Agreement. The limited liability company shall be (i) disregarded as an entity separate from the Trust pursuant to Treasury Regulations Section 301.7701-3(b), and (ii) a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property (other than any REO Property related to any Non-Serviced Loan), in accordance with the terms of this Agreement as if such property was held directly in the name of the Trust or Trustee under this Agreement. The Special Servicer, on behalf of the Trust (and in the case of a Whole Loan, on behalf of the related Companion Loan Holder), shall sell any REO Property (other than any REO Property related to any Non-Serviced Loan) by the end of the third calendar year following the year in which the Trustee on behalf of the Certificateholders and, if applicable, the related Companion Loan Holder acquire ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either
(i) applies, more than 60 days prior to the expiration of such liquidation period, and is granted an extension of time (an "REO Extension") by the IRS to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in an Adverse REMIC Event with respect to either of REMIC I or REMIC II. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act in accordance with the Servicing Standard to liquidate such REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall (i) promptly forward a copy of such REO Extension or Opinion of Counsel to the Trustee, and (ii) sell such REO Property within such extended period as is permitted by such REO Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the third preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the third preceding sentence, and for the creation of and the operating of a limited liability company, shall be covered by, and be reimbursable as, a Servicing Advance. In the case of the Trust's beneficial interest in a Mortgaged Property acquired under any Non-Serviced Loan Pooling and Servicing Agreement, the Special Servicer shall coordinate with the applicable special servicer with respect to any REO Extension on behalf of REMIC I.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property (other than any REO Property related to any Non-Serviced Loan) separate and apart from its own funds and general assets. If an REO Acquisition shall occur, except as provided in the immediately succeeding sentence, the Special Servicer shall establish and maintain one or more REO Accounts, to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. If such REO Acquisition occurs with respect to any Mortgaged Property securing a Whole Loan, the Special Servicer shall establish an REO Account solely with respect to such property (a "Whole Loan REO Account"), which may be a sub-account of the Pool REO Account, to be held for the benefit of the Certificateholders and the related Companion Loan Holder. Each REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, into the related REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in an REO Account may be invested only in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from an REO Account to pay itself, as Additional Special Servicing Compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto and if a Whole Loan is involved, the related Companion Loan Holder, of the location of an REO Account when first established and of the new location of an REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property (other than any REO Property related to any Non-Serviced Loan), but only to the extent of amounts on deposit in the applicable REO Account relating to such REO Property. By 2:00 p.m., New York City time, on the Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the related REO Account and deposit into the Certificate Account or the applicable Whole Loan Custodial Account, as applicable, or deliver to the Master Servicer (which shall deposit such amounts into the Certificate Account or the applicable Whole Loan Custodial Account, as applicable), the aggregate of all amounts received in respect of each such REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the applicable REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of any such REO Property (including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items reasonably expected to be incurred during the following 12-month period. For purposes of the foregoing, the Pool REO Account and a Whole Loan REO Account correspond to the Certificate Account and the related Whole Loan Custodial Account, respectively.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, an REO Account pursuant to Section 3.16(b) or (c).

            Section 3.17 Management of REO Property.

            (a) If title to any REO Property (other than any REO Property related to any Non-Serviced Loan) is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders (and, in the case of a Whole Loan, for the benefit of the related Companion Loan Holder as a collective whole and, in the case of an A/B Whole Loan, taking into account the subordination of the related A/B Companion Loan) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (and, in the case of a Serviced Whole Loan, for the benefit of the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related A/B Companion Loan) (as determined by the Special Servicer in its good faith and reasonable judgment). Subject to this
Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Section 860G(c) of the Code if it determines that earning such income is in the best interests of Certificateholders, or, if a Serviced Whole Loan is affected, the interests of the Certificateholders and the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related A/B Companion Loan), on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the second Business Day following receipt of such funds), in the applicable REO Account all revenues received by it with respect to each such REO Property and the related REO Loan, and shall withdraw from the applicable REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing, maintenance and disposition of such REO Property, including, without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property, if applicable; and

            (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

            To the extent that amounts on deposit in the REO Account in respect of any such REO Property are insufficient for the purposes set forth in clauses
(i) through (iv) of this Section 3.17(a) with respect to such REO Property, the Special Servicer shall, subject to Section 3.19(d), direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(g)) the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

            (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

            (i) permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property (other than any REO Property related to any Non-Serviced Loan), if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

            (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

            (iii) authorize or permit any construction on any such REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Serviced Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

            (iv) Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any such REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property (other than any REO Property related to any Non-Serviced Loan) within 90 days of the acquisition date thereof, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund), unless a Whole Loan is involved, in which case such fees shall be netted out of collections on the REO Property prior to being remitted to the Special Servicer) shall be reasonable and customary in light of the nature and locality of the REO Property;

            (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(a), and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

            The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. To the extent the costs of any contract with an Independent Contractor for the operation and maintenance of any REO Property are greater than the revenues from such REO Property (other than any REO Property related to any Non-Serviced Loan), such excess costs shall be covered by and reimbursable as a Servicing Advance.

            (d) When and as necessary, the Special Servicer shall send to the Trustee and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property (other than any REO Property related to any Non-Serviced Loan) in accordance with Sections 3.17(a) and 3.17(b).

            Section 3.18 Resolution of Defaulted Serviced Loans and REO Properties.

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Loan or a related REO Property (other than any REO Property related to any Non-Serviced Loan) only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(a), Section 9.01, an Intercreditor Agreement, or, in the case of a Mortgage Loan with a related Mezzanine Loan, pursuant to the terms of the related Mezzanine Intercreditor Agreement, or, in the case of a Whole Loan pursuant to the terms of the related Intercreditor Agreement.

            (b) After the Master Servicer has pursuant to Section 3.21(a) notified the Special Servicer of a Servicing Transfer Event and in connection therewith has provided the Special Servicer with the information required under
Section 3.21(a) with respect to any Defaulted Serviced Loan, the Special Servicer shall determine the fair value of such Defaulted Serviced Loan in accordance with the Servicing Standard as hereinafter provided; provided, however, such determination shall be made without taking into account any effect the restrictions on the sale of such Mortgage Loan contained herein may have on the value of such Defaulted Serviced Loan; provided, further, the Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, if any, in each instance in accordance with the Servicing Standard. The Special Servicer shall notify the Trustee, the Master Servicer, the Majority Certificateholder of the Controlling Class and the related Companion Loan Holder, if a Mortgage Loan is included in any Whole Loan is involved, promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the Master Servicer, the Majority Certificateholder of the Controlling Class and the related Companion Loan Holder, if a Mortgage Loan included in any Whole Loan is involved, the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination Information to the Master Servicer, and shall instead deliver the Determination Information to the Trustee, if the Master Servicer will not be determining whether the Option Price represents fair value for the Defaulted Serviced Loan, pursuant to Section 3.18(e). The reasonable out-of-pocket costs and expenses incurred by the Special Servicer in making its fair value determination shall be paid and reimbursed as a Servicing Advance.

            In determining the fair value of any Defaulted Serviced Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Defaulted Serviced Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, the time and expense associated with a purchaser's foreclosing on the related Mortgaged Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Defaulted Serviced Loan to the Option Holder. In addition, the Special Servicer shall refer to the Determination Information and all other relevant information obtained by it or otherwise contained in the Mortgage File and provided to the Special Servicer; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the Special Servicer that has occurred subsequent to, and that would, in the Special Servicer's reasonable judgment, materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from Independent vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged Property is located. The reasonable cost of all third party consultants and related reports, including but not limited to appraisals, inspection reports and broker opinions of value, reasonably incurred by the Special Servicer pursuant to this Section 3.18(b) shall constitute, and be reimbursable as, Servicing Advances. The other parties to this Agreement shall cooperate with all reasonable requests for information.

            (c) At the time a Mortgage Loan becomes a Defaulted Serviced Loan, the Special Servicer and the Majority Certificateholder of the Controlling Class (each, together with their assignees, an "Option Holder") will have an assignable option (the "Purchase Option") to purchase such Defaulted Serviced Loan, subject to the rights of the related Controlling Holder, if the Mortgage Loan included in any A/B Whole Loan is involved, and subject to Section 3.18(l)) from the Trust Fund at a price (the "Option Price") equal to (A) if the Special Servicer has not yet determined the fair value of such Defaulted Serviced Loan, the sum of (1) the Stated Principal Balance thereof, together with all accrued and unpaid interest thereon at the Mortgage Rate, (2) any related Prepayment Premium then payable by the Mortgagor, to the extent the Special Servicer or the Special Servicer's assignee is identified as the Person that will acquire the related Mortgage Loan, (3) all related Advances for which the Trust Fund, the Master Servicer, the Special Servicer or the Trustee has not been reimbursed, together with all accrued and unpaid interest thereon at the Advance Rate, and
(4) all accrued Master Servicing Fees, Special Servicing Fees, Trustee Fees, Liquidation Fees, Workout Fees and Additional Trust Fund Expenses allocable to such Defaulted Serviced Loan whether recovered or unrecovered from the related Mortgagor or (B) if the Special Servicer has determined the fair value of such Defaulted Serviced Loan pursuant to Section 3.18(b), an amount at least equal to such fair value with respect to any Purchase Option held by the Majority Certificateholder of the Controlling Class or the Special Servicer only. Notwithstanding the foregoing, for a period of 90 days after it receives notice of the Special Servicer's fair value determination and the related expiration (if any) of the applicable purchase option held by the related A/B Whole Loan Purchase Option Holder (the "Option Period"), only the Purchase Option held by the Majority Certificateholder of the Controlling Class may be exercised. Notwithstanding the foregoing and for the avoidance of doubt, none of the Majority Certificateholder of the Controlling Class, the related A/B Whole Loan Purchase Option Holder or the related Mezzanine Loan Holder (with respect to a Mezzanine Loan), shall be required to pay a Liquidation Fee with respect to any applicable purchase right under this Agreement or in the applicable Intercreditor Agreement or with respect to a purchase of a related Defaulted Serviced Loan at its fair value as determined in this Section 3.18 if such purchase occurs or purchase right is exercised not later than 90 days from the date that the Special Servicer has initially determined the fair value for the related Defaulted Serviced Loan.

            Any Option Holder may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Serviced Loan to any party (other than a Person whose acquisition of the Defaulted Serviced Loan would violate the terms of any related intercreditor or similar agreement) at any time after the related Mortgage Loan becomes a Defaulted Serviced Loan. The transferor of any Purchase Option shall notify the Trustee and the Master Servicer of such transfer and such notice shall include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s) and shall be acknowledged in writing by the transferee.

            Notwithstanding the foregoing, the Majority Certificateholder of the Controlling Class shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Majority Certificateholder of the Controlling Class or any assignee thereof within 60 days of a Mortgage Loan becoming a Defaulted Serviced Loan, then the Special Servicer shall have the right to exercise its Purchase Option prior to any exercise by the Majority Certificateholder of the Controlling Class and the Special Servicer or its assignee may exercise such Purchase Option at any time during the 30-day period immediately following the expiration of such 60-day period Following the expiration of each such 30-day period, the Majority Certificateholder of the Controlling Class shall again have the exclusive right to exercise the Purchase Option.

            Each Option Holder's Purchase Option with respect to any Defaulted Serviced Loan, if not exercised, will automatically terminate (A) once the related Defaulted Serviced Loan is no longer a Defaulted Serviced Loan; provided, however, if such Mortgage Loan subsequently becomes a Defaulted Serviced Loan, the related Purchase Option shall again be exercisable, (B) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed-in-lieu of foreclosure, (C) upon the modification or pay-off, in full or at a discount, of such Defaulted Serviced Loan in connection with a workout, or (D) subject to the Master Servicer's determination set forth in Section 3.18(e), upon another Option Holder's exercise of its Purchase Option with respect to the related Mortgage Loan becoming effective pursuant to Section 3.18(d).

            (d) Upon receipt of notice from the Special Servicer indicating that a Mortgage Loan has become a Defaulted Serviced Loan, and after the expiration of the Option Period, each Option Holder (whether the original grantee of such option or any subsequent transferee) may exercise its Purchase Option by providing the Master Servicer and the Trustee written notice thereof (the "Purchase Option Notice"), in the form of Exhibit I, which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. Immediately upon receipt of such Purchase Option Notice, the Master Servicer shall notify the remaining Option Holders that a Purchase Option has been exercised. Within ten days thereafter, each remaining Option Holder may submit to the Master Servicer and the Trustee a Purchase Option Notice for the related Defaulted Serviced Loan. Upon the expiration of such ten-day period, or such sooner time as all remaining Option Holders have submitted Purchase Option Notices, the Master Servicer shall notify the Option Holder whose Purchase Option Notice included the highest exercise price that the exercise of its Purchase Option is effective. The Master Servicer shall also notify the Trustee of such effective exercise. In the event that more than one Option Holder exercises its Purchase Option at the same price, the Purchase Option Notice first received by the Master Servicer shall be effective. The exercise of any Purchase Option pursuant to this Section 3.18(d) shall be irrevocable.

            (e) If the Special Servicer or any Controlling Class Option Holder, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, the Master Servicer shall determine whether the Option Price represents fair value for the Defaulted Serviced Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Serviced Loan, the Master Servicer may obtain an opinion as to the fair value of such Defaulted Serviced Loans, taking into account the factors set forth in Section 3.18(b), from a Qualified Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such Qualified Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and, absent manifest error, the Master Servicer may conclusively rely on the opinion of any such Person that was chosen by the Master Servicer with reasonable care. Notwithstanding the 30-day time period referenced above in this paragraph, the Master Servicer will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Master Servicer or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Master Servicer's determination of fair value, the Special Servicer shall deliver to the Master Servicer the Determination Information for the use of the Master Servicer or any such third party.

            Notwithstanding anything contained in this Section 3.18(e) to the contrary, if the Special Servicer or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates, is identified in the Purchase Option Notice as the Person expected to acquire the related Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the Master Servicer and the Special Servicer are Affiliates, the Trustee shall determine whether the Option Price represents fair value for the Defaulted Serviced Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the Purchase Option Notice and Determination Information from the Special Servicer. In determining whether the Option Price represents the fair value of such Defaulted Serviced Loan, the Trustee may obtain an opinion as to the fair value of such Defaulted Serviced Loans, taking into account the factors set forth in
Section 3.18(b), from a Qualified Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such Qualified Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such Person that was chosen by the Trustee with reasonable care. Notwithstanding the 30-day time period referenced above in this paragraph, the Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

            In the event a designated third party determines that the Option Price is less than the fair value of the Defaulted Serviced Loan, such party shall provide its determination, together with all information and reports it relied upon in making such determination, to the Special Servicer, who shall then adjust its fair value determination and, consequently, the Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option Holder whose Purchase Option has been declared effective pursuant to Section 3.18(d). Upon receipt of such notice, such Option Holder shall have three Business Days to (i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(f), or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Defaulted Serviced Loan. Upon notice from such Option Holder, or the Special Servicer, that such Option Holder rejects the Option Price as adjusted, the Master Servicer and the Trustee shall provide the notices described in the second paragraph of Section 3.18(f) and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

            (f) The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(d) shall be required to pay the purchase price specified in its Purchase Option Notice to the Master Servicer within ten Business Days of its receipt of the Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of an Officer's Certificate from the Master Servicer specifying the date for closing the purchase of the related Defaulted Serviced Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related Mortgage File to or at the direction of the purchaser. In any case, the Master Servicer shall deposit the purchase price into the Certificate Account within one Business Day following receipt.

            The Master Servicer shall immediately notify the Trustee and the Special Servicer upon the holder of the effective Purchase Option's failure to remit the purchase price specified in its Purchase Option Notice pursuant to this Section 3.18(f). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

            (g) Unless and until the Purchase Option with respect to any Defaulted Serviced Loan is exercised, the Special Servicer shall pursue such other resolution strategies with respect to such Defaulted Serviced Loan including workout, foreclosure and sale of any REO Property, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standard; provided, however, the Special Servicer shall not sell any Defaulted Serviced Loan (other than in connection with exercise of a related Purchase Option).

            (h) The Special Servicer shall sell an REO Property (other than any REO Property related to any Non-Serviced Loan) in the manner set forth in
Section 3.16(a). The Special Servicer may purchase any REO Property (other than any REO Property related to any Non-Serviced Loan) at the Purchase Price therefor. The Special Servicer may also offer to sell to any Person any REO Property (other than any REO Property related to any Non-Serviced Loan), if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. The Special Servicer shall give the Trustee, the Master Servicer and the Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved), not less than ten days' prior written notice of its intention to sell any such REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any such REO Property in an amount at least equal to the Purchase Price therefor. To the extent permitted by applicable law, and subject to the Servicing Standard, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of any of them may act as broker in connection with the sale of any such REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm's length.

            In the absence of any such offer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest offeror is a Person other than the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class (provided that the Majority Certificateholder of the Controlling Class is an Affiliate of the Special Servicer), or any of their respective Affiliates, or if such price is determined to be such a price by the Trustee, if the highest offeror is the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any such REO Property pursuant hereto.

            The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

            In determining whether any offer received from the Special Servicer, the Master Servicer (if the Master Servicer and Special Servicer are Affiliates) or the Majority Certificateholder of the Controlling Class, or any of their respective Affiliates represents a fair price for any such REO Property (other than any REO Property related to any Non-Serviced Loan), the Trustee shall obtain and may conclusively rely on an Appraisal from a Qualified Appraiser, at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any such REO Property, the Trustee (or, if applicable, such Qualified Appraiser) shall take into account, and any appraiser shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund's obligation to comply with REMIC Provisions.

            (i) Subject to the Servicing Standard and the REMIC Provisions, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any such REO Property, including the collection of all amounts payable in connection therewith. A sale of any such REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, any Servicer, or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary representations and warranties of title, condition and authority so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Master Servicer, the Special Servicer, the Depositor or the Trustee shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (j) The Special Servicer shall, within two Business Days following its receipt of available funds, remit to the Master Servicer the proceeds of any sale after deduction of the expenses of such sale incurred in connection therewith for deposit into the Certificate Account. The Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the party or parties effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Defaulted Serviced Loan effecting such purchase (or any designee thereof) ownership of such Defaulted Serviced Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of such Defaulted Serviced Loan with the cooperation of the Master Servicer effecting such purchase (or any designee thereof).

            (k) Subject to Sections 3.18(a) through 3.18(j), the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Serviced Loan or REO Property (other than any REO Property related to any Non-Serviced Loan), and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Certificate Account or if a Whole Loan is involved, in the related Whole Loan Custodial Account; provided no such fees and charges shall be charged by the Special Servicer to the Controlling Class Option Holder or any assignee in connection with the sale of Defaulted Serviced Loans. Any sale of a Defaulted Serviced Loan or any REO Property shall be final and without recourse to the Trustee or the Trust except as provided in Section 3.18(i), and if such sale is consummated in accordance with the terms of this Agreement, none of the Depositor, the Special Servicer, the Master Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (l) The Purchase Option with respect to the Parkway
Chevrolet-Tomball A/B Whole Loan is subject to the purchase rights of the Parkway Chevrolet-Tomball Note B Holder in accordance with the terms of and as set forth in the related Intercreditor Agreement.

            (m) Notwithstanding anything to the contrary herein, each Mezzanine Lender may be entitled to purchase the related Mortgage Loan in accordance with the terms and conditions set forth in the related Mezzanine Intercreditor Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18 and (ii) the related Note B Holder may be entitled to purchase the related A/B Whole Loan in accordance with the terms and conditions set forth in Section (12) of the Parkway Chevrolet-Tomball Intercreditor Agreement, even after it has been purchased out of the Trust Fund pursuant to this Section 3.18. Any purchase of a Specially Serviced Loan that is purchased pursuant to this
Section 3.18 will remain subject to the purchase rights of, in each case if applicable: (1) the related Mezzanine Lender, if any, as set forth in the related Mezzanine Intercreditor Agreement and (2) the related Controlling Holder as set forth in the related Intercreditor Agreement with respect to such A/B Whole Loans.

            (n) Notwithstanding anything in this Agreement to contrary, in no event with respect to the Parkway Chevrolet-Tomball A/B Whole Loan will the related Mortgagor (or any of its affiliates) be permitted to purchase such Mortgage Loan should such Mortgage Loan become a Defaulted Serviced Loan under this Agreement.

            (o) With respect to each Whole Loan with a related Non-Serviced Companion Loan, upon the Trustee having actual knowledge that the related Mortgage Loan has become a Defaulted Loan, the Trustee shall promptly notify, in writing, each related Companion Loan Holder (such notice shall include the option price for such Non-Serviced Companion Loan as determined by the Special Servicer based on the same methodology for determining the fair value of the related Mortgage Loan) or if such Non-Serviced Companion Loan has been securitized, the applicable trustee under the Non-Serviced Pooling and Servicing Agreement (who shall be instructed to promptly notify, in writing, the "controlling class representative" (as defined in the related Non-Serviced Pooling and Servicing Agreement) of that securitization or an analogous party). Upon receipt of such notice, the related "controlling class representative" (as defined in the related Non-Serviced Pooling and Servicing Agreement) or analogous party shall have the right, at its option, to purchase any Non-Serviced Companion Loan from the trust established pursuant to the related Non-Serviced Pooling and Servicing Agreement for a price determined by the Special Servicer in accordance with Section 3.18 hereof, with respect to such Non-Serviced Companion Loan. Such Purchase Option shall otherwise be on the same terms as the Purchase Option provided to the Option Holder in Section 3.18(a) mutatis mutandis.

            Section 3.19 Additional Obligations of the Master Servicer and the Special Servicer.

            (a) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to
Section 4.02(b), and until the Trustee has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by applicable law or the provisions of any related loan documents. Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs for making such copies (other than with respect to the Rating Agencies and the Majority Certificateholder of the Controlling Class). The Special Servicer shall, as to each Specially Serviced Loan and REO Property (other than any REO Property related to any Non-Serviced Loan), promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

            In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Depositor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary or to the extent such information is public information. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

            (b) Promptly following the occurrence of an Appraisal Trigger Event with respect to any Mortgage Loan or Whole Loan (other than any Non-Serviced
Loan) (each such Mortgage Loan or Whole Loan and any related REO Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Serviced Loan"), the Special Servicer shall obtain (or, if such Required Appraisal Serviced Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained (or, if applicable, conducted) within the preceding 12-month period and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the judgment of the Special Servicer, would materially affect the value of the property, and shall deliver a copy of such Appraisal to the Trustee, the Master Servicer, the Directing Certificateholder and any Requesting Subordinate Certificateholder, the related Companion Loan Holder (if a Whole Loan is involved) and any Holder of a Non-Registered Certificate (other than a Class V, Class R-I or Class R-II Certificate), subject, in each instance, to the second paragraph of Section 12.10(b). If such Appraisal is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall determine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder (if a Whole Loan is involved) and any Holder of a Non-Registered Certificate (other than a Class V, Class R-I or Class R-II Certificate), subject, in each instance, to Section 12.10(b), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Serviced Loan.

            For so long as any Serviced Loan or REO Loan remains a Required Appraisal Serviced Loan, the Special Servicer shall, within 30 days of each anniversary of such loan's having become a Required Appraisal Serviced Loan, obtain (or, if such Required Appraisal Serviced Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior Appraisal, and shall deliver a copy of such update to the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder (if a Whole Loan is involved) and any Holder of a Non-Registered Certificate (other than a Class V, Class R-I or Class R-II Certificate), subject, in each instance, to Section 12.10(b). If such update is obtained from a Qualified Appraiser, the cost thereof shall be covered by, and be reimbursable as, a Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder, the related Companion Loan Holder or any Controlling Holder, as applicable, related to a Whole Loan (subject, in each instance, to Section 12.10(b)) and any Holder of a Non-Registered Certificate (other than a Class V, Class R-I or Class R-II Certificate subject to Section 12.10(b)), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Serviced Loan.

            The Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved and to the extent so provided in the applicable Intercreditor Agreement) have the right at any time to require that the Special Servicer obtain a new Appraisal of the subject Mortgaged Property in accordance with MAI standards from a Qualified Appraiser selected by the Special Servicer, at the expense of the requesting party. Upon receipt of such Appraisal the Special Servicer shall deliver a copy thereof to the Trustee, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved). Promptly following the receipt of, and based upon, such Appraisal, the Special Servicer shall redetermine and report to the Trustee, the Master Servicer, the Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved), the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Serviced Loan.

            (c) The Master Servicer and the Special Servicer shall each deliver to the other, to the Trustee (but only upon its request), to the Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved) copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained by it with respect to any Mortgaged Property or REO Property. Upon the request of any Rating Agency or any Holder of a Non-Registered Certificate (except a Class V, Class R-I or Class R-II Certificate), pursuant to Section 8.12(b), the Trustee will inform the Master Servicer or Special Servicer, as applicable, of such request and, if necessary, the Master Servicer or Special Servicer, as applicable, will deliver instructions, whereupon either such party, as applicable, shall deliver copies of any of the items delivered pursuant to the preceding sentence to such requesting Person.

            (d) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated subject to the second following paragraph to reimburse the Special Servicer for any Servicing Advances that were made by the Special Servicer (notwithstanding the fact that it has no obligation to make such Servicing Advances), but not previously reimbursed (whether pursuant to this Section 3.19(d) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

            Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) of this sentence), and shall use reasonable efforts to (in the case of clause (ii) of this sentence), request that the Master Servicer make such Servicing Advance, such request to be made in writing and confirmed by both parties and in a timely manner that does not materially and adversely affect the interests of any Certificateholder, and accompanied by sufficient information for the Master Servicer to make recoverability determinations, and at least ten Business Days prior to the date on which failure to make such Servicing Advance would (with notice from the Trustee regardless of whether such notice is actually received) constitute an Event of Default pursuant to Section 7.01(a)(v); provided, however, the Special Servicer (with respect to Specially Serviced Loans and REO Properties) is allowed but not required to make any Servicing Advance that it fails to timely request the Master Servicer to make. Subject to the following paragraph, the Master Servicer shall have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five Business Days of the Master Servicer's receipt of such request and such information and documents as are reasonably necessary for the Master Servicer to make such Servicing Advance and to determine recoverability. The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(d) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance that the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer and the Trustee in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

            (e) The Master Servicer shall deliver to the Trustee for deposit into the Distribution Account by 1:30 p.m. (New York City time) on each Master Servicer Remittance Date, without any right of reimbursement therefor, a cash payment (a "Compensating Interest Payment") in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Pool (other than Mortgage Loans that are Specially Serviced Mortgage Loans or Defaulted Loans) during the most recently ended Collection Period, plus (ii) the lesser of
(A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with Principal Prepayments received in respect of the Mortgage Pool (other than Mortgage Loans that are Specially Serviced Mortgage Loans or Defaulted Loans and other than shortfalls arising in connection with the payment of insurance proceeds or condemnation proceeds) during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Loan and REO Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.01% per annum, and (2) all Prepayment Interest Excesses received in respect of the Mortgage Pool during the most recently ended Collection Period, plus (iii) in the event that any Principal Prepayment was received on the last Business Day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding Master Servicer Remittance Date (other than because of application of the subject Principal Prepayment in accordance with Section 3.05(a) for another purpose), the total of all interest and other income accrued or earned on the amount of such Principal Prepayment while it is on deposit in the Certificate Account or, in the case of a Mortgage Loan included in a Whole Loan, Section 3.05(f); provided, however, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related Borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (v) on a Specially Serviced Loan, (w) a payment of insurance proceeds or condemnation proceeds, (x) a payment subsequent to a default under the related loan documents (provided that the Master Servicer reasonably believes that acceptance of such payment is consistent with the Servicing Standard and has obtained the consent of the Special Servicer), (y) pursuant to applicable law or a court order, or (z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period, the amount in clause (ii) of this paragraph shall be the aggregate of (A) all Master Servicing Fees for such Collection Period and (B) all Prepayment Interest Excesses and, to the extent earned on principal prepayments, Net Investment Earnings received by the Master Servicer during such Collection Period; and provided, further, the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls shall not be cumulative.

            (f) Except under the same circumstances that it would be permitted to waive a prepayment lockout provision in the subject Serviced Loan pursuant to
Section 3.20(a), neither the Master Servicer nor the Special Servicer shall consent to any Mortgagor's prepaying its Loan, partially or in its entirety, if the Mortgagor would be prohibited from doing so without such consent. In each case subject to the Servicing Standard and applicable law and to the extent permitted by the related loan documents, the Master Servicer and the Special Servicer agree not to accept any Principal Prepayments with respect to any Serviced Loan on a date other than the then applicable due date therefor except that the Special Servicer shall be permitted to accept Principal Prepayments with the consent of the Directing Certificateholder.

            (g) The Master Servicer shall not exercise any discretionary right it has with respect to any Serviced Loan pursuant to the related Mortgage Note or Mortgage to apply any amounts maintained as an escrow or reserve to the principal balance of such Serviced Loan except in the case of a default thereunder.

            (h) The Master Servicer shall send written notice to each Borrower to the effect that, if applicable, the Master Servicer and/or the Trustee have been appointed as the "designee" of the lender under any related Lock-Box Agreement.

            (i) In connection with each prepayment of principal received hereunder, the Master Servicer shall calculate any applicable Prepayment Premium under the terms of the related Mortgage Note. Promptly following its determination thereof, the Master Servicer shall disclose to the Trustee its calculation of any such Prepayment Premium.

            (j) The Master Servicer shall, as to each Serviced Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 45 days) after the Closing Date notify the related ground lessor of the transfer of such Serviced Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            (k) Except as required under the loan documents, Mezzanine Intercreditor Agreement or applicable law and subject to Section 3.21(f), the Special Servicer shall not, without the consent of the Directing
Certificateholder, consent to the foreclosure of any Mezzanine Loan or to the transfer of any Mezzanine Loan.

            Section 3.20 Modifications, Waivers, Amendments and Consents.

            (a) The Master Servicer (solely as to Performing Serviced Loans) and the Special Servicer (as to Specially Serviced Loans) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest (including, without limitation, Default Interest and Excess Interest) on and principal of, forgive late payment charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Serviced Loan it is required to service and administer hereunder without the consent of the Trustee or any Certificateholder, subject, however, to Section 3.02, Section 3.08, Section 3.21 and Section 3.28 and each of the following limitations, conditions and restrictions:

            (i) other than as provided in Sections 2.03(b), 3.02, 3.08 and 3.20(g), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Serviced Loan or affect the security for such Serviced Loan, unless the Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer shall promptly provide the Special Servicer with notice of any Mortgagor's request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request to withhold or grant any such consent, each of which shall be provided reasonably promptly in accordance with the Servicing Standard, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such request has not been expressly responded to within ten Business Days (subject to any extensions of applicable time periods required if the Special Servicer is required by this Agreement to seek the consent of third parties) of the Special Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer, as such time period may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, the related Companion Loan Holder or any Controlling Holder, as applicable, related to a Whole Loan, any mezzanine lender, or the Rating Agencies, to make an informed decision (or, if the Special Servicer did not request any information, within ten Business Days from such notice), such consent shall be deemed to have been granted);

            (ii) Subject to the restrictions on extensions in Section 3.20(a)(iv), the Master Servicer may (with the consent of the Directing Certificateholder, subject, however, to Section 3.21(f)) extend the maturity date of any Mortgage Loan (including any Whole Loan, if applicable for up to six months (but not more than two such extensions by the Master Servicer shall occur);

            (iii) other than as provided in Sections 3.02 and 3.08, the Special Servicer shall not agree to (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's taking) any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable, good faith judgment of the Special Servicer, would add to, release, substitute for, or otherwise alter a material amount of the security for such Serviced Loan, unless a material default on such Serviced Loan has occurred or, in the reasonable, good faith judgment of the Special Servicer, a default in respect of payment on such Serviced Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the Certificateholders, or if a Serviced Whole Loan is affected, to the Certificateholders and the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related A/B Companion Loan) on a net present value basis than would liquidation;

            (iv) the Special Servicer shall not extend (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Serviced Loan to a date beyond the earliest of (A) two years prior to the Rated Final Distribution Date (or in the case of an ARD Loan, five years prior to the Rated Final Distribution Date), and (B) if such Serviced Loan is secured by a Mortgage solely or primarily on the related Mortgagor's leasehold interest in the related Mortgaged Property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, ten years) prior to the end of the then current term of the related Ground Lease (plus any unilateral options to extend);

            (v) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Serviced Loan that would result in an Adverse REMIC Event with respect to either of REMIC I or REMIC II;

            (vi) subject to applicable law, the related loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer shall permit any modification, waiver or amendment of any term of any Serviced Loan unless all related fees and expenses are paid by the related Mortgagor;

            (vii) the Special Servicer shall not permit (or, in the case of a Performing Serviced Loan, consent to the Master Servicer's permitting) any Mortgagor to add or substitute any real estate collateral for its Serviced Loan unless the Special Servicer shall have first determined in its reasonable, good faith judgment, based upon a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) conducted by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

            (viii) the Special Servicer shall not permit the release, including in connection with a substitution contemplated by clause (vii) of this
      Section 3.20(a), of any collateral securing an outstanding Serviced Loan, except as provided in Section 3.09(d) or Section 3.26, or except where a Serviced Loan (or, in the case of a Cross-Collateralized Set, where such entire Cross-Collateralized Set) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the good faith and reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Serviced Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's good faith and reasonable judgment, adequate security for the remaining Serviced Loan and (C) such release would not, in and of itself, result in an Adverse Rating Event with respect to any Class of Rated Certificates or Companion Loan Securities (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (vii) of this Section 3.20(a) shall not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Serviced Loan that either occurs automatically, or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any event under the terms of such Serviced Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution); and provided, further, notwithstanding clauses (i) through (vii) of this Section 3.20(a), neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable, good faith judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, notwithstanding clause (vii) of this Section 3.20(a), neither the Master Servicer nor the Special Servicer shall be required to obtain any confirmation of the Certificate Companion Loan Securities ratings from the Rating Agencies to grant, or to subordinate the lien of Loans to, easements, rights-of-way or similar agreements that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Loan.

            Notwithstanding anything to the contrary herein, the Special Servicer (with the consent of the Directing Certificateholder, subject to the limitations of Section 3.21(f)) may, consistent with the Servicing Standard, agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if it consults with counsel (and if it is determined by the Special Servicer to be necessary, provides the Trustee with an Opinion of Counsel (which shall be at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Master Servicer as a Servicing Advance)) to obtain advice regarding whether the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b), and (ii) will not cause (x) REMIC I or REMIC II to fail to qualify as a REMIC for purposes of the Code, or (ii) REMIC I or REMIC II to be subject to any tax under the REMIC Provisions.

            (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust, the Certificateholders and in the case of a Whole Loan, the related Companion Loan Holder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders or if a Serviced Whole Loan is affected, to Certificateholders and the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related A/B Companion Loan) on a net present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer or the Master Servicer, as applicable, consistent with the Servicing Standard. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Trustee, the Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved). The Special Servicer shall include with any such Officer's Certificate the supporting documentation forming the basis for its conclusion.

            (c) Any payment of interest that is deferred pursuant to Section 3.20(a) shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Serviced Loan, notwithstanding that the terms of such Serviced Loan so permit or that such interest may actually be capitalized.

            (d) The Master Servicer (as to Performing Serviced Loans) and the Special Servicer (as to Specially Serviced Loans) each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Serviced Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable fee relating to such consent, modification, waiver or indulgence (not to exceed 1.0% of the unpaid principal balance of the related Serviced Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it; provided that the charging of such fees would not otherwise constitute a "significant modification" of the Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b). All such fees collected by the Master Servicer and/or the Special Servicer shall be allocable between such parties, as Additional Master Servicing Compensation and Additional Special Servicing Compensation, respectively, as provided in Section 3.11.

            (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Serviced Loans pursuant to the preceding subsections of this Section 3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party, the Trustee and the Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved), in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Serviced Loan pursuant to this Section 3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit into the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within ten Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a), the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (ii) of Section 3.20(a).

            (f) With respect to any ARD Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related Mortgagor has requested the right to prepay the Loan in full together with all payments required by the Serviced Loan in connection with such prepayment except for all or a portion of accrued Excess Interest; provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a net present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such payment is tendered. The Master Servicer shall have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding anything contained in this Agreement to the foregoing, the Master Servicer shall be required to seek the consent of the Directing Certificateholder and provide to the Directing Certificateholder any information that the Directing Certificateholder may reasonably request in order to grant or deny its consent, provided that such information is in the possession of the Master Servicer, prior to waiving any Excess Interest. The Directing Certificateholder's consent to a waiver shall be deemed granted if the Directing Certificateholder fails to respond to such request within ten Business Days of its receipt of such request. Except as permitted in Section 3.20(a), the Special Servicer shall have no right to waive the payment of Excess Interest.

            (g) The Master Servicer shall not be required to seek the consent of the Special Servicer or any Certificateholder or obtain any confirmation of the Certificate Companion Loan Securities ratings from the Rating Agencies (unless otherwise set forth in the related Intercreditor Agreement with respect to a Whole Loan) to approve the following modifications, waivers or amendments of the
Loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of (A) non-material parcels of a Mortgaged Property, in connection with a pending or threatened condemnation; (B) parcels of a Mortgaged Property not given any value in the underwriting of the Loan; or (C) similar non-material parcels of a Mortgaged Property; (iii) grant, or subordinate the lien of Loans to, easements, rights of way or similar agreements that do not materially affect the use or value of a Mortgaged Property or the Mortgagor's ability to make any payments with respect to the related Loan; and (iv) other routine leasing approvals, including the granting of subordination, non-disturbance and attornment agreements, with respect to leases (A) where the related lease constitutes less than the greater of (x) 20% of the total square footage of the related Mortgaged Property and (y) 20,000 total square feet, (B) that would be considered "at market rates" (i.e. the space is being leased at rates which are not materially above or materially below the rates that would be offered by similarly situated properties where the Mortgaged Property is located in the reasonable judgment of a commercially prudent commercial mortgage loan servicer) and (C) that are not ground leases; provided that (w) any such modification, waiver or amendment would not in any way affect a payment term of the Certificates, (x) any such modification, waiver or amendment would not constitute a "significant modification" of such Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event or Adverse Grantor Trust Event (y) agreeing to any such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to any such modification, waiver or amendment shall not violate the terms, provisions or limitations of this Agreement or any other document contemplated hereby.

            The Master Servicer shall submit any non-material modification, waivers or amendment not provided for in clause (i) through (iv) of Section 3.20(g) which are necessary to correct a scrivener's error on the terms of any Mortgage Loan which is patent on its face or cure any ambiguity caused by such a scrivener's error for review and approval by the Special Servicer. The Special Servicer shall have five Business Days from receipt thereof to approve or respond and its failure to respond within such time period shall constitute deemed approval. The Special Servicer shall not be entitled to a fee with respect to the review of the items discussed in the first two sentences of this paragraph.

            For the avoidance of doubt, and without limiting the generality of the foregoing, any request for the disbursement of earnouts or holdback amounts with respect to any Mortgage Loan set forth on Schedule XIV attached hereto received by the Master Servicer shall be submitted to the Special Servicer for approval (which approval shall be deemed given if the request is not denied by the Special Servicer in writing to the Master Servicer within ten Business Days of the Special Servicer's receipt of such request). For purposes of this Agreement, "disbursement of earnouts or holdback amounts" shall mean the disbursement or funding to a Mortgagor of previously unfunded, escrowed or otherwise reserved portions of the loan proceeds of the related Mortgage Loan until certain conditions precedent thereto relating to the satisfaction of performance related criteria (i.e., project reserve thresholds, lease-up requirements, sales requirements, etc.) as set forth in the applicable Mortgage Loan documents, have been satisfied.

            The Special Servicer, with respect to any request that the Master Servicer is required to seek the approval or consent thereof under this Section 3.20(g), shall respond to the Master Servicer in writing (which may be via e-mail or facsimile) of its decision to grant or deny the Master Servicer's request for approval and consent within ten Business Days of its receipt of such request and all information reasonably requested by the Special Servicer If the Special Servicer so fails to respond to the Master Servicer within the time period referenced in the immediately preceding sentence, such approval and consent shall be deemed granted.

            (h) In connection with granting an extension of the maturity date of any Loan (other than any Non-Serviced Loan) in accordance with Section 3.20(a), the Special Servicer, in the case of a Specially Serviced Loan, and the Master Servicer, in the case of a Performing Serviced Loan, shall each cause the related Mortgagor to agree, if it has not already done so pursuant to the existing loan documents, to thereafter deliver to the Special Servicer, the Trustee, the Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved) audited operating statements on a quarterly basis with respect to the related Mortgaged Property, provided that the Special Servicer or the Master Servicer, as the case may be, may, in its sole discretion, waive the requirement that such statements be audited.

            (i) If the Master Servicer or the Special Servicer collects a modification fee or a modification application fee in connection with a modification or proposed modification of a Serviced Loan, then the Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that modification or proposed modification that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any Rating Agency fees and expenses. Any remaining portion of such modification fee (such remaining portion, a "Net Modification Fee") or of such modification application fee (such remaining portion, a "Net Modification Application Fee") will be applied as additional compensation to the Master Servicer or the Special Servicer in accordance with Section 3.11.

            Section 3.21 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping; Asset Status Report; Directing
Certificateholder.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Serviced Loan, the Master Servicer shall immediately give notice thereof to the Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved), and deliver the related Servicing File to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Serviced Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. Notwithstanding anything in Section 2.01(b) or any other provision of this Agreement to the contrary, the copying and delivery of such documents, instruments, items, records and information shall not be at the expense of the Special Servicer. At its option, although its Sub-Servicing Agreement is temporarily suspended, the related Sub-Servicer, without any compensation therefor, may retain Loans on its computer systems while such Loans are Specially Serviced Loans, provided that no Sub-Servicer shall take any action with respect thereto so long as such Loan is a Specially Serviced Loan and provided that the Master Servicer shall assume all the Master Servicing duties with respect to that Loan as provided in the second succeeding paragraph. The Master Servicer shall use its best efforts to comply with the third preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Master Servicer shall deliver to each Holder of a Non-Registered Certificate (except a Class V, Class R-I or Class R-II Certificate) that shall have requested a copy of any such notice a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer pursuant to this Section 3.21. No later than ten Business Days before the Master Servicer is required to deliver a copy of the related Servicing File to the Special Servicer, it shall review the Servicing File and request from the Trustee any material documents that it is aware are missing from the Servicing File. If the related Sub-Servicer elects not to retain Specially Serviced Loans on its computer systems, then such Sub-Servicer shall return all Mortgage Files to the Master Servicer.

            Upon determining that a Specially Serviced Loan has become a Corrected Serviced Loan, the Special Servicer shall promptly give notice thereof to the Master Servicer and to the Directing Certificateholder and the related Companion Loan Holder (if a Whole Loan is involved), and return the related Servicing File to the Master Servicer within five Business Days and upon giving such notice and returning such Servicing File, to the Master Servicer, the Special Servicer's obligation to service such Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Loan shall resume.

            Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to the Specially Serviced Loans, provided that the Master Servicer shall establish reasonable procedures as to the application of Special Servicer receipts and tendered payments, and the Special Servicer shall have the exclusive responsibility for and authority over all contacts (including collection, which information shall be provided by the Master Servicer) with and notices to Mortgagors and similar matters relating to each Specially Serviced Loan and the related Mortgaged Property.

            Also notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing, subject to Section 2.03, of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the reassumption of servicing responsibilities by the Master Servicer with respect to any such Serviced Loan upon its becoming a Corrected Serviced Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Cross-Collateralized Set; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Serviced Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Set.

            (b) In servicing any Specially Serviced Loans, the Special Servicer shall provide to the Trustee the originals, of documents contemplated by the definition of "Mortgage File" and generated while such Serviced Loan is a Specially Serviced Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and provide to the Master Servicer copies of any additional related Serviced Loan information, including correspondence with the related Mortgagor generated while such Serviced Loan is a Specially Serviced Loan.

            (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

            (d) No later than 45 days after the date the servicing of a Serviced Loan is transferred from the Master Servicer to the Special Servicer pursuant to the terms of this Agreement, the Special Servicer shall deliver to each Rating Agency, the Master Servicer, the Trustee, the related Companion Loan Holder (if a Whole Loan is involved), and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Serviced Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) a summary of the status of such Specially Serviced Loan and any negotiations with the related Mortgagor;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer (including without limitation by reason of any Phase I Environmental Assessment and any additional environmental testing contemplated by Section 3.09), consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth herein and to the enforcement of any related guaranties or other collateral for the related Serviced Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Special Servicer's recommendations on how such Specially Serviced Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

            (v) the Appraised Value of the Mortgaged Property together with the assumptions used in the calculation thereof (which the Special Servicer may satisfy by providing a copy of the last obtained Appraisal); and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

            If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder (except with respect to any Whole Loan) or the related Controlling Holder (if a Whole Loan is involved), does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable loan documents; provided, further if the Special Servicer determines that the failure to take any action set forth in such Asset Status Report would violate the Servicing Standard, the Special Servicer may implement the recommended action outlined in such Asset Status Report without waiting for the Directing Certificateholder's or the related Controlling Holder (if a Whole Loan is involved) response. If the Directing Certificateholder or the related Controlling Holder (if a Whole Loan is involved) disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved), the Rating Agencies, the Trustee and the Master Servicer a new Asset Status Report as soon as practicable, but no later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this
Section 3.21(d) until the earlier of (x) the delivery by the Directing Certificateholder or the related Controlling Holder (if a Whole Loan is involved), as applicable, of an affirmative approval in writing of such revised Asset Status Report, (y) the failure of the Directing Certificateholder or the related Controlling Holder (if a Whole Loan is involved), as applicable, to disapprove such revised Asset Status Report in writing within ten Business Days of its receipt thereof; or (z) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, and subject to the terms of Section 3.20, the Special Servicer shall implement the recommended action as outlined in the most recent version of such Asset Status Report (provided that the Special Servicer shall not take any action that is contrary to applicable law or the terms of the applicable loan documents or that violates the Servicing Standard or fail to take any action, if the failure to take such action would violate the Servicing Standard). The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement the new action in such revised report so long as such revised report has been prepared, reviewed and either approved or not rejected as provided above. For the avoidance of doubt, any action to be taken (or not taken) by the Special Servicer with respect to an Asset Status Report must be in all respects consistent with the Servicing Standard and applicable law. The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required to act in accordance with the Servicing Standard.

            (e) The Special Servicer or the Master Servicer, as applicable, shall provide the Directing Certificateholder and the related Controlling Holder, as applicable, with not less than ten Business Days' prior notice (except as provided in Section 3.08(a)) of any Special Action (as described below) that the Special Servicer or the Master Servicer, as applicable, proposes to take and, in the case of the Special Action described in clause (vi) in this
Section 3.21(e), the Special Servicer shall also contemporaneously notify the Master Servicer; provided, however, if a shorter period of notice is necessary to avoid the occurrence of an Adverse REMIC Event or a violation of Section 3.21(f), then the required period of notice shall be such shorter period.

            The Directing Certificateholder (except with respect to any A/B Whole Loan) or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, shall be entitled to advise the Special Servicer with respect to any Special Action, and notwithstanding anything to the contrary contained herein, the Special Servicer shall not take any Special Action or consent to the taking of any Special Action if the Directing Certificateholder (except with respect to any A/B Whole Loan) or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, has objected thereto by the close of business on the tenth Business Day following its receipt of notice thereof, or if a shorter period was necessitated in accordance with the preceding sentence, by the close of business on the date on which such shorter period expires (it being understood that the failure of the Directing Certificateholder (except with respect to any A/B Whole Loan) or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, to respond in the time frame set forth in the Approval Provisions shall be deemed to constitute such party's approval of such action); provided, however, (i) the ability of the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, to so advise or object shall in all events be subject to Section 3.21(f) and shall not violate the provisions of the Mezzanine Intercreditor Agreement (with respect to any Mortgage Loan with a related Mezzanine Loan), (ii) the Master Servicer or the Special Servicer, as applicable, shall not follow any such advice or objection that would result in a violation of this Agreement, including Section 3.21(f), the loan documents, any Intercreditor Agreement or applicable laws or otherwise result in an Adverse REMIC Event or violate the provisions of the Mezzanine Intercreditor Agreement (with respect to any Mortgage Loan with a related Mezzanine Loan) and (iii) if
(a) the Directing Certificateholder (except with respect to any A/B Whole Loan) or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, (b) the Special Servicer or Master Servicer, as applicable, together cannot agree within 10 Business Days upon a course of action with respect to any Special Action, then the Special Servicer or Master Servicer, as applicable, shall implement its proposed course of action and (c) if the Master Servicer or the Special Servicer determines that immediate action is necessary in accordance with the Servicing Standard, it may take such action prior to the expiration of the ten Business Day period. Subject to the foregoing, in connection with the implementation of any Special Action or the extension of the maturity date of a Serviced Loan, the Master Servicer or Special Servicer shall comply with the Approval Provisions, as applicable. For purposes hereof, "Special Action" means each of the following actions:

            (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Loans as come into and continue in default;

            (ii) any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term of any Mortgage Loan or Whole Loan (excluding the waiver of any "due-on-sale" or "due-on-encumbrance" clause as set forth in clause (vi);

            (iii) any proposed or actual sale of a Defaulted Serviced Loan or REO Property (other than in connection with the termination of the Trust Fund or pursuant to Section 3.18);

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any acceptance of substitute or additional collateral for a Loan unless the lender is required to accept such collateral by the underlying loan documents and any release of the real estate collateral securing the Loan (except as permitted by clause (ii) of Section 3.20(g));

            (vi) any waiver of a "due-on-sale" clause (except as set forth in Section 3.08(a)) or "due-on-encumbrance" clause;

            (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Serviced Loan (except as set forth in Section 3.08(a));

            (viii) any acceptance of a discounted payoff of a Mortgage Loan;

            (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents);

            (x) the release of any letters of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents);

            (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents); or

            (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related loan documents).

            (f) Notwithstanding anything contained in this Agreement to the contrary, (i) no objection, failure to approve or direction of the Directing Certificateholder or the related Controlling Holder (if an A/B Whole Loan is involved), as applicable, shall (A) require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of any Loan then serviced by it, applicable law or any provision of this Agreement, including the Master Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of REMIC I and REMIC II, or (B) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (C) expose the Master Servicer, the Special Servicer, the Depositor, the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement (the "Prohibited Actions"), and (ii) in no event shall the Master Servicer or the Special Servicer take any action or refrain from taking any action if the taking of such action or the refraining from taking of such action would violate the Servicing Standard or the REMIC Provisions. The Master Servicer or Special Servicer, as applicable, shall disregard any such direction, failure to approve or objection.

            The Directing Certificateholder shall have no liability to the Certificateholders (other than the holders of the Controlling Class) and the related Controlling Holder (if a Whole Loan is involved) shall have no liability to the Certificateholders (including the holders of the Controlling Class) for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for errors in judgment; provided, however, the Directing Certificateholder or the related Controlling Holder (if a Whole Loan is involved), as applicable, will not be protected against any liability to any Holder of the Controlling Class would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder or the related Controlling Holder (if a Whole Loan is involved), as applicable, may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder or the related Controlling Holder (if a Whole Loan is involved), as applicable, may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder or the related Controlling Holder (if a Whole Loan is involved), as applicable, may act solely in the interests of the Holders of the Controlling Class, that none of the Directing Certificateholder or any Controlling Holder (if a Whole Loan is involved), as applicable, has any duties to the Holders of any Class of Certificates other than the Controlling Class, that none of the Directing Certificateholder or any Controlling Holder (if a Whole Loan is involved), as applicable, shall be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the holders of the Controlling Class that none of the Directing Certificateholder or any Controlling Holder (if a Whole Loan is involved), as applicable, shall have any liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any Controlling Holder (if a Whole Loan is involved), as applicable, or any director, officer, employee, agent or principal thereof for having so acted.

            (g) With respect to each Whole Loan, notwithstanding anything to the contrary contained herein (but subject to Section 3.21(f) and the related Intercreditor Agreement), (i) the Special Servicer shall be required to consult with the related Controlling Holder upon the occurrence of any event of default under the related Whole Loan, to consider alternative actions recommended by such Controlling Holder and to consult with such Controlling Holder with respect to determinations made pursuant to Section 3.09 or Section 3.18 and (ii) at any time (whether or not any event of default under the related Whole Loan has occurred) the Master Servicer and the Special Servicer shall be required to consult with such Controlling Holder to the extent that the related loan documents grant the lender the right to approve budgets for the related Mortgaged Property, prior to approving any such budget.

            (h) In connection with any proposed Special Action, the Special Servicer shall prepare a summary of such proposed Special Action and an analysis of whether or not such Special Action is reasonably likely to produce a greater recovery on a present value basis than not taking such action or making such determination and shall provide to the Directing Certificateholder or any Controlling Holder, as applicable, such summary and such information as is in its possession or control and is reasonably requested by the Directing Certificateholder or any Controlling Holder, as applicable, as may be necessary in the reasonable judgment of the Directing Certificateholder or any Controlling Holder, as applicable, in order to make a determination with respect to such Special Action.

            The Master Servicer or Special Servicer shall provide to the Directing Certificateholder by hard copy or by electronic means concurrently with the delivery thereof to the related Borrower, copies of any notice of an event of default under the related loan documents and any other notices sent to such Borrower with respect to foreclosure or other exercise of remedies or enforcement, modification or waiver with respect to the related Mortgage Loan or the related Mortgaged Property.

            The Master Servicer or the Special Servicer shall also provide to the Directing Certificateholder or any Controlling Holder, as applicable, by hard copy, electronic means or by other means agreed to by the Directing Certificateholder or any Controlling Holder, as applicable, and the Master Servicer or the Special Servicer (A) within 30 days of receipt thereof, copies of any financial statements, certificates, correspondence, notices, bills or reports with respect to the related Borrower or Mortgaged Property that were delivered pursuant to, or to which the mortgagee or lender would be entitled to under, the terms of the related loan documents, (B) within 30 days following the receipt thereof by the Master Servicer or the Special Servicer monthly operating statements and rent rolls for the related Mortgaged Property and (C) within 30 days following the receipt thereof by the Master Servicer or the Special Servicer annual operating statements and rent rolls for the related Mortgaged Property.

            The expense of providing information (except for any notice of an event of default) and summaries pursuant to this Section 3.21(h) shall be an expense of the Directing Certificateholder or any Controlling Holder, as applicable, and shall not be an expense of the Trust Fund.

            Section 3.22 Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) insofar as it affects the Trust and the related Companion Loan Holder (if a Whole Loan is involved), is consistent with this Agreement in all material respects; (ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, except with respect to those Sub-Servicing Agreements listed on Schedule II and subject to the provisions of Section 3.22(d), terminate such rights and obligations; (iii) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides that such agreement shall be suspended as to servicing actions with respect to any Serviced Loan serviced thereunder at the time such Serviced Loan becomes a Specially Serviced Loan unless such Serviced Loan is then sub-serviced by Midland Loan Services, Inc. or its permitted successors and assigns pursuant to such Sub-Servicing Agreement (but only until such time as such Serviced Loan becomes a Corrected Serviced Loan); (iv) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Serviced Loan that becomes a Corrected Serviced Loan; (v) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, provides that the related Sub-Servicer shall comply with all reasonable requests for additional information made by the Master Servicer (provided, however, the related Sub-Servicer shall not be required to furnish the same information to the Master Servicer more than once) and, further, provides that the failure of the related Sub-Servicer to furnish the Master Servicer on a timely basis with any required reports, statements or other information, including without limitation, the reports referred to in
Section 3.12(a), either (A) shall permit the Master Servicer to make necessary inquiries of the related borrower directly or (B) shall (subject to a cure period not to exceed 60 days) constitute an event of default thereunder for which the Master Servicer may terminate such Sub-Servicer without payment of any termination fee (it being understood that notwithstanding anything to the contrary in this clause (v), the obligations of a Sub-Servicer in respect of
Section 3.12(b) may be limited to the provision of reports as agreed between the Master Servicer and such Sub-Servicer and response to reasonable inquiries from the Master Servicer with respect thereto); (vi) subject to Section 3.08 and
Section 3.20(g), does not authorize any Sub-Servicer to approve a modification or assumption of any Serviced Loan without the approval of the Master Servicer, in the case of Performing Serviced Loans or of the Special Servicer, in the case of Specially Serviced Loans or authorizes the Sub-Servicer to foreclose any Serviced Loan without the approval of the Special Servicer; (vii) imposes no liability whatsoever on the Trustee, the Certificateholders, any Companion Loan Holder or any Controlling Holder with respect to anything contained therein (provided, that nothing herein shall preclude the Master Servicer or the Special Servicer from seeking any indemnification that it would be otherwise entitled to under this Agreement); (viii) provides that the Master Servicer and the Special Servicer each shall pay the fees of any Sub-Servicer retained by it in accordance with the respective Sub-Servicing Agreement and, in any event, from its own funds; and (ix) contain events of default materially similar to an Event of Default hereunder for the Master Servicer and/or the Special Servicer, as the case may be. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(g) and/or Section 4.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee and the related Companion Loan Holder (in the case of a Whole Loan) and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents.

            (b) Each Sub-Servicer actually performing servicing functions (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Serviced Loans it is to service are situated, if and to the extent required by applicable law, and (ii) to the extent sub-servicing multifamily loans, shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders and the related Companion Loan Holder (in the case of a Whole Loan), shall (at no expense to the Certificateholders, any Companion Loan Holder (in the case of a Whole Loan) or the Trust) each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its reasonable business judgment, would require were it the owner of the Serviced Loans. Promptly upon becoming aware of a default under any Sub-Servicing Agreement to which it is a party, the Master Servicer or the Special Servicer, as the case may be, shall notify each of the other parties hereto, the Trustee and the related Companion Loan Holder (in the case of a Whole Loan), and then the Trustee shall provide a copy of such notice to the Directing Certificateholder, and, in accordance with Section 8.12(b), shall, upon request, provide a copy of such notice to each Holder of a Non-Registered Certificate (except a Class V, Class R-I or Class R-II Certificate) of any such default.

            (d) With respect to the Sub-Servicing Agreements in effect as of the Closing Date that are listed on Schedule II, the initial Master Servicer hereby agrees that it shall not, in its capacity as Master Servicer, terminate any Sub-Servicer thereunder without cause. In the event of the resignation, removal or other termination of the initial Master Servicer (or any successor Master Servicer) hereunder for any reason, the successor to the initial Master Servicer (or to such successor Master Servicer) shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination (i) to assume the rights and obligations of the predecessor Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fees and other compensation), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as the new Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the new Master Servicer) or (iii) except with respect to those Sub-Servicing Agreements listed on Schedule II, which may only be terminated for cause, to terminate such Sub-Servicing Agreement without cause provided that such Sub-Servicing Agreements have events of default that are similar to the Events of Default set forth in Section 7.01. Nothing in the foregoing provisions of this Section 3.22(d) shall limit the ability of the initial or a successor Master Servicer to terminate a Sub-Servicer at any time for cause; provided, however, the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination. References in this Section 3.22(d) to Master Servicer, successor Master Servicer or subsequent successor Master Servicer shall mean the Trustee, if it is then Master Servicer, successor Master Servicer or subsequent Master Servicer pursuant to the operation of Section 7.02.

            (e) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Serviced Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Serviced Loans for which it is responsible.

            (g) Notwithstanding anything to the contrary set forth herein, any account established and maintained by a Sub-Servicer pursuant to a Sub-Servicing Agreement with the Master Servicer shall for all purposes under this Agreement be deemed to be an account established and maintained by the Master Servicer.

            (h) Each Sub-Servicer pursuant to its related Sub-Servicing Agreement shall retain the original of any letter of credit that has been issued in connection with any Serviced Loan that it sub-services pursuant to such agreement on behalf of the Master Servicer for the benefit of the Certificateholders provided that it shall provide a copy of such letter of credit to the Master Servicer.

            (i) The Master Servicer and the Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer and/or Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to, forward a copy of each report or statement prepared by such party pursuant to Section 11.09, 11.10 and/or 11.11 to the Rating Agencies and the Directing Certificateholder and the related Companion Loan Holder (in the case of a Whole Loan).

            Section 3.23 Designation of the Special Servicer by the Majority Certificateholder of the Controlling Class or the Controlling Holder.

            (a) The Majority Certificateholder of the Controlling Class may at any time and from time to time terminate (with or without cause) and replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer (other than with respect to any Whole Loan). Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated Person were to serve as Special Servicer hereunder, none of the then current ratings assigned by such Rating Agency to the respective Classes of the Certificates would be downgraded, qualified (if applicable) or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, (i) the terminated or resigned, as applicable, Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) it shall be entitled to certain Workout Fees thereafter received to the extent permitted by Section 3.11(c), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination or resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Loans and REO Properties and the execution and delivery of such documents acknowledging its termination as Special Servicer as may be required by any Rating Agency. The Majority Certificateholder of the Controlling Class shall be responsible for paying any costs associated with such replacement, including the reasonable costs of any servicing transfer.

            (b) Solely with respect to A/B Whole Loans, the related Controlling Holder shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement with respect the related A/B Whole Loan, with or without cause, upon ten Business Days notice to the Special Servicer, the Master Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, as evidenced in writing by each of the Rating Agencies, the appointment of the proposed successor of the Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect to any Class of Certificates. Except as provided in this Section 3.23(b), there shall not be more than two Special Servicers appointed under this Agreement. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 3.23(b). Such Controlling Holder shall cause the Special Servicer to be reimbursed for the payment of any outstanding reasonable out-of-pocket costs and expenses pursuant to the terms hereof, which costs and expenses shall not be an expense of the Trust Fund and shall be responsible for paying any costs associated with any such replacement of the Special Servicer, including reasonable costs of any servicing transfer.

            The successor Special Servicer shall notify the Depositor and the Trustee of any appointment contemplated by this Section 3.23 at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information reasonably requested by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

            The terminated Special Servicer (i) shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such termination, whether in respect of Servicing Advances or otherwise, (ii) it shall be entitled to certain Workout Fees thereafter received to the extent permitted by Section 3.11(c), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Loans and REO Properties and the execution and delivery of such documents acknowledging its termination as Special Servicer as may be required by any Rating Agency.

            Section 3.24 Confidentiality.

            Subject to the terms of Section 3.19(a), the Master Servicer and the Special Servicer will use reasonable efforts to keep confidential and not disclose to any Person other than each other, the Depositor, the Trustee, a Controlling Class Certificateholder, the Sub-Servicer (with respect to any Serviced Loans it is sub-servicing), a Borrower (with respect to the related Serviced Loan), any Certificateholder, the related Companion Loan Holder (in the case of a Whole Loan) and the Rating Agencies, any information that it obtains in its capacity as Master Servicer or Special Servicer with respect to the Serviced Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, "Confidential Information"), except (i) any officers, directors and employees of the Master Servicer or Special Servicer (or any officers, directors and employees of any Affiliates of the Master Servicer or Special Servicer); (ii) auditors and government regulators of the Master Servicer or the Special Servicer and any agents, financial or tax advisors, attorneys, accountants and professional consultants retained by the Master Servicer or the Special Servicer in connection with the transactions contemplated by this Agreement that have been informed of the confidential nature of the information provided to them; (iii) each Mortgage Loan Seller with respect to information relating to the Loans transferred into the Trust by such Mortgage Loan Seller; (iv) a potential purchaser of servicing rights hereunder that has agreed to keep such information confidential; (v) to the extent the Master Servicer or Special Servicer deems such disclosure to be reasonably necessary in carrying out its duties pursuant to this Agreement or any Sub-Servicing Agreement; (vi) to the extent such information is publicly available or otherwise available from sources unrelated to this transaction; (vii) to the extent such disclosure is required by law or court order or is demanded pursuant to a subpoena; (viii) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer's or the Special Servicer's obligations hereunder; or (ix) to the extent the Depositor consents in writing to such disclosure. For purposes of this paragraph, the terms "Master Servicer" and "Special Servicer" shall mean the divisions or departments of such corporate entities involved in providing services hereunder and their respective officers, directors and employees. Notwithstanding anything in this Section 3.24 to the contrary, the Master Servicer, and any Sub-Servicer with the prior written permission of the Master Servicer, may disseminate pool-wide and general statistical information relating to the Loans and the Loan portfolio being serviced (as to any Sub-Servicer, limited to its own sub-serviced portfolio), so long as no Mortgagors are identified. In no event shall the Master Servicer or Special Servicer have any liability under this Section 3.24 for reporting, delivering or disclosing information in good faith pursuant to the duties and requirements imposed by it under the other provisions of this Agreement.

            Section 3.25 No Solicitation of Prepayments.

            Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments from any Mortgagors under the Loans; provided that payments on any ARD Loan on or after the related Anticipated Repayment Date shall be deemed not to constitute prepayments for this purpose; provided, however, the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer, or otherwise by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by an individual engaged at any time in activities relating to the servicing of Loans or (ii) based upon or otherwise with the benefit of information or documentation relating to the Certificates obtained by or through the business unit within the Master Servicer or Special Servicer responsible for servicing the Loans (other than information that has previously been filed with the Commission without fault by such Person), including without limitation any listing of the Loans or related Mortgagors or Mortgaged Properties. Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

            Section 3.26 Certain Matters with Respect to Serviced Loans Permitting Defeasance, Franchise Mortgage Loans and Certain Mortgage Loans Permitting Additional Debt.

            (a) With respect to each Serviced Loan as to which the Master Servicer shall have the discretion pursuant to the terms thereof to require the related Mortgagor to post defeasance collateral consisting of U.S. government securities, within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i), in an amount sufficient to make all scheduled payments under the Mortgage Note when due in lieu of making a permitted prepayment, the Master Servicer shall so require defeasance; provided that the Master Servicer has received an Opinion of Counsel that such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8). The Master Servicer may accept as defeasance collateral any "government security," within the meaning of Treasury Regulations
Section 1.860G-(2)(a)(8)(i), notwithstanding any more restrictive requirements in the Mortgage.

            (b) The Master Servicer shall require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

            (c) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall require the related Mortgagor to deliver a certification from the Mortgagor's independent certified public accountants as to the sufficiency of the related U.S. government securities, and provide a copy of such certification to each Rating Agency and the Directing Certificateholder.

            (d) To the extent that the terms of a Mortgage permit defeasance, the Master Servicer shall not approve the form and substance of any required legal documents in connection with such defeasance unless (i) to the extent that the outstanding principal balance of a Mortgage Loan is $35,000,000 or more, or constitutes 5.0% or more of the then current principal balance of the Mortgage Pool or such Mortgage Loan comprises at the time one of the ten largest Mortgage Loans (by outstanding principal balance) in the Mortgage Pool, Fitch and S&P each shall have confirmed to it in writing that such defeasance will not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates or Companion Loan Securities, (ii) it shall have obtained an Opinion of Counsel that the defeasance complies with applicable REMIC Provisions; and, (iii) it shall have obtained an accountant's certification that the defeasance collateral is sufficient to make payments under the related Mortgage Loan for the remainder of its term. In the case of the defeasance of any Mortgage Loan that does not require a Rating Agency confirmation pursuant to the immediately preceding clause (i), the Master Servicer must provide to S&P after completion of the defeasance a certification substantially in the form of Exhibit J hereto.

            (e) With respect to each Serviced Loan that provides for defeasance, to the extent permitted by the terms of such Mortgage Loan, or if so requested by the Rating Agencies, the Master Servicer shall use its best efforts to have the related Mortgagor (i) designate a Single-Purpose-Entity (if the borrower no longer complies) to assume the Mortgage Loan and own the collateral and (ii) provide an opinion from counsel that the Trustee has a perfected security interest in the new collateral.

            (f) To the extent that (i) the outstanding principal balance of a Mortgage Loan is $35,000,000 or more or constitutes 2.0% or more of the then current principal balance of the Mortgage Pool or such Mortgage Loan comprises at the time one of the ten largest Mortgage Loans (by outstanding principal balance) in the Mortgage Pool, and (ii) the terms of the related loan documents require the consent of the lender in order for the related Mortgagor to change the manager of the related Mortgaged Property, the Master Servicer shall not so consent to such a change in management unless it has received (a) the prior consent of the Special Servicer, which will be deemed given if such party has not responded within ten Business Days (as such period may be extended herein if the consent of the Directing Certificateholder or any Controlling Holder (if an A/B Whole Loan is involved) is required hereunder) following delivery of request for consent together with any information reasonably necessary to make a decision and (b) a written confirmation from each Rating Agency such a change in management, if effected, would not result in the withdrawal, downgrade or qualification (if applicable) of the rating of any Class of Certificates or Companion Loan Securities.

            (g) Notwithstanding anything contained in this Section 3.26 the Master Servicer will disregard any objection of the Directing Certificateholder or any Controlling Holder (if an A/B Whole Loan is involved), as applicable, that would result in a Prohibited Action.

            Section 3.27 Application of Default Charges.

            (a) Subject to the terms of any applicable Intercreditor Agreement, any and all Default Charges that are actually received by or on behalf of the Trust with respect to the Mortgage Pool, shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            first, to pay to the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Advances made thereby with respect to any Mortgage Loan or REO Loan in the Mortgage Pool;

            second, to reimburse the Trust for any Advance Interest paid to the Trustee, the Master Servicer or the Special Servicer since the Closing Date with respect to any Mortgage Loan or REO Loan in the Mortgage Pool during the 12-month period preceding the receipt of such Default Charges, which Advance Interest was paid from a source other than Default Charges received on the Mortgage Pool (provided, however, if the Special Servicer is able to determine that such Default Charges are related to any Specially Serviced Loan or REO Loan in respect of which Advance Interest was paid to the Trustee, the Master Servicer or the Special Servicer prior to such 12-month period from a source other than Default Charges received on the Mortgage Pool, then the Master Servicer shall conclusively rely on such determination and shall apply such Default Charges to reimburse the Trust for such Advance Interest);

            third, to pay the Special Servicer for any Servicing Advances made for the cost of an inspection made on a Specially Serviced Loan;

            fourth, to reimburse the Trust for any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan or REO Loan in the Mortgage Pool during the 12-month period prior to the receipt of such Default Charges, which Additional Trust Fund Expenses were previously paid from a source other than Default Charges received on the Mortgage Pool (provided, however, if the Special Servicer is able to determine that such Default Charges are related to any Specially Serviced Loan or REO Loan in respect of which any Additional Trust Fund Expense was paid to the Trustee prior to such 12-month period from a source other than Default Charges received on the Mortgage Pool, then the Master Servicer shall conclusively rely on such determination and shall apply such Default Charges to reimburse the Trust for such Additional Trust Fund Expense);

            fifth, to pay the Master Servicer for Servicing Advances made for the cost of an inspection made on a Loan other than a Specially Serviced Loan; and

            sixth, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, if such Default Charges were collected with respect to a Performing Serviced Loan, and otherwise to pay any remaining portion of such Default Charges as Additional Special Servicing Compensation to the Special Servicer.

            (b) Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.27(a) is intended to be available for distribution on the Certificates pursuant to Section 4.01(b), subject to application pursuant to Section 3.05(a), Section 3.05(b), Section 3.05(c) or Section 3.05(f) for any items payable out of general collections on the Mortgage Pool. Default Charges applied to reimburse the Trust pursuant to either clause second or clause fourth of Section 3.27(a) shall be deemed to offset payments of Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred (whereupon such Advance Interest or other Additional Trust Fund Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

            (c) Subject to the terms of any applicable Intercreditor Agreement, any and all Default Charges that are actually collected with respect to any Companion Loan related to a Whole Loan or any successor REO Loan with respect thereto during any Collection Period (as allocable thereto pursuant to the related loan agreement), shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

            first, to pay to the Trustee, the Master Servicer or the Special Servicer, in that order, any Advance Interest due and owing to such party on outstanding Servicing Advances made thereby with respect to any Mortgage Loan or REO Loan in the Mortgage Pool;

            second, to pay to the Trustee and, in the case of a Serviced Whole Loan, any trustee under a securitization of such Companion Loan, pro rata; the Master Servicer and, in the case of a Serviced Whole Loan with a Pari Passu Companion Loan, any master servicer under a securitization of such Companion Loan, pro rata; or the Special Servicer and, in the case of a Serviced Whole Loan with a Pari Passu Companion Loan, any special servicer under a securitization of such Companion Loan, pro rata; in that order, any interest due and owing to such party on any outstanding P&I Advances (or comparable debt service advances) made thereby, with respect to any Loan or REO Loan in such Whole Loan or the related REO Mortgaged Property and reimbursed in the related Collection Period (to be applied with respect to any particular party in such manner that the interest that accrued first and has been outstanding the longest shall be paid first); and

            third, to pay any remaining portion of such Default Charges as Additional Master Servicing Compensation to the Master Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Performing Loan, or as Additional Special Servicing Compensation to the Special Servicer, to the extent received, if they were accrued with respect to such Companion Loan during a period that it was a Specially Serviced Loan or an REO Loan, in each case pursuant to Section 3.11.

            Section 3.28 Matters Regarding the Whole Loans.

            (a) No Companion Loan Holder will have any liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, such Companion Loan Holder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of duties.

            (b) Each Companion Loan Holder shall be entitled to receive a copy of any report required to be delivered (upon request or otherwise) to the Trustee with respect to the related Whole Loan or any related REO Property by any other party hereto. The related Companion Loan Holder shall also be entitled to receive a copy of any document, certificate, instrument, notice or correspondence required to be delivered (upon request or otherwise) by the Trustee or Master Servicer with respect to the related Whole Loan or any related REO Property to any other party hereto. In addition, the related Companion Loan Holder, or a servicer acting on its behalf, shall be entitled to request information from the Master Servicer with respect to the related Whole Loan to permit customary reporting with respect to a securitization relating to the related Companion Loan; provided, however, the information provider shall not be required to deliver information relating to Loans other than the related Whole Loan or information of a scope or nature that is materially different from that which is required to be delivered by the Master Servicer under this Agreement. The Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such information.

            (c) If, pursuant to Section 2.03, Section 3.18 or Section 9.01, the Mortgage Loan included in a Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Intercreditor Agreement and shall assume the rights and obligations of the holder of the related Note under the related Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as the holder of the related Note (as a result of such purchase or repurchase), under the related Intercreditor Agreement in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge and thereafter such Mortgage File shall be held by such purchaser or a custodian appointed thereby for the benefit of each Note holder (as their interests appear under the related Intercreditor Agreement). If the related Servicing File is not already in the possession of such purchaser or custodian (as the case may be), it shall be delivered to the master servicer or special servicer, as the case may be, under the separate servicing agreement for the related Whole Loan.

            Section 3.29 Matters Regarding the Non-Serviced Whole Loans.

            (a) In the event that (i) any of the Beacon Seattle & DC Portfolio Trustee, Beacon Seattle & DC Portfolio Master Servicer or the Beacon Seattle & DC Portfolio Special Servicer shall be replaced in accordance with the terms of the Beacon Seattle & DC Portfolio Pooling Agreement, the Master Servicer and the Special Servicer shall acknowledge any such successor as the successor to the Beacon Seattle & DC Portfolio Trustee, Beacon Seattle & DC Portfolio Master Servicer or the Beacon Seattle & DC Portfolio Special Servicer, as the case may be, and shall notify the Trustee regarding such replacement and (ii) any of the 575 Lexington Avenue Trustee, the 575 Lexington Avenue Master Servicer or the 575 Lexington Avenue Special Servicer shall be replaced in accordance with the terms of the 575 Lexington Avenue Pooling Agreement, the Master Servicer and the Special Servicer shall acknowledge any such successor as the successor to the 575 Lexington Avenue Trustee, the 575 Lexington Avenue Master Servicer or the 575 Lexington Avenue Special Servicer, as the case may be, and shall notify the Trustee regarding such replacement.

            (b) The Master Servicer shall deliver, or cause to be delivered, to the Trustee, promptly following receipt (i) from the Beacon Seattle & DC Portfolio Master Servicer, Beacon Seattle & DC Portfolio Special Servicer or the Beacon Seattle & DC Portfolio Trustee, any servicing reports concerning the Beacon Seattle & DC Portfolio Mortgage Loan and (ii) from the 575 Lexington Avenue Master Servicer, the 575 Lexington Avenue Special Servicer or the 575 Lexington Avenue Trustee, any servicing reports concerning the 575 Lexington Avenue Pari Passu Mortgage Loan.

            Section 3.30 Certain Powers of the Controlling Holders and Certain Intercreditor Matters.

            (a) No Controlling Holder shall owe any fiduciary duty to the Trustee, the Master Servicer, the Special Servicer or any Certificateholder with respect to the related Whole Loan. The related Controlling Holder will not have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action or the giving or withholding of any consent, pursuant to this Agreement, or for errors in judgment. By its acceptance of a Certificate, each Certificateholder confirms its understanding that a Controlling Holder may take or refrain from taking actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that a Controlling Holder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that a Controlling Holder does not have any duties to the Holders of any Class of Certificates, and that the related Controlling Holder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against a Controlling Holder or any director, officer, employee, agent or principal thereof for having so acted.

            (b) Notwithstanding anything in this Agreement to the contrary, with respect to each A/B Whole Loan, the related Controlling Holder, in lieu of the Directing Certificateholder, shall be entitled to exercise all rights of the Directing Certificateholder under this Agreement with respect to the related A/B Whole Loan, as applicable, and any references to the Directing Certificateholder in this Agreement relating to actions permitted to be taken only with the consent of the Directing Certificateholder with respect to such A/B Whole Loan shall be deemed to be references to the related Controlling Holder; provided, however, (i) the Directing Certificateholder shall also have the right to receive all reports and notices under this Agreement (which shall not be an expense of the related Controlling Holder), (ii) the Directing Certificateholder shall also have the right to consult with the Special Servicer (on a non-binding basis) regarding such A/B Whole Loan and (iii) the Directing Certificateholder (and not the related Controlling Holder) shall be entitled to exercise the Purchase Option set forth in Section 3.18(c) with respect to such A/B Whole Loan. In addition, the applicable Controlling Holder shall have any rights, whether or not additional, that are specified in the related Intercreditor Agreement.

            In addition, if a Control Appraisal Period exists with respect to an A/B Whole Loan, then the related Controlling Holder shall be the Directing Certificateholder who shall be authorized to exercise any of its approval and consent rights and powers provided for in Section 3.23, this Section 3.30 or elsewhere in this Agreement or the related Intercreditor Agreement with respect to such A/B Whole Loan, subject to the provisions of the related Intercreditor Agreement; provided, however, the related Note B Holder shall nevertheless retain the right to receive distributions and (if the Note B Holder is not the related Borrower or an affiliate thereof) notices and reports under this Agreement.

            (c) Within five Business Days of receipt of written notice that a new related Controlling Holder has been selected, the Trustee shall deliver notice to the Master Servicer and the Special Servicer, of such related Controlling Holder's identity.

            (d) With respect to each A/B Whole Loan, notwithstanding anything to the contrary contained herein, the related Controlling Holder shall have the right to cure monetary and non-monetary defaults by the related Borrower as provided in the related Intercreditor Agreement.

            Section 3.31 [RESERVED].

            Section 3.32 Litigation Control.

            The Special Servicer, with respect to litigation involving Specially Serviced Loans, and the Master Servicer, with respect to litigation involving Performing Serviced Loans, and where the applicable servicer contemplates availing itself or the Trustee on behalf of the Trust Fund of indemnification as provided for under this Agreement, such servicer shall, for the benefit of the Certificateholders, direct, manage, prosecute, defend and/or settle any and all claims and litigation ("Litigation Control") relating to (a) the enforcement of the obligations of a Borrower under the related loan documents and (b) any action brought against the Trust Fund or any party to this Agreement with respect to any Mortgage Loan. Such Litigation Control shall be carried out in accordance with the terms of this Agreement, including, without limitation, the Servicing Standard. Upon becoming aware of or being named in any such claims or litigation, the Master Servicer shall immediately notify the Directing Certificateholder and the Trustee of such claims or litigation. In addition, the Master Servicer shall prepare and submit a monthly status report regarding any Litigation Control matter to the Directing Certificateholder.

            Notwithstanding the foregoing, each of the Special Servicer and the Master Servicer, as applicable, shall consult with and keep the Directing Certificateholder and the Trustee advised of any material development including without limitation (i) any material decision concerning Litigation Control and the implementation thereof and (ii) any decision to agree to or propose any terms of settlement, and shall submit any such development or decision to the Directing Certificateholder for its approval or consent. Subject to the second to last paragraph of this Section 3.32, the Special Servicer or the Master Servicer shall not take any action implementing any such material development or decision described in the preceding sentence unless and until it has notified in writing the Directing Certificateholder and the Directing Certificateholder has not objected in writing within five Business Days of having been notified thereof and having been provided with all information that the Directing Certificateholder has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer or the Master Servicer, as applicable, within such five-Business Day period, then the Directing Certificateholder shall be deemed to have approved the taking of such action); provided that, in the event that the Special Servicer or the Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or the Master Servicer, as applicable, may take such action without waiting for the response of the Directing Certificateholder; provided that the Special Servicer or the Master Servicer, as applicable, has reasonably determined that the Directing Certificateholder has received notice of such action in writing.

            With respect to any Litigation Control otherwise required to be exercised hereunder by the Master Servicer relating to a Mortgage Loan that has either (i) been satisfied or paid in full or (ii) as to which a Final Recovery Determination has been made, after receiving the required notice from the Master Servicer set forth above that it became aware of or was named in any such claims or litigation, the Directing Certificateholder may direct in writing that the such Litigation Control nevertheless be exercised by the Special Servicer; provided that (a) the Special Servicer has determined, consistent with the Servicing Standard, that its actions with respect to such obligations (including without limitation settlements) (i) would be in the best interests of the Certificateholders and, in the case of any Whole Loan, the related Companion Loan Holder (as a collective whole), (ii) do not require any admission of liability or wrongdoing on the part of the Master Servicer and (iii) are fully indemnifiable (including without limitation on behalf of the Master Servicer) under Section 6.03 and payable by the Trust; (b) all costs and fees incurred in defending and settling the claims (including without limitation on behalf of the Master Servicer) are indemnified expenses under Section 6.03; and (c) with respect to a settlement, the Special Servicer has reasonably consulted with the Master Servicer prior to such settlement.

            Notwithstanding the foregoing, no advice, direction or objection of the Directing Certificateholder shall (i) require or cause the Special Servicer or the Master Servicer, as applicable, to violate the terms of any Mortgage Loan or any related intercreditor, co-lender or similar agreement, applicable law or any provision of this Agreement, including the Special Servicer's and the Master Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of REMIC I and REMIC II, (ii) result in an Adverse REMIC Event with respect to either of REMIC I or REMIC II or an Adverse Grantor Trust Event with respect to the related Grantor Trust, (iii) expose the Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee or their Affiliates, officers, directors, shareholders, partners, members, managers, employees or agents to any claim, suit, or liability for which this Agreement does not provide indemnification to such party or expose any such party to prosecution for a criminal offense, or
(iv) materially expand the scope of the Special Servicer's or the Master Servicer's responsibilities under this Agreement; and neither the Special Servicer nor the Master Servicer will follow any such advice, direction or objection if given by the Directing Certificateholder or initiate any such actions.

            Notwithstanding the foregoing, (i) in the event that any action, suit, litigation or proceeding names the Trustee in its individual capacity, or in the event that any judgment is rendered against the Trustee in its individual capacity, the Trustee, upon prior written notice to the Master Servicer or the Special Servicer, as applicable, may retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interests (but not to otherwise direct, manage or prosecute such litigation or claim),
(ii) in the event of any action, suit, litigation or proceeding, other than an action, suit, litigation or proceeding relating to the enforcement of the obligations of a Mortgagor under the related loan documents or otherwise relating to a Mortgage Loan or Mortgaged Property, neither the Master Servicer nor the Special Servicer shall, without the prior written consent of the Trustee, (A) initiate any action, suit, litigation or proceeding in the name of the Trustee, whether in such capacity or individually, (B) engage counsel to represent the Trustee, or (C) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any other similar action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state, and (iii) in the event that any court finds that the Trustee is a necessary party in respect of any action, suit, litigation or proceeding relating to or arising from this Agreement or any Mortgage Loan, the Trustee shall have the right to retain counsel and appear in any such proceeding on its own behalf in order to protect and represent its interest, whether as Trustee or individually (but not to otherwise direct, manage or prosecute such litigation or claim).

            Section 3.33 Class A-2FL Swap Contract.

            (a) On or before the Closing Date, the Swap Trustee, not in its individual capacity but solely in its capacity as Swap Trustee, on behalf of the Class A-2FL Grantor Trust, shall enter into the Class A-2FL Swap Contract and related agreements with the Class A-2FL Swap Counterparty.

            (b) Not later than 11:00 a.m. New York City time, on the second Business Day prior to each Distribution Date, based on the CMSA Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to Section 3.12(d) and subject to the priorities set forth in Sections 4.01(a), 4.01(b) and 4.01(k), the Swap Trustee shall (i) calculate the Class A-2FL Net Swap Payment in accordance with the terms of the Class A-2FL Swap Contract and this Agreement, and (ii) notify the Class A-2FL Swap Counterparty of any Class A-2FL Net Swap Payment. In the event the Swap Trustee fails to receive any Class A-2FL Net Swap Payment payable by the Class A-2FL Swap Counterparty on the second Business Day prior to the related Distribution Date, the Swap Trustee shall provide the Class A-2FL Swap Counterparty with notice of such non-payment no later than 5:00 p.m. New York City time on such date. On the related Distribution Date following such notice of non-payment, if the Swap Trustee fails to receive such Class A-2FL Net Swap Payment by 11:00 a.m. New York City time on such Distribution Date, a Class A-2FL Swap Default and a Class A-2FL Distribution Conversion shall occur on such Distribution Date.

            (c) On each Distribution Date, the Swap Trustee shall remit the Class A-2FL Net Swap Payment payable by the Class A-2FL Swap Trust, if any, to the Class A-2FL Swap Counterparty from the Class A-2FL Floating Rate Account; provided that upon and during the continuation of a Class A-2FL Distribution Conversion, the Swap Trustee shall not make such payments to the Class A-2FL Swap Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Class A-2FL Swap Contract, the Swap Trustee shall deposit the same into the Class A-2FL Floating Rate Account.

            (d) The Swap Trustee shall at all times enforce the Class A-2FL Swap Trust's rights under the Class A-2FL Swap Contract. In the event of a Class A-2FL Swap Default, the Swap Trustee shall promptly provide written notice to the Holders of the Class A-2FL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-2FL Swap Contract), unless otherwise directed in writing by the holders of 25% by Certificate Balance of the Class A-2FL Certificates, to enforce the rights of the Class A-2FL Swap Trust under the Class A-2FL Swap Contract as may be permitted by the terms thereof, including termination thereof, and use Class A-2FL Swap Termination Fees, if any, received from the Class A-2FL Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms reasonably acceptable to the Swap Trustee and the Depositor, with a replacement swap counterparty that would not cause a Rating Agency Trigger Event and satisfies the requirements of the Class A-2FL Swap Contract, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract would exceed the amount of any Swap Termination Fees, a replacement interest rate swap contract shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-2FL Certificates on the immediately succeeding Distribution Date as part of the Class A-2FL Interest Distribution Amount for such Distribution Date. Notwithstanding anything to the contrary in the Agreement, the Swap Trustee shall be under no obligation to take any action to enforce the rights of the Class A-2FL Swap Trust under the Class A-2FL Swap Contract unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Holders of the Class A-2FL Certificates or another party (other than the Class A-2FL Swap Trust and/or the Trust).

            Any Class A-2FL Distribution Conversion shall become permanent following the determination by the Swap Trustee not to enter into a replacement interest rate swap contract and distribution of any Class A-2FL Swap Termination Fees to the Holders of the Class A-2FL Certificates. Any such Swap Default (or termination of the Class A-2FL Swap Contract) and the resulting Class A-2FL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

            Upon any change (or notification to the Swap Trustee that such change is imminent) in the payment terms on the Class A-2FL Certificates, including as a result of a Class A-2FL Distribution Conversion, termination of a Class A-2FL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Swap Trustee shall promptly notify the Depositor of the change in payment terms.

            (e) [RESERVED].

            (f) The Swap Trustee's obligation to pay to the Class A-2FL Swap Counterparty any funds under the Class A-2FL Swap Contract shall be limited to the provisions of Section 3.05(h) and in accordance with the priorities set forth in Section 4.01(k); the Swap Trustee will have no obligation on behalf of the Class A-2FL Swap Trust or the Trust Fund to pay or cause to be paid to the Class A-2FL Swap Counterparty any portion of the amounts due to the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-2FL Regular Interest for such Distribution Date is actually received by the Swap Trustee.

            Any costs and expenses related to the Class A-2FL Swap Contract will not be payable from the Class A-2FL Floating Rate Account and will not constitute Class A-2FL Swap Trust expenses or Trust Fund expenses. No party hereunder shall advance any Class A-2FL Net Swap Payment payable by the Class A-2FL Swap Counterparty. Simultaneous with the delivery to the Certificateholders, the Swap Trustee shall (1) make available to the Class A-2FL Swap Counterparty the Distribution Date Statement and (2) make available or deliver to the Class A-2FL Swap Counterparty copies of any other reports or notices delivered to the Class A-2FL Certificateholders as and to the extent required by the Class A-2FL Swap Contract.

            Section 3.34 Class A-JFL Swap Contract.

            (a) On or before the Closing Date, the Swap Trustee, not in its individual capacity but solely in its capacity as Swap Trustee, on behalf of the Class A-JFL Grantor Trust, shall enter into the Class A-JFL Swap Contract and related agreements with the Class A-JFL Swap Counterparty.

            (b) Not later than 11:00 a.m. New York City time, on the second Business Day prior to each Distribution Date, based on the CMSA Loan Periodic Update File for the related Collection Period provided by the Master Servicer pursuant to Section 3.12(d) and subject to the priorities set forth in Sections 4.01(a), 4.01(b) and 4.01(n), the Swap Trustee shall (i) calculate the Class A-JFL Net Swap Payment in accordance with the terms of the Class A-JFL Swap Contract and this Agreement, and (ii) notify the Class A-JFL Swap Counterparty of any Class A-JFL Net Swap Payment. In the event the Swap Trustee fails to receive any Class A-JFL Net Swap Payment payable by the Class A-JFL Swap Counterparty on the second Business Day prior to the related Distribution Date, the Swap Trustee shall provide the Class A-JFL Swap Counterparty with notice of such non-payment no later than 5:00 p.m. New York City time on such date. On the related Distribution Date following such notice of non-payment, if the Swap Trustee fails to receive such Class A-JFL Net Swap Payment by 11:00 a.m. New York City time on such Distribution Date, a Class A-JFL Swap Default and a Class A-JFL Distribution Conversion shall occur on such Distribution Date.

            (c) On each Distribution Date, the Swap Trustee shall remit the Class A-JFL Net Swap Payment payable by the Class A-JFL Swap Trust, if any, to the Class A-JFL Swap Counterparty from the Class A-JFL Floating Rate Account; provided that upon and during the continuation of a Class A-JFL Distribution Conversion, the Swap Trustee shall not make such payments to the Class A-JFL Swap Counterparty. Promptly upon receipt of any payment or other receipt in respect of the Class A-JFL Swap Contract, the Swap Trustee shall deposit the same into the Class A-JFL Floating Rate Account.

            (d) The Swap Trustee shall at all times enforce the Class A-JFL Swap Trust's rights under the Class A-JFL Swap Contract. In the event of a Class A-JFL Swap Default, the Swap Trustee shall promptly provide written notice to the Holders of the Class A-JFL Certificates and shall be required to take such actions (following the expiration of any applicable grace period specified in the Class A-JFL Swap Contract), unless otherwise directed in writing by the holders of 25% by Certificate Balance of the Class A-JFL Certificates, to enforce the rights of the Class A-JFL Swap Trust under the Class A-JFL Swap Contract as may be permitted by the terms thereof, including termination thereof, and use Class A-JFL Swap Termination Fees, if any, received from the Class A-JFL Swap Counterparty to enter into a replacement interest rate swap contract on substantially identical terms or on such other terms reasonably acceptable to the Swap Trustee and the Depositor, with a replacement swap counterparty that would not cause a Rating Agency Trigger Event and satisfies the requirements of the Class A-JFL Swap Contract, subject, in each case, to written confirmation by the Rating Agencies that such action will not result in a qualification, downgrade or withdrawal of the then current ratings of the Certificates. If the costs attributable to entering into a replacement interest rate swap contract would exceed the amount of any Swap Termination Fees, a replacement interest rate swap contract shall not be entered into and any such proceeds will instead be distributed, pro rata, to the holders of the Class A-JFL Certificates on the immediately succeeding Distribution Date as part of the Class A-JFL Interest Distribution Amount for such Distribution Date. Notwithstanding anything to the contrary in the Agreement, the Swap Trustee shall be under no obligation to take any action to enforce the rights of the Class A-JFL Swap Trust under the Class A-JFL Swap Contract unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Holders of the Class A-JFL Certificates or another party (other than the Class A-JFL Swap Trust and/or the Trust).

            Any Class A-JFL Distribution Conversion shall become permanent following the determination by the Swap Trustee not to enter into a replacement interest rate swap contract and distribution of any Class A-JFL Swap Termination Fees to the Holders of the Class A-JFL Certificates. Any such Swap Default (or termination of the Class A-JFL Swap Contract) and the resulting Class A-JFL Distribution Conversion shall not, in and of itself, constitute an Event of Default under this Agreement.

            Upon any change (or notification to the Swap Trustee that such change is imminent) in the payment terms on the Class A-JFL Certificates, including as a result of a Class A-JFL Distribution Conversion, termination of a Class A-JFL Distribution Conversion, a Swap Default or the cure of a Swap Default, the Swap Trustee shall promptly notify the Depositor of the change in payment terms.

            (e) [RESERVED].

            (f) The Swap Trustee's obligation to pay to the Class A-JFL Swap Counterparty any funds under the Class A-JFL Swap Contract shall be limited to the provisions of Section 3.05(i) and in accordance with the priorities set forth in Section 4.01(n); the Swap Trustee will have no obligation on behalf of the Class A-JFL Swap Trust or the Trust Fund to pay or cause to be paid to the Class A-JFL Swap Counterparty any portion of the amounts due to the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-JFL Regular Interest for such Distribution Date is actually received by the Swap Trustee.

            Any costs and expenses related to the Class A-JFL Swap Contract will not be payable from the Class A-JFL Floating Rate Account and will not constitute Class A-JFL Swap Trust expenses or Trust Fund expenses. No party hereunder shall advance any Class A-JFL Net Swap Payment payable by the Class A-JFL Swap Counterparty. Simultaneous with the delivery to the Certificateholders, the Swap Trustee shall (1) make available to the Class A-JFL Swap Counterparty the Distribution Date Statement and (2) make available or deliver to the Class A-JFL Swap Counterparty copies of any other reports or notices delivered to the Class A-JFL Certificateholders as and to the extent required by the Class A-JFL Swap Contract.

            Section 3.35 [RESERVED].

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

            Section 4.01 Distributions.

            (a) (i) On each Distribution Date, amounts held in the REMIC I Distribution Account shall be withdrawn or deemed to be withdrawn (to the extent of the Available Distribution Amount, the "REMIC I Distribution Amount") in the case of all Classes of REMIC I Regular Interests and distributed or deemed to be distributed on the REMIC I Regular Interests as set forth in Section 4.01(a)(ii) and distributed on the Class R-I Certificates as set forth in Section 4.01(a)(iii). Thereafter, until distributed to the Certificateholders, such amounts shall be considered to be held in the REMIC II Distribution Account.

            (ii) Principal and interest amounts, reimbursement of Realized Losses and Additional Trust Fund Expenses and timing of distributions on each REMIC I Regular Interest will be identical to such amounts, reimbursements and timing on the related Corresponding Certificates (including, for this purpose, the Class A-2FL Regular Interest and excluding the Class A-2FL Certificates and including, for this purpose, the Class A-JFL Regular Interest and excluding the Class A-JFL Certificates); except that, solely for this purpose, all calculations of interest with respect to the Corresponding REMIC I Regular Interests shall be made as though the Class A-1 Certificate, Class A-2 Certificate, Class A-2FL Regular Interest, Class A-3 Certificate, Class A-AB Certificate, Class A-4 Certificate, Class A-1A Certificate, Class A-M Certificate, Class A-J Certificate, Class A-JFL Regular Interest, Class B Certificate, Class C Certificate, Class D Certificate, Class E Certificate, Class F Certificate, Class G Certificate, Class H Certificate, Class J Certificate, Class K Certificate, Class L Certificate, Class M Certificate, Class N Certificate, Class O Certificate, Class P Certificate, Class Q Certificate and Class S Certificate Pass-Through Rates were equal to the Weighted Average Adjusted Net Mortgage Rate and as though the Class XW Notional Amount were zero at all times and such that the amounts and timing of interest distributions on each Corresponding REMIC I Regular Interest represent the aggregate of the corresponding amounts on each Class of Corresponding Certificates and its related Component of the Class XW Certificates; provided that (A) interest shall be deemed distributed on such REMIC I Regular Interest only in the same priority and to the extent actually distributable on such related Class of Corresponding Certificates or related Component and (B) interest distributable on the Class XW Certificates shall be distributable pro rata among the related Components.

            (iii) Any amount that remains in the REMIC I Distribution Account on each Distribution Date after distribution of the REMIC I Distribution Amount and Prepayment Premiums allocable to the REMIC I Regular Interests pursuant to Section 4.01(c)(iv) shall be distributed to the Holders of the Class R-I Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the REMIC I Distribution Account, if any).

            (b) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Trustee shall transfer or be deemed to transfer the REMIC I Distribution Amount from the REMIC I Distribution Account to the REMIC II Distribution Account in the amounts set forth in Section 4.01(a)(ii) with respect to each Class of REMIC I Regular Interest, and immediately thereafter, shall make distributions thereof from the REMIC II Distribution Account to the REMIC II Certificates and to the Class A-2FL and Class A-JFL Floating Rate Accounts in respect of the Class A-2FL and Class A-JFL Regular Interests in the order of priority set forth in clauses (i) through
(lvii) immediately below, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority.

            (i) concurrently, (a) from the Loan Group 1 Available Distribution Amount, to distributions of interest to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates, pro rata, as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; (b) from the Loan Group 2 Available Distribution Amount, distributions of interest to the Holders of the Class A-1A Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior distribution dates, if any; and (c) from the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount, distributions of interest to the Holders of the Class XW Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any; provided, however, if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2 Available Distribution Amount is insufficient to pay in full the total amount of Distributable Certificate Interest, as provided above, payable in respect of any Class of Senior Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates and Class XW Certificates without regard to Loan Group, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

            (ii) to distributions of principal to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates in reduction of the Class Principal Balances thereof concurrently (A)(1) first, to the Holders of the Class A-AB Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-AB Certificates has been reduced to the Class A-AB Planned Principal Amount; (2) second, to the Holders of the Class A-1 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-AB Certificates (up to the Class A-AB Planned Principal Amount) have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-1 Certificates has been reduced to zero; (3) third, to the Holders of the Class A-2 Certificates and the Class A-2FL Regular Interest, pro rata, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-AB Certificates (up to the Class A-AB Planned Principal Amount) and the Class A-1 Certificates have been made on such Distribution Date, until the outstanding Class Principal Balances of the Class A-2 Certificates and the Class A-2FL Regular Interest have been reduced to zero; (4) fourth, to the Holders of the Class A-3 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-AB Certificates (up to the Class A-AB Planned Principal Amount) and the Class A-1 Certificates, Class A-2 Certificates and Class A-2FL Regular Interest have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-3 Certificates has been reduced to zero; (5) fifth, to the Holders of the Class A-AB Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates and the Holders of the Class A-AB Certificates (up to the Class A-AB Planned Principal Amount) and the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest and Class A-3 Certificates have been made on such Distribution Date, until the outstanding Class Principal Balance of the Class A-AB Certificates has been reduced to zero; and (6) sixth, to the Holders of the Class A-4 Certificates, in an amount up to the Loan Group 1 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates and Class A-AB Certificates have been made on such Distribution Date, until the Class Principal Balance of the Class A-4 Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A Certificates, in an amount up to the Loan Group 2 Principal Distribution Amount and, after the outstanding Class Principal Balance of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates have been reduced to zero, the Loan Group 1 Principal Distribution Amount remaining after payments to Holders of the Class A-1A Certificates, Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates and Class A-4 Certificates have been made on such Distribution Date, until the Class Principal Balance of the Class A-1A Certificates has been reduced to zero;

            (iii) to reimburse the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Principal Balance of such Classes and for which no reimbursement has previously been paid;

            (iv) to distributions of interest to the Holders of the Class A-M Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-M Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-M Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (vi) to distributions to the Holders of the Class A-M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class A-M Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (vii) to distributions of interest to the Holders of the Class A-J Certificates and Class A-JFL Regular Interest, pro rata, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (viii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates and Class A-M Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-J Certificates and Class A-JFL Regular Interest, pro rata, in an amount (not to exceed the Class Principal Balances of the Class A-J Certificates and Class A-JFL Regular Interest outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (ix) to distributions to the Holders of the Class A-J Certificates and Class A-JFL Regular Interest, pro rata, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balances of the Class A-J Certificates and Class A-JFL Regular Interest and that remain unreimbursed immediately prior to such Distribution Date;

            (x) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xi) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates and Class A-JFL Regular Interest have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xiii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest and Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xv) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xvi) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates and Class C Certificates have been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xviii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xix) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xx) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxi) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxiv) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxv) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxvi) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxvii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxviii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxix) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxx) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class H Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxi) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balances of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxiii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balances of the Class J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxiv) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxvi) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class K Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xxxvii) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxviii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xxxix) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class L Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xl) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xli) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xlii) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class M Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xliii) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xliv) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xlv) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class N Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xlvi) to distributions of interest to the Holders of the Class O Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xlvii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to distributions of principal to the Holders of the Class O Certificates, in an amount (not to exceed the Class Principal Balance of the Class O Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (xlviii) to distributions to the Holders of the Class O Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class O Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (xlix) to distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (l) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (li) to distributions to the Holders of the Class P Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class P Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (lii) to distributions of interest to the Holders of the Class Q Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (liii) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates and Class P Certificates have been reduced to zero, to distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (liv) to distributions to the Holders of the Class Q Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class Q Certificates and that remain unreimbursed immediately prior to such Distribution Date;

            (lv) to distributions of interest to the Holders of the Class S Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (lvi) if the Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates and Class Q Certificates have been reduced to zero, to distributions of principal to the Holders of the Class S Certificates, in an amount (not to exceed the Class Principal Balance of the Class S Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

            (lvii) to distributions to the Holders of the Class S Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class Principal Balance of the Class S Certificates and that remain unreimbursed immediately prior to such Distribution Date; and

            (lviii) to distributions to the Holders of the Class R-II Certificates, in the amount remaining in the REMIC II Distribution Account for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (lviii) of this
      Section 4.01(b);

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) of this Section 4.01(b), will be so made to the Holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest, subject to available funds, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes, and without regard to the Principal Distribution Amount for such date; and provided, further, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli), (xliv), (xlvii), (l), (liii) and (lvi) of this Section 4.01(b) with respect to any Class of Sequential Pay Certificates and the Class A-2FL and Class A-JFL Regular Interests, will be so made to the Holders thereof, subject to available funds, up to an amount equal to the entire then outstanding Class Principal Balance of such Class of Certificates or the Class A-2FL or Class A-JFL Regular Interest, and without regard to the Principal Distribution Amount for such date. References to "remaining Principal Distribution Amount" in clause (ii) of this Section 4.01(b), in connection with payments of principal to be made to the Holders of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates and the Class A-2FL Regular Interest shall be to the Principal Distribution Amount for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each other Class of Class A Certificates (other than the Class A-2FL Certificates) and the Class A-2FL Regular Interest, if any, that pursuant to clause (ii) of this Section 4.01(b) has an earlier right to payment with respect thereto. References to "remaining Principal Distribution Amount" in any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii), (xli), (xliv), (xlvii), (l), (liii) and (lvi) of this Section 4.01(b), in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates and the Class A-2FL and Class A-JFL Regular Interests, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates and the Class A-2FL and Class A-JFL Regular Interests that has a higher Payment Priority.

            All distributions of interest made in respect of the Class XW Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on the Class XW Strip Rate of such Component multiplied by its Component Notional Amount, less an allocable portion of any Prepayment Interest Shortfall, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (c) (i) Loan Group 1.? On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during the related Prepayment Period will be distributed by the Trustee to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates, in an amount equal to the product of: (i) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates on such Distribution Date, (ii) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (iii) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 1 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 will be distributed to holders of any other Class of Certificates.

            (ii) Loan Group 2.? On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans included in Loan Group 2 during the related Prepayment Period will be required to be distributed by the Trustee to the holders of the Class A-1A Certificates in an amount equal to the product of: (a) a fraction, not greater than one, whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal payments received in respect of such Distribution Date for all Mortgage Loans included in Loan Group 2 on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. However, the amount of Prepayment Premiums so distributed to the Class A-1A Certificates in accordance with the preceding sentence will not exceed the amount of Prepayment Premiums collected on the Mortgage Loans in Loan Group 2 during such Prepayment Period. Any Prepayment Premiums collected during the related Prepayment Period remaining after such distributions will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 2 will be distributed to holders of any other Class of Certificates.

            (iii) Other Aspects.? No Prepayment Premiums will be distributed to the holders of the Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates, Class S Certificates, Class V Certificates, Class R-I Certificates or Class R-II Certificates. Instead, after the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates, Class A-1A Certificates, Class A-M Certificates, Class A-J Certificates, Class A-JFL Regular Interest, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed to the holders of the Class XW Certificates. No Prepayment Premiums in respect of Mortgage Loans included in Loan Group 1 and Loan Group 2 will be distributed to holders of any other Class of Certificates. Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

            (iv) All distributions of Prepayment Premiums made in respect of the respective Classes of REMIC II Certificates and the Class A-2FL and Class A-JFL Regular Interests on each Distribution Date pursuant to Sections 4.01(c)(i) and 4.01(c)(ii) shall first be deemed to be distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests pro rata based upon the amount of principal distributed in respect of each Class of REMIC I Regular Interest for such Distribution Date pursuant to Sections 4.01(c)(i) and 4.01(c)(ii).

            (d) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class of Certificates on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Trustee was subsequently notified in writing.

            (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

            (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

            (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

            (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

            Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-II Certificateholders all unclaimed funds and other assets that remain subject hereto.

            (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments made or received under the Class A-2FL Swap Contract or the Class A-JFL Swap Contract, as applicable, and payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code taking into account any applicable exemptions from, or reductions in, withholding upon receipt of appropriate IRS forms and documentation. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

            (i) On each Distribution Date, any Excess Interest received during the related Collection Period with respect to the Mortgage Loans shall be withdrawn by the Trustee from the Excess Interest Distribution Account and distributed by the Trustee to the Holders of the Class V Certificates.

            (j) On the final Master Servicer Remittance Date, the Master Servicer shall withdraw from the Certificate Account and deliver to the REMIC Administrator who shall distribute to the Holders of the Class R-I Certificates, any Loss of Value Payments transferred from the Loss of Value Reserve Fund to the Certificate Account on the immediately preceding Master Servicer Remittance Date in accordance with Section 3.05(a), to the extent not otherwise included in the Available Distribution Amount for the final Distribution Date.

            (k) On each Distribution Date, to the extent of the Class A-2FL Available Funds for such Distribution Date, the Trustee shall make distributions from the Class A-2FL Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (A) first, to the Holders of the Class A-2FL Certificates in respect of interest, up to an amount equal to the Class A-2FL Interest Distribution Amount, for such Distribution Date;

                  (B) second, to the Holders of the Class A-2FL Certificates in reduction of the Certificate Balances thereof, an amount equal to the Class A-2FL Principal Distribution Amount until the outstanding Certificate Balance thereof has been reduced to zero;

                  (C) third, to the Holders of the Class A-2FL Certificates
            until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-2FL Certificates (as a result of the allocation of Realized Losses and Additional Trust Fund Expenses to the Class A-2FL Regular Interest) but not previously reimbursed, have been reimbursed in full; and

                  (D) fourth, to pay termination payments, if any, to the A-2FL
            Swap Counterparty; and

                  (E) fifth, any remaining amount to the Holders of the Class
            A-2FL Certificates.

            (l) So long as a Class A-2FL Distribution Conversion is not in effect, any Prepayment Premiums paid on the Class A-2FL Regular Interest shall be payable to the Class A-2FL Swap Counterparty pursuant to the terms of the Class A-2FL Swap Contract on a net basis as part of the Class A-2FL Net Swap Payment specified in Section 3.33. On each Distribution Date for which a Class A-2FL Distribution Conversion is in effect, any Prepayment Premium paid on the Class A-2FL Regular Interest shall be distributed to the Holders of the Class A-2FL Certificates. Any termination payments due to the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract shall be payable solely from
(i) amounts, if any, remaining in the Class A-2FL Floating Rate Account after all other amounts have been paid to the Class A-2FL Regular Interest (including all principal amounts outstanding) and to the Class A-2FL Certificates pursuant to Section 4.01 and (ii) to the extent of any payment made by a replacement swap counterparty to the Class A-2FL Swap Trust in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Class A-2FL Swap Trust in connection with entering into such replacement swap contract).

            (m) If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to the Depository based on a report received from the Master Servicer, and the final report from the Master Servicer changes the initial amounts forwarded by the Master Servicer to the Trustee or if there is Class A-2FL Swap Default, the Trustee shall use commercially reasonable efforts to notify the Depository to make a revised distribution on a timely basis on such Distribution Date. The Trustee shall not be liable or held responsible for any resulting delay (or claim by the Depository resulting therefrom) in the making of such distribution to the Certificateholders and shall be entitled to reimbursement from the Class A-2FL Swap Trust for any reasonable losses, costs or expenses resulting therefrom.

            (n) On each Distribution Date, to the extent of the Class A-JFL Available Funds for such Distribution Date, the Trustee shall make distributions from the Class A-JFL Floating Rate Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                  (A) first, to the Holders of the Class A-JFL Certificates in respect of interest, up to an amount equal to the Class A-JFL Interest Distribution Amount, for such Distribution Date;

                  (B) second, to the Holders of the Class A-JFL Certificates in reduction of the Certificate Balances thereof, an amount equal to the Class A-JFL Principal Distribution Amount until the outstanding Certificate Balance thereof has been reduced to zero;

                  (C) third, to the Holders of the Class A-JFL Certificates
            until all Realized Losses and Additional Trust Fund Expenses previously allocated to the Class A-JFL Certificates (as a result of the allocation of Realized Losses and Additional Trust Fund Expenses to the Class A-JFL Regular Interest) but not previously reimbursed, have been reimbursed in full; and

                  (D) fourth, to pay termination payments, if any, to the A-JFL
            Swap Counterparty; and

                  (E) fifth, any remaining amount to the Holders of the Class
            A-JFL Certificates.

            (o) So long as a Class A-JFL Distribution Conversion is not in effect, any Prepayment Premiums paid on the Class A-JFL Regular Interest shall be payable to the Class A-JFL Swap Counterparty pursuant to the terms of the Class A-JFL Swap Contract on a net basis as part of the Class A-JFL Net Swap Payment specified in Section 3.34. On each Distribution Date for which a Class A-JFL Distribution Conversion is in effect, any Prepayment Premium paid on the Class A-JFL Regular Interest shall be distributed to the Holders of the Class A-JFL Certificates. Any termination payments due to the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract shall be payable solely from
(i) amounts, if any, remaining in the Class A-JFL Floating Rate Account after all other amounts have been paid to the Class A-JFL Regular Interest (including all principal amounts outstanding) and to the Class A-JFL Certificates pursuant to Section 4.01 and (ii) to the extent of any payment made by a replacement swap counterparty to the Class A-JFL Swap Trust in consideration for entering into such replacement swap contract, if any (less any costs and expenses incurred by the Class A-JFL Swap Trust in connection with entering into such replacement swap contract).

            (p) If, in connection with any Distribution Date, the Trustee has reported the amount of an anticipated distribution to the Depository based on a report received from the Master Servicer, and the final report from the Master Servicer changes the initial amounts forwarded by the Master Servicer to the Trustee or if there is Class A-JFL Swap Default, the Trustee shall use commercially reasonable efforts to notify the Depository to make a revised distribution on a timely basis on such Distribution Date. The Trustee shall not be liable or held responsible for any resulting delay (or claim by the Depository resulting therefrom) in the making of such distribution to the Certificateholders and shall be entitled to reimbursement from the Class A-JFL Swap Trust for any reasonable losses, costs or expenses resulting therefrom.

            Section 4.02 Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

            (a) On each Distribution Date, the Trustee shall provide or make available, either in electronic format or by first class mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the Certificates, the Class A-2FL Swap Counterparty, the Class A-JFL Swap Counterparty, to the Rating Agencies a statement substantially in the form set forth as Exhibit G hereto (a "Distribution Date Statement") and based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines, as to the distributions made on such Distribution Date setting forth:

            (i) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests (and correspondingly, the Class A-2FL and Class A-JFL Certificates) in reduction of the Class Principal Balance thereof;

            (ii) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests allocable to Distributable Certificate Interest, the Class A-2FL Interest Distribution Amount or the Class A-JFL Interest Distribution Amount, as applicable, and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests allocable to Prepayment Premiums; and, with respect to the Class A-2FL Certificates, if applicable, notification that the amount of interest distribution thereon is equal to the interest distribution amount with respect to the Class A-2FL Regular Interest which is being paid as a result of a Class A-2FL Distribution Conversion; and, with respect to the Class A-JFL Certificates, if applicable, notification that the amount of interest distribution thereon is equal to the interest distribution amount with respect to the Class A-JFL Regular Interest which is being paid as a result of a Class A-JFL Distribution Conversion;

            (iii) the aggregate amount of P&I Advances (both as to those within any applicable grace period and those which are beyond any applicable grace period, together with the aggregate amount of delinquencies) and other Servicing Advances made in respect of the immediately preceding Distribution Date;

            (iv) P&I Advances outstanding as of the Master Servicer Remittance Date;

            (v) the aggregate amount of P&I Advances made with respect to the Mortgage Pool and with respect to each Loan Group in respect of the immediately preceding Determination Date;

            (vi) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

            (vii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the immediately preceding Determination Date;

            (viii) as of the Determination Date for the related Distribution Date, the number and aggregate unpaid principal balance of Mortgage Loans
      (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) current but specially serviced or in foreclosure but not a REO Property and (E) identification of Mortgage Loans the Mortgagor for which is subject to bankruptcy;

            (ix) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent;

            (x) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests for such Distribution Date;

            (xi) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

            (xii) any unpaid Distributable Certificate Interest in respect of each Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests after giving effect to the distributions made on such Distribution Date;

            (xiii) the Pass-Through Rate for each Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests (and correspondingly, the Class A-2FL and Class A-JFL Certificates) for such Distribution Date;

            (xiv) the Principal Distribution Amount with respect to the Mortgage Pool and with respect to each Loan Group for such Distribution Date, separately identifying the amounts distributable to each Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests (and correspondingly, the Class A-2FL and Class A-JFL Certificates);

            (xv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period, and an itemization of all such Additional Trust Fund Expenses;

            (xvi) the Certificate Principal Balance or Notional Amount, as the case may be, of each Class of REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests (and correspondingly, the Class A-2FL and Class A-JFL Certificates) outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xvii) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xviii) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period;

            (xix) a brief description of any material waiver, modification or amendment of any Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period;

            (xx) current and cumulative outstanding Advances with respect to the Mortgage Pool and with respect to each Loan Group;

            (xxi) current prepayments and curtailments;

            (xxii) the number and aggregate principal balance of Mortgage Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property;

            (xxiii) the ratings from all Rating Agencies for all Classes of Certificates;

            (xxiv) the CMSA Reconciliation of Funds Report;

            (xxv) the Class A-2FL Available Funds and the Class A-JFL Available Funds for such Distribution Date;

            (xxvi) LIBOR as calculated for the related Distribution Date and the next succeeding Distribution Date;

            (xxvii) the amounts received and paid in respect of the Class A-2FL Swap Contract and the Class A-JFL Swap Contract;

            (xxviii) identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Class A-2FL Swap Contract or the Class A-JFL Swap Contract, as applicable;

            (xxix) the amount of any (A) payment by the A-2FL Swap Counterparty or the Class A-JFL Swap Counterparty, as applicable, as a termination payment, (B) payment in connection with the acquisition of a replacement interest rate swap contract and (C) collateral posted in connection with any Rating Agency Trigger Event; and

            (xxx) the amount of, and identification of, any interest due thereon (including without limitation, any termination payment received in connection with the Class A-2FL Swap Contract or Class A-JFL Swap Contract, as applicable).

            Any item of information disclosed to the Trustee by the Master Servicer pursuant to Section 3.19(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date) shall be made available with the Distribution Date Statement.

            In the case of information furnished pursuant to clauses (i), (ii) and (iii) of this Section 4.02(a), the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. Except with respect to the Certificate Factor (required to be reported by clause (xvii) of this Section 4.02(a)), financial information reported by the Trustee to the Certificateholders pursuant to this Section 4.02 shall be expressed as a dollar amount rounded to the nearest whole cent. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer. The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i), (ii), (xxviii) and (xxix) of this Section 4.02(a), aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

            Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I and Class R-II Certificates the IRS Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R-I and Class R-II Certificates may reasonably request.

            The Trustee will make available each month, to the general public, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee's Website. In addition, the Trustee will make available to the general public each month the Servicer Reports, the CMSA Loan Setup File and the Trustee's Reports on the Trustee's Website. In addition, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the Base Prospectus and the Prospectus Supplement under the securities laws), this Agreement, the Base Prospectus and the Prospectus Supplement via the Trustee's Website. The Trustee will also make available copies of the Depositor's registration statement and any other materials the Depositor files with the Securities and Exchange Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports available through this website promptly upon filing. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. For assistance with the above-referenced services, interested parties may call (866) 846-4526. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, upon authorization of the Depositor, that is hereby given, the Trustee shall make available to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc. and Standard & Poor's Conquest or such other vendors as chosen by the Depositor, including Reuters, all electronic reports delivered or made available pursuant to Section 4.02 of this Agreement to the Certificateholders using a format mutually acceptable to such vendors and the Trustee.

            In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of the information in accordance herewith.

            (b) By 12:00 noon (New York City time) on the third Business Day following each Determination Date (or with respect to the CMSA Loan Periodic Update File, by 2:00 p.m. (New York City time) on the second Business Day following each Determination Date), the Master Servicer shall deliver to the Trustee, in a computer-readable medium downloadable by the Trustee, each of the files and reports comprising the CMSA Investor Reporting Package (other than the CMSA Bond Level File and the CMSA Collateral Summary File, which are prepared by the Trustee), each reflecting information as of the close of business on such Determination Date, in a mutually agreeable electronic format. The CMSA Loan Periodic Update File contained in the CMSA Investor Reporting Package and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is reasonably required by the Trustee for purposes of making the calculations and preparing the reports for which the Trustee is responsible pursuant to Section 4.01, this Section 4.02, Section 4.04 or any other section of this Agreement, as set forth in reasonable written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee and the Master Servicer.

            The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.

            Notwithstanding the foregoing, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed pursuant to Section 4.02(a) or this Section 4.02(b) shall not constitute a breach of Section 4.02(a) or of this Section 4.02(b) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Loans or the Mortgaged Properties, would constitute a waiver of the attorney-client privilege on behalf of the Trust or would otherwise materially harm the Trust Fund. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (c) Not later than 2:00 p.m. (New York City time) on the first Business Day following each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer, the following reports (or data fields required for the Master Servicer to produce such reports) with respect to the Specially Serviced Loans and any REO Properties, providing the required information as of such Determination Date:
(i) a CMSA Property File; and (ii) a CMSA Special Servicer Loan File. In addition, the Special Servicer shall from time to time provide the Master Servicer with such information in the Special Servicer's possession regarding the Specially Serviced Loans and REO Properties as may be requested by the Master Servicer and is reasonably necessary for the Master Servicer to prepare each report and any supplemental information required to be provided by the Master Servicer to the Trustee.

            (d) Notwithstanding anything herein to the contrary, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 4.02 shall not constitute a breach of this Section 4.02 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer as the case may be, would violate any applicable law or any provision of a loan document prohibiting disclosure of information with respect to the Loans or Mortgaged Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related loan documents and the Servicing Standard. The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            (e) If the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement (other than reports to be delivered to the Trustee, which shall be delivered directly to the Trustee in a mutually agreeable electronic format), the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on the Master Servicer's internet website, unless this Agreement expressly specifies a particular method of delivery.

            Section 4.03 P&I Advances.

            (a) On each Master Servicer Remittance Date, the Master Servicer shall in the case of all Mortgage Loans other than a Mortgage Loan included in a Whole Loan, either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Certificate Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees, Liquidation Fees and Workout Fees payable therefrom) to make such P&I Advances. With respect to each Mortgage Loan included in a Whole Loan, on each Master Servicer Remittance Date, the Master Servicer shall either (i) deposit into the related Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date on the Mortgage Loan included in such Whole Loan, (ii) subject to the terms of the related Intercreditor Agreement, apply amounts held in the related Whole Loan Custodial Account for future distribution in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the related Whole Loan Custodial Account, the Master Servicer shall use such Late Collections (net of any Master Servicing Fees, Liquidation Fees and Workout Fees payable therefrom and any portion thereof required to be paid to the related Companion Loan Holder in the case of a Whole Loan under the related Intercreditor Agreement) to make such P&I Advances. Any amounts held in the Certificate Account or if a Whole Loan is involved, the related Whole Loan Custodial Account, for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit into the Certificate Account or, if a Whole Loan is involved, the related Whole Loan Custodial Account, on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this
Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (213) 345-7240 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (800) 462-0505 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such Master Servicer Remittance Date. If, after such notice, the Trustee does not receive the full amount of such P&I Advances by the close of business (New York City time) on such Master Servicer Remittance Date, then (i) unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made or the Trustee shall make, by 11:00 a.m. on the Distribution Date or in any event by such time as shall be required to make the required distribution on such Distribution Date, the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer. The making of an Advance by a fiscal agent appointed by the Trustee pursuant to Section 8.06 shall not be an Event of Default with respect to the Trustee. For the avoidance of doubt, neither the Master Servicer nor the Trustee shall be required to make a P&I Advance on any Companion Loan.

            (b) The aggregate amount of P&I Advances to be made in respect of the Loans (including, without limitation, Balloon Loans that are included in the Trust Fund delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) of this Section 4.03, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and, if applicable, any Non-Serviced Mortgage Loan Primary Servicing Fee payable hereunder, that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the related Collection Period and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the Business Day before the Master Servicer Remittance Date; provided that if an Appraisal Reduction Amount exists with respect to any Required Appraisal Serviced Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Serviced Loan or, in the case of a Mortgage Loan included in a Whole Loan which is a Required Appraisal Serviced Loan, the related Mortgage Loan, as the case may be, for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, allocable to such Mortgage Loans and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Serviced Loan immediately prior to such Distribution Date; provided, further, the Master Servicer shall not advance Excess Interest with respect to ARD Loans or a Prepayment Premium. With respect to a Mortgage Loan related to a Non-Serviced Whole Loan, if any "Appraisal Reduction Amount" (or similarly defined amount) for such Non-Serviced Whole Loan applicable to such Mortgage Loan under the related Non-Serviced Loan Pooling and Servicing Agreement exists, the interest portion of the P&I Advance with respect to such Mortgage Loan shall be reduced to equal the product of (A) the amount of the interest portion of such P&I Advance for such Mortgage Loan without regard to such Appraisal Reduction Amount by (B) a fraction expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount allocable to such Mortgage Loan, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, with respect to the Mortgage Loans, other than Mortgage Loans included in a Whole Loan, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Pool on deposit in the Certificate Account. With respect to a Mortgage Loan included in a Whole Loan, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(f). The determination by the Master Servicer or the Trustee that it has made a Nonrecoverable P&I Advance has been made or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any such determination made by the Special Servicer, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than five Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby), the Depositor, the Rating Agencies, the Directing Certificateholder and the related Companion Loan Holder and any Controlling Holder, as applicable (in the case of a Whole Loan), setting forth the basis for such determination, together with (such determination is prior to the liquidation of the related Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the 12 months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained that supports such determination. The Trustee shall deliver such Officer's Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust out of general collections. The Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular P&I Advance, and the Master Servicer and the Trustee shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance in the case of Specially Serviced Loans.

            (d) As and to the extent permitted by Section 3.05(a) or Section 3.05(f) with respect to a Whole Loan or any portion thereof, the Master Servicer and the Trustee shall be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds), to the extent that such P&I Advance relates to a Past Grace Period Serviced Loan when made, or remains outstanding when such Serviced Loan becomes a Past Grace Period Serviced Loan, in which case such interest shall begin to accrue when such Serviced Loan becomes a Past Grace Period Serviced Loan, for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer). Such interest will be paid: first, out of any Default Charges as set forth in Section 3.27; and second, at any time coinciding with or following the reimbursement of such P&I Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or if a Whole Loan is involved, out of general collections on deposit in the related Whole Loan Custodial Account. As and to the extent provided by Section 3.05(a) or Section 3.05(f) with respect to a Whole Loan, the Master Servicer shall reimburse itself or the Trustee, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited into the Certificate Account or, if a Whole Loan is involved are deposited into the related Whole Loan Custodial Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection had been received as of the related date on which such P&I Advance was made. Interest accrued on any P&I Advance made under this Section 4.03 with respect to: (A) a Whole Loan which is a Pari Passu Whole Loan shall be payable (unless required to be paid to the related Companion Loan Holder under any Intercreditor Agreement): (i) first, out of the pro rata portion of Default Charges collected on or in respect of the Mortgage Loan related to such Whole Loan during the same Collection Period in which such P&I Advance is reimbursed,
(ii) second, to the extent that the Default Charges described in the immediately preceding clause (i) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such P&I Advance has been previously reimbursed, out of such Mortgage Loan's pro rata portion of any other collections that were made on or in respect of allocable to such Mortgage Loan related to such Whole Loan, and (iii) third, solely with respect to such Whole Loan, to the extent that Default Charges or other collections described in the immediately preceding clauses (i) and (ii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such Advances has been previously reimbursed, out of general collections on or in respect of the Mortgage Loans, or (B) a Whole Loan which is an A/B Whole Loan shall be payable (unless required to be paid to the related Companion Loan Holder under any Intercreditor Agreement): (i) first, out of Default Charges collected on or in respect of the related A/B Companion Loan, during the 12-month period in which such Advance is reimbursed, (ii) second, out of Default Charges collected on or in respect of the related Mortgage Loan, as applicable, during the same Collection Period in which such P&I Advance is reimbursed, (iii) third, to the extent that the Default Charges described in the immediately preceding clause
(i) and (ii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such P&I Advance has been previously reimbursed, out of any other collections that were made on or in respect of such A/B Whole Loan, and (iv) solely with respect to such A/B Whole Loan, to the extent that Default Charges or other collections described in the immediately preceding clauses (i),
(ii) and (iii) are insufficient, but only if such P&I Advance is being reimbursed at the same time or if such Advances has been previously reimbursed, out of general collections on or in respect of the Mortgage Loans.

            (e) With regard to such P&I Advances, the Master Servicer, the Special Servicer or the Trustee shall account for that part of the P&I Advances that is attributable to Past Grace Period Serviced Loans, and that part of the P&I Advances that is attributable to Within Grace Period Loans.

            (f) With respect to each Whole Loan with a Pari Passu Companion Loan that will not be included in the Trust Fund, if (i) the Master Servicer or any master servicer for a securitization relating to the Pari Passu Companion Loan determines that a proposed P&I Advance, if made, would be a Nonrecoverable P&I Advance or an outstanding P&I Advance is or would be nonrecoverable and (ii) notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by any other master servicer for a securitization relating to the Pari Passu Companion Loan, none of the Master Servicer, the Trustee, the other master servicers or any other party to the related pooling and servicing agreement may make any additional P&I Advances with respect to the related Mortgage Loan or the Pari Passu Companion Loan until the Master Servicer has consulted with the other applicable master servicers and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance. Notwithstanding the foregoing, the Master Servicer will not be required to abide by any determination of non-recoverability by another master servicer that is not an "approved" master servicer by any of the Rating Agencies rating the Certificates.

            (g) None of the Master Servicer or the Trustee shall advance any amount due to be paid by the Class A-2FL Swap Counterparty or the Class A-JFL Swap Counterparty for distribution to the Class A-2FL Certificates or the Class A-JFL Certificates, respectively. In addition, for the avoidance of doubt, if funds allocated to payment of interest distributions on the Class A-2FL Regular Interest or the Class A-JFL Regular Interest are insufficient to pay the Accrued Certificate Interest on the Class A-2FL Regular Interest or the Class A-JFL Regular Interest, as applicable, the amount paid to the Class A-2FL Swap Counterparty or the Class A-JFL Swap Counterparty, as applicable, will be reduced and interest paid by the Class A-2FL Swap Counterparty or the Class A-JFL Swap Counterparty, as applicable, under the Class A-2FL Swap Contract or the Class A-JFL Swap Contract, as applicable, will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the Class A-2FL Swap Counterparty or the Class A-JFL Swap Counterparty, as applicable, and the amount that would have been paid if the funds allocated to payment of interest distributions on the Class A-2FL Regular Interest or the Class A-JFL Regular Interest, as applicable, had been sufficient to pay the Accrued Certificate Interest on the Class A-2FL Regular Interest or the Class A-JFL Regular Interest, as applicable.

            Section 4.04 Allocation of Realized Losses and Additional Trust Fund Expenses.

            (a) On each Distribution Date, the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates and the Class A-2FL and Class A-JFL Regular Interests exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date (provided, however, for purposes of this calculation, any Workout-Delayed Reimbursement Amounts paid from principal collections on the Mortgage Pool shall for purposes of this calculation be deemed to still be outstanding unless the related Unliquidated Advance has been determined to be a Nonrecoverable Advance on the related Serviced Loan or a Final Determination has been made with respect to the related Serviced Loan or the related Mortgage Loan or REO Property is otherwise liquidated or disposed). If such excess does exist, then the Class Principal Balances of the Class S Certificates, Class Q Certificates, Class P Certificates, Class O Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates, Class A-J Certificates, Class A-JFL Regular Interest and Class A-M Certificates shall be reduced sequentially, in that order in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first); provided that the Class A-J Certificates and Class A-JFL Regular Interest are pro rata. If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause
(ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A -2FL Regular Interest, Class A-3 Certificates, Class A-AB Certificates, Class A-4 Certificates and Class A-1A Certificates shall be reduced, pro rata, in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes, until such excess or each such Class Principal Balance is reduced to zero (whichever occurs first). Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates and the Class A-2FL and Class A-JFL Regular Interests shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses, to the extent not covered by reductions in distributions of interest pursuant to the allocations set forth in Section 4.01(b).

            (b) With respect to any Distribution Date, any Realized Losses or Additional Trust Fund Expenses allocated pursuant to Section 4.04(a) with respect to such Distribution Date shall reduce the REMIC I Principal Balances of the REMIC I Regular Interests as a write-off and shall be allocated among the REMIC I Regular Interests in the same priority as the Class of Corresponding Certificates.

            Section 4.05 Interest Reserve Account.

            The Master Servicer shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained, at all times, as an Eligible Account, which the Master Servicer may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section
3.06. On each Master Servicer Remittance Date occurring in February and each Master Servicer Remittance Date in January of any year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution
Date), the Master Servicer shall withdraw from the Certificate Account, in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, and deposit into the Interest Reserve Account, an amount equal to one day's interest at the related Net Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan or as of the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date in March (or February, if the related Distribution Date is the final Distribution Date) of each calendar year, the Master Servicer shall remit to the Trustee for deposit into the REMIC I Distribution Account all Withheld Amounts on deposit in the Interest Reserve Account with respect to Mortgage Loans.

            Section 4.06 Excess Interest Distribution Account.

            The Trustee shall establish and maintain the Excess Interest Distribution Account in trust for the benefit of the Class V Certificateholders whether or not such Certificates have an outstanding Class Principal Balance. The Excess Interest Distribution Account shall be established and maintained at all times as an Eligible Account, which the Trustee may (but shall not be obligated to) invest only in Permitted Investments in accordance with Section
3.06. The Excess Interest Distribution Account may be a sub-account of the Distribution Account. Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period. Following the distribution of Excess Interest to Class V Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates.

            (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-30; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, in accordance with Section 5.03 beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J and Class A-JFL Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $10,000 and any whole dollar denomination in excess thereof; the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and any whole dollar denomination in excess thereof; the Class XW Certificates will be issuable in denominations corresponding to initial Notional Balances as of the Closing Date of not less than $1,000,000 and any whole dollar denomination in excess thereof; provided, however, a single Certificate of any Class thereof may be issued in a different denomination. The Class V Certificates will be issuable only in denominations representing not less than 10% of the Percentage Interest. Each Class of REMIC Residual Certificates will be issuable only in a denomination representing the entire Class. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Principal Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above. The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates, issued on the Closing Date shall, in any event, be dated the Closing Date.

            (c) Any Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

            Section 5.02 Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113) may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon request, the Trustee shall promptly inform, or cause the Certificate Registrar to inform, the Master Servicer or the Special Servicer, as applicable, of the identity of all Certificateholders of the Controlling Class.

            If Certificateholders representing more than 25% of any Class of Certificates (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication that such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If a transfer (other than one by the Depositor to an Affiliate thereof or the initial transfer thereof) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either: (i) the Certificate Registrar shall require that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit B attached hereto, which Investment Representation Letter shall certify, among other things, that the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"), and the Certificate Registrar may also require that the transferee deliver to the Certificate Registrar an Opinion of Counsel if such transferee is not a Qualified Institutional Buyer or (ii) if the certifications described in the preceding clause (i) cannot be provided, (a) the Certificate Registrar shall require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from registration or qualification under the Securities Act, applicable state securities laws and other relevant laws, which Opinion of Counsel shall not be an expense of the Trust Fund, the Certificate Registrar, the Depositor or the Trustee and (b) the Certificate Registrar shall require the transferor to execute a certification in form and substance satisfactory to the Certificate Registrar setting forth the facts surrounding such transfer; provided, however, a transfer of a Non-Registered Certificate of any such Class may be made to a trust if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02. The Master Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Registered Certificates, to a prospective purchaser of such Non-Registered Certificates who is a Qualified Institutional Buyer, such information relating to the Mortgage Loans that are in its possession and as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of
Section 15(d) of the Exchange Act. None of the Depositor, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Registered Certificate that is not rated in one of the top four categories by a nationally recognized statistical rating organization to (i) an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b) or (ii) a Qualified Institutional Buyer may only be effectuated by means of an "SRO Rule 144A System" approved for such purpose by the Commission.

            (c) With respect to the ERISA Restricted Certificates, the Class V Certificates and REMIC Residual Certificates: no sale, transfer, pledge or other disposition by any Holder of any such Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit E attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") that is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except with respect to the Class V Certificates or a REMIC Residual Certificate) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60 or (ii) except for the Class V Certificates or the REMIC Residual Certificates (which may not be transferred to a Holder who does not make the representation described in clause (i)(a) or (i)(b)), of this
Section 5.02(c), if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, any Opinion of Counsel or other certification as the Certificate Registrar may reasonably require and in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Underwriters, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in this Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) of this Section 5.02(c) or, with respect to the ERISA Restricted Certificates, the Opinions of Counsel or other certification described in clause (ii) of this Section 5.02(c). The costs of any of the foregoing representation letters, certifications or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Underwriters, the Initial Purchasers, the Certificate Registrar or the Trust Fund. With respect to transfers of Book-Entry Certificates only, to the extent the purchase or holding of a Certificate described in this Section 5.02(c) would be restricted by ERISA, the Code or Similar Law, each Certificate Owner of such Certificate shall be deemed to represent that it is not a Person specified in clause (i)(a) or (i)(b) of this
Section 5.02(c) and therefore shall not be required pursuant to this Section 5.02(c) to deliver to the Certificate Registrar the representation letter in the form of Exhibit E attached hereto described in clause (i) of this Section 5.02(c), or the Opinion of Counsel or other certification described in clause
(ii) of this Section 5.02(c). Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            Each beneficial owner of a Class A-2FL or Class A-JFL Certificate that is or is acting on behalf of a Plan will be deemed to represent that at least one of Prohibited Transaction Class Exemption 84-14, 90-1, 91-38, 96-50 or 96-23 or a similar exemption under Similar Law will apply to its acquisition and holding of its interest in the Class A-2FL or Class A-JFL Certificate.

            Any transfer, sale, pledge or other disposition of any such Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

            So long as any of the Class of Certificates remains outstanding, the Master Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Master Servicer, the Special Servicer or the Mortgage Loans reasonably necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

            (d) (i) Each Person who has or who acquires any Ownership Interest in a REMIC Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii) of this Section 5.02(d) to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a REMIC Residual Certificate are expressly subject to the following provisions:

                  (A) Each Person holding or acquiring any Ownership Interest in a REMIC Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee.

                  (B) In connection with any proposed Transfer of any Ownership
            Interest in a REMIC Residual Certificate (other than in connection with the initial issuance thereof or the transfer thereof among the Depositor and its Affiliates), the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any REMIC Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the REMIC Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a REMIC Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                  (C) Notwithstanding the delivery of a Transfer Affidavit and
            Agreement by a proposed Transferee under clause (B) of this Section 5.02(d), if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a REMIC Residual Certificate to such proposed Transferee shall be effected.

                  (D) Except in connection with the initial issuance of the
            REMIC Residual Certificates or any transfer thereof among the Depositor and its Affiliates, each Person holding or acquiring any Ownership Interest in a REMIC Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such REMIC Residual Certificate and (2) not to transfer its Ownership Interest in such REMIC Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

            (ii) If any purported Transferee shall become a Holder of a REMIC Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such REMIC Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such REMIC Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a REMIC Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            (iii) The REMIC Administrator shall make available to the IRS and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a REMIC Residual Certificate to any Person who is a Disqualified Organization or a nominee, agent or middleman thereof, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such REMIC Residual Certificate. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

            (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Certificate Registrar's office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Registered Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry Certificate for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, execute and deliver at such offices or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested.

            (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that a Definitive Certificate or a beneficial interest in a Book-Entry Certificate representing a Non-Registered Certificate is being held by or for the benefit of a Person who is not an Institutional Accredited Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Institutional Accredited Investor within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action. (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates. In addition, in connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer.

            (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Depositor to the Trustee on diskette on or about the Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

            (j) The Certificate Registrar shall be required to provide the Depositor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each year, commencing January 1, 2008, and shall be required to provide the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

            (k) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the acknowledgments, representations, warranties, certification and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

            (l) Any Holder of an interest in a Regulation S Global Certificate in respect of the Certificates shall have the right, upon prior written notice to the Depositor, the Trustee, Euroclear or Clearstream, as applicable, and the Depository, in the form of the Exchange Certificate attached hereto as Exhibit Q, to exchange all or a portion of such interest for an equivalent interest in a Domestic Global Certificate in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in a Domestic Global Certificate as set forth herein. Any Holder of an interest in a Domestic Global Certificate shall have the right, upon prior written notice to the Depositor, the Trustee, the Depository and Euroclear or Clearstream, as applicable, in the form of the Exchange Certificate attached hereto as Exhibit O or Exhibit P, as applicable, to exchange all or a portion of such interest for an equivalent interest in a Regulation S Global Certificate in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in a Regulation S Global Certificate as set forth herein. The Exchange Certificate shall specify the denomination of the Certificates to be exchanged. The Exchange Certificate shall also contain a representation that the transfer is being made in a transaction meeting the requirements of Rule 144A or Regulation S, as the case may be. Following receipt of any Exchange Certificate by the Depositor or the Trustee, (i) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal or notional amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Trustee shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal or notional amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certificate shall be available from the Trustee.

            (m) No transfer of any Class A-2FL or Class A-JFL Certificate presented or surrendered for registration of transfer or exchange shall be made unless the transfer or exchange is accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee, duly executed by such Certificateholder or his attorney duly authorized in writing (with copies directly from such Certificateholders to the Class A-2FL Swap Counterparty or Class A-JFL Swap Counterparty, as applicable). The Trustee shall promptly forward any such IRS Form received by the Trustee to the Class A-2FL Swap Counterparty or Class A-JFL Swap Counterparty, as applicable. Each such Holder of a Class A-2FL or Class A-JFL Certificate, by its purchase of such a Certificate, shall be deemed to consent to any IRS Form being so forwarded.

            Section 5.03 Book-Entry Certificates.

            (a) The Class A-1, Class A-2, Class A-2FL, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class A-JFL, Class XW, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) of this
Section 5.03, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection
(c) of this Section 5.03, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner (in addition to the procedures established under this Agreement and, if applicable, those of Euroclear and Clearstream). Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository, Euroclear or Clearstream.

            (b) The Depositor, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies the Trustee, the Certificate Registrar and DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

            (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
            DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

            (e) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such schedule affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Book-Entry Certificate equal to the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

            (f) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(f). Upon receipt by the Certificate Registrar at the Certificate Registrar's office of (i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to this Section 5.03(f), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest, (iv) if the affected Certificate is a Non-Registered Certificate an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, and (v) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Certificate, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

            Each Regulation S Certificate shall include a certification to the effect that: (i) (1) the offer of the Certificates was not made to a person in the United States; and (2) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, that the Certificates being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            (g) The Certificates initially sold in offshore transactions in reliance on Regulation S shall be represented by a single Regulation S Global Certificate for each such Class in fully registered form without interest coupons, which will be deposited with the Trustee and registered in the name of Cede & Co. as nominee of DTC. Beneficial interests in each Regulation S Global Certificate may be held only through Euroclear or Clearstream.

            No interest in the Regulation S Global Certificates may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in a Domestic Global Certificate or a Definitive Certificate as described in Section 5.02(m). Any beneficial interest in a Regulation S Global Certificate that is transferred to a U.S. Person that is an Institutional Accredited Investor (that is not a Qualified Institutional Buyer) is required to be delivered in the form of a Definitive Certificate and shall cease to be an interest in such Regulation S Global Certificate and, thereafter, will be subject to all transfer restrictions and other procedures applicable to Certificates in definitive form described in Section 5.03. Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to a Definitive Certificate pursuant to this
Section 5.03 shall be made prior to the Release Date. Certificates evidenced by Regulation S Global Certificates shall be subject to certain restrictions on transfer as set forth in Section 5.02 and shall bear a legend regarding such restrictions described herein.

            Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section 5.04, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.05 Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            Section 5.06 Certification by Certificate Owners.

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the applicable transfer requirements of Sections 5.02(b) and 5.02(c).

            (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person that shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(b) and/or Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

            Section 5.07 Regarding the Identification of Certain
Certificateholders.

            (a) For purposes of determining the identity of the Holders of the Non-Registered Certificates (except a Class V, Class R-I or Class R-II Certificate) to whom certain reports and other information are required to be delivered hereunder, the Trustee and the Master Servicer may rely, with respect to any such Certificates outstanding in book-entry form, on a certification, given to the Trustee and provided to the Master Servicer, by any Person that such person is such a holder entitled to receive such reports or information hereunder. With respect to the Registered Certificates and the Class V, Class R-I and Class R-II Certificates, from time to time upon the request of the Master Servicer, the Trustee shall provide the Master Servicer with a list of the Certificateholders recorded in the Certificate Register.

                                   ARTICLE VI

     THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE REMIC
                                  ADMINISTRATOR

            Section 6.01 Liability of the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

            Section 6.02 Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator.

            (a) Subject to the following paragraph, the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer, unless such succession will not result in any downgrade, qualification (if applicable) or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates or Companion Loan Securities (as confirmed in writing).

            In accordance with Section 11.02, The Master Servicer and the Special Servicer and such successor or surviving Person shall notify the Depositor and the Trustee of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor and the Trustee with all information reasonably requested by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

            Section 6.03 Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and Others.

            (a) None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust, the Certificateholders or any Companion Loan Holder (in the case of a Whole Loan) for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent or reckless disregard of such obligations and duties. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing may rely in good faith on any document of any kind that, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, manager, member, officer, employee or agent (including Sub-Servicers) of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or expense, including reasonable attorneys' fees, expenses of counsel and expenses of litigation, incurred in connection with any claims or legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h); or (ii) that was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party,
(B) willful misfeasance, bad faith, recklessness or negligence in the performance of obligations or duties hereunder by such party, or from negligent or reckless disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders, or if a Serviced Whole Loan is affected, the interests of the Certificateholders and the related Companion Loan Holder (as a collective whole and, in the case of a Serviced Whole Loan that is an A/B Whole Loan, taking into account the subordination of the related A/B Companion Loan); provided, however, if a Whole Loan and/or a Companion Loan Holder is involved, such expenses, costs and liabilities shall be payable out of the related Whole Loan Custodial Account and shall also be payable out of the Certificate Account if (A) amounts on deposit in the related Whole Loan Custodial Account are insufficient therefor and (B) either (i) such expenses, costs and liabilities do not relate solely to such Companion Loan or (ii) if such expenses, costs and liabilities relate solely to such Companion Loan, only to the extent of deposits in the Certificate Account related directly to the Whole Loan. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Certificate Account as provided in Section 3.05(a) (or, if and to the extent the matter relates solely to the Companion Loan related to a Whole Loan, out of the related Whole Loan Custodial Account and out of the Certificate Account to the extent of deposits therein related directly to the Whole Loan). For the avoidance of doubt, such expenses, costs and liabilities shall not be deemed to relate solely to the Companion Loan related to a Whole Loan for the sole reason that the related action was instituted by or against the related Companion Loan Holder.

            (b) The Beacon Seattle & DC Portfolio Master Servicer, Beacon Seattle & DC Portfolio Special Servicer, Beacon Seattle & DC Portfolio Depositor and the Beacon Seattle & DC Portfolio Trustee, and any of their respective directors, officers, employees or agents (collectively, the "Beacon Seattle & DC Portfolio Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the Beacon Seattle & DC Portfolio Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the Beacon Seattle & DC Portfolio Whole Loan under the Beacon Seattle & DC Portfolio Pooling Agreement or this Agreement (but excluding any such losses allocable to any Beacon Seattle & DC Portfolio Companion Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Beacon Seattle & DC Portfolio Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the Beacon Seattle & DC Portfolio Pooling Agreement. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Beacon Seattle & DC Portfolio Master Servicer, Beacon Seattle & DC Portfolio Trustee and the Beacon Seattle & DC Portfolio Special Servicer.

            (c) The 575 Lexington Avenue Master Servicer, the 575 Lexington Avenue Special Servicer, the 575 Lexington Avenue Depositor and the 575 Lexington Avenue Trustee, and any of their respective directors, officers, employees or agents (collectively, the "575 Lexington Avenue Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the 575 Lexington Avenue Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to the 575 Lexington Avenue Pari Passu Whole Loan under the 575 Lexington Avenue Pooling Agreement or this Agreement (but excluding any such losses allocable to the 575 Lexington Avenue Pari Passu Companion Loan), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any 575 Lexington Avenue Indemnified Party's willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the 575 Lexington Avenue Pooling Agreement. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the 575 Lexington Avenue Master Servicer, the 575 Lexington Avenue Trustee and the 575 Lexington Avenue Special Servicer.

            Section 6.04 Master Servicer, Special Servicer and REMIC Administrator Not to Resign.

            None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto that is reasonably acceptable to the Trustee and the Directing Certificateholder and the receipt by the Trustee of written confirmation from each and every Rating Agency to the effect that such resignation and appointment will not result in the downgrade, qualification (if applicable) or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates or Companion Loan Securities or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect, which shall be rendered by Independent counsel, be addressed and delivered to the Trustee and the Rating Agencies and be paid for by the resigning party. No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder. All costs and expenses of the Trustee and the Trust (including, without limitation, any costs or expenses of any party hereto reimbursable out of the Trust Fund) in connection with any such resignation (including, without limitation, any requisite transfer of servicing) shall be paid for, as incurred, by the resigning party.

            Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.11(a) and Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto shall thereafter be payable to such successor.

            Section 6.05 Rights of the Depositor and the Trustee in Respect of the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Depositor and the Trustee with its most recent financial statements, or in the case of the Special Servicer, publicly available financial statements of its corporate parent, and such other publicly available information directly related to the servicing of the Loans or to its ability to perform its obligations hereunder as it possesses, and that it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise; provided that neither the Depositor nor the Trustee may disclose the contents of any information that is not available publicly to non-affiliated third parties (other than their duly authorized representatives, which include without limitation attorneys and/or accountants) unless the Depositor or the Trustee, as applicable, is required to do so under applicable securities law or is compelled to do so as a matter of law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default.

            (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

            (i) any failure by the Master Servicer (A) to deposit into the Certificate Account or a Whole Loan Custodial Account any amount required to be so deposited under this Agreement that continues unremedied for three Business Days following the date on which such deposit was first required to be made, but in no event later than the Master Servicer Remittance Date before the related Distribution Date, or (B) to deposit into, or to remit to the Trustee for deposit into, the Distribution Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount and Withheld Amounts, respectively, required to be so deposited or remitted under this Agreement on such date or (C) any failure by the Master Servicer to remit to the related Companion Loan Holder, as and when required by this Agreement or any related Intercreditor Agreement, any amount required to be so remitted; or

            (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account or a Whole Loan Custodial Account or the applicable REO Account any amount required to be so deposited or remitted under this Agreement that continues unremedied for two Business Days following the date on which such deposit or remittance was first required to be made, but in no event later than two Business Days before the related Distribution Date; or

            (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances required to be made on such date unless wired by 10:00 a.m. on the Distribution Date; provided, however, if the Master Servicer fails to make any deposit contemplated by this Section 7.01(a)(iii), including any P&I Advance, which deposit is required to be made by the Master Servicer on any Master Servicer Remittance Date (without regard to any grace period), then the Master Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance at the Reimbursement Rate from and including such Master Servicer Remittance Date to but excluding the related Distribution Date; or

            (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement, which failure continues unremedied for a period of three Business Days following the date on which notice shall have been given to the Master Servicer by the Trustee or by any other party to this Agreement, as provided in
      Section 3.11(f); or

            (v) any failure by the Special Servicer to timely direct the Master Servicer to make any Servicing Advance (including any Emergency Advance) required to be made by the Master Servicer at its direction pursuant to this Agreement, which failure is not remedied by providing direction to the Master Servicer within three Business Days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(f); or

            (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, if such covenant or agreement is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

            (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, if such covenant or agreement is capable of being cured and the REMIC Administrator is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

            (viii) any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, if such representation or warranty is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 60 days; or

            (ix) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (xi) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (xii) Fitch provides notice to the Master Servicer or the Special Servicer, as applicable, to the effect that the rating or ratings on one or more Classes of Certificates will be the subject of a downgrade or withdrawal, citing servicing concerns relating to the Master Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such action; provided, however, the Master Servicer or Special Servicer, as applicable shall have 60 days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed in writing by Fitch) prior to the downgrade of any Class of Certificates and in such case, such notice from Fitch shall not be deemed to be an Event of Default;

            (xiii) either the Master Servicer or the Special Servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not relisted thereon within 60 days.

            (xiv) the Master Servicer shall no longer be rated "CMS3" or higher by Fitch or the Special Servicer shall no longer be rated "CSS3" or higher by Fitch, and, in each case, that rating is not restored within 60 days after the subject downgrade or withdrawal.

Each Event of Default listed as items (iv) through (xiv) of this Section 7.01(a) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity (other than an event described in clause (xii), (xiii) or (xiv)) of this Section 7.01(a)) will constitute an Event of Default in each such capacity.

            (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and (other than with respect to the Events of Default listed in clauses (xii), (xiii) and (xiv) of Section 7.01(a)) at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, or if the relevant Event of Default is the one described in clauses (ix), (x) or (xi) of Section 7.01(a), the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (subject to Section 3.11 and Section 6.03, accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Loans and the proceeds thereof (other than as a Holder of a Certificate or a Companion Loan Holder (in the case of a Whole Loan)). With respect to each of the Event of Defaults listed in clauses
(xii), (xiii) or (xiv) of Section 7.01(a), the Trustee shall provide written notice of such Event of Default to each Certificateholder and request written direction of such Certificateholders whether they desire to terminate the Defaulting Party; if no such direction is received from the Directing Certificateholder or Holders of Certificates entitled to vote at least 51% of the Voting Rights within ten Business Days after delivery of such notice by the Trustee, and the Trustee has not elected pursuant to the preceding sentence to terminate the Defaulting Party, the Defaulting Party will not be terminated by reason of such Event of Default. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Certificate Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Loans and any REO Properties (provided, however, the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or Section 3.23, continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). All costs and expenses of the Trustee and the Trust (including, without limitation, any costs and expenses of any party hereto reimbursable out of the Trust Fund) in connection with the termination of the Master Servicer or Special Servicer, as applicable, under this Section 7.01(b) (including, without limitation, the requisite transfer of servicing) shall be paid for, as incurred, by the Defaulting Party.

            Notwithstanding the first paragraph of Section 7.01(b) and Section 7.04, if (i) an Event of Default on the part of the Master Servicer remains unremedied and materially and adversely affects only a Pari Passu Companion Loan, (ii) the Master Servicer fails to make any payment on a Pari Passu Companion Loan by the third Business Day following the date required under the terms of this Agreement, which failure has not been remedied or (iii) any qualification, downgrade or withdrawal by any Rating Agency of any class of Companion Loan Securities occurs solely as a result of an action of the Master Servicer, then the Master Servicer may not be terminated but the holder of the related Pari Passu Companion Loan, as applicable, or the related trustee under the Non-Serviced Pooling and Servicing Agreement, acting at the direction of the related controlling class representative for that securitization, shall be entitled to direct the Trustee to require the Master Servicer to appoint a sub-servicer solely with respect to the related Whole Loan (or if the related Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such current sub-servicer is in default under the related sub-servicing agreement). The appointment (or replacement) of a sub-servicer with respect to any Whole Loan that includes a Non-Serviced Companion Loan shall in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings on any class of outstanding Certificates and any class of Companion Loan Securities. A replacement sub-servicer shall be selected jointly by the Directing Certificateholder and the holder of the related Pari Passu Companion Loan (or the related controlling class representative, as applicable); provided that if the Directing Certificateholder and the holder of the related Pari Passu Companion Loan (or the related controlling class representative) are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer shall be selected by the Directing Certificateholder. Any such sub-servicer under this paragraph shall meet the eligibility requirements of Section 7.02 and the eligibility requirements of the related Non-Serviced Pooling and Servicing Agreement. Any appointment of a sub-servicer in accordance with this paragraph shall be subject to the receipt of a Rating Agency confirmation with respect to the Certificates and the Companion Loan Securities. In addition, if the Trustee appoints a sub-servicer solely with respect to the related Whole Loan, the Master Servicer shall not be liable for any losses incurred due to the actions of such sub-servicer.

            (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section 7.01, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (d) Notwithstanding Section 7.01(b), if the Master Servicer receives a notice of termination under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(xii) (xiii) or (xiv) and if the Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five Business Days after such termination, then such Master Servicer shall continue to serve as Master Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the terminated Master Servicer) solicit good faith bids for the rights to master service the Loans under this Agreement from at least three Persons qualified to act as Master Servicer hereunder in accordance with
Section 6.02 and Section 7.02 for which the Trustee has received written confirmation that the appointment of such person would not result in the downgrade, withdrawal or qualification of a current rating on any of the Certificates and that are reasonably acceptable to the Directing Certificateholder (any such Person so qualified, a "Qualified Bidder") or, if three Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, the Trustee shall not be responsible if less than three or no Qualified Bidders submit bids for the right to master service the Loans under this Agreement. Any "Qualified Bidder" referenced hereunder shall be reasonably acceptable to the Directing Certificateholder. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the termination of Master Servicer. The Master Servicer shall continue to serve in such capacity hereunder until a successor thereto is selected in accordance with this Section 7.01(d) or the expiration of 45 days after the Master Servicer's receipt of notice of termination, whichever occurs first. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Loans pursuant to the terms of the respective Sub-Servicing Agreements and to enter into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Loans not subject to a Sub-Servicing Agreement at a servicing fee rate per annum equal to the Master Servicing Fee Rate minus 2.5 basis points per Loan serviced (each, a "Servicing Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a "Servicing Released Bid"). The Trustee shall select the Qualified Bidder with the highest cash Servicing Retained Bid (or, if none, the highest cash Servicing Released
Bid) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than 45 days after the termination of the Master Servicer.

            (e) Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket" expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

            (f) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 45 days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such 45-day period, the terminated Master Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(f). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

            Section 7.02 Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of
Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section
3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation (subject to Section 3.11) that the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or is not approved by each and every Rating Agency as an acceptable master servicer or special servicer, as the case may be, of commercial mortgage loans; or if the Directing Certificateholder or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee; or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided, that in the case of a successor Master Servicer, such successor has been approved by the Directing Certificateholder, which consent with respect to the Master Servicer shall not be unreasonably withheld or delayed; provided that such appointment does not result in the downgrading, qualification (if applicable) or withdrawal of any rating then assigned by any Rating Agency to any Class of Certificates or Companion Loan Securities (as evidenced by written confirmation thereof from each Rating Agency); provided, further, in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Majority Certificateholder of the Controlling Class to designate a successor pursuant to Section 3.23. No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates or Companion Loan Securities), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. Subject to Section 3.11 and in connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within 30 days of its receipt of an invoice therefor, shall be an expense of the Trust; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust for any such expense so incurred by the Trust; and provided, further, if the Trustee is directed to do so by the Directing Certificateholder, the Trustee shall pursue any remedy against any party obligated to make such reimbursement.

            Section 7.03 Form 8-K Information; Notification to
Certificateholders.

            (a) The predecessor and successor Master Servicer shall each provide the Depositor and the Trustee with all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such appointment.

            (b) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the Class A-2FL Swap Counterparty and the Class A-JFL Swap Counterparty.

            (c) Not later than the later of (i) 60 days after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(g) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders, the Class A-2FL Swap Counterparty and the Class A-JFL Swap Counterparty notice of such occurrence, unless such default shall have been cured.

            Section 7.04 Waiver of Events of Default.

            The Holders entitled to at least 66-2/3% of the Voting Rights allocated to each of the Classes of Certificates, or any Companion Loan Holder (if applicable), affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts that it has advanced and for any costs and expenses associated with any related Servicing Transfer Event. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor (provided that neither the Depositor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

            Section 7.05 Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher). Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however:

            (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

            (d) The Trustee hereby indemnifies and holds the Trust harmless for all losses, liabilities and damages incurred by the Trust or the Certificateholders by virtue of the Trustee's negligence or fraud.

            Section 8.02 Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 8.01:

            (a) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (b) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; provided, further, the Trustee shall be under no obligation to take any action to enforce the rights of the Class A-2FL Swap Trust under the Class A-2FL Swap Contract unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Class A-2FL Swap Counterparty or the Holders of the Class A-2FL Certificates, as applicable, or another party (other than the Trust); provided, further, the Trustee shall be under no obligation to take any action to enforce the rights of the Class A-JFL Swap Trust under the Class A-JFL Swap Contract unless it is assured, in its sole discretion, that the costs and expenses of such action(s) will be reimbursed by the Class A-JFL Swap Counterparty or the Holders of the Class A-JFL Certificates, as applicable, or another party (other than the Class A-2FL Swap Trust, the Class A-JFL Swap Trust or the Trust Fund); provided, further, the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder that has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (d) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (e) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

            (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

            (h) The Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Depositor or the Mortgage Loan Sellers.

            Section 8.03 Trustee Not Liable for Validity or Sufficiency of Certificates or Loans.

            The recitals contained herein and in the Certificates (other than the representations and warranties of, and the other statements attributed to, the Trustee in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate) shall be taken as the statements of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 2.07) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee, in good faith, pursuant to this Agreement.

            Section 8.04 Trustee May Own Certificates.

            The Trustee, in its individual or any other capacity, and any agent of the Trustee may become the owner or pledgee of Certificates with, except as otherwise provided in the definition of Certificateholder, the same rights it would have if it were not the Trustee or such agent, as the case may be.

            Section 8.05 Fees of Trustee; Indemnification of Trustee.

            (a) The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date.

            (b) The Trustee and any director, officer, employee or agent of the Trustee (whether in their Trustee capacity or individually), or Person, if any, who controls the Trustee within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Certificate Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee hereunder and any other "unanticipated expenses" (similar to those defined in Treasury Regulations Section 1.860G-1(b)(3)(ii)) of the Trustee; provided that the Trustee shall not be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee in the normal course of the Trustee's performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall (i) survive any resignation or removal of the Trustee and appointment of a successor trustee and (ii) extend to any other role that the Trustee may assume hereunder, including without limitation REMIC Administrator, Custodian and/or Certificate Registrar.

            Section 8.06 Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers; (iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt is rated not less than "AA-" by S&P (or "A+" by S&P, if the Trustee's unsecured short-term debt is rated at least "A-1" by S&P) and whose short-term unsecured debt obligations are rated not less than "F-1" by Fitch (or, in the case of either Rating Agency, such other rating as each such Rating Agency shall permit so long as it is accompanied by a statement in writing that any of the then-current ratings assigned by such Rating Agency to the respective Classes of the Certificates or Companion Loan Securities would not be downgraded, qualified (if applicable) or withdrawn as a result of such rating). If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No Person shall become a successor trustee hereunder if the succession of such Person would result in a downgrade, qualification (if applicable) or withdrawal of any of the ratings then assigned by the Rating Agencies to the Certificates or Companion Loan Securities. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. Notwithstanding the foregoing, if the Trustee meets the requirements of clauses (i) through (iv) above, but does not meet the requirements of clause (v) above, the Trustee shall be deemed to meet the requirements of such clause (v) if (a) it appoints a fiscal agent as a back-up advancer that satisfies the requirements of such clause (v) and (b) such fiscal agent shall have assumed in writing all obligations of the Trustee to make Advances under this Agreement as and when required of the Trustee. The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

            Section 8.07 Resignation and Removal of the Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Class A-2FL Swap Counterparty, the Class A-JFL Swap Counterparty and all Certificateholders and all Companion Loan Holders. In addition if the Trustee resigns or is discharged, then any fiscal agent appointed by the Trustee shall also be deemed to have resigned or have been discharged. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Class A-2FL Swap Counterparty, the Class A-JFL Swap Counterparty, the REMIC Administrator and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Directing Certificateholder, all Companion Loan Holders, the REMIC Administrator and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 33 1/3% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, all Companion Loan Holders, the Depositor and the remaining Certificateholders shall have been notified; and provided, further, other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Depositor within 30 days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer. If the Trustee is removed under this Agreement without cause, all reasonable costs and expenses incurred by the Trustee (to the extent not duplicative of any reimbursement provided for under Section 8.08(a)) shall be at the expense of the party causing such removal.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08; and no such resignation or removal of the Trustee and/or appointment of a successor trustee shall be permitted, unless, as confirmed in writing by each Rating Agency, such resignation or removal and appointment would not result in the downgrade, qualification (if applicable) or withdrawal of the rating assigned by any Rating Agency to any Class of Certificates or Companion Loan Securities. The Master Servicer shall give notice to all Companion Loan Holders of any resignation or removal of the Trustee and appointment of a successor trustee.

            Section 8.08 Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. If such predecessor trustee was removed as Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the successor trustee shall mail notice of the succession of such trustee to the Depositor and the Certificateholders.

            (d) The predecessor Trustee and successor Trustee shall notify the Depositor of any such appointment at least two Business Days prior to the effective date thereof and shall provide the Depositor with all information required by the Depositor to comply with its reporting obligation under Item
6.02 of Form 8-K not later than the effective date of such appointment.

            Section 8.09 Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06 and, as confirmed in writing by each Rating Agency, such merger, conversion or consolidation would not result in the downgrade, qualification (if applicable) or withdrawal of the rating assigned by any Rating Agency to any Class of Certificates. The successor to the Trustee shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business. The Trustee and such surviving Person shall notify the Depositor of any such merger, conversion or consolidation at least two Business Days prior to the effective date thereof and shall provide the Depositor will all information required by the Depositor to comply with its reporting obligation under Item 6.02 of Form 8-K not later than the effective date of such merger, conversion or consolidation.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 .

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee, to the extent necessary for such co-trustee to perform its duties and obligations for which it has been appointed and specifically including the provisions of Section 8.05(b), shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder; provided that the Trustee shall have no liability for the actions or inaction of a separate trustee or co-trustee that do not comply with the provisions of Section 8.10(b).

            Section 8.11 Appointment of Custodians.

            The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall instead notify the Master Servicer of such appointment. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, any Mortgage Loan Seller or any Affiliate of any of them. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any such Custodian (other than the Trustee or an Affiliate of the Trustee) shall maintain the same errors and omissions insurance as required of the Master Servicer pursuant to
Section 3.07(c).

            Section 8.12 Access to Certain Information.

            (a) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, the Special Servicer and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Loans and the Trust Fund, that is within its control that may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Depositor shall provide to the Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Depositor, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 11.09, (B) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 11.11, (C) the most recent inspection report, together with any related additional written or electronic information, prepared or obtained by, or on behalf of, the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a), (D) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls, together with any related additional written or electronic information, delivered to the Trustee by the Master Servicer or the Special Servicer pursuant to Section 3.12(b), (E) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Serviced Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust Fund), (F) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund) and, (G) any Asset Status Report. Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

            In connection with providing access to or copies of the items described in the immediately preceding paragraph of this Section 8.12(b), the Trustee may require, unless the Depositor directs otherwise, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates and will keep such information confidential and (ii) in the case of any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Depositor grants written permission to the contrary. Notwithstanding the preceding sentences of this paragraph, the Trustee shall have no responsibility for the accuracy, completeness or sufficiency of any information so made available or furnished by it in the manner described in the immediately preceding paragraph.

            Section 8.13 Maintenance of Mortgage File.

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Mortgage Loan, the Trustee covenants and agrees that it shall maintain each Mortgage File in the State of Minnesota, and that it shall not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Trustee, an Opinion of Counsel addressed to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

                                   ARTICLE IX

                                   TERMINATION

            Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and the obligations of the REMIC Administrator to file the final Tax Returns for each of REMIC I and REMIC II and to maintain the books and records thereof for a commercially reasonable period) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid, any unpaid Class A-2FL Net Swap Payment owed to the Class A-2FL Swap Counterparty and any unpaid Class A-JFL Net Swap Payment owed to the Class A-JFL Swap Counterparty (which shall be payable outside the Trust REMICs to the respective Swap Trust) on the Distribution Date following the earlier to occur of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) the Master Servicer, or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this
Section 9.01 and as if the purchase was to occur on such Business Day) equal to
(A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer or the Special Servicer and approved by the Trustee), minus (C) if such purchase is being made by the Master Servicer or the Special Servicer, the aggregate amount of unreimbursed Advances made by the related person, together with any Advance Interest payable to the related person in respect of such Advances and any unpaid servicing compensation remaining outstanding (which items shall be deemed to have been paid or reimbursed to the related person in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) has the right, and if the Majority Certificateholder of the Controlling Class fails to exercise such right, the Master Servicer and the Special Servicer, in that order of priority, has the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, the Master Servicer, the Special Servicer and any Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date. In the event that the Master Servicer, the Special Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer, the Special Servicer or such Majority Certificateholder, as applicable, shall deposit into the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited into the Certificate Account) or, if a Whole Loan is involved, in the related Whole Loan Custodial Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Certificate Account or, if a Whole Loan is involved, the related Whole Loan Custodial Account pursuant to the first paragraph of Section 3.04(e). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I.

            Following the date on which the Class Principal Balances of the Investment Grade Sequential Pay Certificates and the Class A-2FL and Class A-JFL Certificates are reduced to zero, the Sole Pooled Certificateholder shall have the right to exchange all of such Certificates for all of the Mortgage Loans and each REO Property remaining in the Trust Fund by giving written notice to all the parties hereto and, Companion Loan Holders and each Controlling Holder no later than 60 days prior to the anticipated date of exchange. In the event that the Holders voluntarily participate in the exchange described above, such exchange shall occur by means of an arms length transaction for which such Holder shall have received, immediately upon the consummation of the exchange described in the next sentence, consideration (which consideration may include (among other things): cash (or its equivalent), a beneficial ownership interest in the related Mortgage Loan in the form of a participation or any combination thereof) for its beneficial ownership interest in the Trust Fund and its related interest in any REMIC created hereunder equal to the value of the Certificates held by such Holder. Further, in the event that the Sole Pooled Certificateholder elects to exchange all of its Certificates for all of the Mortgage Loans and each REO Property (or the pro rata portion thereof allocable to such Holders) remaining in the Trust in accordance with the second preceding sentence, the Sole Pooled Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to
Section 3.05(b), but only to the extent that such amounts are not already on deposit in the Certificate Account. In addition, the Master Servicer shall transfer all amounts required to be transferred to the REMIC I Distribution Account on such Distribution Date from the Certificate Account pursuant to
Section 3.04(c)(i). Upon confirmation that such final deposits have been made and following the surrender of all the Certificates beneficially owned by the Sole Pooled Certificateholder, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole Pooled Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Pooled Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. The remaining Mortgage Loans and REO Properties shall thereupon be deemed distributed to the Sole Pooled Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02. Solely for federal income tax purposes, the Sole Pooled Certificateholder shall be deemed to have purchased the assets of REMIC I for an amount equal to the remaining Class Principal Balance of their respective Certificates, plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributable in respect of such Certificates and the Corresponding REMIC I Regular Interests.

            Notice of any termination shall be given promptly by the Trustee by letter to the Class A-2FL Swap Counterparty, the Class A-JFL Swap Counterparty and the Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the fifteenth day and not later than the twenty-fifth day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the fifth day of such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

            Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount and Prepayment Premiums for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(b) and Section 4.01(c)(i). Final distributions on the REMIC I Regular Interests shall be deemed to be made on such date as provided in Section 4.01(a)(i), Section 4.01(a)(ii),
Section 4.01(b) and Section 4.01(c)(iv).

            Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-II Certificateholders shall be entitled to all unclaimed funds and other assets that remain subject thereto.

            Section 9.02 Additional Termination Requirements.

            In the event the Master Servicer, the Special Servicer or a Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust (and, accordingly, REMIC I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I and REMIC II pursuant to Treasury Regulations Section 1.860F-1;

            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

            (iii) prior to the end of such 90-day period and at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R-I Certificates (in the case of REMIC I) and the Class R-II Certificates (in the case of REMIC II) all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

            In the event the Class A-2FL Swap Trust is to be terminated while the Class A-2FL Swap Contract is still in effect, the Trustee shall promptly notify the Class A-2FL Swap Counterparty in writing of the date on which the Class A-2FL Swap Trust is to be terminated and the notional amount of the Class A-2FL Swap Contract will be reduced to zero on such date. Based on the date of termination, the Trustee shall calculate the Class A-2FL Net Swap Payment, if any, as specified in Section 3.33, and prior to any final distribution to the Holders of the Class A-2FL Certificates pursuant to Section 9.01, shall pay such Class A-2FL Net Swap Payment if any, to the Class A-2FL Swap Counterparty. In the event that any fees (including termination fees) will be payable to the Class A-2FL Swap Counterparty in connection with such termination, such fees will be payable to the Class A-2FL Swap Counterparty solely from amounts remaining in the applicable Class A-2FL Floating Rate Account after all distributions, to the Class A-2FL Certificates are made pursuant to Section 9.01.

            Similarly, in the event the Class A-JFL Swap Trust is to be terminated while the Class A-JFL Swap Contract is still in effect, the Trustee shall promptly notify the Class A-JFL Swap Counterparty in writing of the date on which the Class A-JFL Swap Trust is to be terminated and the notional amount of the Class A-JFL Swap Contract will be reduced to zero on such date. Based on the date of termination, the Trustee shall calculate the Class A-JFL Net Swap Payment, if any, as specified in Section 3.34, and prior to any final distribution to the Holders of the Class A-JFL Certificates pursuant to Section 9.01, shall pay such Class A-JFL Net Swap Payment if any, to the Class A-JFL Swap Counterparty. In the event that any fees (including termination fees) will be payable to the Class A-JFL Swap Counterparty in connection with such termination, such fees will be payable to the Class A-JFL Swap Counterparty solely from amounts remaining in the applicable Class A-JFL Floating Rate Account after all distributions, to the Class A-JFL Certificates are made pursuant to Section 9.01.

                                   ARTICLE X

                  ADDITIONAL REMIC AND GRANTOR TRUST PROVISIONS

            Section 10.01 REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the residual interest in REMIC I, represented by the Class R-I Certificates, is hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The Class XW, Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates and the Class A-2FL and Class A-JFL Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. For the avoidance of doubt, the Class XW Certificates represent "specified portions," within the meaning of Treasury Regulations Section 1.860G-1(a)(2), of the interest payments on the REMIC I Regular Interests corresponding to their respective Corresponding Components. None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent it is within the control of such Person, create or permit the creation of any other "interests" in REMIC I or REMIC II.

            (c) The Closing Date is hereby designated as the "startup day" of each of REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date", within the meaning of Treasury Regulations Section 1.860G-1(a)(4)(iii) of the REMIC I Regular Interests, the REMIC II Regular Certificates and the Class A-2FL and Class A-JFL Regular Interests is the Rated Final Distribution Date.

            (d) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of REMIC I and REMIC II and shall: act on behalf of the Trust in relation to any tax matter or controversy, represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of REMIC I or REMIC II, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of REMIC I or REMIC II, and otherwise act on behalf of each of REMIC I and REMIC II in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the REMIC Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for REMIC I and REMIC II. Subject to Section 10.01(g), the legal expenses and costs of any action described in this subsection (e) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

            (e) The REMIC Administrator shall prepare and file or cause to be prepared and filed, and the Trustee shall sign, all of the Tax Returns in respect of each of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

            (f) The REMIC Administrator shall perform or cause to be performed on behalf of each of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide, or cause to be provided: (i) to any Transferor of a REMIC Residual Certificate and the IRS, such information as is necessary for the application of any tax relating to the transfer of a REMIC Residual Certificate to any Person who is a Disqualified Organization; (ii) to the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) with respect to REMIC II, Form 8811, or other applicable form, to the IRS, and the name, title, address and telephone number of the Person who will serve as the representative of REMIC II.

            (g) The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of REMIC I and REMIC II as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause either of REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to REMIC I or REMIC II, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II, or causing REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne: (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the Certificateholders as a whole, by the Trust and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement.

            In the event that any tax is imposed on REMIC I or REMIC II, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to
Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X;
(iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this
Article X; or (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the REMIC I Distribution Account.

            (h) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I and REMIC II on a calendar year and on an accrual basis. Such records with respect to REMIC I shall include, for each Distribution Date, the applicable REMIC I Principal Balance, REMIC I Remittance Rate, and each category of distribution on or with respect to the REMIC I Regular Interests and the REMIC I Residual Interest.

            (i) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (j) None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of a Mortgage Loan Seller regarding the related Mortgage Loans or as otherwise provided for in Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of REMIC I or REMIC II, or (D) the termination of the Trust pursuant to Article IX); (ii) the sale or disposition of any investments in the Certificate Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a Defaulted Serviced Loan and other than Permitted Investments acquired in connection with the investment of funds in the Certificate Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            Section 10.02 Depositor, Master Servicer, Special Servicer and Trustee to Cooperate with REMIC Administrator.

            (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (b) The Master Servicer, the Special Servicer and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator to enable it to perform its duties hereunder.

            Section 10.03 Fees of the REMIC Administrator.

            In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

            Section 10.04 Use of Agents.

            The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in-fact.

            Section 10.05 Grantor Trust Administration.

            (a) The parties intend that the segregated pool of assets consisting of: (i) the Excess Interest and the Excess Interest Distribution Account; (ii) the Class A-2FL Regular Interest, the Class A-2FL Swap Contract, the Class A-2FL Floating Rate Account and proceeds thereof and (iii) the Class A-JFL Regular Interest, the Class A-JFL Swap Contract, the Class A-JFL Floating Rate Account and proceeds thereof shall be treated as a "grantor trust" under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention with respect to the Grantor Trusts, the Trustee shall file or cause to be filed annually with the IRS together with IRS Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished annually: (i) with respect to the Excess Interest Grantor Trust, to the Holders of the Class V Certificates, their allocable share of income with respect to Excess Interest as such amounts accrue or are received, as the case may be, after the related Anticipated Repayment Date; (ii) with respect to the Class A-2FL Grantor Trust, to the Class A-2FL Certificateholders, their allocable shares of income and expense with respect to the Class A-2FL Regular Interest and the Class A-2FL Swap Contract; and (iii) with respect to the Class A-JFL Grantor Trust, to the Class A-JFL Certificateholders, their allocable shares of income and expense with respect to the Class A-JFL Regular Interest and the Class A-2FL Swap Contract, each at the time or times and in the manner required by the Code. In addition, the Trustee shall use its best efforts to obtain a taxpayer identification number as soon as possible after the Closing Date (but no later than the first payment date under the Class A-2FL Swap Contract and the Class A-JFL Swap Contract) for the Class A-2FL Grantor Trust and the Class A-JFL Grantor Trust and shall deliver or cause to be delivered the federal taxpayer identification number of each of the Class A-2FL Grantor Trust and the Class A-JFL Grantor Trust on an IRS Form W-9 to the Class A-2FL Swap Counterparty or the Class A-2FL Swap Counterparty (as applicable) and, if requested by the Class A-2FL Swap Counterparty or the Class A-2FL Swap Counterparty (as applicable) (unless not permitted under federal income tax law), an applicable IRS Form W-8IMY. Under no circumstances shall the Trustee, the Master Servicer or the Special Servicer have the power to vary the investment of the Class A-2FL Certificateholders, the Class A-JFL Certificateholders or the Class V Certificateholders in the related Grantor Trust to take advantage of variations in the market rate of interest to improve their rate of return.

            (b) Each Grantor Trust shall be treated as a WHFIT that is a NMWHFIT. The REMIC Administrator shall report as required under the WHFIT Regulations, provided that the REMIC Administrator receives on a timely basis any and all information reasonably necessary for it to do so. The REMIC Administrator is hereby directed to assume that DTC is the only "middleman" (as such term is defined in the WHFIT Regulations) unless the Depositor provides the REMIC Administrator with the identities of other "middlemen" that are Certificateholders. The REMIC Administrator shall be entitled to rely on the first sentence of this Section 10.05(b) and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this Section 10.05(b) is incorrect.

            (c) The REMIC Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The REMIC Administrator is under no obligation to determine whether any Certificateholder or other beneficial owner of a Certificate, to the extent the REMIC Administrator knows of any other beneficial owner of a Certificate, uses the cash or accrual method. The REMIC Administrator shall make available information as required by the WHFIT Regulations to Certificateholders annually. In addition, the REMIC Administrator is not responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

            (d) The REMIC Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the REMIC Administrator, (ii) incomplete, inaccurate or untimely information being provided to the REMIC Administrator or
(iii) the inability of the REMIC Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year. Absent receipt of information regarding any sale of securities, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the REMIC Administrator will assume there is no secondary market trading of WHFIT interests.

            (e) To the extent required by the WHFIT Regulations, the REMIC Administrator shall use reasonable efforts to publish on an appropriate website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT. The CUSIP Numbers so published shall represent the Rule 144A CUSIP Numbers. The REMIC Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received. The REMIC Administrator is not liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

            (f) The REMIC Administrator shall be entitled to additional reasonable compensation for changes in reporting required in respect of the WHFIT Regulations that arise as a result of a change in the WHFIT Regulations or a change in interpretation of the WHFIT Regulations by the Internal Revenue Service, if such change requires, in the REMIC Administrator's sole discretion, a material increase in the REMIC Administrator's reporting obligations in respect of the related Grantor Trust.

                                   ARTICLE XI

               EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

            Section 11.01 Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. Except with respect to
Section 11.09 and Section 11.11, the Depositor or the Master Servicer shall not exercise their right to request delivery of information or other performance under these provisions other than reasonably and in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor or the Master Servicer in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, each of the Master Servicer, the Special Servicer and the Trustee shall cooperate fully with the Depositor and the Master Servicer, as applicable, to deliver to the Depositor or the Trustee, as applicable (including any of their assignees or designees), any and all information in its possession necessary in the good faith determination of the Depositor or the Trustee, as applicable, to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer and the Trustee, as applicable, and any Additional Servicer, Subcontractor, Servicing Function Participant or Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor or the Master Servicer, as applicable, to be necessary in order to effect such compliance. Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 11.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor or the Trustee, as applicable, to satisfy any related filing requirements.

            Section 11.02 Succession; Subcontractors.(a) (a) In connection with the succession to the Master Servicer and Special Servicer or any Sub-Servicer contemplated by Item 1108(a)(2) of Regulation AB as servicer or Sub-Servicer under this Agreement by any Person (i) into which the Master Servicer and Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer and Special Servicer or any Sub-Servicer, the Master Servicer and Special Servicer shall provide to the Depositor, at least five Business Days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act) pursuant to Section 11.07; provided, however, if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Master Servicer or Special Servicer, as applicable, shall submit such disclosure to the Depositor no later than the second Business Day after such effective date of such succession or appointment.

            (b) Each of the Master Servicer, the Special Servicer, the Sub-Servicer and the Trustee (each of the Master Servicer, the Special Servicer and the Trustee and each Sub-Servicer, for purposes of this paragraph, a "Servicer") is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicer shall promptly upon request provide to the Depositor a written description (in form and substance reasonably satisfactory to the Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicer, specifying
(i) the identity of each Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by such Subcontractor. As a condition to the utilization by such Servicer of any Subcontractor determined to be a Servicing Function Participant, such Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause any such Subcontractor used by such Servicer to comply with the provisions of Section 11.10 and Section 11.11 to the same extent as if such Subcontractor were such Servicer. Such Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to obtain from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 11.10 and Section 11.11, in each case, as and when required to be delivered.

            (c) Notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be an Additional Servicer for purposes of this Agreement, the engagement of such Additional Servicer shall not be effective unless and until notice is given to the Depositor and the Trustee of any such Additional Servicer and Sub-Servicing Agreement or other servicing arrangement. Such notice shall contain all information reasonably necessary to enable the Trustee to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act) pursuant to Section 11.07.

            (d) In connection with the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor, at least 10 Business Days prior to the effective date of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 11.07, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act); provided, however, if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Trustee shall submit such disclosure to the Depositor no later than the second Business Day after such effective date of such succession or appointment.

            Section 11.03 Filing Obligations. (a) The Master Servicer, the Special Servicer and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust's reporting requirements under the Exchange Act. The Trustee shall prepare for execution by the Depositor any Forms 8-K, 10-D and 10-K required by the Exchange Act in order to permit the timely filing thereof, and the Trustee shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

            (b) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will promptly notify the Depositor and whichever party hereto failed to deliver, or delivered after any applicable deadline, any required disclosure information. In the case of Forms 10-D and 10-K, the Depositor, the Master Servicer and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Trustee will notify the Depositor, and the parties hereto will cooperate to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A; provided, however, the Trustee will not be required to notify the Depositor or any other party hereto in advance of amending Form 10-D where such amendment is solely for the purpose of re-stating the Distribution Date Statement. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Depositor. The parties hereto acknowledge that the performance by the Trustee of its duties under Section
11.08 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under Sections 11.03, 11.04, 11.05, 11.07, 11.08, 11.09, 11.10 and 11.11. The
Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.04 Form 10-D Filings. (a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Statement to Certificateholders attached thereto. Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule IX to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval; provided, however, the Trustee shall promptly notify the Depositor of any such report that it receives.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, as set forth on Schedule IX hereto, within five calendar days after the related Distribution Date, (i) the parties listed on Schedule IX hereto shall be required to provide to the Trustee and the Depositor, to the extent a responsible officer has actual knowledge thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Additional Form 10-D Disclosure described on Schedule IX hereto applicable to such party, (ii) the parties listed on Schedule IX hereto shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Schedule XII and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule IX hereto of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed and any expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

            (b) After preparing the Form 10-D, the Trustee shall forward electronically a copy of the Form 10-D to the Depositor for review and approval. No later than two calendar days prior to the 15th calendar day after the related Distribution Date, a duly authorized representative of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in
Section 11.03(b). Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee. The signing party at the Depositor can be contacted at: Stephen L. Hogue, Banc of America Securities LLC, 214 North Tryon Street, Charlotte, North Carolina 28255, Telephone No. (704) 387-2040, and Paul
E. Kurzeja, Esq., Bank of America Corporation, 101 South Tryon Street, 30th Floor, NC1-002-29 01, Charlotte, North Carolina 28255, Telephone No. (704) 386-8509. The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.04(b) related to the timely preparation and filing of Form 10-D is contingent upon the parties observing all applicable deadlines in the performance of their duties under this Section 11.04. The Trustee shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be "no". The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-D.

            (c) With respect to the Beacon Seattle & DC Portfolio Significant Obligor, the Master Servicer shall forward all such information received from the Beacon Seattle & DC Portfolio Master Servicer and/or the Beacon Seattle & DC Portfolio Trustee. In the event that the Master Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b) of Form 10-K, as the case may be, of the Beacon Seattle & DC Portfolio Significant Obligor from the Beacon Seattle & DC Portfolio Pooling Agreement Master Servicer or the Beacon Seattle & DC Portfolio Pooling Agreement Special Servicer, as applicable, within 10 Business Days after the date such financial information is required to be delivered under the related loan documents (which for the avoidance of doubt is on or before the 45th day after the end of each fiscal quarter (based on such Borrower's fiscal year (which is defined in such loan agreement as each twelve month period commencing on January 1 and ending on December 31)), except for the quarter ending June 30, 2007 for which delivery will not be required to be delivered prior to September 1, 2007 and the last fiscal quarter of each year for which delivery will not be required to be delivered prior to March 1 of the following year), the Master Servicer shall notify the Depositor, the Trustee, Bear Stearns Commercial Mortgage, Inc. (as the loan seller related to Beacon Seattle & DC Portfolio Mortgage Loan) and the Beacon Seattle & DC Portfolio Pooling Agreement Master Servicer or the Beacon Seattle & DC Portfolio Pooling Agreement Special Servicer, as applicable, that it has not received them. The Master Servicer shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of the Depositor under the Exchange Act) to continue to attempt to obtain such financial information from the Beacon Seattle & DC Portfolio Pooling Agreement Master Servicer or the Beacon Seattle & DC Portfolio Pooling Agreement Special Servicer, as applicable. The Master Servicer shall retain written evidence of each instance in which it attempts to contact the Beacon Seattle & DC Portfolio Pooling Agreement Master Servicer or the Beacon Seattle & DC Portfolio Pooling Agreement Special Servicer, as applicable, to obtain the required financial information and is unsuccessful and, within five Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Trust, shall forward an Officer's Certificate evidencing its attempts to obtain this information to the Trustee and the Depositor. The Officer's Certificate should be addressed to the Trustee as follows: Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention SEC Reporting Group, or e-mailed to cts.sec.notification@wellsfargo.com.

            Section 11.05 Form 10-K Filings. (a) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement:

            (i) an annual compliance statement for the Master Servicer, the Special Servicer, each Additional Servicer and the Trustee, as described under Section 11.09;

            (ii) (A) the annual reports on assessment of compliance with servicing criteria for the Trustee, the Master Servicer, the Special Servicer, any Additional Servicer, each Sub-Servicer engaged by the Master Servicer or the Special Servicer and each Servicing Function Participant utilized by the Master Servicer, the Special Servicer or the Trustee, as described under Section 11.10, and (B) if any such report on assessment of compliance with servicing criteria described under Section 11.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with servicing criteria described under Section 11.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

            (iii) (A) the registered public accounting firm attestation report for the Trustee, the Master Servicer, the Special Servicer, any Additional Servicer, each Sub-Servicer engaged by the Master Servicer and the Special Servicer and each Servicing Function Participant utilized by the Master Servicer, the Special Servicer or the Trustee, as described under Section 11.11, and (B) if any registered public accounting firm attestation report described under Section 11.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

            (iv) a certification in the form attached hereto as Exhibit K, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes-Oxley Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

            Any disclosure or information in addition to clauses (i) through
(iv) of this Section 11.05 that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule X to the Depositor and the Trustee, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure absent such reporting, direction and approval; provided, however, the Trustee shall promptly notify the Depositor of any Additional Form 10-K Disclosure that it receives.

            For so long as the Trust is subject to the reporting requirements of the Exchange Act, no later than March 15, commencing in March 2008 (i) the parties listed on Schedule X hereto shall be required to provide to the Trustee and the Depositor, to the extent that a responsible officer has actual knowledge thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Additional Form 10-K Disclosure described on Schedule X hereto applicable to such party, (ii) the parties listed on Schedule X hereto shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Schedule XII, (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K and (iv) the Trustee shall, at any time prior to filing the related Form 10-K, provide prompt notice to the Depositor to the extent that the Trustee is notified of an event reportable on Form 10-K for which it has not received the necessary Additional Form 10-K Disclosure from the applicable party. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on
Schedule X hereto of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

            With respect to the Beacon Seattle & DC Portfolio Significant Obligor, the Master Servicer shall forward all such information received from the Beacon Seattle & DC Portfolio Master Servicer and/or the Beacon Seattle & DC Portfolio Trustee. In the event that the Master Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b) of Form 10-K, as the case may be, of the Beacon Seattle & DC Portfolio Significant Obligor from the Beacon Seattle & DC Portfolio Pooling Agreement Master Servicer or the Beacon Seattle & DC Portfolio Pooling Agreement Special Servicer, as applicable, within 10 Business Days after the date such financial information is required to be delivered under the related loan documents (which for the avoidance of doubt is on or before the 45th day after the end of each fiscal quarter (based on such Borrower's fiscal year (which is defined in such loan agreement as each twelve month period commencing on January 1 and ending on December 31)), except for the quarter ending June 30, 2007 for which delivery will not be required to be delivered prior to September 1, 2007 and the last fiscal quarter of each year for which delivery will not be required to be delivered prior to March 1 of the following year), the Master Servicer shall notify the Depositor, the Trustee, Bear Stearns Commercial Mortgage, Inc. (as the loan seller related to Beacon Seattle & DC Portfolio Mortgage Loan) and the Beacon Seattle & DC Portfolio Pooling Agreement Master Servicer or the Beacon Seattle & DC Portfolio Pooling Agreement Special Servicer, as applicable, that it has not received them. The Master Servicer shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of the Depositor under the Exchange Act) to continue to attempt to obtain such financial information from the Beacon Seattle & DC Portfolio Pooling Agreement Master Servicer or the Beacon Seattle & DC Portfolio Pooling Agreement Special Servicer, as applicable. The Master Servicer shall retain written evidence of each instance in which it attempts to contact the Beacon Seattle & DC Portfolio Pooling Agreement Master Servicer or the Beacon Seattle & DC Portfolio Pooling Agreement Special Servicer, as applicable, to obtain the required financial information and is unsuccessful and, within five Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Trust, shall forward an Officer's Certificate evidencing its attempts to obtain this information to the Trustee and the Depositor. The Officer's Certificate should be addressed to the Trustee as follows: Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention SEC Reporting Group, or e-mailed to cts.sec.notification@wellsfargo.com.

            (b) After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor for review and approval no later than five Business Days prior to the 10-K Filing Deadline. No later than 5:00 p.m. Eastern Time on the fourth Business Day prior to the 10-K Filing Deadline, the senior officer in charge of securitization of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in this Section 11.03(b). Promptly after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee. The signing party at the Depositor can be contacted at: Stephen L. Hogue, Banc of America Securities LLC, 214 North Tryon Street, Charlotte, North Carolina 28255, Telephone No. (704) 387-2040, and Paul E. Kurzeja, Esq., Bank of America Corporation, 101 South Tryon Street, 30th Floor, NC1 002-29 01, Charlotte, North Carolina 28255, Telephone No. (704) 386-8509. The parties hereto acknowledge that the performance by the Trustee of its duties under this Section 11.05 related to the timely preparation and filing of Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.05. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-K requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor shall notify the Trustee in writing, no later than the 15th calendar day of March in any year in which the Trust is required to file a Form 10-K if the answer to the questions should be "no". The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any Form 10-K.

            Section 11.06 Sarbanes-Oxley Certification. Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached as Exhibit K required to be included therewith pursuant to the Sarbanes-Oxley Act. The Master Servicer, the Special Servicer, any Additional Servicer and the Trustee shall, and the Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to, provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification in the form attached hereto as Exhibit L, on which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity's officers, directors and Affiliates (collectively with the Certifying Person, "Certification Parties") can reasonably rely. In addition, in the event that the Companion Loan related to a Whole Loan is deposited into a commercial mortgage securitization, each Reporting Servicer shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to the securitization of the Companion Loan related to a Whole Loan a certification in the form attached hereto as Exhibit K (a "Performance Certification") (which shall address the matters contained in such certification, but solely with respect to the related Companion Loan) on which such Person, the entity for which the Person acts as an officer (if the Person is an individual), and such entity's officers, directors and Affiliates can reasonably rely. With respect to any Non-Serviced Loan serviced under a Non-Serviced Loan Pooling and Servicing Agreement, the Master Servicer will use its reasonable efforts to procure a Sarbanes-Oxley back-up certification from the Non-Serviced Loan Master Servicer, Non-Serviced Loan Special Servicer and the Non-Serviced Loan Trustee in form and substance similar to a Performance Certification. The senior officer in charge of the securitization for the Depositor shall serve as the Certifying Person. In addition, the Master Servicer, the Special Servicer, any Additional Servicer, the Trustee and any Servicing Function Participant shall execute a reasonable reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 11.09, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to
Section 11.10 and (iii) accountant's report provided pursuant to Section 11.11, and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of the Master Servicer, the Special Servicer, any Additional Servicer, the Trustee or any Servicing Function Participant to enable such accountants to render the attestation reports provided for in Section 11.11. In the event the Master Servicer, the Special Servicer, any Additional Servicer, the Trustee or any Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such party shall provide a certification to the Certifying Person pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

            Section 11.07 Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall, pursuant to the paragraph immediately below, be reported by the parties set forth on Schedule XI hereto to the Depositor and the Trustee and approved by the Depositor, and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information absent such reporting, direction and approval; provided, however, the Trustee shall promptly notify the Depositor of any Form 8-K Disclosure that it receives.

            As set forth on Schedule XI hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event
(i) the parties listed on Schedule XI hereto shall be required to provide to the Trustee and the Depositor, to the extent a responsible officer has actual knowledge thereof, in EDGAR-compatible format, or in such other format as otherwise agreed upon by the Trustee and the Depositor and such party, the form and substance of the Form 8-K Disclosure Information described on Schedule XI hereto applicable to such party, (ii) the parties listed on Schedule XI hereto shall include with such additional Form 8-K Disclosure ("Additional Form 8-K Disclosure"), an Additional Disclosure Notification in the form attached hereto as Schedule XII; and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Disclosure on Form 8-K. . The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Schedule XI hereto of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed and out-of-pocket expenses incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

            After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor for review and approval no later than the third Business Day after the Reportable Event (but in no event earlier than 24 hours after having received the Form 8-K Disclosure Information pursuant to the immediately preceding paragraph). No later than the close of business on the third Business Day after the Reportable Event, the Depositor shall notify the Trustee of any changes to or approval of such Form 8-K. No later than Noon (New York City time) on the fourth Business Day after the Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in this Section 11.07. Promptly after filing with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K prepared by the Trustee. The signing party at the Depositor can be contacted at Stephen L. Hogue, Banc of America Securities LLC, 214 North Tryon Street, Charlotte, North Carolina 28255, Telephone No. (704) 387-2040, and Paul E. Kurzeja, Esq., Bank of America Corporation, 101 South Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255, Telephone No. (704) 386-8509. The parties hereto acknowledge that the performance by the Trustee of its duties under this
Section 11.07 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.07. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Trustee's inability or failure to receive, on a timely basis, any information from any party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            Section 11.08 Form 15 Filing. On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act. If at the beginning of any year after the filing of a Form 15 Suspension Notification, if the number of Certificateholders of record exceeds the number set forth in Section 15(d) of the Exchange Act that would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Forms 10-D, 10-K and 8-K as required pursuant to Section 11.04, Section 11.05 and Section 11.07.

            With respect to any reporting period occurring after the filing of Form 15, the obligations of the parties to this Agreement under Sections 11.01, 11.02, 11.04, 11.05, 11.06 and 11.07 shall be suspended for so long as the Trust is not subject to the reporting requirements of the Exchange Act. The Trustee shall promptly notify (which notice, notwithstanding the provisions of Section 12.05, may be sent by facsimile, telephone or by email and which shall include the identity of those Reporting Servicers who did not deliver such information) the Depositor and each Reporting Servicer that failed to deliver such information, if all, or any portion of, any required disclosure information to be included in any Form 8-K, Form 10-D or Form 10-K required to be filed pursuant to this Agreement is not delivered to it within the delivery deadlines set forth in this Agreement (including annual compliance statements pursuant to Section 11.09, annual reports on assessment of compliance with servicing criteria pursuant to Section 11.10 and attestation reports pursuant to Section 11.11) (exclusive of any grace or cure periods), but only to the extent the Trustee has actual knowledge that the Master Servicer or Special Servicer required to provide such disclosure information has not done so. Such notice does not affect the tolling of any grace or cure period with respect to the deadline of any obligation of any party contained in this Article XI.

            Section 11.09 Annual Compliance Statements. The Trustee, the Master Servicer and the Special Servicer shall, and the Master Servicer or Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans to, deliver to the Depositor and the Trustee on or before March 15 of each year, commencing in March 2008, an Officer's Certificate stating, as to the Certifying Servicer, that (A) a review of such Certifying Servicer's activities during the preceding calendar year or portion thereof and of such Certifying Servicer's performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review each such Officer's Certificate and, if applicable, consult with such Certifying Servicer as to the nature of any failures by such Certifying Servicer, or any related Additional Servicer with which such Certifying Servicer has entered into a servicing relationship with respect to the Mortgage Loans in the fulfillment of any of such Certifying Servicer's obligations hereunder or under the applicable Sub-Servicing Agreement or primary servicing agreement. The obligations of each Certifying Servicer under this Section 11.09 apply to the extent that such Certifying Servicer serviced a Mortgage Loan during the applicable period, whether or not the Master Servicer, the Special Servicer or Additional Servicer is acting as a Certifying Servicer at the time such Officer's Certificate is required to be delivered. No Certifying Servicer shall be required to cause the delivery of any such Officer's Certificate until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            Section 11.10 Annual Reports on Assessment of Compliance with Servicing Criteria.

            (a) On or before March 15 of each year, commencing in March 2008, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall furnish, and each such party shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to furnish (each, a "Reporting Servicer"), to the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Relevant Servicing Criteria as the basis for such report, (C) such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.05, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria as of and for such period.

            Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the Relevant Servicing Criteria specified in Schedule VIII hereto delivered to the Depositor on the Closing Date. Promptly after receipt of each such report, (i) the Depositor shall review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it, and (ii) the Trustee shall confirm that the assessments, taken individually address the Relevant Servicing Criteria and notify the Depositor of any exceptions. No Reporting Servicer shall be required to cause the delivery of any such assessments until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (b) On the Closing Date, the Master Servicer, the Special Servicer and the Trustee shall furnish to the Depositor and the Trustee the Relevant Servicing Criteria applicable to it, in the form of Schedule VIII hereto appropriately completed (indicating thereon any Servicing Function Participant that the Master Servicer, Special Servicer or Trustee has entered into a servicing relationship).

            (c) No later than the end of each fiscal year for the Trust, the Master Servicer and the Special Servicer shall notify the Trustee and the Depositor and the other parties to this Agreement as to the name of each Servicing Function Participant utilized by it, and the Trustee shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer and the Trustee submit their assessments pursuant to Section 11.10(a), the Master Servicer, the Special Servicer and the Trustee, as applicable, will also at such time use commercially reasonable efforts to include the assessment (and related attestation pursuant to Section 11.11) of each Servicing Function Participant engaged by it.

            Section 11.11 Annual Independent Public Accountants' Servicing Report. On or before March 15th of each year, commencing in March 2008, the Master Servicer, the Special Servicer and the Trustee, each at its own expense, shall cause, and the Master Servicer, the Special Servicer and the Trustee shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause, a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria in all material respects and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is issuing an opinion as to whether such Reporting Servicer's assessment of compliance with the Relevant Servicing Criteria was fairly stated in all material respects. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language.

            Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant, (i) the Depositor shall review the report and, if applicable, consult with the Master Servicer, the Special Servicer or the Trustee as to the nature of any defaults by the Master Servicer, the Special Servicer, the Trustee or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, as the case may be, in the fulfillment of any of the Master Servicer's, the Special Servicer's, the Trustee's, the Trustee's or the applicable Servicing Function Participants' obligations hereunder or under the applicable sub-servicing or primary servicing agreement, and (ii) the Trustee shall confirm that each accountants' attestation report submitted pursuant to this Section 11.11 relates to an assessment of compliance meeting the requirements of Section 11.10 and notify the Depositor of any exceptions.

            Section 11.12 Indemnification. Each of the Master Servicer, the Special Servicer and the Trustee shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of an actual breach by the Master Servicer, the Special Servicer or the Trustee, as the case may be, of its obligations under this Article XI.

            The Master Servicer and the Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans to indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of:(i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement or (ii) any failure by a Servicer (as defined in Section 11.02(b)) to identify a Servicing Function Participant pursuant to Section 11.02(c).

            If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Trustee, any Additional Servicer or other Servicing Function Participant (the "Performing Party") shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party's obligations pursuant to Sections 11.06, 11.09, 11.10 or 11.11 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports). The Master Servicer and Special Servicer shall use commercially reasonable efforts (including enforcement as such term is described in Section 3.22(c)) to cause each Additional Servicer or Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations. This Section 11.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer or the Special Servicer.

            Section 11.13 Signatures; Article XI Notices. Each Form 8-K report and Form 10-D report shall be signed by the Depositor. The Depositor shall provide its signature to the Trustee by electronic or fax transmission (with hard copy to follow by overnight mail) no later than the 13th calendar day following the related Distribution Date for Form 10-D, and not later than noon on the date of filing for Form 8-K (provided, that in each case the Trustee shall not file the related form until the Depositor has given its approval thereof). If a Form 8-K or Form 10-D cannot be filed on time or if a previously filed Form 8-K or Form 10-D needs to be amended, the Trustee will follow the procedures set forth in this Article XI.

            With respect to any notice required to be delivered by the Trustee to the Depositor pursuant to Article XI, the Trustee may deliver such notice, notwithstanding any contrary provision in Section 12.05 via facsimile to (704) 386-1094, via email to stephen.l.hogue@bankofamerica.com or telephonically by calling Stephen Hogue at (704) 387-2040.

            Section 11.14 Amendments. This Article XI (other than with respect to the reports and certifications set forth in Section 11.09 and Section 11.11) may be amended by the parties hereto pursuant to Section 12.01 for purposes of complying with Regulation AB and the Sarbanes-Oxley Act and/or to conform to standards developed within the commercial mortgage-backed securities market without any Opinions of Counsel, Officer's Certificates, Rating Agency confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

            Section 11.15 Non-Serviced Mortgage Loans. With respect to any Non-Serviced Loan serviced under a Non-Serviced Loan Pooling and Servicing Agreement, the Reporting Servicer will use commercially reasonable efforts to procure a Sarbanes-Oxley back-up certification from the Non-Serviced Loan Master Servicer, the Non-Serviced Loan Special Servicer and the Non-Serviced Loan Trustee in form and substance similar to a Performance Certification.

            Section 11.16 Certain Matters Relating to the Future Securitization of the Pari Passu Companion Loans.

            (a) Notwithstanding any other provision herein to the contrary, including, without limitation, any time deadlines for delivery set forth in this
Article XI, in connection with the requirements contained in this Article XI that provide for the delivery of information and other items to, and the cooperation with, the depositor and trustee of any securitization subject to Regulation AB involving any Companion Loan (a "Regulation AB Companion Loan Securitization"), no party hereunder shall be obligated to provide any such items to or cooperate with such depositor or trustee (i) unless it is required to deliver corresponding information and other items with respect to such Regulation AB Companion Loan Securitization, (ii) until the depositor or the trustee of such Regulation AB Companion Loan Securitization has provided each party hereto with not less than 30 days written notice (which shall only be required to be delivered once) certifying that such Regulation AB Companion Loan Securitization is subject to Regulation AB and is subject to Exchange Act reporting, and (iii) specifying in reasonable detail the information and other items requested to be delivered; provided that if Exchange Act reporting is being requested, such depositor or trustee is only required to provide a single written notice to such effect. Any reasonable cost and expense of the Master Servicer, Special Servicer and the Trustee in cooperating with such depositor or trustee of such other securitization trust (above and beyond their expressed duties hereunder) shall be the responsibility of such depositor or other securitization trust. The parties hereto shall have the right to confirm in good faith with the depositor of such Regulation AB Companion Loan Securitization as to whether Regulation AB requires the delivery of the items identified in this
Article XI to the depositor and trustee of the such Regulation AB Companion Loan Securitization prior to providing any of the reports or other information required to be delivered under this Article XI in connection therewith. Upon such confirmation, the parties shall comply with the time deadlines for delivery set forth in this Article XI with respect to such Regulation AB Companion Loan Securitization. The parties hereunder shall also have the right to require that such depositor provide them with the contact details of the depositor, the trustee and any other parties to the Non-Serviced Pooling and Servicing Agreement relating to such Regulation AB Companion Loan Securitization.

            (b) Each of the Master Servicer and the Special Servicer shall, upon reasonable prior written request given in accordance with the terms of Section 11.16(a) (and the Master Servicer and the Special Servicer and the Trustee shall use commercially reasonable efforts to cause any sub-servicer appointed with respect to any Companion Loan to permit), permit a holder of any Companion Loan to use such party's description contained in the Prospectus Supplement (including the annexes thereto) (updated as appropriate by the Master Servicer or the Special Servicer, as applicable) for inclusion in the disclosure materials relating to any securitization of any Companion Loan.

            (c) The Master Servicer and the Special Servicer, upon reasonable prior written request given in accordance with the terms of Section 11.16(a), shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the requesting party) to the depositor and any underwriters with respect to the securitization of any Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred in Section 11.16(a) with respect to such party, substantially identical to those, if any, delivered by the Master Servicer or the Special Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus Supplement and/or any other disclosure materials relating to this transaction (updated as deemed appropriate by the Master Servicer or the Special Servicer, or their respective legal counsel, as the case may be).

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders or any holder of the Companion Loan related to a Whole Loan,
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein that may be defective or may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder that shall not be inconsistent with the provisions hereof,
(iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action that, if made effective, would apply retroactively to REMIC I or REMIC II at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of REMIC I or REMIC II; (vi) to modify, add to or eliminate any provisions of Section 5.02(d)(i), (ii) or (iii); or (vii) for any other purpose; provided such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) of this Section 12.01(a) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without such Certificateholder's written consent; provided, further, such amendment shall not adversely affect in any material respect the rights and obligations of the related Mortgage Loan Seller without such Mortgage Loan Seller's written consent; provided, further, such amendment shall not adversely affect in any material respect the rights and obligations of the related Companion Loan Holder related to a Whole Loan without such Companion Loan Holder's written consent; and provided, further, such amendment (other than any amendment for any of the specific purposes described in clauses (i) through (vi) of this Section 12.01(a) shall not result in a downgrade, qualification (if applicable) or withdrawal of any rating then assigned to any Class of Certificates or Companion Loan Securities by any Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates or any holder of the Companion Loan related to a Whole Loan; provided, however, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties that are required to be distributed on any Certificate without the written consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) of this Section 12.01(b) without the written consent of the Holders of all Certificates of such Class, (iii) change the definition of the Servicing Standard, without the written consent of the Holders of all Certificates outstanding, or (iv) modify the provisions of this Section 12.01 without the written consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates. For purposes of this Section 12.01(b), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of this Section 12.01(b).

            (c) At the direction of the Holders of Certificates entitled to 100% of the Voting Rights allocated to the affected Classes, and with the agreement of all of the parties hereto (none of which shall withhold its agreement unless its obligations hereunder would be materially increased), this Agreement shall be amended for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates, including without limitation,
(i) to cause such Classes to be restructured, (ii) to create in connection with any restructuring one or more new classes of Certificates, which may include, without limitation, one or more classes of Certificates entitled to payments of principal on a priority basis from collections in respect of some or all of the Mortgage Loans, (iii) to make in connection with any such restructuring one or more additional REMIC elections with respect to the Trust Fund, (iv) to provide for the book-entry registration of any such existing or newly created classes of Certificates, and (v) to provide for any holders of any Classes of Non-Registered Certificates remaining as such after giving effect to such amendment to receive or have the right to request to receive any statements, reports or other information that the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates are entitled to receive or request to receive under this Agreement. For purposes of this Section 12.01(c), a Class of Certificates is an "affected Class" if and only if it would, as the result of any such amendment, experience any of the effects described in clauses (i), (ii) and (iii) of Section 12.01(b). Any restructuring pursuant to this Section 12.01(c) shall require, at the expense of the requesting holders, the prior written approval of each Rating Agency and confirmation of the ratings of each such Class of Certificates (taking into account such restructuring), including confirmation that such restructuring will not result in the downgrade, qualification (if applicable) or withdrawal of the ratings then assigned to the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

            (d) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on REMIC I or REMIC II pursuant to the REMIC Provisions or cause REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or any Grantor Trust to fail to qualify as a grantor trust at any time that any Certificates are outstanding.

            (e) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder and each Companion Loan Holder.

            (f) It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided that such consents shall be in writing.

            (g) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section 12.01 that affects its rights, duties and immunities under this Agreement or otherwise.

            (h) The cost of any Opinion of Counsel to be delivered pursuant to
Section 12.01(a) or (d) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 12.01(a) or (d) shall be payable out of the Distribution Account.

            (i) Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Class A-2FL Swap Counterparty or the Class A-2FL Certificates or the rights of the Class A-2FL Swap Counterparty under the Class A-2FL Swap Contract or the rights of the holders of the Class A-2FL Certificates without the consent of the Class A-2FL Swap Counterparty and 100% of the Holders of the Class A-2FL Certificates.

            (j) Notwithstanding any contrary provisions of this Agreement, this Agreement may not be amended in a manner that would adversely affect the distributions to the Class A-JFL Swap Counterparty or the Class A-JFL Certificates or the rights of the Class A-JFL Swap Counterparty under the Class A-JFL Swap Contract or the rights of the holders of the Class A-JFL Certificates without the consent of the Class A-JFL Swap Counterparty and 100% of the Holders of the Class A-JFL Certificates.

            Section 12.02 Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee, but only (i) upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and (ii) upon consent of the Directing Certificateholder. It is acknowledged that the Trustee has no obligation to monitor whether such recordation in necessary under this Section 12.02.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 12.03 Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder or holder of the Companion Loan related to a Whole Loan shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's or Companion Loan Holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder or holder of the Companion Loan related to a Whole Loan shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders and/or any Companion Loan Holder from time to time as partners or members of an association; nor shall any Certificateholder or any Companion Loan Holder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder or Companion Loan Holder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder or holder of the Companion Loan related to a Whole Loan previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.04 Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 12.05 Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to:

            (i) in the case of Banc of America Commercial Mortgage Inc., 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255,
      Attention: Stephen Hogue, telecopy number: (704) 386-1094 (with a copy to Paul Kurzeja, Esq., Assistant General Counsel, Bank of America Corporation, Bank of America Corporate Center, 101 South Tryon Street (30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255), telecopy number: (704) 387-0922 and with copy to: Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202;

            (ii) in the case of the Master Servicer, Bank of America, National Association, Capital Markets Servicing Group, NC1-026-06-01, 900 West Trade Street, Suite 650, Charlotte, North Carolina 28255, Attention:
      Servicing Manager, telecopy number: (704) 317-4501, Reference: Banc of America Commercial Mortgage, Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-2 and with copy to: Henry A. LaBrun, Esq., Cadwalader, Wickersham & Taft LLP, 227 West Trade Street, 24th Floor, Charlotte, North Carolina 28202;

            (iii) in the case of the Special Servicer, LNR Partners, Inc., 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, Attention:
      Randolph Wolpert and Thomas F. Nealon III, Esq., telecopy number: (305) 695-5601 and Attention: Javier Benedit, telecopy number (305) 695-5199, and with a copy to Alan Kazan, Esq., Bilzin Sumberg Baena Price & Axelrod LLP, 200 S. Biscayne Blvd., Suite 2500, Miami, Florida 33131, telecopy number (305) 351-2229;

            (iv) in the case of the Trustee and REMIC Administrator, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
      Corporate Trust Services (CMBS), Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, telecopy number: (410) 716-2380;

            (v) in the case of the Rating Agencies, (A) Fitch, Inc., One State Street Plaza, 31st Floor, New York, New York 10004, Attention: Commercial Mortgaged Backed Securities Surveillance, telecopy number (212) 635 0295;
      (B) Standard & Poor's Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: Commercial Mortgage Group Surveillance Manager, telecopy number (212) 438-2662;

            (vi) in the case of the initial Directing Certificateholder, Hyperion Brookfield Asset Management Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010, Attention:
      Julie Madnick, telecopy number (212) 549-8304;

            (vii) in the case of the initial Beacon Seattle & DC Portfolio Operating Advisor, Centerline REIT Inc., 5221 N. O'Connor Blvd., Suite 600, Irving, Texas 75039, Attention: Larry Duggins, facsimile number (972) 868 5490;

            (viii) in the case of the initial 575 Lexington Avenue Pari Passu Note A-1 Holder, LaSalle Bank National Association, as Trustee for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group - Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, telecopy number: (312) 904-2084;

            (ix) in the case of the initial One Park Avenue Companion Loan Holder, addressed to Bank of America, National Association, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, attention of Stephen L. Hogue, with a copy to Paul E. Kurzeja, Esq., Assistant General Counsel, at Bank of America Corporate Center, 101 North Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255, and with a copy to Henry A. LaBrun, Esq., Cadwalader Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202;

            (x) in the case of the initial Parkway Chevrolet-Tomball Controlling Holder, Bear Stearns Commercial Mortgage, Inc. 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel telecopy number:
      (212) 272-7047;

            (xi) in the case of the initial holder of the Parkway
      Chevrolet-Tomball A/B Companion Loan, Bear Stearns Commercial Mortgage, Inc. 383 Madison Avenue, New York, New York 10179, Attention: J. Christopher Hoeffel telecopy number: (212) 272-7047;

            (xii) in the case of the Class A-2FL Swap Counterparty, addressed to Bear Stearns Capital Markets Inc., 383 Madison Avenue, New York, New York 10179, Attention: Derivatives Middle Office, fax number: (212) 272-6825, and with a copy to Bear Stearns Capital Markets Inc., One Metrotech Center North, Brooklyn, New York 11201, Attention: Derivatives Operations - 7th Floor, fax number: (212) 272-1634;

            (xiii) in the case of the Class A-JFL Swap Counterparty, addressed to Bear Stearns Capital Markets Inc., 383 Madison Avenue, New York, New York 10179, Attention: Derivatives Middle Office, fax number: (212) 272-6825, and with a copy to Bear Stearns Capital Markets Inc., One Metrotech Center North, Brooklyn, New York 11201, Attention: Derivatives Operations - 7th Floor, fax number: (212) 272-1634;

            or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            Section 12.06 Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Successors and Assigns; Beneficiaries.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. The Companion Loan Holder related to a Whole Loan and any designees thereof acting on behalf of or exercising the rights of such Companion Loan Holder and, subject to any limited recourse provisions contained in the Class A-2FL Swap Contract or the Class A-JFL Swap Contract, the Class A-2FL Swap Counterparty and the Class A-JFL Swap Counterparty shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein and may directly enforce such rights. Except as specifically contemplated by Section 3.22, Section 3.24, Section 6.03 and Section 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            (b) Each of the Trustee, the Special Servicer and the Master Servicer acknowledges that each of the Trustee, master servicer and special servicer of an Other Securitization is an intended third-party beneficiary under this Agreement, subject to the terms of this Agreement, (i) with respect to
Section 3.05(f) and (ii) any provisions herein relating to (1) the reimbursement of any nonrecoverable advances made with respect to the related Mortgage Loan by such Persons, (2) the indemnification of the trustee, master servicer and special servicer of an Other Securitization pursuant to Section 6.03 against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the Non-Serviced Pooling and Servicing Agreement and this Agreement that relate solely to its servicing of the related Whole Loan and any related reimbursement provisions and (3) the provisions set forth in Section 4.03(f) regarding advancing coordination.

            Section 12.08 Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 12.09 Notices to and from Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any material change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default hereunder that has not been cured;

            (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

            (iv) any change in the location of the Distribution Account, the REMIC I Distribution Account, the Class A-2FL Floating Rate Account, the Class A-JFL Floating Rate Account, the REMIC II Distribution Account, the Excess Interest Distribution Account or the Excess Liquidation Proceeds Account;

            (v) the final payment to any Class of Certificateholders; and

            (vi) the repurchase of any Mortgage Loan by a Mortgage Loan Seller pursuant to Section 2.03.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee and the appointment of a successor; and

            (ii) any change in the location of the Certificate Account.

            (c) The Trustee, the Master Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency, with respect to each Loan such information as the Rating Agency shall reasonably request and that the Trustee, the Master Servicer or the Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Trustee, the Master Servicer and the Special Servicer, as applicable, may include any reasonable disclaimer they deem appropriate with respect to such information.

            (d) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

            (i) each of its annual statements as to compliance described in
      Section 11.09; and

            (ii) each of its annual independent public accountants' servicing reports described in Section 11.11, if any.

            In addition, as and to the extent required by Section 3.12(a) and
(b), each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the quarterly and annual or other periodic operating statements and rent rolls collected, by it pursuant to Section 3.12(b).

            (e) The Trustee shall promptly furnish each Rating Agency on a monthly basis, to the extent not made available on the Trustee's Website, copies of the statements to the Holders of the REMIC II Certificates required by the first paragraph of Section 4.02(a).

            (f) To the extent reasonably possible, all information and reports delivered or made available to the Rating Agencies, any Companion Loan Holder, any Controlling Holder or a Holder of a Non-Registered Certificate (except a Class V, Class R-I or Class R-II Certificate) (if requested by such Holder), by any of the Trustee, the Master Servicer or the Special Servicer pursuant to this
Section 12.09, shall be so delivered or otherwise made available through an electronic medium.

            (g) Each Rating Agency shall provide to the Trustee, upon its request, a listing of the then current rating on any Certificate then outstanding.

            Section 12.10 Requests for Information; Standing Requests.

            (a) Any Holder of a Non-Registered Certificate (except a Class V, Class R-I or Class R-II Certificate) shall be entitled to, upon request to the Master Servicer, receive a copy from the Master Servicer, of any notice or report to be delivered hereunder to the Directing Certificateholder, at the requesting party's expense.

            (b) For the avoidance of doubt, it is noted that to the extent that any Rating Agency, any Companion Loan Holder, any Controlling Holder, as applicable, or any Holder of a Non-Registered Certificate (except a Class V, Class R-I or Class R-II Certificate) is stated herein to be entitled to obtain from the Master Servicer or the Special Servicer, upon request, any particular report or other item of information obtained or prepared with respect to the Loans by the parties to this Agreement in the course of their performance hereof, such request by such Person may take the form of a standing request to the Master Servicer or the Special Servicer, as the case may be, to receive all such reports or items until further notice.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers or representatives thereunto duly authorized, in each case as of the day and year first above written.

                                       BANC OF AMERICA COMMERCIAL MORTGAGE
                                          INC., as Depositor,


                                       By:   /s/ John S. Palmer
                                          -------------------------------------
                                          Name:  John S. Palmer
                                          Title: Vice President


                                       BANK OF AMERICA, NATIONAL ASSOCIATION,
                                          as Master Servicer,


                                       By:   /s/ Sean D. Reilly
                                          -------------------------------------
                                          Name:  Sean D. Reilly
                                          Title: Principal


                                       LNR PARTNERS, INC., as
                                          Special Servicer,


                                       By:   /s/ Randolph J. Wolpert
                                          -------------------------------------
                                          Name:  Randolph J. Wolpert
                                          Title: Vice President


                                       WELLS FARGO BANK, N.A., as
                                       Trustee and REMIC Administrator,


                                       By:   /s/ Ruth Fussell
                                          -------------------------------------
                                          Name:  Ruth Fussell
                                          Title: Vice President

STATE OF NORTH CAROLINA   )
                          )     ss.:
COUNTY OF MECKLENBURG     )

            On the 6th day of June 2007, before me, a notary public in and for said State, personally appeared John S. Palmer known to me to be a Vice President of BANC OF AMERICA COMMERCIAL MORTGAGE INC. one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       /s/ Demetria C. Criston
                                       --------------------------------------
                                       Notary Public

[Notarial Seal]

My commission expires:

February 4, 2008

STATE OF NORTH CAROLINA   )
                          )     ss.:
COUNTY OF MECKLENBURG     )

            On the 6th day of June 2007, before me, a notary public in and for said State, personally appeared Sean D. Reilly known to me to be a Principal of BANK OF AMERICA, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such person executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                       /s/ Demetria C. Criston
                                       --------------------------------------
                                       Notary Public

[Notarial Seal]

My commission expires:

February 4, 2008

STATE OF FLORIDA        )
                        )     ss.:
COUNTY OF MIAMI-DADE    )

The foregoing instrument was acknowledged before me this 6th day of June 2006, by Randolph J. Wolpert, as Vice President on behalf of LNR Partners, Inc., a Florida corporation; such individual is personally known to me or has produced a driver's license as identification.


                                       /s/ Davika Victoria Puran
                                       --------------------------------------
                                       Print Name: Davika Victoria Puran
                                       Notary Public, State of Florida

[NOTARIAL SEAL]

My commission expires:

Feb. 19, 2011

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )

            On the 6th day of June 2007, before me, a notary public in and for the State of New York, personally appeared Ruth Fussell, known to me to be a Vice Pres. of WELLS FARGO BANK, N.A. a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such person executed the within instrument.


                                                 /s/ Janet M. Jolley
                                       --------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires:

Jan. 3, 2009

                                   Exhibit A-1
                          Form of Class A-1 Certificate

                          CLASS A-1 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
5.4210% per annum                          as of the Issue Date:
                                           $58,000,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class A-1
June 1, 2007                               Certificates as of the Issue Date:
                                           $58,000,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: A-1-[1]                   CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-1 Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                   Exhibit A-2
                          Form of Class A-2 Certificate

                          CLASS A-2 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $[500,000,000]  $[253,000,000]

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class A-2
June 1, 2007                               Certificates as of the Issue Date:
                                           $753,000,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: A-2-[1] [2]               CUSIP No.: [________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-2 Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                   Exhibit A-3
                         Form of Class A-2FL Certificate

                         CLASS A-2FL COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Floating                                   as of the Issue Date:
                                           $55,000,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class A-2FL
June 1, 2007                               Certificates as of the Issue Date:
                                           $55,000,000

Cut-off Date:                              Initial Pool Balance:
June 1, 2007                               $3,172,686,517

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: A-2FL-[1]                 CUSIP No.: [__________](1)
                                                      [__________](2)

----------
(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

EACH BENEFICIAL OWNER OF THIS CERTIFICATE THAT IS OR IS ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO TITLE I OF ERISA, A PLAN (AS DEFINED IN SECTION 4975 OF THE CODE) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS MATERIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE SHALL BE DEEMED TO REPRESENT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR A SIMILAR EXEMPTION UNDER APPLICABLE SIMILAR LAW.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-2FL Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                   Exhibit A-4
                          Form of Class A-3 Certificate

                          CLASS A-3 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $162,600,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class A-3A
June 1, 2007                               Certificates as of the Issue Date:
                                           $162,600,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: A-3-[1]                   CUSIP No.: [________]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-3 Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                   Exhibit A-5
                         Form of Class A-AB Certificate

                         CLASS A-AB COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $60,978,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class A-AB
June 1, 2007                               Certificates as of the Issue Date:
                                           $60,978,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: A-AB-[1]                  CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-4 Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                   Exhibit A-6
                          Form of Class A-4 Certificate

                          CLASS A-4 COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $[500,000,000] $[102,000,000]

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class A-4
June 1, 2007                               Certificates as of the Issue Date:
                                           $602,000,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: A-4-[1] [2]               CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-4 Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                   Exhibit A-7
                         Form of Class A-1A Certificate

                         CLASS A-1A COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $[500,000,000] $[29,302,000]

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class A-1A
June 1, 2007                               Certificates as of the Issue Date:
                                           $529,302,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: A-1A-[1] [2]              CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-1A Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                   Exhibit A-8
                          Form of Class XW Certificate

                          CLASS XW COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Notional Amount of this Certificate as
Variable                                   of the Issue Date:
                                           $[500,000,000]  $[500,000,000]
                                           $[500,000,000]  $[500,000,000]
                                           $[500,000,000]  $[500,000,000]
                                           $[500,000,000]  $[172,686,516]

Date of Pooling and Servicing Agreement:   Class Notional Amount of all the Class XW
June 1, 2007                               Certificates as of the Issue Date:
                                           $3,172,686,516

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: XW-[1] [2] [3] [4] [5]    CUSIP No.: [__________]
[6] [7]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class XW Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                   Exhibit A-9
                          Form of Class A-M Certificate

                          CLASS A-M COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $317,269,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class A-M
June 1, 2007                               Certificates as of the Issue Date:
                                           $317,269,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: A-M-[1]                   CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-M Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-10
                          Form of Class A-J Certificate

                          CLASS A-J COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $153,815,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class A-J
June 1, 2007                               Certificates as of the Issue Date:
                                           $153,815,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: A-J-[1]                   CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-J Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-11
                         Form of Class A-JFL Certificate

                         CLASS A-JFL COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Floating                                   as of the Issue Date:
                                           $100,000,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class A-JFL
June 1, 2007                               Certificates as of the Issue Date:
                                           $100,000,000

Cut-off Date:                              Initial Pool Balance:
June 1, 2007                               $3,172,686,517
Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: A-JFL-[1]                 CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL OWNERSHIP OF A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

EACH BENEFICIAL OWNER OF THIS CERTIFICATE THAT IS OR IS ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO TITLE I OF ERISA, A PLAN (AS DEFINED IN SECTION 4975 OF THE CODE) THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS MATERIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE SHALL BE DEEMED TO REPRESENT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR A SIMILAR EXEMPTION UNDER APPLICABLE SIMILAR LAW.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class A-JFL Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-12
                           Form of Class B Certificate

                           CLASS B COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $15,863,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class B
June 1, 2007                               Certificates as of the Issue Date:
                                           $15,863,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: B-[1]                     CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class B Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-13
                           Form of Class C Certificate

                           CLASS C COMMERCIAL MORTGAGE
                     PASS-THROUGH CERTIFICATE, SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $47,590,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class C
June 1, 2007                               Certificates as of the Issue Date:
                                           $47,590,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: C-[1]                     CUSIP No.: [________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class C Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-14
                           Form of Class D Certificate

                           CLASS D COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $31,727,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class D
June 1, 2007                               Certificates as of the Issue Date:
                                           $31,727,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: D-[1]                     CUSIP No.: [__________]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class D Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-15
                           Form of Class E Certificate

                           CLASS E COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $15,864,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class E
June 1, 2007                               Certificates as of the Issue Date:
                                           $15,864,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: E-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class E Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-16
                           Form of Class F Certificate

                           CLASS F COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $27,761,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class F
June 1, 2007                               Certificates as of the Issue Date:
                                           $27,761,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: F-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class F Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-17
                           Form of Class G Certificate

                           CLASS G COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $27,761,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class G
June 1, 2007                               Certificates as of the Issue Date:
                                           $27,761,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: G-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class G Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-18
                           Form of Class H Certificate

                           CLASS H COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $43,624,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class H
June 1, 2007                               Certificates as of the Issue Date:
                                           $43,624,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: H-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class H Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-19
                           Form of Class J Certificate

                           CLASS J COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $35,693,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class J
June 1, 2007                               Certificates as of the Issue Date:
                                           $35,693,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: J-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class J Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-20
                           Form of Class K Certificate

                           CLASS K COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $35,693,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class K
June 1, 2007                               Certificates as of the Issue Date:
                                           $35,693,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: K-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class K Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-21
                           Form of Class L Certificate

                           CLASS L COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $15,863,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class L
June 1, 2007                               Certificates as of the Issue Date:
                                           $15,863,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: L-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class L Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-22
                           Form of Class M Certificate

                           CLASS M COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $7,932,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class M
June 1, 2007                               Certificates as of the Issue Date:
                                           $7,932,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: M-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class M Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-23
                           Form of Class N Certificate

                           CLASS N COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $15,863,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class N
June 1, 2007                               Certificates as of the Issue Date:
                                           $15,863,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: N-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer, and the Trustee, the REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, and the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class N Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-24
                           Form of Class O Certificate

                           CLASS O COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $3,966,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class O
June 1, 2007                               Certificates as of the Issue Date:
                                           $3,966,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: O-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class O Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-25
                           Form of Class P Certificate

                           CLASS P COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $3,966,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class P
June 1, 2007                               Certificates as of the Issue Date:
                                           $3,966,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: P-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class P Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-26
                           Form of Class Q Certificate

                           CLASS Q COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $11,897,000

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class Q
June 1, 2007                               Certificates as of the Issue Date:
                                           $11,897,000

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: Q-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class Q Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-27
                           Form of Class S Certificate

                           CLASS S COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

                      [RULE 144A](1) [REG S](2) CERTIFICATE

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Pass-Through Rate:                         Certificate Principal Balance of this Certificate
Variable                                   as of the Issue Date:
                                           $39,659,516

Date of Pooling and Servicing Agreement:   Class Principal Balance of all the Class S
June 1, 2007                               Certificates as of the Issue Date:
                                           $39,659,516

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: S-[1]                     CUSIP No.: [__________](1)
                                                      [__________](2)

--------------

(1) For Rule 144A Book-Entry Certificates only.

(2) For Reg S Book-Entry Certificates only.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUCH CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE AGREEMENT. THE TRANSFEREE OF A BENEFICIAL INTEREST IN A CERTIFICATE THAT IS A BOOK ENTRY CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSES (I) OR (II) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

   This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

   Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class S Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-28
                           Form of Class V Certificate

                           CLASS V COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing Agreement:   Percentage Interest evidenced by this Certificate in
June 1, 2007                               the related Class:
                                           [100]%

Cut-off Date:                              Initial Pool Balance:
June 1, 2007
                                           $3,172,686,517
Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: V-[1]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (II) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101).

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF EXCESS INTEREST RECEIVED ON THE MORTGAGE POOL AS PROVIDED IN THE AGREEMENT.

   This certifies that [____________________] is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class V Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-29
                          Form of Class R-I Certificate

                          CLASS R-I COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing Agreement:   Percentage Interest evidenced by this Certificate
June 1, 2007                               in the related Class:
                                           100%

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: R-I-[1]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

   This certifies that Bank of America, National Association is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Trustee and REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

   Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

   "Permitted Transferee": means any Transferee of this Certificate other than any of a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Disqualified Non-U.S. Person, an entity treated as a U.S. partnership for federal income tax purposes if any of its direct or indirect partners (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income on a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person or any nominee, agent or middleman of any of the above.

      "Disqualified Non-U.S. Persons": means any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds this Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of this Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Certificate will not be disregarded for federal income tax purposes.

      "Disqualified Organization": means any of: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel (provided to the Trustee by such Person at its expense) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

      "Non-U.S. Person": means any person other than a U.S. Person. "U.S. Person": means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class R-I Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A

       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                  Exhibit A-30
                         Form of Class R-II Certificate

                         CLASS R-II COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                  SERIES 2007-2

   This is one of a series of commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by:

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

Date of Pooling and Servicing Agreement:   Percentage Interest evidenced by this Certificate
June 1, 2007                               in the related Class:
                                           100%

Cut-off Date:                              Initial Pool Balance: $3,172,686,517
June 1, 2007

Issue Date:
June 6, 2007

First Distribution Date:
July 10, 2007

Initial Master Servicer:                   Initial Trustee and REMIC Administrator:
Bank of America, National Association      Wells Fargo Bank, N.A.

Initial Special Servicer:
LNR Partners, Inc.

Certificate No.: R-II-[1]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, MASTER SERVICER, SPECIAL SERVICER, TRUSTEE, REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUSTEE OF AN INVESTMENT REPRESENTATION LETTER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE EVIDENCES THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS AS SET FORTH IN SECTION 5.02 OF THE AGREEMENT. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

   This certifies that Bank of America, National Association is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Banc of America Commercial Mortgage Inc., as Depositor, and the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

   Pursuant to the terms of the Agreement, distributions will be made on the 10th day of each month or, if such 10th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

   The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

   The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

   As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

   Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer and the Trustee and REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

   Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

   "Permitted Transferee": means any Transferee of this Certificate other than any of a Plan or a Person acting on behalf of or using the assets of a Plan, a Disqualified Organization, a Disqualified Non-U.S. Person, an entity treated as a U.S. partnership for federal income tax purposes if any of its direct or indirect partners (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Disqualified Non-U.S. Person or a U.S. Person with respect to whom income on a Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person or any nominee, agent or middleman of any of the above.

   "Disqualified Non-U.S. Persons": means any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds this Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI (or successor form) or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of this Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Certificate will not be disregarded for federal income tax purposes.

   "Disqualified Organization": means any of: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel (provided to the Trustee by such Person at its expense) that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

   "Non-U.S. Person": means any person other than a U.S. Person. "U.S. Person": means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in the applicable Treasury regulations) created or organized in, or under the laws of, the United States any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Persons).

   No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

   Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

   The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the purchase by the Majority Certificateholder of the Controlling Class (other than the Depositor or any Mortgage Loan Seller), the Master Servicer or the Special Servicer (in that order of priority) of all Mortgage Loans and each REO Property remaining in REMIC I at a price determined as provided in the Agreement, and
(ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I. The Agreement permits, but does not require, any such Majority Certificateholder, the Master Servicer or the Special Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

   The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee and REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I or REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

   Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

   The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

   This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

   IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       Wells Fargo Bank, N.A.,
                                       as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                          CERTIFICATE OF AUTHENTICATION

   This is one of the Class R-II Certificates referred to in the within mentioned Agreement.

Dated:  June 6, 2007

                                       Wells Fargo Bank, N.A.,
                                       as Certificate Registrar

                                       By:____________________________________
                                          Authorized Signatory

                                   SCHEDULE A


       Certificate Balance of Definitive Certificates
         exchanged or transferred for, or issued in      Remaining Principal
       exchange for or upon transfer of, an interest     Amount of Book Entry   Notation
Date           in this Book-Entry Certificate                Certificate        Made By
----   ----------------------------------------------   ---------------------   ---------









                                   ASSIGNMENT

   FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________ (please print or typewrite name and address including postal zip code of assignee) the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

I (we) further direct the issuance of a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________

Dated:

                                         _______________________________________
                                          Signature by or on behalf of Assignor

                                         _______________________________________
                                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

   The assignee should include the following for purposes of distribution:

   Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________________ for the account of _________________________________________________.

   Distributions made by check (such check to be made payable to ____________________________________) and all applicable statements and notices should be mailed to _______________________________________________.

   This information is provided by _______________________________________, the assignee named above, or ________________________________________, as its agent.

                                    EXHIBIT B

             FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America
   Commercial Mortgage Inc., Commercial Mortgage Pass-Through
   Certificates, Series 2007-2

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2

Ladies and Gentlemen:

            This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of June 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator on behalf of the holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2 (the "Certificates"), in connection with the transfer by _________________ (the "Seller") to the undersigned (the "Purchaser") of $_______________ aggregate Certificate Balance of Class ___ Certificates (the "Certificate"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

            (1) Check one of the following:*

            |_| The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "1933 Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

-----------------------
* Each Purchaser must include one of the following two alternative certifications.


            |_| The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "1933 Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

            (2) The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale (i) to "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act and applicable state securities laws, pursuant to any other exemption from the registration requirements of the 1933 Act and applicable state securities laws, subject in the case of this clause (ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

            (3) The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

            (4) The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

            (5) The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

            (6) The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

            (7) Check one of the following:*

            |_| The Purchaser is a U.S. Tax Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

            |_| The Purchaser is not a "U.S. Tax Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate. The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Tax Person, (ii) two duly executed copies of IRS Form W-8IMY (with all appropriate attachments) or (iii)]** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a United States trade or business. The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]** IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

            For this purpose, "U.S. Tax Person" means a citizen or resident of the United States for United States federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Tax Persons).

-------------------
* Each Purchaser must include one of the two alternative certifications.

** Omit for Class R-I and Class R-II.

            (8) Please make all payments due on the Certificates:***

            |_| (A) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

           Bank:_________________________________________
           ABA#:_________________________________________
           Account #:___________________________________
           Attention:___________________________________


           |_| (B) by mailing a check or draft to the following address:

           ________________________________________________
           ________________________________________________
           ________________________________________________


                                    Very truly yours,



                                    ______________________________________
                                    [The Purchaser]



                                    By:______________________________
                                       Name:
                                       Title:

Dated:



-------------------
*** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder's Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

                                   EXHIBIT C-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(d)(i)(B)

STATE OF                )
                        ) participation.:
COUNTY OF               )

            [NAME OF OFFICER], being first duly sworn, deposes and says that:

            (1) He/She is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificate, Series 2007-2, Class R-[I] [II] evidencing a ____% Percentage Interest in the Class to which it belongs (the "REMIC Residual Certificate")), a __________________________________ duly organized and validly existing under the laws of [the State of ____] [the United States], on behalf of which he/she makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the REMIC Residual Certificate was issued (the "Pooling and Servicing Agreement").

            (2) The Transferee (i) is [and, as of [date of transfer], will be] a Permitted Transferee and will endeavor to remain a Permitted Transferee for so long as it holds the REMIC Residual Certificate, and (ii) is acquiring the REMIC Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit.

            (3) The Transferee is aware (i) of the tax that would be imposed on transfers of the REMIC Residual Certificate to Disqualified Organizations under the Internal Revenue Code of 1986, as amended; (ii) that such tax would be imposed on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a Disqualified Organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a Disqualified Organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the REMIC Residual Certificate may be a "non-economic residual interest" within the meaning of Treasury Regulations Section 1.860E-1(c) and that the transferor of a "non-economic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            (4) The Transferee is aware of the tax imposed on a "pass-through entity" holding the REMIC Residual Certificate if at any time during the taxable year of the pass-through entity a "disqualified organization" is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            (5) The Transferee is aware that the Certificate Registrar will not register any transfer of the REMIC Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            (6) The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the REMIC Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            (7) The Transferee's taxpayer identification number is
      ______________.

            (8) The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the REMIC Residual Certificate (in particular, clause (ii) of Section 5.02(d) which authorizes the Trustee to deliver payments on the REMIC Residual Certificate to a person other than the Transferee, in the event that the Transferee holds such REMIC Residual Certificate in violation of Section 5.02(d)), and the Transferee expressly agrees to be bound by and to comply with such provisions.

            (9) No purpose of the Transferee relating to its purchase or any sale of the REMIC Residual Certificate is or will be to impede the assessment or collection of any tax.

            (10) The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the REMIC Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC Residual Certificate.

            (11) The Transferee will, in connection with any transfer that it makes of the REMIC Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the REMIC Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            (12) The Transferee will not cause income to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other United States person.

            (13) Check the applicable box:

            |_|__The present value of the anticipated tax liabilities associated with holding the REMIC Residual Certificate does not exceed the sum of:

                  (i) the present value of any consideration given to the
            Transferee to acquire such REMIC Residual Certificate;

                  (ii) the present value of the expected future distributions on such REMIC Residual Certificate; and

                  (iii) the present value of the anticipated tax savings
            associated with holding such REMIC Residual Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            |_| The transfer of the REMIC Residual Certificate complies with U.S. Treasury Regulations Sections 1.860G-1(c)(5) and (6) and, accordingly,

                  (i) the Transferee is an "eligible corporation," as defined in
            U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the REMIC Residual Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the
            Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                  (iii) the Transferee will transfer the REMIC Residual
            Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860G-1(c)(4)(i), (ii) and (iii) and 1.860E-1(c)(5); and

                  (iv) the Transferee determined the consideration paid to it to acquire the REMIC Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            |_| None of the above.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 20__.


                                  [NAME OF TRANSFEREE]


                                  By:______________________________
                                     [Name of Officer]
                                     [Title of Officer]


[Corporate Seal]

ATTEST:

______________________________
[Assistant] Secretary

            Personally appeared before me the above named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

            Subscribed and sworn before me this ___ day of ______________, 20__.

                                        ________________________________________
                                        NOTARY PUBLIC


COUNTY OF ___________
STATE OF _____________
My Commission expires the _________
day of _____________, 20__.

                                   EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE

                        PURSUANT TO SECTION 5.02(d)(i)(D)

                                          __________________, 20___

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America
     Commercial Mortgage Inc., Commercial Mortgage Pass-Through

     Certificates, Series 2007-2

      Re: Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Class R-[I] [II], evidencing a __% percentage interest in the Class to which it belongs


Dear Sirs:

            This letter is delivered to you in connection with the transfer by _____________ (the "Transferor") to ____________________ (the "Transferee") of
the captioned Class R-[I] [II] Certificate (the "REMIC Residual Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 2007, by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

            (1) No purpose of the Transferor relating to the transfer of the REMIC Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            (2) The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

            (3) The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the REMIC Residual Certificate may not be respected for United States federal income tax purposes (and the Transferor may continue to be liable for United States federal income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                  Very truly yours,


                                  ______________________________________________
                                  (Transferor)


                                  By:______________________________
                                    Name:
                                    Title:

                                    EXHIBIT D

                               REQUEST FOR RELEASE

                                        ____________________, 20___

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America
   Commercial Mortgage Inc., Commercial Mortgage Pass-Through
   Certificates, Series 2007-2

            In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of June 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

           Property Name:____________________________________

           Address:_________________________________________

           Prospectus No.:____________________________________

If only particular documents in the Mortgage File are requested, please specify which:
______________________________________________________________________________

      Reason for requesting file (or portion thereof):

           ______ (1) Mortgage Loan paid in full. The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

           ______    (2)  The Mortgage Loan is being foreclosed.

           ______    (3)  Other. (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                  BANK OF AMERICA, NATIONAL
                                    ASSOCIATION


                                  By:______________________________
                                     Name:
                                     Title:
                                     Phone:


                                  LNR PARTNERS, INC.



                                  By:______________________________
                                     Name:
                                     Title:
                                     Phone:

Please deliver the Mortgage File as follows:

___________________________________
___________________________________
___________________________________
Attention: ________________________
Phone: ____________________________

                                    EXHIBIT E

                       FORM OF ERISA REPRESENTATION LETTER

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America
     Commercial Mortgage Inc., Commercial Mortgage Pass-Through
     Certificates, Series 2007-2

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2

Ladies and Gentlemen:

            The undersigned (the "Purchaser") proposes to purchase $____________ initial Certificate Balance of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Class __ (the "Certificate") issued pursuant to that Pooling and Servicing Agreement, dated as of June 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

            In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

            (1) The Purchaser either is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan subject to
      Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by any such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than (except with respect to the Class V Certificates and the REMIC Residual Certificates) an insurance company using the assets of its general account under circumstances whereby the purchase and holding of Offered Private Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under both Sections I and III of Prohibited Transaction Class Exemption 95-60, or (except with respect to the Class V Certificates and the REMIC Residual Certificates) will deliver the opinion contemplated by 3 below.

            (2) Except for the Class V Certificates and the REMIC Residual Certificates (which may not transferred unless the Purchaser can make the representation described in 1 above), the Purchaser is purchasing Certificates, which at the time of purchase are rated "BBB-" or better by at least one of Fitch, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, DBRS Limited or DBRS, Inc. and the Purchaser (a) is purchasing the Certificates pursuant to Prohibited Transaction Exemption 93-31 as amended by Prohibited Transaction Exemption 2007-05 and (b) is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. If the Purchaser is purchasing the Class A-2FL or Class A-JFL Certificates, acquisition and holding of the Class A-2FL or Class A-JFL Certificates, as applicable, are eligible for the exemptive relief available under at least one of the Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or a similar exemption under Similar Law.

            (3) Except for the Class V Certificates and the REMIC Residual Certificates (which may not transferred unless the Purchaser can make the representation described in 1 above), the Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above and cannot make the representation in 2 above, such Purchaser is required to provide to the Certificate Registrar an opinion of counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer, the Initial Purchasers or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel will not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Initial Purchasers, the Certificate Registrar or the Trust Fund.

            IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of _____, ____.


                                  Very truly yours,


                                  ______________________________________________
                                  [The Purchaser]


                                  By:______________________________
                                     Name:
                                     Title:

                                    EXHIBIT F

                         FORM OF CUSTODIAL CERTIFICATION

[Date]

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-22-03
Charlotte, North Carolina 28255
Attention: Stephen Hogue

      Re: Pooling and Servicing Agreement dated as of June 1, 2007 (the "Agreement") by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator, for the Certificateholders of the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2


Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the above referenced Agreement, the Trustee hereby certifies as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in the exception report annexed hereto, (i) all documents specified in the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or each Mortgage Loan Seller has otherwise satisfied the delivery requirements in respect of such documents in accordance with
Section 2.01(b) and (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face, appear to be executed, and relate to such Mortgage Loan.

            None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iii), (v), (vi) and (viii) through (xii) of the definition of "Mortgage File" exist or are required to be delivered by the Mortgage Loan Seller in respect of any Mortgage Loan, or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Notwithstanding the foregoing, with respect to Letters of Credit referenced in clause (xii) of the definition of "Mortgage File" the Trustee shall perform the review set forth in Section 2.02(b)(iii)(A)-(C) of the Agreement. Furthermore, except as expressly provided in Section 2.02(b) of the Agreement, none of the Trustee, the Master Servicer, the Special Servicer or any Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            Any terms used herein and not defined shall have the respective meaning assigned to them in the Agreement.

                                  Respectfully,


                                  [Name]
                                  [Title]

cc: Paul E. Kurzeja, Esq., Assistant General Counsel, Bank of America
    Corporation

                                    EXHIBIT G

                   FORM OF TRUSTEE DISTRIBUTION DATE STATEMENT

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         DISTRIBUTION DATE STATEMENT

                                              Table of Contents

                     -------------------------------------------------------------------------------
                        STATEMENT SECTIONS                                                 PAGE(s)
                        ------------------                                                 -------

                        Certificate Distribution Detail                                       2
                        Certificate Factor Detail                                             3
                        Reconciliation Detail                                                 4
                        Other Required Information                                            5
                        Cash Reconciliation Detail                                            6
                        Ratings Detail                                                        8
                        Current Mortgage Loan and Property Stratification Tables           8 - 16
                        Mortgage Loan Detail                                                 17
                        NOI Detail                                                           18
                        Principal Prepayment Detail                                          19
                        Historical Detail                                                    20
                        Delinquency Loan Detail                                              21
                        Specially Serviced Loan Detail                                     22 - 23
                        Advance Summary                                                      24
                        Modified Loan Detail                                                 25
                        Historical Liquidated Loan Detail                                    26
                        Historical Bond / Collateral Realized Loss Reconciliation            27
                        Interest Shortfall Reconciliation Detail                           28 - 29
                        Defeased Loan Detail                                                 30
                        Supplemental Reporting                                               31
                     -------------------------------------------------------------------------------

             Depositor                                    Master Servicer                              Special Servicer
--------------------------------------      -------------------------------------------      --------------------------------------
Banc of America Commercial Mortgage         Bank of America, N.A.                            LNR Partners, Inc.
Inc.                                        900 West Trade Street                            1601 Washington Avenue
214 North Tryon Street                      Suite 650                                        Suite 800
Charlotte, NC 28255                         Charlotte, NC 28255                              Miami Beach, FL 33139


Contact:          Stephen Hogue             Contact:   Cynthia Downs                         Contact:       Vickie Taylor
Phone Number:     (704) 386-1094            Phone Number:  (704) 317-0712                    Phone Number:  (305) 229-6614
--------------------------------------      -------------------------------------------      --------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                       Page 1 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                       Certificate Distribution Detail

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                 Realized Loss /                         Current
            Pass-Through Original Beginning  Principal     Interest   Prepayment Additional Trust   Total      Ending Subordination
Class CUSIP     Rate     Balance   Balance  Distribution Distribution  Premium    Fund Expenses  Distribution Balance     Level(1)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-3         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-4         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-1A        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-1B        0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-M         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-J         0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-2FL       0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
 A-JFL       0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  E          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  F          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  G          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  H          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  J          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  K          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  L          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  M          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  N          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  O          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  P          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  Q          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  S          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
  V          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                     0.00      0.00       0.00         0.00        0.00          0.00          0.00       0.00      0.00
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                         Original Beginning                                           Ending
            Pass-Through Notional  Notional   Interest    Prepayment    Total        Notional
Class CUSIP     Rate      Amount    Amount  Distribution   Premium   Distribution     Amount
----------------------------------------------------------------------------------------------
 XW          0.000000%     0.00      0.00       0.00         0.00        0.00          0.00
----------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 2 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          Certificate Factor Detail

--------------------------------------------------------------------------------------------------------------
                                                                              Realized Loss /
                  Beginning      Principal        Interest      Prepayment    Additional Trust       Ending
Class    CUSIP     Balance      Distribution    Distribution     Premium       Fund Expenses        Balance
--------------------------------------------------------------------------------------------------------------
 A-1              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-3              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-4              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-1A             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-1B             0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-M              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-J              0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-2FL            0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
 A-JFL            0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  E               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  F               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  G               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  H               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  J               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  K               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  L               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  M               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  N               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  O               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  P               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  Q               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  S               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
  V               0.00000000     0.00000000      0.00000000     0.00000000       0.00000000        0.00000000
--------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------
                  Beginning                                       Ending
                   Notional       Interest       Prepayment      Notional
Class    CUSIP      Amount      Distribution      Premium         Amount
---------------------------------------------------------------------------
 XW               0.00000000     0.00000000      0.00000000     0.00000000
---------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 3 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                            Reconciliation Detail


Principal Reconciliation

             Stated Beginning Principal   Unpaid Beginning    Scheduled   Unscheduled    Principal
Loan Group            Balance             Principal Balance   Principal    Principal    Adjustments
----------   --------------------------   -----------------   ---------   -----------   -----------
         1                         0.00                0.00        0.00          0.00          0.00
         2                         0.00                0.00        0.00          0.00          0.00
----------   --------------------------   -----------------   ---------   -----------   -----------
Total                              0.00                0.00        0.00          0.00          0.00

             Realized     Stated Ending       Unpaid Ending      Current Principal
Loan Group     Loss     Principal Balance   Principal Balance   Distribution Amount
----------   --------   -----------------   -----------------   -------------------
         1       0.00                0.00                0.00                  0.00
         2       0.00                0.00                0.00                  0.00
----------   --------   -----------------   -----------------   -------------------
Total            0.00                0.00                0.00                  0.00

Certificate Interest Reconciliation
---------------------------------------------------------------------------------------------

                            Accrued     Net Aggregate     Distributable     Distributable
        Accrual  Accrual  Certificate     Prepayment       Certificate  Certificate Interest
Class    Dates    Days      Interest  Interest Shortfall     Interest        Adjustment
---------------------------------------------------------------------------------------------
 A-1       0        0          0.00           0.00            0.00              0.00
 A-2       0        0          0.00           0.00            0.00              0.00
 A-3       0        0          0.00           0.00            0.00              0.00
 A-4       0        0          0.00           0.00            0.00              0.00
 A-1A      0        0          0.00           0.00            0.00              0.00
 A-AB      0        0          0.00           0.00            0.00              0.00
 A-M       0        0          0.00           0.00            0.00              0.00
 A-J       0        0          0.00           0.00            0.00              0.00
 A-2FL     0        0          0.00           0.00            0.00              0.00
 XW        0        0          0.00           0.00            0.00              0.00
 A-JFL     0        0          0.00           0.00            0.00              0.00
  E        0        0          0.00           0.00            0.00              0.00
  F        0        0          0.00           0.00            0.00              0.00
  G        0        0          0.00           0.00            0.00              0.00
  H        0        0          0.00           0.00            0.00              0.00
  J        0        0          0.00           0.00            0.00              0.00
  K        0        0          0.00           0.00            0.00              0.00
  L        0        0          0.00           0.00            0.00              0.00
  M        0        0          0.00           0.00            0.00              0.00
  N        0        0          0.00           0.00            0.00              0.00
  O        0        0          0.00           0.00            0.00              0.00
  P        0        0          0.00           0.00            0.00              0.00
  Q        0        0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Totals              0          0.00           0.00            0.00              0.00
---------------------------------------------------------------------------------------------
Certificate Interest Reconciliation
-----------------------------------------------------------------

                  Additional                   Remaining Unpaid
         WAC CAP  Trust Fund     Interest        Distributable
Class   Shortfall  Expenses    Distribution  Certificate Interest
-----------------------------------------------------------------
 A-1    0.00         0.00          0.00               0.00
 A-2    0.00         0.00          0.00               0.00
 A-3    0.00         0.00          0.00               0.00
 A-4    0.00         0.00          0.00               0.00
 A-1A   0.00         0.00          0.00               0.00
 A-AB   0.00         0.00          0.00               0.00
 A-M    0.00         0.00          0.00               0.00
 A-J    0.00         0.00          0.00               0.00
 A-2FL  0.00         0.00          0.00               0.00
 XW     0.00         0.00          0.00               0.00
 A-JFL  0.00         0.00          0.00               0.00
  E     0.00         0.00          0.00               0.00
  F     0.00         0.00          0.00               0.00
  G     0.00         0.00          0.00               0.00
  H     0.00         0.00          0.00               0.00
  J     0.00         0.00          0.00               0.00
  K     0.00         0.00          0.00               0.00
  L     0.00         0.00          0.00               0.00
  M     0.00         0.00          0.00               0.00
  N     0.00         0.00          0.00               0.00
  O     0.00         0.00          0.00               0.00
  P     0.00         0.00          0.00               0.00
  Q     0.00         0.00          0.00               0.00
-----------------------------------------------------------------
Totals  0.00         0.00          0.00               0.00
-----------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 4 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Other Required Information

--------------------------------------------------------------------------------

Available Distribution Amount (1)                                      0.00





Master Servicing Fee Summary

     Current Period Accrued Master Servicing Fees                      0.00

     Less Delinquent Master Servicing Fees                             0.00

     Less Reductions to Master Servcing Fees                           0.00

     Plus Master Servicing Fees for Delinquent Payments Received       0.00

     Plus Adjustments for Prior Master Servicing Calculation           0.00

     Total Master Servicing Fees Collected                             0.00


(1) The Available Distribution Amount includes any Prepayment Premiums.



Appraisal Reduction Amount

-------------------------------------------------
          Appraisal    Cumulative    Most Recent
  Loan    Reduction       ASER        App. Red.
 Number     Amount       Amount         Date
-------------------------------------------------















-------------------------------------------------
Total
-------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 5 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          Cash Reconciliation Detail

---------------------------------------------------------------------------------------------------------------------------------

Total Funds Collected
     Interest:
          Interest paid or advanced                                                    0.00
          Interest reductions due to Non-Recoverability Determinations                 0.00
          Interest Adjustments                                                         0.00
          Deferred Interest                                                            0.00
          Net Prepayment Interest Shortfall                                            0.00
          Net Prepayment Interest Excess                                               0.00
          Extension Interest                                                           0.00
          Interest Reserve Withdrawal                                                  0.00
                                                                                             --------------
               Total Interest Collected                                                                0.00

     Principal:
          Scheduled Principal                                                          0.00
          Unscheduled Principal                                                        0.00
               Principal Prepayments                                                   0.00
               Collection of Principal after Maturity Date                             0.00
               Recoveries from Liquidation and Insurance Proceeds                      0.00
               Excess of Prior Principal Amounts paid                                  0.00
               Curtailments                                                            0.00
          Negative Amortization                                                        0.00
          Principal Adjustments                                                        0.00
                                                                                             --------------
               Total Principal Collected                                                               0.00

     Other:
          Prepayment Penalties/Yield Maintenance                                       0.00
          Repayment Fees                                                               0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Received                                                     0.00
          Net Swap Counterparty Payments Received                                      0.00
                                                                                             --------------
               Total Other Collected                                                                   0.00
                                                                                             --------------
Total Funds Collected                                                                                  0.00
                                                                                             ==============




Total Funds Distributed
     Fees:
          Master Servicing Fee                                                         0.00
          Trustee Fee                                                                  0.00
          Certificate Administration Fee                                               0.00
          Insurer Fee                                                                  0.00
          Miscellaneous Fee                                                            0.00
                                                                                             --------------
               Total Fees                                                                              0.00

     Additional Trust Fund Expenses:

          Reimbursement for Interest on Advances                                       0.00
          ASER Amount                                                                  0.00
          Special Servicing Fee                                                        0.00
          Rating Agency Expenses                                                       0.00
          Attorney Fees & Expenses                                                     0.00
          Bankruptcy Expense                                                           0.00
          Taxes Imposed on Trust Fund                                                  0.00
          Non-Recoverable Advances                                                     0.00
          Other Expenses                                                               0.00
                                                                                             --------------
               Total Additional Trust Fund Expenses                                                    0.00

     Interest Reserve Deposit                                                                          0.00

     Payments to Certificateholders & Others:
          Interest Distribution                                                        0.00
          Principal Distribution                                                       0.00
          Prepayment Penalties/Yield Maintenance                                       0.00
          Borrower Option Extension Fees                                               0.00
          Equity Payments Paid                                                         0.00
          Net Swap Counterparty Payments Paid                                          0.00
                                                                                             --------------
               Total Payments to Certificateholders & Others                                           0.00
                                                                                             --------------
Total Funds Distributed                                                                                0.00
                                                                                             ==============


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 6 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                Ratings Detail
      ---------------------------------------------------------------------------------------------------------------
                                                   Original Ratings                       Current Ratings  (1)
                                       ------------------------------------------------------------------------------
      Class               CUSIP            Fitch       Moody's       S & P         Fitch       Moody's       S & P
      ---------------------------------------------------------------------------------------------------------------
       A-1
       A-2
       A-3
       A-4
       A-1A
       A-AB
       A-M
       A-J
       A-2FL
        XW
       A-JFL
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
        Q
        S
        V
      ---------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.
       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
      N/A - Data not available this period.


   1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                   Moody's Investors Service                        Standard & Poor's Rating Services
One State Street Plaza                        99 Church Street                                 55 Water Street
New York, New York 10004                      New York, New York 10007                         New York, New York 10041
(212) 908-0500                                (212) 553-0300                                   (212) 438-2430



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 7 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                              Aggregate Pool

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 8 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 9 of 28

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                Aggregate Pool

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 10 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                          Current Mortgage Loan and Property Stratification Tables
                                                    Group I

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 11 of 28

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 12 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                    Group I

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 13 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------


                          Current Mortgage Loan and Property Stratification Tables
                                                  Group II

                      Scheduled Balance                                                       State (3)
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
   Scheduled    # of  Scheduled   Agg.  WAM         Weighted                      # of   Scheduled   Agg.  WAM        Weighted
    Balance    Loans   Balance    Bal.  (2)  WAC  Avg DSCR (1)          State     Props   Balance    Bal.  (2)  WAC  Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------






















----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 14 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

               Debt Service Coverage Ratio                                                Property Type (3)
----------------------------------------------------------------   ----------------------------------------------------------------
 Debt Service                    % of                                                               % of
   Coverage     # of  Scheduled   Agg.  WAM  WAC    Weighted          Property    # of   Scheduled   Agg.  WAM  WAC   Weighted
     Ratio     Loans   Balance    Bal.  (2)       Avg DSCR (1)          Type      Props   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

                         Note Rate                                                           Seasoning
----------------------------------------------------------------   ----------------------------------------------------------------
                                 % of                                                               % of
     Note       # of  Scheduled   Agg.  WAM  WAC    Weighted                     # of   Scheduled   Agg.  WAM  WAC   Weighted
     Rate      Loans   Balance    Bal.  (2)       Avg DSCR (1)       Seasoning   Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

See footnotes on last page of this section.



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 15 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------


                           Current Mortgage Loan and Property Stratification Tables
                                                  Group II

       Anticipated Remaining Term (ARD and Balloon Loans)                   Remaining Stated Term (Fully Amortizing Loans)
----------------------------------------------------------------   ----------------------------------------------------------------
 Anticipated                     % of                                 Remaining                     % of
  Remaining     # of  Scheduled   Agg.  WAM  WAC    Weighted           Stated     # of   Scheduled   Agg.  WAM  WAC   Weighted
   Term (2)    Loans   Balance    Bal.  (2)       Avg DSCR (1)          Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

      Remaining Amortization Term (ARD and Balloon Loans)                              Age of Most Recent NOI
----------------------------------------------------------------   ----------------------------------------------------------------
   Remaining                     % of                                                               % of
 Amortization  # of  Scheduled   Agg.  WAM  WAC    Weighted          Age of Most  # of   Scheduled   Agg.  WAM  WAC   Weighted
     Term      Loans   Balance    Bal.  (2)       Avg DSCR (1)        Recent NOI  Loans   Balance    Bal.  (2)       Avg DSCR (1)
----------------------------------------------------------------   ----------------------------------------------------------------








----------------------------------------------------------------   ----------------------------------------------------------------
    Totals                                                             Totals
----------------------------------------------------------------   ----------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the
Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided by for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the
Cut-off Date balance of each property as disclosed in the offering document.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 16 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                             Mortgage Loan Detail
---------------------------------------------------------------------------------------------------------------------------
                                                                Anticipated              Neg.   Beginning   Ending    Paid
Loan          Property               Interest Principal  Gross   Repayment   Maturity   Amort   Scheduled  Scheduled  Thru
Number  ODCR  Type (1)  City  State  Payment  Payment   Coupon     Date        Date     (Y/N)   Balance    Balance    Date
---------------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
         Appraisal  Appraisal   Res.    Mod.
Loan     Reduction  Reduction  Strat.  Code
Number     Date      Amount     (2)     (3)
---------------------------------------------







---------------------------------------------
Totals
---------------------------------------------


--------------------------------------------------------------------------------

                             (1) Property Type Code
                             ----------------------

                  MF -  Multi-Family            OF - Office
                  RT -  Retail                  MU - Mixed Use
                  HC -  Health Care             LO - Lodging
                  IN -  Industrial              SS - Self Storage
                  WH -  Warehouse               OT - Other
                  MH -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification        6 - DPO                       10 - Deed in Lieu Of
2 - Foreclosure         7 - REO                            Foreclosure
3 - Bankruptcy          8 - Resolved                  11 - Full Payoff
4 - Extension           9 - Pending Return            12 - Reps and Warranties
5 - Note Sale               to Master Servicer        13 - Other or TBD


                             (3) Modification Code
                             ---------------------

                        1 - Maturity Date Extension
                        2 - Amortization Change
                        3 - Principal Write-Off
                        4 - Combination
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 17 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                NOI Detail
-----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending          Most          Most       Most Recent     Most Recent
 Loan                 Property                          Scheduled       Recent        Recent        NOI Start       NOI End
Number      ODCR        Type        City     State       Balance      Fiscal NOI       NOI            Date            Date
-----------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 18 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                          Principal Prepayment Detail
--------------------------------------------------------------------------------------------------------
                                                                        Principal Prepayment Amount
                                          Offering Document       --------------------------------------
Loan Number       Loan Group              Cross-Reference         Payoff Amount     Curtailment Amount
--------------------------------------------------------------------------------------------------------
























--------------------------------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------
--------------------------------------------------------------------
                             Prepayment Penalties
                  --------------------------------------------------
Loan Number       Percentage Premium    Yield Maintenance Premium
--------------------------------------------------------------------
























--------------------------------------------------------------------
Totals
--------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 19 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                               Historical Detail
------------------------------------------------------------------------------------------------------------------------------------

                                           Delinquencies
-------------------------------------------------------------------------------------------------
Distribution  30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO     Modifications
Date          #  Balance   #  Balance   #       Balance   #   Balance   # Balance   #     Balance
-------------------------------------------------------------------------------------------------












-------------------------------------------------------------------------------------------------


               Prepayments                          Rate and Maturities
--------------------------------------------------------------------------------------
Distribution  Curtailments        Payoff        Next Weighted Avg.
Date          #    Balance      #  Balance      Coupon      Remit     WAM
--------------------------------------------------------------------------------------













--------------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 20 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                            Delinquency Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
                 Offering      # of                   Current   Outstanding   Status of   Resolution
                 Document      Months   Paid Through   P & I       P & I       Mortgage    Strategy     Servicing      Foreclosure
Loan Number   Cross-Reference  Delinq.      Date      Advances   Advances **   Loan (1)     Code (2)   Transfer Date      Date
-----------------------------------------------------------------------------------------------------------------------------------







-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------
               Actual      Outstanding
              Principal     Servicing       Bankruptcy     REO
Loan Number    Balance      Advances          Date        Date
--------------------------------------------------------------







--------------------------------------------------------------
Totals
--------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      (1) Status of Mortgage Loan
                                      ---------------------------
A - Payment Not Received        0 - Current                          4 - Assumed Scheduled Payment
    But Still in Grace Period   1 - One Month Delinquent                 (Performing Matured Loan)
B - Late Payment But Less       2 - Two Months Delinquent            7 - Foreclosure
    Than 1 Month Delinquent     3 - Three or More Months Delinquent  9 - REO

                                     (2) Resolution Strategy Code
                                     ----------------------------
1 - Modification                6 - DPO                              10 - Deed In Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD
-------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 21 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                     Specially Serviced Loan Detail - Part 1
---------------------------------------------------------------------------------------------------------------------
                            Offering      Servicing    Resolution
Distribution    Loan        Document      Transfer      Strategy    Scheduled   Property          Interest    Actual
    Date        Number   Cross-Reference    Date         Code (1)    Balance    Type (2)   State    Rate     Balance
---------------------------------------------------------------------------------------------------------------------







---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------
                   Net                                          Remaining
Distribution    Operating    NOI            Note    Maturity   Amortization
    Date          Income     Date    DSCR   Date      Date         Term
----------------------------------------------------------------------------







----------------------------------------------------------------------------

                                 (1) Resolution Strategy Code
                                 ----------------------------
1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD

             (2) Property Type Code
             ----------------------
MF - Multi-Family               OF - Office
RT - Retail                     MU - Mixed Use
HC - Health Care                LO - Lodging
IN - Industrial                 SS - Self Storage
WH - Warehouse                  OT - Other
MH - Mobile Home Park


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 22 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                      Specially Serviced Loan Detail - Part 2
------------------------------------------------------------------------------------------------------------------------------------

                           Offering       Resolution      Site
Distribution   Loan        Document        Strategy    Inspection                 Appraisal   Appraisal      Other REO
    Date       Number   Cross-Reference    Code (1)       Date     Phase 1 Date     Date        Value     Property Revenue   Comment
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------


                                     (1) Resolution Strategy Code
                                     ----------------------------

1 - Modification                6 - DPO                              10 - Deed in Lieu Of
2 - Foreclosure                 7 - REO                                   Foreclosure
3 - Bankruptcy                  8 - Resolved                         11 - Full Payoff
4 - Extension                   9 - Pending Return                   12 - Reps and Warranties
5 - Note Sale                       to Master Servicer               13 - Other or TBD


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 23 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                              Advance Summary


                                                                     Current Period Interest
             Current P&I   Outstanding P&I   Outstanding Servicing    on P&I and Servicing
Loan Group    Advances        Advances             Advances               Advances Paid
----------   -----------   ---------------   ---------------------   -----------------------
         1          0.00              0.00                    0.00                      0.00
         2          0.00              0.00                    0.00                      0.00
----------   -----------   ---------------   ---------------------   -----------------------
Totals              0.00              0.00                    0.00                      0.00

Copyright, Wells Fargo Bank, N.A.                                                                                    Page 24 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                             Modified Loan Detail
-----------------------------------------------------------------------------------------------------------------------------------
              Offering
Loan          Document          Pre-Modification     Post-Modification     Pre-Modification     Post-Modification     Modification
Number      Cross-Reference         Balance              Balance             Interest Rate        Interest Rate           Date
-----------------------------------------------------------------------------------------------------------------------------------






















-----------------------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Loan        Modification
Number       Description
------------------------






















------------------------
Totals
------------------------

------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 25 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                             Historical Liquidated Loan Detail
----------------------------------------------------------------------------------------------------------------------
                                    Beginning        Fees,            Most Recent     Gross Sales       Net Proceeds
Distribution                        Scheduled        Advances,         Appraised      Proceeds or       Received on
Date               ODCR             Balance          and Expenses*    Value or BPO    Other Proceeds    Liquidation
----------------------------------------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------------------------------------------
Cumulative Total
-----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                   Net Proceeds                   Date of Current   Current Period   Cumulative         Loss to Loan
Distribution       Available for       Realized     Period Adj.       Adjustment     Adjustment           with Cum
Date               Distribution     Loss to Trust     to Trust        to Trust       to Trust           Adj. to Trust
---------------------------------------------------------------- ----------------------------------------------------------------











---------------------------------------------------------------------------------------------------------------------------------
Current Total
---------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


-----------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 26 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                        Historical Bond/Collateral Reallized Loss Reconciliation Detail


                  Offering         Beginning        Aggregate     Prior Realized       Amounts         Interest      Modification
Distribution      Document          Balance       Realized Loss    Loss Applied       Covered By     (Shortages)/     /Appraisal
    Date       Cross-Reference   at Liquidation     on Loans      to Certificates   Credit Support     Excesses     Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

















------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

                Additional       Realized Loss        Recoveries of       (Recoveries)/
Distribution   (Recoveries)        Applied to        Realized Losses    Losses Applied to
    Date        /Expenses     Certificates to Date    Paid as Cash     Certificate Interest
-------------------------------------------------------------------------------------------

















-------------------------------------------------------------------------------------------
Totals
-------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 27 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 1

   Offering       Stated Principal   Current Ending        Special Servicing Fees                               Non-Recoverable
   Document          Balance at        Scheduled      --------------------------------                            (Scheduled
Cross-Reference     Contribution        Balance       Monthly   Liquidation   Work Out   ASER   (PPIS) Excess      Interest)
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

   Offering                     Modified Interest   Additional
   Document       Interest on   Rate (Reduction)    Trust Fund
Cross-Reference    Advances          /Excess         Expense
--------------------------------------------------------------



--------------------------------------------------------------
Totals
--------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 28 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                         Interest Shortfall Reconciliation Detail - Part 2

                                                      Reimb of Advances to the Servicer
   Offering       Stated Principal   Current Ending   ---------------------------------
   Document          Balance at        Scheduled                      Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution        Balance       Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------



Totals
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 2 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total       0.00
------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                 0.00
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 29 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Defeased Loan Detail

-----------------------------------------------------------------------------------------------------------------------------------
                    Offering Document        Ending Scheduled
Loan Number          Cross-Reference               Balance             Maturity Date          Note Rate        Defeasance Status
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------------











------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 30 of 31

       ---------                                                                     ----------------------------------------------
       |[WELLS |                                                                     | For Additional Information, please contact |
       | FARGO |                   Banc of America Commercial Mortgage Inc.          |          CTSLink Customer Service          |
       | LOGO] |                Commercial Mortgage Pass-Through Certificates        |               (301) 815-6600               |
       ---------                               Series 2007-2                         |  Reports Available @ www/ctslink.com/cmbs  |
                                                                                     ----------------------------------------------
Wells Fargo Bank, N.A.
Corporate Trust Services                                                             Payment Date:       07/10/2007
9062 Old Annapolis Road                                                              Record Date:        06/29/2007
Columbia, MD 21045-1951                                                              Determination Date: 06/06/2007
-----------------------------------------------------------------------------------------------------------------------------------

                                                   Supplemental Reporting

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                                                                    Page 31 of 31

                                    EXHIBIT H

                           FORM OF REQUEST FOR REVIEW

                                        __________________, 20_____

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America
     Commercial Mortgage Inc., Commercial Mortgage Pass-Through
     Certificates, Series 2007-2

      Re: Pooling and Servicing Agreement dated as of June 1, 2007 (the "Agreement") by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator, for the Certificateholders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2

Ladies and Gentlemen:

            Pursuant to Section 2.02(b) of the above referenced Agreement, [_________________] requests a review of the following Mortgage file:

           Property Name:       ________________________________________


           Property Address:    ________________________________________


           Loan Number:         ________________________________________


            The results of such review should be returned to [___________________] at the following address:


           ________________________________


           ________________________________


           ________________________________


           Phone: _________________________


           Fax:   _________________________

                                    EXHIBIT I

                FORM OF NOTICE REGARDING PURCHASE OPTION EXERCISE

                         [Letterhead of Master Servicer]

                                     [Date]

[Option Holder]

      Re: Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2


Ladies and Gentlemen:

            You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ____ from the Trust Fund, pursuant to Section
3.18 of the pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of June 1, 2007, by and among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

            This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated _________, a copy of which is attached hereto, is effective. Pursuant to Section 3.18(d) of the Pooling and Servicing Agreement and your Purchase Option Notice, closing of [your] [_________'s] acquisition of Mortgage Loan number ___ shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

            [Describe closing mechanics. Describe documents or instruments required to be prepared by Option Holder in connection with assignment and release of the related Mortgage Loan.]

            Upon payment of the Option Price, Mortgage Loan number ___ and the related Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [__________] or at [your] [_________'s] direction.

            Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [________] the ownership of Mortgage Loan ____, together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [____________] for review as soon as is practicable.

            [Provide Master Servicer contact information.]

           Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                                  Sincerely,


                                  By:______________________________
                                    Name:
                                    Title:


Option Holder's Acknowledgment


By: ___________________________
    Name:
    Title:
    Date:

                                    EXHIBIT J

                                     FORM OF
                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

 For any loan that is not among ten (10) largest loans in pool, and that has an outstanding balance less than both (a) $35,000,000 and (b) 5.0% of outstanding pool balance

To:   Standard & Poor's Ratings Services
      a division of The McGraw Hill Companies, Inc.
      55 Water Street
      New York, New York  10041
      Attn: Commercial Mortgage Surveillance

From: Bank of America, National Association, in its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of June 1, 2007 (the "Pooling and Servicing Agreement"), among the Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator.


Date: _________, 20___

      Re: Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2

      Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________
                                           ____________________

            Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [Note: all terms in this Certification must be conformed to terms used in the Pooling and Servicing Agreement]

            As Master Servicer under the Pooling and Servicing Agreement, we hereby:

            (1) Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

            _____ a full defeasance of the entire principal balance of the Mortgage Loan; or

            _____ a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

            (2) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

                        (A) The Mortgage Loan Documents permit the defeasance,
                  and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

                        (B) The defeasance was consummated on __________, 20__.

                        (C) The defeasance collateral consists of securities
                  that (i) constitute "government securities" as defined in
                  Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as "Qualified Investments for 'AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated "AAA" by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption.

                        (D) The Master Servicer received an opinion of counsel
                  (from counsel approved by the Master Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC event.

                        (E) The Master Servicer determined that the defeasance
                  collateral will be owned by an entity (the "Defeasance Obligor") that is a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                        (F) The Master Servicer received written confirmation of
                  the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

                        (G) The agreements executed in connection with the
                  defeasance (i) grant control of the pledged securities account to the trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments"), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the Defeasance Collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

                        (H) The Master Servicer received written confirmation
                  from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

                        (I) The Mortgage Loan is not among the ten (10) largest
                  loans in the pool. The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $35,000,000 and 5.0% of pool balance, which is less than 5.0% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Paying Agent's Monthly Certificateholder Report received by us (the "Current Report").

                        (J) The defeasance described herein, together with all
                  prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the Aggregate
                  Certificate Balance of the Certificates as of the date of the Current Report.

            (3) Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

            (4) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

            (5) Agree to provide copies of all items listed in Exhibit B to you upon request.

            IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                  BANK OF AMERICA, NATIONAL
                                    ASSOCIATION


                                    By:____________________________________
                                    Name:
                                    Title:

                                    EXHIBIT K

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

                    Banc of America Commercial Mortgage Inc.,
                 Commercial Mortgage Pass-Through Certificates,
                           Series 2007-2 (the "Trust")

            I, [identify the certifying individual], certify that:

            (1) I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K (the "Exchange Act Periodic Reports"), of the Trust formed pursuant to the Pooling and Servicing Agreement (the ("Pooling and Servicing Agreement") dated as of June 1, 2007 among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator;

            (2) Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

            (3) Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in Exchange Act Periodic Reports;

            (4) Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Report, the servicers have fulfilled their obligations under the Pooling and Servicing Agreement;

            (5) All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K; and

            (6) I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the Master Servicer's or Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: ________, as Special Servicer, ________, as Trustee and REMIC Administrator, ________, as Sub-Servicer, ________, and as Sub-Servicer, ________.

Date: _________________________

_______________________________
[Signature]
[Title]

                                    EXHIBIT L

                           FORM OF CERTIFICATION TO BE

                              PROVIDED TO DEPOSITOR

      Re: Banc of America Commercial Mortgage Trust 2007-2 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2007-2

            I, [identify the certifying individual], a[n] [title] of [identify name of company] on behalf of [identify name of company], as [Trustee/Master Servicer/Special Servicer] under that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 2007, among Banc of America Commercial Mortgage Inc., as Depositor, Bank of America, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator, certify to [identify the individual signing the Sarbanes-Oxley Certification], the Depositor and its partners, representatives, affiliates, members, managers, directors, officers, employees and agents, to the extent that the following information is within our normal area of responsibilities and duties under the Pooling and Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

            (1) [To be certified by the Trustee] [I have reviewed the information provided by the Master Servicer and Special Servicer for inclusion in the annual report on Form 10-K relating to the Trust for the fiscal year [___] (the "Annual Report"), and all reports provided for inclusion on Form 8-K containing statements to certificateholders filed in respect of periods included in the year covered by that Annual Report (collectively with the Annual Reports, the "Reports"), of the Trust;]

            (2) [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, to the extent prepared by the [Trustee] (but not including any information provided to the [Trustee] by the Master Servicer or Special Servicer, other than to the extent that such information has been aggregated or manipulated by [Trustee]), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

            (3) [To be certified by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

            (4) [To be certified by the Master Servicer and Special Servicer] [Based on my knowledge, the servicing information required to be provided under Section 3.15 of the Pooling and Servicing Agreement is included in such servicing reports delivered by the Special Servicer to the Depositor;]

            (5) [To be certified by the Master Servicer and Special Servicer] [Based on my knowledge, the servicing information delivered by the Special Servicer to the Trustee for inclusion in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such Reports;]

            (6) [To be certified by the Master Servicer and Special Servicer] [I am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance reviews conducted in preparing the servicer compliance statements required in such reports under Item 1123 of Regulation AB with respect to the Special Servicer, and except as disclosed in the compliance certificate delivered by the Special Servicer under Section 11.09 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;]

            (7) [To be certified by the Master Servicer and Special Servicer] [The accountant's statement delivered pursuant to Section 11.11 of the Pooling and Servicing Agreement discloses all significant deficiencies relating to the Special Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement;]

            (8) [To be certified by the Master Servicer and Special Servicer] [I am responsible for reviewing the activities performed by [the Master Servicer] [the Special Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review conducted in preparing the servicer compliance statement provided by the Master Servicer or Special Servicer, as the case may be, required under the Pooling and Servicing Agreement, and except as disclosed in such compliance statement, [the Master Servicer] [the Special Servicer] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects, including the provision of all Reports required to be submitted to the Trustee thereunder, and that, to the knowledge of [the Master Servicer] [the Special Servicer], based upon the review required under the Pooling and Servicing Agreement with respect to [the Master Servicer] [the Special Servicer], such reports do not contain any material misstatements or omissions; and]

            (9) [To be certified by the Master Servicer and Special Servicer] [All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities with respect to the Special Servicer required to be delivered by the Special Servicer under the Pooling and Servicing Agreement in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been delivered pursuant to the terms of the Pooling and Servicing Agreement. Any material instances of noncompliance with the servicing criteria have been disclosed in such reports.]

Date: _________________________


[NAME OF COMPANY]

_______________________________
[Signature]
[Title]

                                    EXHIBIT M

                        FORM OF CONFIDENTIALITY AGREEMENT

                                     [Date]

Bank of America, National Association
NC1-026-06-01
900 West Trade Street
Charlotte, North Carolina  28258
Attention: Banc of America Commercial Mortgage Inc., Commercial
Mortgage Pass-Through Certificates, Series 2007-2

      Re: Information Regarding Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2

Ladies and Gentlemen:

            In connection with the Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2 (the "Certificates"), we acknowledge that we will be furnished by the [Servicer][Special Servicer] (and may have been previously furnished) with certain information (the "Information"), provided by Wells Fargo Bank, N.A. , as trustee (the "Trustee"), Banc of America Commercial Mortgage Inc., as Depositor (the "Depositor") and the borrowers under certain of the Mortgage Loans. For the purposes of this letter agreement (this "Agreement"), "Representative" of a Person refers to such Person's directors, officers, employees, and agents; and "Person" refers to any individual, group or entity.

            In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

            This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a non-confidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a non-confidential basis prior to its disclosure to us by you.

            Notwithstanding anything to the contrary contained herein, we (and each of our employees, representative or other agents) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of the above-referenced Certificates, any fact relevant to understanding the federal tax treatment or tax structure of the above-referenced Certificates, and all materials of any kind (including opinions or other tax analysis) relating to such federal tax treatment or tax structure other than the identity of the Depositor and information that would permit the identification of the Depositor.

            Capitalized terms used but not defined herein shall have the meaning assigned thereto in that certain Pooling and Servicing Agreement, dated as of June 1, 2007, by and among the Depositor, the Trustee, Bank of America, National Association, as Servicer (the "Servicer") and LNR Partners, Inc., as Special Servicer (the "Special Servicer").

            The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Servicer, the Special Servicer, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

                                  Very truly yours,
                                    [NAME OF ENTITY]


                                  By:______________________________
                                    Name:
                                    Title:

                                    EXHIBIT N

                        FORM OF REGULATION S CERTIFICATE

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America
     Commercial Mortgage Inc., Commercial Mortgage Pass-Through
     Certificates, Series 2007-2

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Class [__ ]

Ladies and Gentlemen:

            Reference is made to the Pooling and Servicing Agreement, dated as of June 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor (the "Depositor"), Bank of America, National Association, as Master Servicer (the "Master Servicer"), LNR Partners, Inc., as Special Servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. ) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (ISIN No. ).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            [(2) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States,]*

            [2. the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,]*

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

           This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.


                                  [Insert Name of Transferor]


                                  By:______________________________
                                     Name:
                                     Title:


Dated: _________ __, __




----------------------
* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT O

                          FORM OF TRANSFER CERTIFICATE
                          FOR EXCHANGE OR TRANSFER FROM

                   DOMESTIC GLOBAL CERTIFICATE TO REGULATION S
                 GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

                       (Exchanges or transfers pursuant to
             Section 5.02(d) of the Pooling and Servicing Agreement)


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America
     Commercial Mortgage Inc., Commercial Mortgage Pass-Through
     Certificates, Series 2007-2

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Class [__]

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor (the "Depositor"), Bank of America, National Association, as Master Servicer (the "Master Servicer"), LNR Partners, Inc., as Special Servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. _____________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. ____________) to be held with [Euroclear] [Clearstream]* (ISIN No. _____________) through the Depository.

            In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            [(2)_at the time the buy order was originated, the transferee was outside the United States or the Transferor and any persons acting on its behalf reasonably believed that the transferee was outside the United States,]**

            [2. the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]

            (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                  [Insert Name of Transferor]


                                  By:______________________________
                                    Name:
                                    Title:


Dated: _____________, ___


-----------------------
** Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                    EXHIBIT P

                          FORM OF TRANSFER CERTIFICATE
                     FOR EXCHANGE OR TRANSFER FROM DOMESTIC
                    GLOBAL CERTIFICATE TO REGULATION S GLOBAL
                     CERTIFICATE AFTER THE RESTRICTED PERIOD

                       (Exchange or transfers pursuant to
             Section 5.02(d) of the Pooling and Servicing Agreement)


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America
     Commercial Mortgage Inc., Commercial Mortgage Pass-Through
     Certificates, Series 2007-2

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Class [__ ]

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor (the "Depositor"), Bank of America, National Association, as Master Servicer (the "Master Servicer"), LNR Partners, Inc., as Special Servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Domestic Global Certificate (CUSIP No. _____) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (ISIN No. _____).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

            (1) the offer of the Certificates was not made to a person in the United States,

            [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States,]

            (3) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States,]*

            (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

            (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

            or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer and the Special Servicer.

                                  [Insert Name of Transferor]


                                  By:______________________________
                                     Name:
                                     Title:

Dated:     ____ __, ____

                                    EXHIBIT Q

                          FORM OF TRANSFER CERTIFICATE

                FOR EXCHANGE OR TRANSFER FROM REGULATION S GLOBAL
                   CERTIFICATE TO DOMESTIC GLOBAL CERTIFICATE

                       (Exchange or transfers pursuant to
             Section 5.02(d) of the Pooling and Servicing Agreement)


Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) - Banc of America
     Commercial Mortgage Inc., Commercial Mortgage Pass-Through
     Certificates, Series 2007-2

      Re: Transfer of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, Class [__ ]

            Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2007 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc., as Depositor (the "Depositor"), Bank of America, National Association, as Master Servicer (the "Master Servicer"), LNR Partners, Inc., as Special Servicer (the "Special Servicer"), and Wells Fargo Bank, N.A., as Trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

            This letter relates to US $[__________] aggregate Certificate Principal Amount of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. __________) with [Euroclear] [Clearstream]* (ISIN No. __________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Domestic Global Certificate (CUSIP No. __________).

            In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state or other jurisdiction of the United States.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Servicer, the Special Servicer and Banc of America Securities LLC, the Initial Purchasers of the offering of the Certificates.

                                  [Insert Name of Transferor]


                                  By:______________________________
                                     Name:
                                     Title:

Dated:     ____ __, ____

                                   SCHEDULE I

                             Mortgage Loan Schedule

Sequence   Loan Number   Loan Seller       Property Name
--------   -----------   ---------------   -------------------------------------------------------------------------
       1         51006   BSCMI             Beacon Seattle & DC Portfolio (Rollup)
     1.1         51006   BSCMI             Market Square
     1.2         51006   BSCMI             Polk & Taylor
     1.3         51006   BSCMI             Wells Fargo Center
     1.4         51006   BSCMI             Lafayette Center
     1.5         51006   BSCMI             Booz Allen Complex
     1.6         51006   BSCMI             Key Center
     1.7         51006   BSCMI             Sunset North
     1.8         51006   BSCMI             City Center Bellevue
     1.9         51006   BSCMI             Plaza Center
    1.10         51006   BSCMI             1616 North Fort Myer Drive
    1.11         51006   BSCMI             American Center
    1.12         51006   BSCMI             Eastgate Office Park
    1.13         51006   BSCMI             Liberty Place
    1.14         51006   BSCMI             Lincoln Executive Center
    1.15         51006   BSCMI             11111 Sunset Hills Road
    1.16         51006   BSCMI             Army and Navy Building
    1.17         51006   BSCMI             Plaza East
    1.18         51006   BSCMI             1300 North Seventeenth Street
    1.19         51006   BSCMI             Reston Town Center
    1.20         51006   BSCMI             Washington Mutual Tower

       2       3405209   Bank of America   One Park Avenue
       3       3403716   Bank of America   575 Lexington Avenue
       4       3403856   Bank of America   Howard Crossing
       5       3405346   Bank of America   Mall of Acadiana
       6       3404331   Bank of America   Connecticut Financial Center
       7         59712   Bank of America   Valley River Center
       8       3404620   Bank of America   200 West 57th Street
       9       3402813   Bank of America   Franklin Avenue Plaza
      10       3404536   Bank of America   50 South Tenth Street
      11       3405764   Bank of America   Barrett Pavilion

      12         48595   BSCMI             Investcorp Industrial Portfolio (Rollup)
    12.1         48595   BSCMI             North Haven Distribution Center
    12.2         48595   BSCMI             Cheshire Commerce Center

      13       3405752   Bank of America   Fayette Pavilion III & IV
      14         49394   BSCMI             Palm Beach Gardens Marriott
      15       3405765   Bank of America   Sycamore Commons

      16         49150   BSCMI             Austin Student Housing Portfolio (Rollup)
    16.1         49150   BSCMI             The Castillian
    16.2         49150   BSCMI             Texan West Campus

      17       3405108   Bank of America   Plaza at Fayette
      18       3405767   Bank of America   Sarasota Pavilion
      19       3405769   Bank of America   Pleasant Hill
      20       3402385   Bank of America   Harlem River Yard
      21       3405771   Bank of America   River Ridge
      22       3405757   Bank of America   Venture Pointe

                Rollup   BSCMI             Rite Aid & Walgreen's Crossed Portfolio
      23         49148   BSCMI             Walgreen's Guaynabo & Eckerd McDonough (Rollup)
    23.1         49148   BSCMI             Walgreen's Guaynabo
    23.2         49148   BSCMI             Eckerd McDonough

      24         49754   BSCMI             Walgreen's Carolina

      25         49092   BSCMI             Rite Aid - Coldwater and Shelby (Rollup)
    25.1         49092   BSCMI             Rite Aid - Shelby
    25.2         49092   BSCMI             Rite Aid - Coldwater

      26       3404260   Bank of America   The Mark at Salem Station

      27       3404966   Bank of America   West Park Industrial Portfolio (Rollup)
    27.1       3404966   Bank of America   West Park Industrial Portfolio - West Park XI
    27.2       3404966   Bank of America   West Park Industrial Portfolio - West Park VIII
    27.3       3404966   Bank of America   West Park Industrial Portfolio - West Park III
    27.4       3404966   Bank of America   West Park Industrial Portfolio - West Park VI
    27.5       3404966   Bank of America   West Park Industrial Portfolio - West Park VII
    27.6       3404966   Bank of America   West Park Industrial Portfolio - West Park IV
    27.7       3404966   Bank of America   West Park Industrial Portfolio - West Park V
    27.8       3404966   Bank of America   West Park Industrial Portfolio - West Park I
    27.9       3404966   Bank of America   West Park Industrial Portfolio - West Park II
   27.10       3404966   Bank of America   West Park Industrial Portfolio - West Park X
   27.11       3404966   Bank of America   West Park Industrial Portfolio - West Park IX

      28       3404479   Bank of America   Fairway Lakes
      29       3404622   Bank of America   Barr Building
      30         21502   Bridger           Century Village Apts-07
      31       3405758   Bank of America   Sand Lake Corners
      32       3404639   Bank of America   Buffets Headquarters
      33         20951   Bridger           North Park Business Park Portfolio 2
      34       3405636   Bank of America   Grande View Apartments

      35       3403935   Bank of America   Bakersfield Industrial Portfolio (Rollup)
    35.1       3403935   Bank of America   Bakersfield Industrial Portfolio - 2309, 2351 and 2401 East Brundage Lane
    35.2       3403935   Bank of America   Bakersfield Industrial Portfolio - 1901 East Brundage Lane
    35.3       3403935   Bank of America   Bakersfield Industrial Portfolio - 6881 and 6901 District Boulevard

      36       3405774   Bank of America   City Crossing
      37       3404422   Bank of America   Watson Plaza
      38       3404478   Bank of America   Lakes of Brice Apartments
      39       3404481   Bank of America   Bent Tree Apartments
      40       3405775   Bank of America   Columbiana Station II
      41         49565   BSCMI             Davisville Shopping Center
      42       3404189   Bank of America   Harmony Square Apartments
      43       3402390   Bank of America   31 Columbia
      44       3405761   Bank of America   Ward's Crossing
      45         23195   Bridger           Holiday Inn Tinton Falls
      46       3404345   Bank of America   Corona Valley Marketplace
      47       3401997   Bank of America   DaimlerChrysler Building - Ameriplex at the Portage
      48         47941   BSCMI             Grand D'Iberville
      49         49918   BSCMI             Georgetown Apartments
      50         19986   Bridger           Cliff Park Apartments
      51         49756   BSCMI             Parkway Shopping Center
      52         20554   Bridger           North Park Business Park Portfolio 1
      53       3402293   Bank of America   Richmond Industrial
      54         49799   BSCMI             Radisson Phoenix
      55         50037   BSCMI             Best Western Fort Myers
      56         23471   Bridger           Lake Park Towers
      57       3405498   Bank of America   Prince Acaciawood Apartments

      58       3403866   Bank of America   Simply Self Storage Portfolio (Rollup)
    58.1       3403866   Bank of America   Simply Self Storage Portfolio - Hawthorn
    58.2       3403866   Bank of America   Simply Self Storage Portfolio - Cooke
    58.3       3403866   Bank of America   Simply Self Storage Portfolio - West 10th
    58.4       3403866   Bank of America   Simply Self Storage Portfolio - Zionsville

      59       3405184   Bank of America   4234 Bronx Boulevard
      60       3405692   Bank of America   Park Place Emery
      61       3405763   Bank of America   Universal Plaza
      62       3402365   Bank of America   Marsh Store 21
      63         23292   Bridger           Brookside Villas Apartments

      64       3405266   Bank of America   Premier Development Portfolio (Rollup)
    64.1       3405266   Bank of America   Premier Development Portfolio - 111 Plain Street
    64.2       3405266   Bank of America   Premier Development Portfolio - 146 Westminster Street
    64.3       3405266   Bank of America   Premier Development Portfolio - 32 Custom House Street
    64.4       3405266   Bank of America   Premier Development Portfolio - 1 Custom House Street

      65       3405404   Bank of America   North Columbus Crossing
      66         49802   BSCMI             Sterling Plaza
      67         20685   Bridger           Storamerica El Monte
      68       3405018   Bank of America   Parkwood Terrace
      69       3405167   Bank of America   Residence Inn Marriott Columbus Easton
      70       3405715   Bank of America   Hill Court Apartments
      71       3402651   Bank of America   DTI- Chevy Chase Downs Apartments
      72       3405525   Bank of America   Newtown Business Commons
      73       3405165   Bank of America   Rita Ranch I
      74         48225   BSCMI             Parkway Chevrolet - Tomball
      75         22486   Bridger           Echelon
      76       3405922   Bank of America   Value Store It
      77       3405030   Bank of America   Remy International World Headquarters
      78       3405208   Bank of America   Boise Cascade - Florida
      79       3402367   Bank of America   Marsh Store 96
      80       3405160   Bank of America   Courtyard Marriott Baton Rouge Siegen Lane
      81       3404849   Bank of America   Moreno Valley Corporate Center
      82       3402673   Bank of America   DTI- Parkway Circle Apartments
      83         49411   BSCMI             Travelodge - South Padre Island
      84         22097   Bridger           Village at Oakhurst
      85       3404281   Bank of America   Marlow Center
      86       3405145   Bank of America   Ironwood Square Shopping Center
      87         20442   Bridger           Chester Road Square
      88       3405225   Bank of America   Best Buy - Burbank, IL
      89       3405685   Bank of America   Best Western - Keene
      90       3404816   Bank of America   Daystar Retirement Village
      91         21448   Bridger           Waterstone Professional Building
      92       3402664   Bank of America   DTI- University Club Apartments
      93         22629   Bridger           Suburban Lodge - SC

      94       3405164   Bank of America   Parkview Heights Heights and Meetinghouse Apartments (Rollup)
    94.1       3405164   Bank of America   Parkview Heights Apartments
    94.2       3405164   Bank of America   Meetinghouse Apartments

      95         22562   Bridger           Best Western Bradbury Suites-Pooler
      96       3405846   Bank of America   Crossroads at Santa Maria Building #9
      97       3405714   Bank of America   Royale Apartments
      98       3402666   Bank of America   DTI-Brazos Apartments
      99         23357   Bridger           Richland Village
     100         22705   Bridger           Kingwood Forest
     101       3405713   Bank of America   Ivy Ridge Apartments
     102       3405263   Bank of America   Social Security Administration Building
     103       3405483   Bank of America   Main Street Village - Matawan, NJ
     104         49504   BSCMI             Hilltop Shopping Center
     105         21094   Bridger           Royal Montreal Plaza
     106         22242   Bridger           Seven Oaks Shopping Center
     107       3402657   Bank of America   DTI- Scandia Apartments
     108       3403589   Bank of America   Marsh Store 47
     109       3404802   Bank of America   Clarion Hotel
     110         22168   Bridger           English Village Apartments
     111         23247   Bridger           Albany Apartments
     112       3402659   Bank of America   DTI- Baywood Apartments
     113         21606   Bridger           Holiday Inn Express - Idaho Falls
     114         47852   BSCMI             1288 Springfield Avenue
     115         22718   Bridger           Shiloh Creek Apartments
     116       3403575   Bank of America   Lobill's Store 331
     117       3402654   Bank of America   DTI- Gables Apartments
     118       3402371   Bank of America   Marsh Store 73
     119       3405609   Bank of America   Walgreen's - Gaylord, MI
     120       3402711   Bank of America   300-350 East 22nd Street
     121         19409   Bridger           Sleep Inn - Jackson
     122         21067   Bridger           Market Place Office Building
     123         22842   Bridger           Plainfield Lot 1
     124       3405533   Bank of America   BofA Ground Lease - LaSalle & Grand
     125         21292   Bridger           Comfort Inn - Gloucester
     126       3402658   Bank of America   DTI- Walden Pond Apartments
     127       3405156   Bank of America   Monterey Park Office Building
     128         22484   Bridger           Main Street Crossing
     129       3403574   Bank of America   Lobill's Store 329
     130         20954   Bridger           Northmarket Center
     131         21375   Bridger           Rancho Self Storage
     132       3405707   Bank of America   Dean Estates
     133         21605   Bridger           Country Inn & Suites Bountiful
     134       3405652   Bank of America   Valley Mall Frontage
     135         22722   Bridger           Rena Valley Apartments
     136         22125   Bridger           Walgreens - New Lenox
     137         49974   BSCMI             Eckerd - Goucher Street
     138       3403951   Bank of America   Sunset Gardens
     139         23139   Bridger           Holly Plaza Shopping Center
     140         20889   Bridger           3485 Brookside Road
     141         50269   BSCMI             Rite Aid - McKeesport
     142         22568   Bridger           Best Western Hotel - Vancouver
     143         21443   Bridger           Everwood Professional Plaza
     144       3402663   Bank of America   DTI- Paper Moon Apartments
     145         20447   Bridger           Comfort Suites Shenandoah
     146       3405230   Bank of America   International Filing Company
     147         22214   Bridger           Briarwyck Apartments
     148       3402653   Bank of America   DTI- San Gabriel Square Apartments
     149         49410   BSCMI             Super 8 - South Padre Island
     150         22968   Bridger           Live Oak Retail
     151         22141   Bridger           Holiday Inn Express Champion
     152       3405235   Bank of America   Apollo Beach Mini Storage
     153         22210   Bridger           Bank Lane Apartments-Retail
     154       3403576   Bank of America   Lobill's Store 343
     155         21666   Bridger           Pepper Road Medical Office
     156         22420   Bridger           Emmert Hilltop Business Park
     157         22724   Bridger           Mill Creek Apartments
     158       3400853   Bank of America   The Homestead
     159       3403414   Bank of America   Walgreens - North Hollywood, CA
     160         21949   Bridger           Hinson Sobb Business Center
     161         22552   Bridger           363 Route 111
     162         12731   Bridger           Ramada Inn - Savannah
     163       3405582   Bank of America   Orchard and Belden Apartments
     164         22675   Bridger           Hearthstone Tumwater
     165         22364   Bridger           Briarcrest Shopping Center
     166         16464   Bridger           Leisure Village MHC-RI
     167       3405805   Bank of America   OfficeMax - Porterville, CA
     168         22126   Bridger           Office Depot
     169         19727   Bridger           Staples Office Building
     170         19429   Bridger           Shoppes at Tappahannock
     171         22599   Bridger           Stars & Stripes Storage
     172       3404115   Bank of America   Cortner Square Apartments
     173         19759   Bridger           Pacific Northwest Storage
     174       3402661   Bank of America   DTI- Hillside Apartments
     175         22239   Bridger           Park Terrace Apartments
     176         21919   Bridger           Byron Street Warehouse
     177       3405306   Bank of America   University Courtyard Apartments
     178       3403573   Bank of America   Lobill's Store 326
     179       3405733   Bank of America   Van Buren Retail Center
     180       3404728   Bank of America   Solana Beach Retail
                                           Totals

Sequence   Street Address
--------   -----------------------------------------------------------------------------------------------------------
       1   Various
     1.1   701 & 801 Pennsylvania Avenue, NW
     1.2   2521 S Clark Street & 2530 Crystal Drive
     1.3   999 Third Avenue
     1.4   1120 20th Street NW; 1133 21st Street, NW; 1155 21st Street, NW
     1.5   8251 Greensboro Drive; 8281 Greensboro Drive; 8283 Greensboro Drive
     1.6   601 108th Avenue NE
     1.7   3060 - 3180 139th Avenue SE
     1.8   500 108th Avenue NE
     1.9   10800 - 10900 NE 8th Street
    1.10   1616 North Fort Myer Drive
    1.11   8300 & 8330 Boone Boulevard
    1.12   15325 SE 30th Place
    1.13   325 7th Street, NW
    1.14   3380 146th Place SE & 3310 146th Place SE, 14432 SE Eastgate Way, 3245 146th Place SE & 3290 146th Place SE
    1.15   11111 Sunset Hills Road
    1.16   1627 I Street, NW
    1.17   11100 NE 8th Street
    1.18   1300 North 17th Street
    1.19   11911 Freedom Drive
    1.20   1201 Third Avenue

       2   One Park Avenue
       3   575 Lexington Avenue
       4   8732 Town and Country Boulevard
       5   5725 Johnston Street
       6   157 Church Street
       7   293 Valley River Center
       8   200 West 57th Street
       9   1205, 1225, 1305 and 1325 Franklin Avenue
      10   50 South Tenth Street
      11   740 Earnest West Barrett Parkway Northwest

      12   Various
    12.1   300 Montowese Avenue
    12.2   181 West Johnson Avenue

      13   96-405 Pavilion Parkway
      14   4000 RCA Blvd
      15   2113-2335 Matthews Township Parkway

      16   Various
    16.1   2323 San Antonio Street
    16.2   2616 Salado Street

      17   3801 Mall Road
      18   6507-6607 South Tamiani Trail
      19   2205 - 2275 Pleasant Hill Road
      20   98 Lincoln Avenue
      21   U.S. Highway 280
      22   3855-3885 Venture Drive, 3925-3950 Venture Drive, 3890 Satellite Boulevard

           Various
      23   Various
    23.1   State Road No.24 & State Road No. 165
    23.2   1825 Jonesboro Road

      24   State Road No. 190 & Campo Rico Road

      25   Various
    25.1   51037 Van Dyke Avenue
    25.2   450 East Chicago Road

      26   11132 Sunburst Lane

      27   3320, 3330, 3450 Vineland Road; 4102, 4104, 4125, 4171, 4542, 4549, 4551, 4560 LB McLeod Road
    27.1   4560 LB McLeod Road
    27.2   4542 LB McLeod Road
    27.3   3450 Vineland Road
    27.4   4125 LB McLeod Road
    27.5   4171 LB McLeod Road
    27.6   4102 LB McLeod Road
    27.7   4104 LB McLeod Road
    27.8   3320 Vineland Road
    27.9   3330 Vineland Road
   27.10   4551 LB McLeod Road
   27.11   4549 LB McLeod Road

      28   5191 Fairway Lakes Drive
      29   910 17th Street, NW
      30   4801 Spencer Street
      31   8111 to 8445 South John Young Parkway
      32   1460 Buffets Way
      33   2121 North 117th Avenue and 2525 North 117th Avenue
      34   151 Grande View Drive

      35   Various
    35.1   2309, 2351 and 2401 East Brundage Lane
    35.2   1901 East Brundage Lane
    35.3   6881 and 6901 District Boulevard

      36   2620 Watson Boulevard
      37   9809 Watson Road
      38   6060 Rossi Drive
      39   7200 Chadwood Lane
      40   1005-1009 & 1110-1270 Bower Parkway
      41   800 East Street Road
      42   1550 East Harmon Avenue
      43   31 Columbia
      44   4026-4040 Wards Road
      45   700 Hope Road
      46   7014-7084 Archibald Street
      47   6410 Ameriplex Drive
      48   11470 Cinema Drive
      49   4315 Wimbleton Court
      50   120 & 220 East Overton Road
      51   1471 Lehigh Street
      52   11808 Grant Street and 2301 North 117th Avenue
      53   845, 855 & 865 Marina Bay Parkway
      54   3600 North 2nd Avenue
      55   8955 Daniels Parkway
      56   13855 Superior Road
      57   1415 W. Ball Road

      58   Various
    58.1   6901 Hawthorn Park Drive
    58.2   810 East Cooke Road
    58.3   7937 West 10th Street
    58.4   4628 Northwestern Drive

      59   4234 Bronx Boulevard
      60   1888 & 1900 Emery Street
      61   5401-5555 North University Drive & 7720-7752 West Commercial Boulevard
      62   10679 Michigan Road
      63   1850 Idlewild Drive

      64   Various
    64.1   111 Plain Street
    64.2   146 Westminster Street
    64.3   32 Custom House Street
    64.4   1 Custom House Street

      65   6770 Veterans Parkway
      66   2904 North Beltline Road
      67   3830 Santa Anita Avenue
      68   1201 East Old Settlers Road
      69   3999 Easton Loop West
      70   580 East Ridge Road
      71   2504 Huntwick Drive
      72   105 and 140 Terry Drive
      73   9040 East Valencia Road
      74   25500 State Highway 249
      75   5252 E. 82nd Street
      76   9101 NW 7th Avenue
      77   2902 Enterprise Drive, 6512 & 6628 Production Drive
      78   8260 Armstrong Road
      79   715 South Tillotson Avenue
      80   10307 North Mall Drive
      81   22690 Cactus Avenue
      82   401 Southwest Parkway
      83   6200 Padre Blvd
      84   9606 Bailey Road
      85   1791-1793 Marlow Road
      86   208, 212, 224-230 West Ironwood Drive
      87   35840 Chester Road
      88   7600 South Cicero Avenue
      89   401 Winchester Street
      90   2615 SW Barton Street
      91   8012 112th Street Court East
      92   2424 Montgomery Road
      93   1376 Fording Island Road

      94   Various
    94.1   37-215 Manzella Court, 85-87 Pierce Road, 266-282 Hingham Street, 18-53 Cobb Drive
    94.2   33 Randolph Street

      95   155 Bourne Avenue
      96   2338, 2342, 2348, 2352, 2356 South Bradley Road
      97   65 & 75 Oaklawn Avenue
      98   1800 Lake Brazos Drive
      99   9999 Walnut Street
     100   8200 Wild Briar Drive
     101   2057 Hudson Avenue
     102   9502 Center Street
     103   90 Main Street
     104   201-275 Montana Avenue;2610-2616,2625,2629-2665 East 2nd St., 2501,2513,2547,2557,2655,2740 East 3rd St.
     105   2004 South Mason Road
     106   27607 State Road 56
     107   401 Anderson Drive
     108   3825 State Road 26 East
     109   1507 North First Street
     110   64 Fawn Road
     111   600 Warren Street, 317 New Scotland Avenue & 37 Avenue A
     112   5025 FM-2351
     113   2270 Channing Way
     114   1288-1300 Springfield Avenue
     115   803 Sandstone Circle
     116   3910 West Bethel Avenue
     117   401 University Oaks Boulevard
     118   10901 East Washington Street
     119   1290 West Main Street
     120   300-350 East 22nd Street
     121   4351 Lakeland Drive
     122   724 Columbia St NW
     123   2663 East Main Street
     124   530 North La Salle Street
     125   6639 Forest Hill Avenue
     126   1331 Harvey Mitchell Parkway South
     127   2630 Corporate Place
     128   120-154 North Perry Road
     129   1900 South Hoyt Avenue
     130   7208 Williamson Road
     131   12050 Arrow Route
     132   383 Oaklawn Avenue
     133   999 North 500 West
     134   2401 South 1st Street
     135   216 Rena Road
     136   450 Schoolhouse Road
     137   1759 Goucher Street
     138   2111-2219 North Winery Avenue
     139   180 Holly Street
     140   3485 Brookside Road
     141   3700 Walnut Street
     142   9420 NE Vancouver Mall Drive
     143   7210 40th Street West
     144   2213 Bobby K Marks Drive
     145   18456 Interstate 45 South
     146   5370 Highway 42
     147   10110 Walnut Street
     148   2212 San Gabriel Street
     149   4205 Padre Boulevard
     150   20301 Bruce B Downs Boulevard
     151   3555 FM 1960 Road West
     152   313 Apollo Beach Boulevard
     153   580 North Bank Lane
     154   1401 North Washington Street
     155   22285 Pepper Road Units 201-208
     156   275 Beavercreek Road
     157   1601 Welch Street
     158   1625 Hinman Avenue
     159   10955 Magnolia Boulevard & 5200 Vineland Avenue
     160   4125-4155 Sobb Avenue
     161   363 Route 111
     162   17007 Abercorn Street
     163   2256-2258 N. Orchard Street & 705-709 W. Belden Avenue
     164   285 & 291 Pinehurst Drive Southwest
     165   1498 Wilcrest Drive
     166   1880 Nooseneck Hill Road
     167   1260 West Henderson Avenue
     168   1900 West International Speedway Boulevard
     169   5262 South Staples Street
     170   1628-1638 Tappahannock Boulevard
     171   103 Luken Road
     172   201-275 East Cortner Street
     173   108 168th Street South
     174   1420 14th Street
     175   1036 Valencia Drive Southeast
     176   521-531 Byron Street
     177   3022 North Pecan Street
     178   1301 South East Street
     179   2008 Fayetteville Road
     180   305-315 South Coast Highway 101


Sequence   City                   State     Zip Code   Mortgage Rate    Amortization Basis (1)   Original Balance
--------   --------------------   -------   --------   -------------    ----------------------   ----------------
       1   Various                Various   Various            5.797%   Actual/360                   $394,477,317
     1.1   Washington             DC           20004                                                   60,952,054
     1.2   Arlington              VA           22202                                                   48,277,714
     1.3   Seattle                WA           98101                                                   45,397,182
     1.4   Washington             DC           20036                                                   41,030,296
     1.5   McLean                 VA           22102                                                   34,600,949
     1.6   Bellevue               WA           98004                                                   23,124,910
     1.7   Bellevue               WA           98005                                                   21,488,768
     1.8   Bellevue               WA           98004                                                   21,333,219
     1.9   Bellevue               WA           98004                                                   17,490,590
    1.10   Arlington              VA           22209                                                   16,130,978
    1.11   Vienna                 VA           22182                                                   12,213,455
    1.12   Bellevue               WA           98007                                                   10,669,490
    1.13   Washington             DC           20004                                                   10,139,472
    1.14   Bellevue               WA           98007                                                    9,851,419
    1.15   Reston                 VA           20190                                                    8,664,640
    1.16   Washington             DC           20006                                                    7,316,551
    1.17   Bellevue               WA           98004                                                    5,795,630
    1.18   Arlington              VA           22209                                                            0
    1.19   Reston                 VA           20191                                                            0
    1.20   Seattle                WA           98101                                                            0

       2   New York               NY           10016           6.281%   Actual/360                    187,500,000
       3   New York               NY           10022           5.728%   Actual/360                    162,500,000
       4   Ellicott City          MD           21043           5.699%   Actual/360                    153,000,000
       5   Lafayette              LA           70503           5.665%   30/360                        150,400,000
       6   New Haven              CT           06510           5.603%   Actual/360                    130,400,000
       7   Eugene                 OR           97401           5.589%   Actual/360                    120,000,000
       8   New York               NY           10019           5.658%   Actual/360                     91,000,000
       9   Garden City            NY           11530           6.011%   Actual/360                     87,000,000
      10   Minneapolis            MN           55403           5.287%   Actual/360                     76,200,000
      11   Atlanta                GA           30144           5.448%   Actual/360                     70,373,016

      12   Various                CT        Various            6.041%   Actual/360                     61,000,000
    12.1   North Haven            CT           06473                                                   35,000,000
    12.2   Cheshire               CT           06410                                                   26,000,000

      13   Fayetteville           GA           30214           5.448%   Actual/360                     50,712,288
      14   Palm Beach Gardens     FL           33410           5.724%   Actual/360                     50,000,000
      15   Matthews               NC           28105           5.448%   Actual/360                     48,381,600

      16   Austin                 TX           78705           5.982%   Actual/360                     44,400,000
    16.1   Austin                 TX           78705                                                   28,300,000
    16.2   Austin                 TX           78705                                                   16,100,000

      17   Lexington              KY           40503           5.665%   30/360                         44,400,000
      18   Sarasota               FL           34231           5.448%   Actual/360                     40,425,230
      19   Duluth                 GA           30096           5.448%   Actual/360                     30,458,783
      20   Bronx                  NY           10454           5.660%   Actual/360                     30,000,000
      21   Birmingham             AL           35242           5.448%   Actual/360                     28,116,029
      22   Atlanta                GA           30096           5.448%   Actual/360                     25,818,322

           Various                Various   Various                     Actual/360                     25,304,000
      23   Various                Various   Various            5.617%   Actual/360                     11,454,000
    23.1   Catano                 PR           00962                                                    7,700,000
    23.2   McDonough              GA           30253                                                    3,754,000

      24   Carolina               PR           00979           5.617%   Actual/360                      8,100,000

      25   Various                MI        Various            5.719%   Actual/360                      5,750,000
    25.1   Shelby Township        MI           48316                                                    3,162,500
    25.2   Coldwater              MI           49036                                                    2,587,500

      26   Fredericksburg         VA           22407           5.633%   Actual/360                     25,200,000

      27   Orlando                FL           32811           5.797%   Actual/360                     24,650,000
    27.1   Orlando                FL           32811                                                    3,525,132
    27.2   Orlando                FL           32811                                                    3,509,524
    27.3   Orlando                FL           32811                                                    2,646,473
    27.4   Orlando                FL           32811                                                    2,325,103
    27.5   Orlando                FL           32811                                                    2,309,494
    27.6   Orlando                FL           32811                                                    2,197,889
    27.7   Orlando                FL           32811                                                    2,157,051
    27.8   Orlando                FL           32811                                                    2,004,883
    27.9   Orlando                FL           32811                                                    1,743,366
   27.10   Orlando                FL           32811                                                    1,524,899
   27.11   Orlando                FL           32811                                                      706,187

      28   Westerville            OH           43081           6.077%   Actual/360                     23,560,000
      29   Washington             DC           20006           5.518%   Actual/360                     21,000,000
      30   Las Vegas              NV           89119           5.802%   Actual/360                     21,000,000
      31   Orlando                FL           32819           5.448%   Actual/360                     20,708,572
      32   Eagan                  MN           55121           5.628%   Actual/360                     20,000,000
      33   Omaha                  NE           68164           5.895%   Actual/360                     19,950,000
      34   Biloxi                 MS           39531           5.648%   Actual/360                     18,640,000

      35   Bakersfield            CA           93313           5.560%   Actual/360                     17,500,000
    35.1   Bakersfield            CA           93313                                                   11,526,964
    35.2   Bakersfield            CA           93313                                                    4,074,839
    35.3   Bakersfield            CA           93313                                                    1,898,196

      36   Warner Robins          GA           30266           5.448%   Actual/360                     17,417,561
      37   Crestwood              MO           63126           5.626%   Actual/360                     16,320,000
      38   Canal Winchester       OH           43110           6.077%   Actual/360                     16,000,000
      39   Columbus               OH           43235           6.075%   Actual/360                     15,440,000
      40   Columbia               SC           29212           5.448%   Actual/360                     15,296,764
      41   Warminster             PA           18974           5.592%   Actual/360                     14,600,000
      42   Las Vegas              NV           89119           6.130%   Actual/360                     13,300,000
      43   Aliso Viejo            CA           92656           5.999%   Actual/360                     13,300,000
      44   Lynchburg              VA           22222           5.448%   Actual/360                     12,903,920
      45   Tinton Falls           NJ           07724           5.630%   Actual/360                     12,900,000
      46   Corona                 CA           92880           5.717%   Actual/360                     12,840,000
      47   Portage                IN           46368           5.492%   Actual/360                     11,952,000
      48   D'Iberville            MS           39540           6.055%   Actual/360                     11,550,000
      49   South Bend             IN           46637           5.634%   Actual/360                     11,381,325
      50   Dallas                 TX           75216           5.888%   Actual/360                     11,000,000
      51   Allentown              PA           18103           5.636%   Actual/360                     10,750,000
      52   Omaha                  NE           68164           5.915%   Actual/360                     10,500,000
      53   Richmond               CA           94804           5.690%   Actual/360                     10,500,000
      54   Phoenix                AZ           85013           6.048%   Actual/360                     10,400,000
      55   Fort Myers             FL           33912           5.670%   Actual/360                     10,400,000
      56   East Cleveland         OH           44118           5.685%   Actual/360                     10,400,000
      57   Anaheim                CA           92802           5.600%   Actual/360                     10,350,000

      58   Various                Various   Various            5.567%   Actual/360                     10,300,000
    58.1   Indianapolis           IN           46220                                                    3,604,246
    58.2   Columbus               OH           43214                                                    3,287,555
    58.3   Indianapolis           IN           46214                                                    2,443,045
    58.4   Zionsville             IN           46077                                                      965,154

      59   Bronx                  NY           10466           5.884%   Actual/360                     10,050,000
      60   Atlanta                GA           30318           5.504%   Actual/360                     10,000,000
      61   Lauderhill             FL           33351           5.448%   Actual/360                      9,887,151
      62   Zionsville             IN           46077           5.880%   Actual/360                      9,599,646
      63   Reno                   NV           89509           5.574%   Actual/360                      9,385,000

      64   Providence             RI           02903           5.646%   Actual/360                      9,200,000
    64.1   Providence             RI           02903                                                    2,934,500
    64.2   Providence             RI           02903                                                    2,538,000
    64.3   Providence             RI           02903                                                    1,903,500
    64.4   Providence             RI           02903                                                    1,824,000

      65   Columbus               GA           31909           5.859%   Actual/360                      9,000,000
      66   Irving                 TX           75061           5.874%   Actual/360                      8,920,000
      67   El Monte               CA           91731           5.549%   Actual/360                      8,800,000
      68   Round Rock             TX           78664           5.730%   Actual/360                      8,636,000
      69   Columbus               OH           43219           5.562%   Actual/360                      8,500,000
      70   Rochester              NY           14621           5.728%   Actual/360                      8,200,000
      71   Austin                 TX           78741           5.597%   Actual/360                      8,200,000
      72   Newtown                PA           18940           5.578%   Actual/360                      8,075,000
      73   Tucson                 AZ           85747           5.712%   Actual/360                      7,900,000
      74   Tomball                TX           77375           5.912%   Actual/360                      7,925,000
      75   Indianapolis           IN           46250           5.887%   Actual/360                      7,784,741
      76   Miami                  FL           33150           5.580%   Actual/360                      7,500,000
      77   Anderson               IN           46013           5.834%   Actual/360                      7,400,000
      78   Milton                 FL           32583           5.676%   Actual/360                      7,385,000
      79   Muncie                 IN           47304           5.880%   Actual/360                      7,093,317
      80   Baton Rouge            LA           70809           5.562%   Actual/360                      7,000,000
      81   Moreno Valley          CA           92553           5.798%   Actual/360                      6,900,000
      82   College Station        TX           77840           5.605%   Actual/360                      6,840,000
      83   South Padre Island     TX           78597           5.720%   Actual/360                      6,800,000
      84   Cornelius              NC           28031           5.919%   Actual/360                      6,640,000
      85   Santa Rosa             CA           95401           5.529%   Actual/360                      6,500,000
      86   Coeur d'Alene          ID           83814           5.647%   Actual/360                      6,300,000
      87   Avon                   OH           44011           5.694%   Actual/360                      6,225,000
      88   Burbank                IL           60459           5.458%   30/360                          6,060,000
      89   Keene                  NH           03431           5.712%   Actual/360                      6,020,000
      90   Seattle                WA           98126           5.698%   Actual/360                      6,000,000
      91   Puyallup               WA           98373           5.751%   Actual/360                      5,900,000
      92   Huntsville             TX           77340           5.626%   Actual/360                      5,900,000
      93   Bluffton               SC           29910           6.108%   Actual/360                      5,800,000

      94   Various                MA        Various            5.671%   Actual/360                      5,800,000
    94.1   Rockland               MA           02370                                                    4,168,988
    94.2   Abington               MA           02351                                                    1,631,012

      95   Pooler                 GA           31322           5.937%   Actual/360                      5,800,000
      96   Santa Maria            CA           93455           5.722%   Actual/360                      5,700,000
      97   Cranston               RI           02920           5.600%   Actual/360                      5,640,000
      98   Waco                   TX           76704           5.634%   Actual/360                      5,550,000
      99   Dallas                 TX           75243           5.751%   Actual/360                      5,440,000
     100   Shreveport             LA           71108           5.985%   Actual/360                      5,355,000
     101   Rochester              NY           14617           5.728%   Actual/360                      5,250,000
     102   Manassas               VA           20110           5.854%   Actual/360                      5,230,000
     103   Matawan                NJ           07747           5.680%   Actual/360                      5,060,000
     104   Casper                 WY           82601           6.050%   Actual/360                      5,000,000
     105   Katy                   TX           77450           5.736%   Actual/360                      5,000,000
     106   Wesley Chapel          FL           33543           5.904%   Actual/360                      4,968,000
     107   College Station        TX           77840           5.626%   Actual/360                      4,950,000
     108   Lafayette              IN           47905           5.880%   Actual/360                      4,738,500
     109   Yakima                 WA           98901           6.156%   Actual/360                      4,690,000
     110   Gansevoort             NY           12831           5.566%   Actual/360                      4,652,000
     111   Albany                 NY           12208           5.757%   Actual/360                      4,600,000
     112   Friendswood            TX           77546           5.626%   Actual/360                      4,600,000
     113   Idaho Falls            ID           83404           5.826%   Actual/360                      4,600,000
     114   New Providence         NJ           07974           6.016%   Actual/360                      4,550,000
     115   Russellville           AR           72802           5.560%   Actual/360                      4,480,000
     116   Muncie                 IN           47304           5.880%   Actual/360                      4,436,767
     117   College Station        TX           77840           5.596%   Actual/360                      4,400,000
     118   Indianapolis           IN           46229           5.880%   Actual/360                      4,322,500
     119   Gaylord                MI           49735           5.573%   Actual/360                      4,261,000
     120   Lombard                IL           60148           5.660%   Actual/360                      4,160,000
     121   Flowood                MS           39232           5.991%   Actual/360                      4,200,000
     122   Olympia                WA           98501           5.922%   Actual/360                      4,125,000
     123   Plainfield             IN           46168           5.683%   Actual/360                      4,080,000
     124   Chicago                IL           60610           5.700%   Actual/360                      4,000,000
     125   Gloucester             VA           23061           6.069%   Actual/360                      4,000,000
     126   College Station        TX           77840           5.609%   Actual/360                      3,950,000
     127   Monterey Park          CA           91754           5.896%   Actual/360                      3,920,000
     128   Plainfield             IN           46168           5.683%   Actual/360                      3,800,000
     129   Muncie                 IN           47302           5.880%   Actual/360                      3,797,364
     130   Roanoke                VA           24019           5.914%   Actual/360                      3,680,000
     131   Rancho Cucamonga       CA           91739           5.820%   Actual/360                      3,600,000
     132   Cranston               RI           02920           5.820%   Actual/360                      3,560,000
     133   West Bountiful         UT           84010           5.788%   Actual/360                      3,575,000
     134   Yakima                 WA           98903           5.550%   Actual/360                      3,550,000
     135   Van Buren              AR           72956           5.560%   Actual/360                      3,500,000
     136   New Lenox              IL           60451           5.569%   Actual/360                      3,500,000
     137   Lower Yoder Township   PA           15905           5.610%   Actual/360                      3,487,000
     138   Fresno                 CA           93703           5.659%   Actual/360                      3,420,152
     139   Nampa                  ID           83686           5.722%   Actual/360                      3,400,000
     140   Stockton               CA           95219           6.183%   Actual/360                      3,370,000
     141   McKeesport             PA           15132           5.740%   Actual/360                      3,300,000
     142   Vancouver              WA           98662           6.014%   Actual/360                      3,300,000
     143   University Place       WA           98466           6.082%   Actual/360                      3,283,200
     144   Huntsville             TX           77340           5.646%   Actual/360                      3,280,000
     145   Shenandoah             TX           77384           6.035%   Actual/360                      3,225,000
     146   Hattiesburg            MS           39401           6.062%   Actual/360                      3,200,000
     147   Dallas                 TX           75243           5.814%   Actual/360                      3,200,000
     148   Austin                 TX           78705           5.649%   Actual/360                      3,100,000
     149   South Padre Island     TX           78597           5.720%   Actual/360                      3,000,000
     150   Tampa                  FL           33647           5.847%   Actual/360                      2,800,000
     151   Houston                TX           77068           6.306%   Actual/360                      2,800,000
     152   Apollo Beach           FL           33572           5.980%   Actual/360                      2,726,000
     153   Lake Forest            IL           60045           5.726%   Actual/360                      2,700,000
     154   Kokomo                 IN           46901           5.880%   Actual/360                      2,694,691
     155   Lake Barrington        IL           60010           5.900%   Actual/360                      2,680,000
     156   Oregon City            OR           97045           5.855%   Actual/360                      2,650,000
     157   Arkadelphia            AR           71923           5.560%   Actual/360                      2,540,000
     158   Evanston               IL           60201           6.000%   Actual/360                      2,500,000
     159   North Hollywood        CA           91601           6.000%   Actual/360                      2,500,000
     160   Las Vegas              NV           89118           5.545%   Actual/360                      2,500,000
     161   Smithtown              NY           11787           5.860%   Actual/360                      2,480,000
     162   Savannah               GA           31419           6.508%   Actual/360                      2,400,000
     163   Chicago                IL           60614           5.642%   Actual/360                      2,350,000
     164   Tumwater               WA           98501           5.742%   Actual/360                      2,340,000
     165   Houston                TX           77042           6.031%   Actual/360                      2,280,000
     166   Coventry               RI           02816           5.700%   Actual/360                      2,200,000
     167   Porterville            CA           93257           5.580%   Actual/360                      2,100,000
     168   Daytona Beach          FL           32114           5.742%   Actual/360                      2,100,000
     169   Corpus Christi         TX           78411           5.872%   Actual/360                      2,000,000
     170   Tappahannock           VA           22560           5.848%   Actual/360                      1,900,000
     171   Goose Creek            SC           29445           6.170%   Actual/360                      1,700,000
     172   Hanford                CA           93230           5.729%   Actual/360                      1,513,755
     173   Spanaway               WA           98387           6.728%   Actual/360                      1,475,000
     174   Huntsville             TX           77340           5.612%   Actual/360                      1,475,000
     175   Albuquerque            NM           87108           6.274%   Actual/360                      1,475,000
     176   Chesapeake             VA           23320           6.064%   Actual/360                      1,430,500
     177   Nacogdoches            TX           75965           5.708%   Actual/360                      1,400,000
     178   Richmond               IN           47374           5.880%   Actual/360                      1,392,279
     179   Van Buren              AR           72956           5.860%   Actual/360                      1,288,000
     180   Solana Beach           CA           92075           5.757%   Actual/360                      1,150,000


Sequence   Cut-off Date Balance   Remaining Term To Stated Maturity (months)   Stated Maturity Date   Due Date
--------   --------------------   ------------------------------------------   --------------------   --------
       1           $394,477,317                                           59   5/7/2012               Seventh
     1.1             60,952,054
     1.2             48,277,714
     1.3             45,397,182
     1.4             41,030,296
     1.5             34,600,949
     1.6             23,124,910
     1.7             21,488,768
     1.8             21,333,219
     1.9             17,490,590
    1.10             16,130,978
    1.11             12,213,455
    1.12             10,669,490
    1.13             10,139,472
    1.14              9,851,419
    1.15              8,664,640
    1.16              7,316,551
    1.17              5,795,630
    1.18                      0
    1.19                      0
    1.20                      0

       2            187,500,000                                           57   3/1/2012               First
       3            162,500,000                                           76   10/1/2013              First
       4            153,000,000                                           67   1/1/2013               First
       5            150,080,095                                          118   4/1/2017               First
       6            130,400,000                                          117   3/1/2017               First
       7            120,000,000                                          104   2/1/2016               First
       8             91,000,000                                          116   2/1/2017               First
       9             87,000,000                                           58   4/1/2012               First
      10             76,200,000                                           55   1/1/2012               First
      11             70,373,016                                          117   3/1/2017               First

      12             61,000,000                                          115   1/1/2017               First
    12.1             35,000,000
    12.2             26,000,000

      13             50,712,288                                          117   3/1/2017               First
      14             50,000,000                                           60   6/1/2012               First
      15             48,381,600                                          117   3/1/2017               First

      16             44,400,000                                           80   2/1/2014               First
    16.1             28,300,000
    16.2             16,100,000

      17             44,305,560                                          118   4/1/2017               First
      18             40,425,230                                          117   3/1/2017               First
      19             30,458,783                                          117   3/1/2017               First
      20             29,940,841                                          118   4/1/2017               First
      21             28,116,029                                          117   3/1/2017               First
      22             25,818,322                                          117   3/1/2017               First

                     25,304,000
      23             11,454,000                                          119   5/1/2017               First
    23.1              7,700,000
    23.2              3,754,000

      24              8,100,000                                          119   5/1/2017               First

      25              5,750,000                                          119   5/1/2017               First
    25.1              3,162,500
    25.2              2,587,500

      26             25,200,000                                          115   1/1/2017               First

      27             24,650,000                                          117   3/1/2017               First
    27.1              3,525,132
    27.2              3,509,524
    27.3              2,646,473
    27.4              2,325,103
    27.5              2,309,494
    27.6              2,197,889
    27.7              2,157,051
    27.8              2,004,883
    27.9              1,743,366
   27.10              1,524,899
   27.11                706,187

      28             23,560,000                                           56   2/1/2012               First
      29             21,000,000                                          117   3/1/2017               First
      30             21,000,000                                          120   6/1/2017               First
      31             20,708,572                                          117   3/1/2017               First
      32             19,981,758                                          119   5/1/2017               First
      33             19,950,000                                          116   2/1/2017               First
      34             18,640,000                                           59   5/1/2012               First

      35             17,500,000                                           59   5/1/2012               First
    35.1             11,526,964
    35.2              4,074,839
    35.3              1,898,196

      36             17,417,561                                          117   3/1/2017               First
      37             16,287,578                                          118   4/1/2017               First
      38             16,000,000                                           56   2/1/2012               First
      39             15,440,000                                           56   2/1/2012               First
      40             15,296,764                                          117   3/1/2017               First
      41             14,600,000                                          119   5/1/2017               First
      42             13,300,000                                           55   1/1/2012               First
      43             13,224,021                                          114   12/1/2016              First
      44             12,903,920                                          117   3/1/2017               First
      45             12,862,523                                          118   4/1/2017               First
      46             12,840,000                                          119   5/1/2017               First
      47             11,872,892                                          105   3/1/2016               First
      48             11,504,070                                          117   3/1/2017               First
      49             11,381,325                                          119   5/1/2017               First
      50             11,000,000                                          116   2/1/2017               First
      51             10,750,000                                          119   5/1/2017               First
      52             10,500,000                                          116   2/1/2017               First
      53             10,500,000                                          120   6/1/2017               First
      54             10,400,000                                          119   5/1/2017               First
      55             10,400,000                                           82   4/1/2014               First
      56             10,400,000                                          118   4/5/2017               Fifth
      57             10,340,493                                          119   5/1/2017               First

      58             10,300,000                                          114   12/1/2016              First
    58.1              3,604,246
    58.2              3,287,555
    58.3              2,443,045
    58.4                965,154

      59             10,050,000                                          120   6/1/2017               First
      60             10,000,000                                          120   6/1/2017               First
      61              9,887,151                                          117   3/1/2017               First
      62              9,543,421                                          114   12/1/2016              First
      63              9,385,000                                          119   5/1/2017               First

      64              9,200,000                                          118   4/1/2017               First
    64.1              2,934,500
    64.2              2,538,000
    64.3              1,903,500
    64.4              1,824,000

      65              8,983,011                                          118   4/1/2017               First
      66              8,912,359                                          119   5/1/2017               First
      67              8,800,000                                          118   4/1/2017               First
      68              8,636,000                                          117   3/1/2017               First
      69              8,492,118                                          119   5/1/2017               First
      70              8,200,000                                          119   5/1/2017               First
      71              8,164,471                                          116   2/1/2017               First
      72              8,075,000                                          118   4/1/2017               First
      73              7,900,000                                          119   5/1/2017               First
      74              7,872,296                                          113   11/1/2016              First
      75              7,784,741                                          120   6/1/2017               First
      76              7,500,000                                          118   4/1/2017               First
      77              7,400,000                                          119   5/1/2017               First
      78              7,385,000                                          120   6/1/2017               First
      79              7,051,772                                          114   12/1/2016              First
      80              6,993,509                                          119   5/1/2017               First
      81              6,900,000                                          120   6/1/2017               First
      82              6,810,408                                          116   2/1/2017               First
      83              6,786,765                                          118   4/1/2017               First
      84              6,640,000                                          118   4/1/2017               First
      85              6,500,000                                          118   4/1/2017               First
      86              6,300,000                                          118   4/1/2017               First
      87              6,225,000                                          118   4/1/2017               First
      88              6,060,000                                          118   4/1/2017               First
      89              6,002,753                                          118   4/1/2017               First
      90              6,000,000                                          120   6/1/2017               First
      91              5,900,000                                          117   3/1/2017               First
      92              5,874,575                                          116   2/1/2017               First
      93              5,789,643                                           58   4/1/2012               First

      94              5,788,590                                          118   4/1/2017               First
    94.1              4,160,787
    94.2              1,627,803

      95              5,784,011                                          118   4/1/2017               First
      96              5,700,000                                          120   6/1/2017               First
      97              5,640,000                                          119   5/1/2017               First
      98              5,538,993                                          118   4/1/2017               First
      99              5,440,000                                          118   4/1/2017               First
     100              5,355,000                                          117   3/1/2017               First
     101              5,250,000                                          119   5/1/2017               First
     102              5,230,000                                          118   4/1/2017               First
     103              5,060,000                                          119   5/1/2017               First
     104              5,000,000                                          117   3/1/2017               First
     105              5,000,000                                          115   1/1/2017               First
     106              4,968,000                                          116   2/1/2017               First
     107              4,928,669                                          116   2/1/2017               First
     108              4,710,747                                          114   12/1/2016              First
     109              4,690,000                                          120   6/1/2017               First
     110              4,652,000                                          117   3/1/2017               First
     111              4,600,000                                          118   4/1/2017               First
     112              4,580,177                                          116   2/1/2017               First
     113              4,572,511                                          116   2/1/2017               First
     114              4,537,912                                          117   3/1/2017               First
     115              4,475,843                                          119   5/1/2017               First
     116              4,410,781                                          114   12/1/2016              First
     117              4,380,932                                          116   2/1/2017               First
     118              4,297,183                                          114   12/1/2016              First
     119              4,257,059                                          119   5/1/2017               First
     120              4,160,000                                          120   6/1/2017               First
     121              4,154,737                                          115   1/1/2017               First
     122              4,099,196                                          117   3/1/2017               First
     123              4,080,000                                          120   6/1/2017               First
     124              4,000,000                                          119   5/1/2017               First
     125              3,976,964                                          116   2/1/2017               First
     126              3,932,924                                          116   2/1/2017               First
     127              3,912,661                                          118   4/1/2017               First
     128              3,800,000                                          120   6/1/2017               First
     129              3,775,123                                          114   12/1/2016              First
     130              3,669,986                                          117   3/1/2017               First
     131              3,600,000                                          117   3/1/2017               First
     132              3,560,000                                           59   5/1/2012               First
     133              3,553,513                                          116   2/1/2017               First
     134              3,550,000                                          119   5/1/2017               First
     135              3,496,753                                          119   5/1/2017               First
     136              3,489,690                                          117   3/1/2017               First
     137              3,487,000                                          119   5/1/2017               First
     138              3,413,406                                          118   4/1/2017               First
     139              3,393,385                                          118   4/1/2017               First
     140              3,367,340                                          119   5/1/2017               First
     141              3,300,000                                          119   5/1/2017               First
     142              3,295,800                                          119   5/1/2017               First
     143              3,283,200                                          118   4/1/2017               First
     144              3,273,512                                          118   4/1/2017               First
     145              3,206,331                                          116   2/1/2017               First
     146              3,200,000                                          120   6/1/2017               First
     147              3,191,088                                          117   3/1/2017               First
     148              3,093,872                                          118   4/1/2017               First
     149              2,994,161                                          118   4/1/2017               First
     150              2,800,000                                          119   5/1/2017               First
     151              2,784,450                                          116   2/1/2017               First
     152              2,726,000                                           57   3/1/2012               First
     153              2,692,326                                          117   3/1/2017               First
     154              2,678,908                                          114   12/1/2016              First
     155              2,674,987                                          118   4/1/2017               First
     156              2,650,000                                          118   4/1/2017               First
     157              2,536,472                                          119   5/1/2017               First
     158              2,497,928                                          119   5/1/2017               First
     159              2,497,928                                          119   5/1/2017               First
     160              2,494,946                                          118   4/1/2017               First
     161              2,480,000                                          119   5/1/2017               First
     162              2,391,216                                          117   3/1/2017               First
     163              2,347,864                                          119   5/1/2017               First
     164              2,340,000                                          118   4/1/2017               First
     165              2,273,964                                           57   3/1/2012               First
     166              2,193,710                                          117   3/1/2017               First
     167              2,095,786                                          118   4/1/2017               First
     168              2,094,053                                          117   3/1/2017               First
     169              2,000,000                                          119   5/1/2017               First
     170              1,900,000                                          117   3/1/2017               First
     171              1,695,646                                          117   3/1/2017               First
     172              1,513,755                                          118   4/1/2017               First
     173              1,475,000                                          115   1/1/2017               First
     174              1,468,627                                          116   2/1/2017               First
     175              1,468,217                                          115   1/1/2017               First
     176              1,426,742                                          117   3/1/2017               First
     177              1,397,268                                          118   4/1/2017               First
     178              1,384,124                                          114   12/1/2016              First
     179              1,288,000                                          119   5/1/2017               First
     180              1,150,000                                          116   2/1/2017               First
                 $3,172,686,517

Sequence   Monthly Payment   Administrative Fee Rate(2)    Primary Servicing Fee Rate
--------   ---------------   --------------------------    --------------------------
       1         1,932,122                      0.03063%                      0.01000%
     1.1
     1.2
     1.3
     1.4
     1.5
     1.6
     1.7
     1.8
     1.9
    1.10
    1.11
    1.12
    1.13
    1.14
    1.15
    1.16
    1.17
    1.18
    1.19
    1.20

       2           994,958                      0.02063%                      0.01000%
       3           786,454                      0.03063%                      0.01000%
       4           736,714                      0.02063%                      0.01000%
       5           869,589                      0.02063%                      0.01000%
       6           617,316                      0.06063%                      0.05000%
       7           566,693                      0.02063%                      0.01000%
       8           435,021                      0.06063%                      0.05000%
       9           441,873                      0.02063%                      0.01000%
      10           340,387                      0.02063%                      0.01000%
      11           323,901                      0.02063%                      0.01000%

      12           367,335                      0.03063%                      0.01000%
    12.1
    12.2

      13           233,410                      0.02063%                      0.01000%
      14           241,791                      0.05563%                      0.03500%
      15           222,683                      0.03063%                      0.02000%

      16           224,408                      0.03063%                      0.01000%
    16.1
    16.2

      17           256,714                      0.03063%                      0.02000%
      18           186,063                      0.03063%                      0.02000%
      19           140,191                      0.03063%                      0.02000%
      20           173,360                      0.03063%                      0.02000%
      21           129,408                      0.03063%                      0.02000%
      22           118,832                      0.03063%                      0.02000%


      23            54,359                      0.03063%                      0.01000%
    23.1
    23.2

      24            38,441                      0.03063%                      0.01000%

      25            33,442                      0.03063%                      0.01000%
    25.1
    25.2

      26           119,936                      0.03063%                      0.02000%

      27           120,734                      0.03063%                      0.02000%
    27.1
    27.2
    27.3
    27.4
    27.5
    27.6
    27.7
    27.8
    27.9
   27.10
   27.11

      28           120,969                      0.03063%                      0.02000%
      29            97,906                      0.03063%                      0.02000%
      30           102,945                      0.10063%                      0.02000%
      31            95,314                      0.03063%                      0.02000%
      32           115,169                      0.03063%                      0.02000%
      33           118,267                      0.10063%                      0.02000%
      34            88,951                      0.03063%                      0.02000%

      35            82,209                      0.03063%                      0.02000%
    35.1
    35.2
    35.3

      36            80,167                      0.03063%                      0.02000%
      37            93,957                      0.03063%                      0.02000%
      38            82,152                      0.03063%                      0.02000%
      39            79,251                      0.03063%                      0.02000%
      40            70,405                      0.03063%                      0.02000%
      41            83,742                      0.03063%                      0.01000%
      42            80,855                      0.03063%                      0.02000%
      43            79,732                      0.03063%                      0.02000%
      44            59,392                      0.03063%                      0.02000%
      45            80,222                      0.10063%                      0.02000%
      46            62,016                      0.03063%                      0.02000%
      47            82,162                      0.03063%                      0.02000%
      48            74,806                      0.03063%                      0.01000%
      49            65,582                      0.03063%                      0.01000%
      50            65,161                      0.16063%                      0.06000%
      51            61,958                      0.03063%                      0.01000%
      52            62,380                      0.10063%                      0.02000%
      53            60,876                      0.03063%                      0.02000%
      54            62,675                      0.03063%                      0.01000%
      55            60,164                      0.03063%                      0.01000%
      56            60,263                      0.13063%                      0.03000%
      57            59,417                      0.03063%                      0.02000%

      58            48,447                      0.03063%                      0.02000%
    58.1
    58.2
    58.3
    58.4

      59            59,507                      0.03063%                      0.02000%
      60            56,804                      0.03063%                      0.02000%
      61            45,507                      0.03063%                      0.02000%
      62            56,816                      0.06063%                      0.05000%
      63            53,724                      0.10063%                      0.02000%

      64            53,082                      0.03063%                      0.02000%
    64.1
    64.2
    64.3
    64.4

      65            53,146                      0.03063%                      0.02000%
      66            52,759                      0.03063%                      0.01000%
      67            50,236                      0.10063%                      0.02000%
      68            50,288                      0.03063%                      0.02000%
      69            48,593                      0.03063%                      0.02000%
      70            47,738                      0.03063%                      0.02000%
      71            47,059                      0.03063%                      0.02000%
      72            38,057                      0.03063%                      0.02000%
      73            38,126                      0.03063%                      0.02000%
      74            46,831                      0.08063%                      0.06000%
      75            46,109                      0.10063%                      0.02000%
      76            35,359                      0.03063%                      0.02000%
      77            43,580                      0.03063%                      0.02000%
      78            35,416                      0.03063%                      0.02000%
      79            41,982                      0.06063%                      0.05000%
      80            40,018                      0.03063%                      0.02000%
      81            40,477                      0.03063%                      0.02000%
      82            39,289                      0.03063%                      0.02000%
      83            39,553                      0.07063%                      0.05000%
      84            39,465                      0.13063%                      0.03000%
      85            30,365                      0.03063%                      0.02000%
      86            36,354                      0.03063%                      0.02000%
      87            36,106                      0.15063%                      0.05000%
      88            27,563                      0.03063%                      0.02000%
      89            37,734                      0.03063%                      0.02000%
      90            41,947                      0.03063%                      0.02000%
      91            34,435                      0.10063%                      0.02000%
      92            33,967                      0.03063%                      0.02000%
      93            35,178                      0.13063%                      0.03000%

      94            33,557                      0.03063%                      0.02000%
    94.1
    94.2

      95            37,146                      0.13063%                      0.03000%
      96            33,162                      0.03063%                      0.02000%
      97            26,686                      0.03063%                      0.02000%
      98            31,980                      0.03063%                      0.02000%
      99            31,750                      0.15063%                      0.05000%
     100            32,054                      0.10063%                      0.02000%
     101            30,564                      0.03063%                      0.02000%
     102            25,868                      0.03063%                      0.02000%
     103            24,283                      0.03063%                      0.02000%
     104            30,137                      0.03063%                      0.01000%
     105            29,134                      0.10063%                      0.02000%
     106            29,480                      0.10063%                      0.02000%
     107            28,498                      0.03063%                      0.02000%
     108            28,045                      0.06063%                      0.05000%
     109            30,667                      0.03063%                      0.02000%
     110            26,607                      0.10063%                      0.02000%
     111            26,865                      0.10063%                      0.02000%
     112            26,483                      0.03063%                      0.02000%
     113            29,151                      0.10063%                      0.02000%
     114            27,326                      0.03063%                      0.01000%
     115            25,606                      0.10063%                      0.02000%
     116            26,259                      0.06063%                      0.05000%
     117            25,248                      0.03063%                      0.02000%
     118            25,583                      0.06063%                      0.05000%
     119            24,389                      0.03063%                      0.02000%
     120            24,039                      0.03063%                      0.02000%
     121            30,068                      0.16063%                      0.06000%
     122            29,367                      0.10063%                      0.02000%
     123            23,636                      0.10063%                      0.02000%
     124            19,264                      0.03063%                      0.02000%
     125            25,941                      0.10063%                      0.02000%
     126            22,699                      0.03063%                      0.02000%
     127            23,241                      0.03063%                      0.02000%
     128            22,014                      0.10063%                      0.02000%
     129            22,475                      0.06063%                      0.05000%
     130            21,860                      0.10063%                      0.02000%
     131            21,169                      0.10063%                      0.02000%
     132            17,506                      0.03063%                      0.02000%
     133            22,573                      0.10063%                      0.02000%
     134            16,647                      0.07063%                      0.06000%
     135            20,005                      0.10063%                      0.02000%
     136            20,024                      0.10063%                      0.02000%
     137            20,040                      0.03063%                      0.01000%
     138            19,762                      0.03063%                      0.02000%
     139            19,781                      0.10063%                      0.02000%
     140            20,603                      0.10063%                      0.02000%
     141            19,237                      0.03063%                      0.01000%
     142            21,290                      0.10063%                      0.02000%
     143            19,858                      0.10063%                      0.02000%
     144            18,925                      0.03063%                      0.02000%
     145            20,848                      0.10063%                      0.02000%
     146            19,313                      0.03063%                      0.02000%
     147            18,805                      0.18063%                      0.08000%
     148            17,892                      0.03063%                      0.02000%
     149            17,450                      0.08063%                      0.06000%
     150            16,513                      0.10063%                      0.02000%
     151            18,568                      0.10063%                      0.02000%
     152            13,773                      0.03063%                      0.02000%
     153            15,715                      0.10063%                      0.02000%
     154            15,949                      0.06063%                      0.05000%
     155            15,896                      0.10063%                      0.02000%
     156            15,642                      0.10063%                      0.02000%
     157            15,689                      0.10063%                      0.02000%
     158            14,989                      0.03063%                      0.02000%
     159            14,989                      0.03063%                      0.02000%
     160            14,265                      0.10063%                      0.02000%
     161            14,646                      0.10063%                      0.02000%
     162            16,217                      0.18063%                      0.08000%
     163            13,553                      0.03063%                      0.02000%
     164            13,644                      0.10063%                      0.02000%
     165            13,715                      0.10063%                      0.02000%
     166            12,769                      0.10063%                      0.02000%
     167            12,029                      0.03063%                      0.02000%
     168            12,244                      0.10063%                      0.02000%
     169            11,827                      0.10063%                      0.02000%
     170            11,206                      0.10063%                      0.02000%
     171            10,379                      0.10063%                      0.02000%
     172             8,814                      0.08063%                      0.07000%
     173             9,545                      0.10063%                      0.02000%
     174             8,479                      0.03063%                      0.02000%
     175             9,105                      0.10063%                      0.02000%
     176             8,636                      0.10063%                      0.02000%
     177             8,133                      0.03063%                      0.02000%
     178             8,240                      0.06063%                      0.05000%
     179             7,607                      0.03063%                      0.02000%
     180             5,594                      0.03063%                      0.02000%


Sequence   Master Servicing Fee Rate    Ownership Interest   Cross-Collateralized Loans
--------   -------------------------    ------------------   --------------------------
       1                     0.02000%   Various              No
     1.1                                Pledge
     1.2                                Fee
     1.3                                Fee
     1.4                                Fee
     1.5                                Fee
     1.6                                Leasehold
     1.7                                Fee
     1.8                                Fee
     1.9                                Fee
    1.10                                Fee
    1.11                                Fee
    1.12                                Fee
    1.13                                Fee
    1.14                                Fee
    1.15                                Fee
    1.16                                Fee
    1.17                                Fee
    1.18                                Pledge
    1.19                                Pledge
    1.20                                Pledge

       2                     0.01000%   Fee                  No
       3                     0.02000%   Fee                  No
       4                     0.01000%   Fee                  No
       5                     0.01000%   Fee                  No
       6                     0.01000%   Leasehold            No
       7                     0.01000%   Fee                  No
       8                     0.01000%   Fee                  No
       9                     0.01000%   Fee                  No
      10                     0.01000%   Fee                  No
      11                     0.01000%   Fee                  No

      12                     0.02000%   Fee                  No
    12.1                                Fee
    12.2                                Fee

      13                     0.01000%   Fee                  No
      14                     0.02000%   Fee                  No
      15                     0.01000%   Fee                  No

      16                     0.02000%   Fee                  No
    16.1                                Fee
    16.2                                Fee

      17                     0.01000%   Fee                  No
      18                     0.01000%   Fee                  No
      19                     0.01000%   Fee                  No
      20                     0.01000%   Fee/Leasehold        No
      21                     0.01000%   Fee                  No
      22                     0.01000%   Fee                  No

                                        Fee                  BACM 2007-2 A
      23                     0.02000%   Fee                  BACM 2007-2 A
    23.1                                Fee
    23.2                                Fee

      24                     0.02000%   Fee                  BACM 2007-2 A

      25                     0.02000%   Fee                  BACM 2007-2 A
    25.1                                Fee
    25.2                                Fee

      26                     0.01000%   Fee                  No

      27                     0.01000%   Fee                  No
    27.1                                Fee
    27.2                                Fee
    27.3                                Fee
    27.4                                Fee
    27.5                                Fee
    27.6                                Fee
    27.7                                Fee
    27.8                                Fee
    27.9                                Fee
   27.10                                Fee
   27.11                                Fee

      28                     0.01000%   Fee                  No
      29                     0.01000%   Fee                  No
      30                     0.08000%   Fee                  No
      31                     0.01000%   Fee                  No
      32                     0.01000%   Fee                  No
      33                     0.08000%   Fee                  No
      34                     0.01000%   Fee                  No

      35                     0.01000%   Fee                  No
    35.1                                Fee
    35.2                                Fee
    35.3                                Fee

      36                     0.01000%   Fee                  No
      37                     0.01000%   Fee                  No
      38                     0.01000%   Fee                  No
      39                     0.01000%   Fee                  No
      40                     0.01000%   Fee                  No
      41                     0.02000%   Fee                  No
      42                     0.01000%   Fee                  No
      43                     0.01000%   Fee                  No
      44                     0.01000%   Fee                  No
      45                     0.08000%   Fee                  No
      46                     0.01000%   Fee                  No
      47                     0.01000%   Fee                  No
      48                     0.02000%   Fee                  No
      49                     0.02000%   Fee                  No
      50                     0.10000%   Fee                  No
      51                     0.02000%   Fee                  No
      52                     0.08000%   Fee                  No
      53                     0.01000%   Fee                  No
      54                     0.02000%   Leasehold            No
      55                     0.02000%   Fee                  No
      56                     0.10000%   Fee                  No
      57                     0.01000%   Fee                  No

      58                     0.01000%   Fee                  No
    58.1                                Fee
    58.2                                Fee
    58.3                                Fee
    58.4                                Fee

      59                     0.01000%   Fee                  No
      60                     0.01000%   Fee                  No
      61                     0.01000%   Fee                  No
      62                     0.01000%   Fee                  No
      63                     0.08000%   Fee                  No

      64                     0.01000%   Fee                  No
    64.1                                Fee
    64.2                                Fee
    64.3                                Fee
    64.4                                Fee

      65                     0.01000%   Fee                  No
      66                     0.02000%   Fee                  No
      67                     0.08000%   Leasehold            No
      68                     0.01000%   Fee                  No
      69                     0.01000%   Fee                  No
      70                     0.01000%   Fee                  No
      71                     0.01000%   Fee                  No
      72                     0.01000%   Fee                  No
      73                     0.01000%   Fee                  No
      74                     0.02000%   Fee                  No
      75                     0.08000%   Fee                  No
      76                     0.01000%   Fee                  No
      77                     0.01000%   Fee                  No
      78                     0.01000%   Fee                  No
      79                     0.01000%   Fee                  No
      80                     0.01000%   Leasehold            No
      81                     0.01000%   Fee                  No
      82                     0.01000%   Fee                  No
      83                     0.02000%   Fee                  No
      84                     0.10000%   Fee                  No
      85                     0.01000%   Fee                  No
      86                     0.01000%   Fee                  No
      87                     0.10000%   Fee                  No
      88                     0.01000%   Fee                  No
      89                     0.01000%   Fee                  No
      90                     0.01000%   Fee                  No
      91                     0.08000%   Fee                  No
      92                     0.01000%   Fee                  No
      93                     0.10000%   Fee                  No

      94                     0.01000%   Fee                  No
    94.1                                Fee
    94.2                                Fee

      95                     0.10000%   Fee                  No
      96                     0.01000%   Fee                  No
      97                     0.01000%   Fee                  No
      98                     0.01000%   Fee                  No
      99                     0.10000%   Fee                  No
     100                     0.08000%   Fee                  No
     101                     0.01000%   Fee                  No
     102                     0.01000%   Fee                  No
     103                     0.01000%   Fee                  No
     104                     0.02000%   Fee                  No
     105                     0.08000%   Fee                  No
     106                     0.08000%   Fee                  No
     107                     0.01000%   Fee                  No
     108                     0.01000%   Fee                  No
     109                     0.01000%   Fee                  No
     110                     0.08000%   Fee                  No
     111                     0.08000%   Fee                  No
     112                     0.01000%   Fee                  No
     113                     0.08000%   Fee                  No
     114                     0.02000%   Fee                  No
     115                     0.08000%   Fee                  No
     116                     0.01000%   Fee                  No
     117                     0.01000%   Fee                  No
     118                     0.01000%   Fee                  No
     119                     0.01000%   Fee                  No
     120                     0.01000%   Fee                  No
     121                     0.10000%   Leasehold            No
     122                     0.08000%   Leasehold            No
     123                     0.08000%   Fee                  No
     124                     0.01000%   Fee                  No
     125                     0.08000%   Fee                  No
     126                     0.01000%   Fee                  No
     127                     0.01000%   Fee                  No
     128                     0.08000%   Fee                  No
     129                     0.01000%   Fee                  No
     130                     0.08000%   Fee                  No
     131                     0.08000%   Leasehold            No
     132                     0.01000%   Fee                  No
     133                     0.08000%   Fee                  No
     134                     0.01000%   Leasehold            No
     135                     0.08000%   Fee                  No
     136                     0.08000%   Fee                  No
     137                     0.02000%   Fee                  No
     138                     0.01000%   Fee                  No
     139                     0.08000%   Fee                  No
     140                     0.08000%   Fee                  No
     141                     0.02000%   Fee                  No
     142                     0.08000%   Fee                  No
     143                     0.08000%   Fee                  No
     144                     0.01000%   Fee                  No
     145                     0.08000%   Fee                  No
     146                     0.01000%   Fee                  No
     147                     0.10000%   Fee                  No
     148                     0.01000%   Fee                  No
     149                     0.02000%   Fee                  No
     150                     0.08000%   Fee                  No
     151                     0.08000%   Fee                  No
     152                     0.01000%   Fee                  No
     153                     0.08000%   Fee                  No
     154                     0.01000%   Fee                  No
     155                     0.08000%   Fee                  No
     156                     0.08000%   Fee                  No
     157                     0.08000%   Fee                  No
     158                     0.01000%   Fee                  No
     159                     0.01000%   Fee                  No
     160                     0.08000%   Fee                  No
     161                     0.08000%   Fee                  No
     162                     0.10000%   Fee                  No
     163                     0.01000%   Fee                  No
     164                     0.08000%   Fee                  No
     165                     0.08000%   Fee                  No
     166                     0.08000%   Fee                  No
     167                     0.01000%   Fee                  No
     168                     0.08000%   Fee                  No
     169                     0.08000%   Fee                  No
     170                     0.08000%   Fee                  No
     171                     0.08000%   Fee                  No
     172                     0.01000%   Fee                  No
     173                     0.08000%   Fee                  No
     174                     0.01000%   Fee                  No
     175                     0.08000%   Fee                  No
     176                     0.08000%   Fee                  No
     177                     0.01000%   Fee                  No
     178                     0.01000%   Fee                  No
     179                     0.01000%   Fee                  No
     180                     0.01000%   Leasehold            No


Sequence   Original Amortization (months)   ARD Loan   Grace Period   Loan Group
--------   ------------------------------   --------   ------------   ----------
       1                                0   No                    0            1
     1.1                                                                       1
     1.2                                                                       1
     1.3                                                                       1
     1.4                                                                       1
     1.5                                                                       1
     1.6                                                                       1
     1.7                                                                       1
     1.8                                                                       1
     1.9                                                                       1
    1.10                                                                       1
    1.11                                                                       1
    1.12                                                                       1
    1.13                                                                       1
    1.14                                                                       1
    1.15                                                                       1
    1.16                                                                       1
    1.17                                                                       1
    1.18                                                                       1
    1.19                                                                       1
    1.20                                                                       1

       2                                0   No                    5            1
       3                                0   No                    0            1
       4                                0   No                    0            2
       5                              360   No                    8            1
       6                                0   No                    0            1
       7                                0   No                    5            1
       8                                0   No                    0            1
       9                                0   No                    5            1
      10                                0   No                    0            1
      11                                0   No                    0            1

      12                              360   No                    0            1
    12.1                                                                       1
    12.2                                                                       1

      13                                0   No                    0            1
      14                                0   No                    0            1
      15                                0   No                    0            1

      16                                0   No                    5            2
    16.1                                                                       2
    16.2                                                                       2

      17                              360   No                    8            1
      18                                0   No                    0            1
      19                                0   No                    0            1
      20                              360   No                    5            1
      21                                0   No                    0            1
      22                                0   No                    0            1

                                                                  5            1
      23                                0   Yes                   5            1
    23.1                                                                       1
    23.2                                                                       1

      24                                0   Yes                   5            1

      25                              360   No                    5            1
    25.1                                                                       1
    25.2                                                                       1

      26                                0   No                    5            2

      27                                0   No                    5            1
    27.1                                                                       1
    27.2                                                                       1
    27.3                                                                       1
    27.4                                                                       1
    27.5                                                                       1
    27.6                                                                       1
    27.7                                                                       1
    27.8                                                                       1
    27.9                                                                       1
   27.10                                                                       1
   27.11                                                                       1

      28                                0   No                    5            2
      29                                0   No                    5            1
      30                                0   No                    5            2
      31                                0   No                    0            1
      32                              360   No                    5            1
      33                              360   No                    5            1
      34                                0   No                    5            2

      35                                0   No                    5            1
    35.1                                                                       1
    35.2                                                                       1
    35.3                                                                       1

      36                                0   No                    0            1
      37                              360   No                    5            1
      38                                0   No                    5            2
      39                                0   No                    5            2
      40                                0   No                    0            1
      41                              360   No                    5            1
      42                              360   No                    5            2
      43                              360   No                    5            1
      44                                0   No                    0            1
      45                              300   No                    5            1
      46                                0   No                    5            1
      47                              240   No                    5            1
      48                              300   No                    5            1
      49                              360   No                    0            2
      50                              360   No                    5            2
      51                              360   No                    5            1
      52                              360   No                    5            1
      53                              360   No                    5            1
      54                              360   No                    0            1
      55                              360   No                    5            1
      56                              360   No                    7            2
      57                              360   No                    5            2

      58                                0   No                                 1
    58.1                                                                       1
    58.2                                                                       1
    58.3                                                                       1
    58.4                                                                       1

      59                              360   No                    5            1
      60                              360   No                    5            1
      61                                0   No                    0            1
      62                              360   No                    5            1
      63                              360   No                    5            2

      64                              360   No                    5            1
    64.1                                                                       1
    64.2                                                                       1
    64.3                                                                       1
    64.4                                                                       1

      65                              360   No                    5            1
      66                              360   No                    5            1
      67                              360   No                    5            1
      68                              360   No                    5            2
      69                              360   No                    5            1
      70                              360   No                    5            2
      71                              360   No                    5            2
      72                                0   No                    5            1
      73                                0   No                    5            1
      74                              360   No                    5            1
      75                              360   No                    5            1
      76                                0   No                    5            1
      77                              360   No                    5            1
      78                                0   No                    5            1
      79                              360   No                    5            1
      80                              360   No                    5            1
      81                              360   No                    5            1
      82                              360   No                    5            2
      83                              360   No                    5            1
      84                              360   No                    5            1
      85                                0   No                    5            1
      86                              360   No                    5            1
      87                              360   No                    5            1
      88                                0   Yes                   5            1
      89                              300   No                    5            1
      90                              240   No                    5            2
      91                              360   No                    5            1
      92                              360   No                    5            2
      93                              360   No                    5            1

      94                              360   No                    5            2
    94.1                                                                       2
    94.2                                                                       2

      95                              300   No                    5            1
      96                              360   No                    5            1
      97                                0   No                    5            2
      98                              360   No                    5            2
      99                              360   No                    5            2
     100                              360   No                    5            2
     101                              360   No                    5            2
     102                                0   No                    5            1
     103                                0   No                    5            2
     104                              360   No                    5            1
     105                              360   No                    5            1
     106                              360   No                    5            1
     107                              360   No                    5            2
     108                              360   No                    5            1
     109                              300   No                    5            1
     110                              360   No                    5            2
     111                              360   No                    5            2
     112                              360   No                    5            2
     113                              300   No                    5            1
     114                              360   No                    5            1
     115                              360   No                    5            2
     116                              360   No                    5            1
     117                              360   No                    5            2
     118                              360   No                    5            1
     119                              360   No                    5            1
     120                              360   No                    5            1
     121                              240   No                    5            1
     122                              240   No                    5            1
     123                              360   No                    5            1
     124                                0   No                    5            1
     125                              300   No                    5            1
     126                              360   No                    5            2
     127                              360   No                    5            1
     128                              360   No                    5            1
     129                              360   No                    5            1
     130                              360   No                    5            1
     131                              360   No                    5            1
     132                                0   No                    5            2
     133                              300   No                    5            1
     134                                0   No                    5            1
     135                              360   No                    5            2
     136                              360   No                    5            1
     137                              360   No                    5            1
     138                              360   No                    5            2
     139                              360   No                    5            1
     140                              360   No                    5            1
     141                              360   No                    5            1
     142                              300   No                    5            1
     143                              360   No                    5            1
     144                              360   No                    5            2
     145                              300   No                    5            1
     146                              360   No                    5            1
     147                              360   No                    5            2
     148                              360   No                    5            2
     149                              360   No                    5            1
     150                              360   No                    5            1
     151                              300   No                    5            1
     152                                0   No                    5            1
     153                              360   No                    5            1
     154                              360   No                    5            1
     155                              360   No                    5            1
     156                              360   No                    5            1
     157                              300   No                    5            2
     158                              360   No                    5            1
     159                              360   No                    5            1
     160                              360   No                    5            1
     161                              360   No                    5            1
     162                              300   No                    5            1
     163                              360   No                    5            1
     164                              360   No                    5            2
     165                              360   No                    5            1
     166                              360   No                    5            2
     167                              360   No                    5            1
     168                              360   No                    5            1
     169                              360   No                    5            1
     170                              360   No                    5            1
     171                              360   No                    5            1
     172                              360   No                    5            2
     173                              360   No                    5            1
     174                              360   No                    5            2
     175                              360   No                    5            2
     176                              360   No                    5            1
     177                              360   No                    5            2
     178                              360   No                    5            1
     179                              360   No                    5            1
     180                                0   No                    5            1


1) For mortgage loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day year, the amortization term is the term over which the mortgage loans would amortize if interest accrued and was paid on the basis of a 360-day year consisting of twelve 30-day months. The actual amortization would be longer.

2) Administrative Fee Rate includes the Master Servicer Fee Rate (including, where applicable, the Bridger excess fees); the Trustee Fee Rate; and the Primary Servicing Fee Rate (which, for some HFF, LJ Melody-GEMSA and Northmarq Capital serviced loans includes the subservicing fee).

                                   SCHEDULE II

            Sub-Servicing Agreements in Effect as of the Closing Date



               1. Sub-Servicing Agreement, dated as of June 1, 2007, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, and Holliday Fenoglio Fowler, L.P., as Sub-Servicer.

               2. Sub-Servicing Agreement, dated as of June 1, 2007 by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Master Servicer, and MIDLAND LOAN SERVICES, INC., as Sub-Servicer.

               3. Sub-Servicing Agreement, dated as of June 1, 2007 by and between BANK OF AMERICA, NATIONAL ASSOCIATION., as Master Servicer, CAPSTONE REALTY ADVISORS, LLC, LAUREATE CAPITAL LLC, CBRE MELODY OF TEXAS, LP, COLLATERAL REAL ESTATE CAPITAL, LLC, NORTHMARQ CAPITAL, INC. and FINANCIAL FEDERAL SAVINGS BANK, as Sub-Servicers.

                                  SCHEDULE III

                  Schedule of Exceptions under Section 2.02(a)



Collateral  Property Name           Investor   Alternate   Loan Amount      DocType   Exception   Exception          Notation
ID                                  ID         Loan ID                                            Description

            Beacon Seattle & DC     BSCMI                  394,477,317.00   ALNV      01          MISSING            BSCMI TO WELLS
120072      Portfolio (Rollup)                 51006
            Beacon Seattle & DC     BSCMI                  394,477,317.00   MORT      01          MISSING            [20 PROPERTIES:
120072      Portfolio (Rollup)                 51006                                                                 1A-1T]
            Beacon Seattle & DC     BSCMI                  394,477,317.00   NOTE      01          MISSING            394,477,317.00
120072      Portfolio (Rollup)                 51006                                                                 [NOTE A-4]
            Beacon Seattle & DC     BSCMI                  394,477,317.00   TPOL      01          MISSING            [20 PROPERTIES:
120072      Portfolio (Rollup)                 51006                                                                 1A-1T]
            Grand D'Iberville       BSCMI                   11,550,000.00   TPOL      01          MISSING
4820072                                        47941
            Georgetown Apartments   BSCMI                   11,381,325.00   TPOL      01          MISSING
4920072                                        49918
            Walgreen's Guaynabo     BSCMI                            0.00   MORT      01          MISSING            GF CAPITAL
23A20072                                       49148                                                                 GUAYNABO PR
                                                                                                                     ASSOCIATES, LLC
                                                                                                                     (S.E.) TO MERS
            Super 8 - South Padre   BSCMI                    3,000,000.00   ALNV      02          DOCUMENT IS COPY,  BSCMI TO WELLS
14920072    Island                             49410                                              NEED ORIGINAL
            Parkway Chevrolet -     BSCMI                    7,925,000.00   NOTE      14          LOAN AMOUNT DOES   NOTE:
7420072     Tomball                            48225                                              NOT AGREE WITH     $9,425,000.00
                                                                                                  SCHEDULE           SCHD:
                                                                                                                     $7,925,000.00

                                   SCHEDULE IV

                                   [Reserved]

                                   SCHEDULE V


                 Mortgage Loans that Initially Pay Interest Only

LoanNumber   PropertyName                              LoanTransaction   Cutoff Balance   Amortization Type         IOPeriod
----------   ---------------------------------------   ---------------   --------------   -----------------------   --------
     51006   Beacon Seattle & DC Portfolio             BACM 2007-2       394,477,317.00   Interest Only                   60
   3405209   One Park Avenue                           BACM 2007-2       187,500,000.00   Interest Only                   60
   3403716   575 Lexington Avenue                      BACM 2007-2       162,500,000.00   Interest Only                   84
   3403856   Howard Crossing                           BACM 2007-2       153,000,000.00   Interest Only                   72
   3404331   Connecticut Financial Center              BACM 2007-2       130,400,000.00   Interest Only                  120
     59712   Valley River Center                       BACM 2007-2       120,000,000.00   Interest Only                  120
   3404620   200 West 57th Street                      BACM 2007-2        91,000,000.00   Interest Only                  120
   3402813   Franklin Avenue Plaza                     BACM 2007-2        87,000,000.00   Interest Only                   60
   3404536   50 South Tenth Street                     BACM 2007-2        76,200,000.00   Interest Only                   60
   3405764   Barrett Pavilion                          BACM 2007-2        70,373,016.00   Interest Only                  120
     48595   Investcorp Industrial Portfolio           BACM 2007-2        61,000,000.00   IO, Balloon                     60
   3405752   Fayette Pavilion III & IV                 BACM 2007-2        50,712,288.00   Interest Only                  120
     49394   Palm Beach Gardens Marriott               BACM 2007-2        50,000,000.00   Interest Only                   60
   3405765   Sycamore Commons                          BACM 2007-2        48,381,600.00   Interest Only                  120
     49150   Austin Student Housing Portfolio          BACM 2007-2        44,400,000.00   Interest Only                   84
   3405767   Sarasota Pavilion                         BACM 2007-2        40,425,230.00   Interest Only                  120
   3405769   Pleasant Hill                             BACM 2007-2        30,458,783.00   Interest Only                  120
   3405771   River Ridge                               BACM 2007-2        28,116,029.00   Interest Only                  120
   3405757   Venture Pointe                            BACM 2007-2        25,818,322.00   Interest Only                  120
   3404260   The Mark at Salem Station                 BACM 2007-2        25,200,000.00   Interest Only                  120
   3404966   West Park Industrial Portfolio            BACM 2007-2        24,650,000.00   Interest Only                  120
   3404479   Fairway Lakes                             BACM 2007-2        23,560,000.00   Interest Only                   60
   3404622   Barr Building                             BACM 2007-2        21,000,000.00   Interest Only                  120
     21502   Century Village Apts-07                   BACM 2007-2        21,000,000.00   Interest Only                  120
   3405758   Sand Lake Corners                         BACM 2007-2        20,708,572.00   Interest Only                  120
     20951   North Park Business Park Portfolio 2      BACM 2007-2        19,950,000.00   IO, Balloon                     60
   3405636   Grande View Apartments                    BACM 2007-2        18,640,000.00   Interest Only                   60
   3403935   Bakersfield Industrial Portfolio          BACM 2007-2        17,500,000.00   Interest Only                   60
   3405774   City Crossing                             BACM 2007-2        17,417,561.00   Interest Only                  120
   3404478   Lakes of Brice Apartments                 BACM 2007-2        16,000,000.00   Interest Only                   60
   3404481   Bent Tree Apartments                      BACM 2007-2        15,440,000.00   Interest Only                   60
   3405775   Columbiana Station II                     BACM 2007-2        15,296,764.00   Interest Only                  120
     49565   Davisville Shopping Center                BACM 2007-2        14,600,000.00   IO, Balloon                     60
   3404189   Harmony Square Apartments                 BACM 2007-2        13,300,000.00   IO, Balloon                     24
   3405761   Ward's Crossing                           BACM 2007-2        12,903,920.00   Interest Only                  120
   3404345   Corona Valley Marketplace                 BACM 2007-2        12,840,000.00   Interest Only                  120
     49148   Walgreen's Guaynabo & Eckerd McDonough    BACM 2007-2        11,454,000.00   Interest Only, Hyper Am        123
     49918   Georgetown Apartments                     BACM 2007-2        11,381,325.00   IO, Balloon                     36
     19986   Cliff Park Apartments                     BACM 2007-2        11,000,000.00   IO, Balloon                     24
     49756   Parkway Shopping Center                   BACM 2007-2        10,750,000.00   IO, Balloon                     36
   3402293   Richmond Industrial                       BACM 2007-2        10,500,000.00   IO, Balloon                     48
     20554   North Park Business Park Portfolio 1      BACM 2007-2        10,500,000.00   IO, Balloon                     72
     50037   Best Western Fort Myers                   BACM 2007-2        10,400,000.00   IO, Balloon                     48
     49799   Radisson Phoenix                          BACM 2007-2        10,400,000.00   IO, Balloon                     60
     23471   Lake Park Towers                          BACM 2007-2        10,400,000.00   IO, Balloon                     24
   3403866   Simply Self Storage Portfolio             BACM 2007-2        10,300,000.00   Interest Only                  120
   3405184   4234 Bronx Boulevard                      BACM 2007-2        10,050,000.00   IO, Balloon                     60
   3405692   Park Place Emery                          BACM 2007-2        10,000,000.00   IO, Balloon                     60
   3405763   Universal Plaza                           BACM 2007-2         9,887,151.00   Interest Only                  120
     23292   Brookside Villas Apartments               BACM 2007-2         9,385,000.00   IO, Balloon                     36
   3405266   Premier Development Portfolio             BACM 2007-2         9,200,000.00   IO, Balloon                     12
     20685   Storamerica El Monte                      BACM 2007-2         8,800,000.00   IO, Balloon                     36
   3405018   Parkwood Terrace                          BACM 2007-2         8,636,000.00   IO, Balloon                     60
   3405715   Hill Court Apartments                     BACM 2007-2         8,200,000.00   IO, Balloon                     24
     49754   Walgreen's Carolina                       BACM 2007-2         8,100,000.00   Interest Only, Hyper Am        120
   3405525   Newtown Business Commons                  BACM 2007-2         8,075,000.00   Interest Only                  120
   3405165   Rita Ranch I                              BACM 2007-2         7,900,000.00   Interest Only                  120
     22486   Echelon                                   BACM 2007-2         7,784,741.00   IO, Balloon                     60
   3405922   Value Store It                            BACM 2007-2         7,500,000.00   Interest Only                  120
   3405030   Remy International World Headquarters     BACM 2007-2         7,400,000.00   IO, Balloon                     36
   3405208   Boise Cascade - Florida                   BACM 2007-2         7,385,000.00   Interest Only                  120
   3404849   Moreno Valley Corporate Center            BACM 2007-2         6,900,000.00   IO, Balloon                     60
     22097   Village at Oakhurst                       BACM 2007-2         6,640,000.00   IO, Balloon                     24
   3404281   Marlow Center                             BACM 2007-2         6,500,000.00   Interest Only                  120
   3405145   Ironwood Square Shopping Center           BACM 2007-2         6,300,000.00   IO, Balloon                     36
     20442   Chester Road Square                       BACM 2007-2         6,225,000.00   IO, Balloon                     36
   3405225   Best Buy - Burbank, IL                    BACM 2007-2         6,060,000.00   Interest Only, Hyper Am        120
     21448   Waterstone Professional Building          BACM 2007-2         5,900,000.00   IO, Balloon                     24
     49092   Rite Aid - Coldwater and Shelby           BACM 2007-2         5,750,000.00   IO, Balloon                     64
   3405846   Crossroads at Santa Maria Building #9     BACM 2007-2         5,700,000.00   IO, Balloon                     60
   3405714   Royale Apartments                         BACM 2007-2         5,640,000.00   Interest Only                  120
     23357   Richland Village                          BACM 2007-2         5,440,000.00   IO, Balloon                     36
     22705   Kingwood Forest                           BACM 2007-2         5,355,000.00   IO, Balloon                     24
   3405713   Ivy Ridge Apartments                      BACM 2007-2         5,250,000.00   IO, Balloon                     24
   3405263   Social Security Administration Building   BACM 2007-2         5,230,000.00   Interest Only                  120
   3405483   Main Street Village - Matawan, NJ         BACM 2007-2         5,060,000.00   Interest Only                  120
     49504   Hilltop Shopping Center                   BACM 2007-2         5,000,000.00   IO, Balloon                     24
     21094   Royal Montreal Plaza                      BACM 2007-2         5,000,000.00   IO, Balloon                     60
     22242   Seven Oaks Shopping Center                BACM 2007-2         4,968,000.00   IO, Balloon                     60
     22168   English Village Apartments                BACM 2007-2         4,652,000.00   IO, Balloon                     36
     23247   Albany Apartments                         BACM 2007-2         4,600,000.00   IO, Balloon                     36
   3402711   300-350 East 22nd Street                  BACM 2007-2         4,160,000.00   IO, Balloon                     36
     22842   Plainfield Lot 1                          BACM 2007-2         4,080,000.00   IO, Balloon                     36
   3405533   BofA Ground Lease - LaSalle & Grand       BACM 2007-2         4,000,000.00   Interest Only                  120
     22484   Main Street Crossing                      BACM 2007-2         3,800,000.00   IO, Balloon                     60
     21375   Rancho Self Storage                       BACM 2007-2         3,600,000.00   IO, Balloon                     36
   3405707   Dean Estates                              BACM 2007-2         3,560,000.00   Interest Only                   60
   3405652   Valley Mall Frontage                      BACM 2007-2         3,550,000.00   Interest Only                  120
     49974   Eckerd - Goucher Street                   BACM 2007-2         3,487,000.00   IO, Balloon                     60
     50269   Rite Aid - McKeesport                     BACM 2007-2         3,300,000.00   IO, Balloon                     60
     21443   Everwood Professional Plaza               BACM 2007-2         3,283,200.00   IO, Balloon                     48
     22968   Live Oak Retail                           BACM 2007-2         2,800,000.00   IO, Balloon                     60
   3405235   Apollo Beach Mini Storage                 BACM 2007-2         2,726,000.00   Interest Only                   60
     22420   Emmert Hilltop Business Park              BACM 2007-2         2,650,000.00   IO, Balloon                     24
     22552   363 Route 111                             BACM 2007-2         2,480,000.00   IO, Balloon                     24
     22675   Hearthstone Tumwater                      BACM 2007-2         2,340,000.00   IO, Balloon                     60
     19727   Staples Office Building                   BACM 2007-2         2,000,000.00   IO, Balloon                     24
     19429   Shoppes at Tappahannock                   BACM 2007-2         1,900,000.00   IO, Balloon                     24
   3404115   Cortner Square Apartments                 BACM 2007-2         1,513,755.00   IO, Balloon                     24
     19759   Pacific Northwest Storage                 BACM 2007-2         1,475,000.00   IO, Balloon                     24
   3405733   Van Buren Retail Center                   BACM 2007-2         1,288,000.00   IO, Balloon                     60
   3404728   Solana Beach Retail                       BACM 2007-2         1,150,000.00   Interest Only                  120

LoanNumber   Loan Group   % of Loan Group    % of Pool
----------   ----------   ---------------    ---------
     51006            1              14.9%        12.4%
   3405209            1               7.1%         5.9%
   3403716            1               6.1%         5.1%
   3403856            2              28.9%         4.8%
   3404331            1               4.9%         4.1%
     59712            1               4.5%         3.8%
   3404620            1               3.4%         2.9%
   3402813            1               3.3%         2.7%
   3404536            1               2.9%         2.4%
   3405764            1               2.7%         2.2%
     48595            1               2.3%         1.9%
   3405752            1               1.9%         1.6%
     49394            1               1.9%         1.6%
   3405765            1               1.8%         1.5%
     49150            2               8.4%         1.4%
   3405767            1               1.5%         1.3%
   3405769            1               1.2%         1.0%
   3405771            1               1.1%         0.9%
   3405757            1               1.0%         0.8%
   3404260            2               4.8%         0.8%
   3404966            1               0.9%         0.8%
   3404479            2               4.5%         0.7%
   3404622            1               0.8%         0.7%
     21502            2               4.0%         0.7%
   3405758            1               0.8%         0.7%
     20951            1               0.8%         0.6%
   3405636            2               3.5%         0.6%
   3403935            1               0.7%         0.6%
   3405774            1               0.7%         0.5%
   3404478            2               3.0%         0.5%
   3404481            2               2.9%         0.5%
   3405775            1               0.6%         0.5%
     49565            1               0.6%         0.5%
   3404189            2               2.5%         0.4%
   3405761            1               0.5%         0.4%
   3404345            1               0.5%         0.4%
     49148            1               0.4%         0.4%
     49918            2               2.2%         0.4%
     19986            2               2.1%         0.3%
     49756            1               0.4%         0.3%
   3402293            1               0.4%         0.3%
     20554            1               0.4%         0.3%
     50037            1               0.4%         0.3%
     49799            1               0.4%         0.3%
     23471            2               2.0%         0.3%
   3403866            1               0.4%         0.3%
   3405184            1               0.4%         0.3%
   3405692            1               0.4%         0.3%
   3405763            1               0.4%         0.3%
     23292            2               1.8%         0.3%
   3405266            1               0.3%         0.3%
     20685            1               0.3%         0.3%
   3405018            2               1.6%         0.3%
   3405715            2               1.5%         0.3%
     49754            1               0.3%         0.3%
   3405525            1               0.3%         0.3%
   3405165            1               0.3%         0.2%
     22486            1               0.3%         0.2%
   3405922            1               0.3%         0.2%
   3405030            1               0.3%         0.2%
   3405208            1               0.3%         0.2%
   3404849            1               0.3%         0.2%
     22097            1               0.3%         0.2%
   3404281            1               0.2%         0.2%
   3405145            1               0.2%         0.2%
     20442            1               0.2%         0.2%
   3405225            1               0.2%         0.2%
     21448            1               0.2%         0.2%
     49092            1               0.2%         0.2%
   3405846            1               0.2%         0.2%
   3405714            2               1.1%         0.2%
     23357            2               1.0%         0.2%
     22705            2               1.0%         0.2%
   3405713            2               1.0%         0.2%
   3405263            1               0.2%         0.2%
   3405483            2               1.0%         0.2%
     49504            1               0.2%         0.2%
     21094            1               0.2%         0.2%
     22242            1               0.2%         0.2%
     22168            2               0.9%         0.1%
     23247            2               0.9%         0.1%
   3402711            1               0.2%         0.1%
     22842            1               0.2%         0.1%
   3405533            1               0.2%         0.1%
     22484            1               0.1%         0.1%
     21375            1               0.1%         0.1%
   3405707            2               0.7%         0.1%
   3405652            1               0.1%         0.1%
     49974            1               0.1%         0.1%
     50269            1               0.1%         0.1%
     21443            1               0.1%         0.1%
     22968            1               0.1%         0.1%
   3405235            1               0.1%         0.1%
     22420            1               0.1%         0.1%
     22552            1               0.1%         0.1%
     22675            2               0.4%         0.1%
     19727            1               0.1%         0.1%
     19429            1               0.1%         0.1%
   3404115            2               0.3%         0.0%
     19759            1               0.1%         0.0%
   3405733            1               0.0%         0.0%
   3404728            1               0.0%         0.0%

                                   SCHEDULE VI

                    Mortgage Loans Containing Additional Debt

LoanNumber   PropertyName                            LoanTransaction   Cutoff Balance
----------   -------------------------------------   ---------------   --------------
     51006   Beacon Seattle & DC Portfolio           BACM 2007-2       394,477,317.00

   3405209   One Park Avenue                         BACM 2007-2       187,500,000.00
   3403716   575 Lexington Avenue                    BACM 2007-2       162,500,000.00
   3403856   Howard Crossing                         BACM 2007-2       153,000,000.00
   3404620   200 West 57th Street                    BACM 2007-2        91,000,000.00
   3402813   Franklin Avenue Plaza                   BACM 2007-2        87,000,000.00
   3405764   Barrett Pavilion                        BACM 2007-2        70,373,016.00
   3405752   Fayette Pavilion III & IV               BACM 2007-2        50,712,288.00
   3405765   Sycamore Commons                        BACM 2007-2        48,381,600.00
     49150   Austin Student Housing Portfolio        BACM 2007-2        44,400,000.00
   3405767   Sarasota Pavilion                       BACM 2007-2        40,425,230.00
   3405769   Pleasant Hill                           BACM 2007-2        30,458,783.00
   3405771   River Ridge                             BACM 2007-2        28,116,029.00
   3405757   Venture Pointe                          BACM 2007-2        25,818,322.00
   3404260   The Mark at Salem Station               BACM 2007-2        25,200,000.00
     21502   Century Village Apts-07                 BACM 2007-2        21,000,000.00
   3405758   Sand Lake Corners                       BACM 2007-2        20,708,572.00
   3405636   Grande View Apartments                  BACM 2007-2        18,640,000.00
   3405774   City Crossing                           BACM 2007-2        17,417,561.00
   3405775   Columbiana Station II                   BACM 2007-2        15,296,764.00
   3404189   Harmony Square Apartments               BACM 2007-2        13,300,000.00
   3405761   Ward's Crossing                         BACM 2007-2        12,903,920.00
     23195   Holiday Inn Tinton Falls                BACM 2007-2        12,862,523.11
     23471   Lake Park Towers                        BACM 2007-2        10,400,000.00
   3405763   Universal Plaza                         BACM 2007-2         9,887,151.00
     23292   Brookside Villas Apartments             BACM 2007-2         9,385,000.00
     20685   Storamerica El Monte                    BACM 2007-2         8,800,000.00

   3402651   DTI- Chevy Chase Downs Apartments       BACM 2007-2         8,164,471.36
     48225   Parkway Chevrolet - Tomball             BACM 2007-2         7,872,296.20
     22486   Echelon                                 BACM 2007-2         7,784,741.00
   3405208   Boise Cascade - Florida                 BACM 2007-2         7,385,000.00
   3402673   DTI- Parkway Circle Apartments          BACM 2007-2         6,810,408.25
   3402664   DTI- University Club Apartments         BACM 2007-2         5,874,575.12
   3405846   Crossroads at Santa Maria Building #9   BACM 2007-2         5,700,000.00
   3402666   DTI-Brazos Apartments                   BACM 2007-2         5,538,993.40
   3402657   DTI- Scandia Apartments                 BACM 2007-2         4,928,668.94
   3402659   DTI- Baywood Apartments                 BACM 2007-2         4,580,177.21
   3402654   DTI- Gables Apartments                  BACM 2007-2         4,380,932.29
     22842   Plainfield Lot 1                        BACM 2007-2         4,080,000.00
   3402658   DTI- Walden Pond Apartments             BACM 2007-2         3,932,923.99
     22484   Main Street Crossing                    BACM 2007-2         3,800,000.00
     21375   Rancho Self Storage                     BACM 2007-2         3,600,000.00
   3402663   DTI- Paper Moon Apartments              BACM 2007-2         3,273,512.15
   3402653   DTI- San Gabriel Square Apartments      BACM 2007-2         3,093,872.19
     22420   Emmert Hilltop Business Park            BACM 2007-2         2,650,000.00
   3400853   The Homestead                           BACM 2007-2         2,497,927.91
     22552   363 Route 111                           BACM 2007-2         2,480,000.00
     16464   Leisure Village MHC-RI                  BACM 2007-2         2,193,709.77
     19727   Staples Office Building                 BACM 2007-2         2,000,000.00
     22599   Stars & Stripes Storage                 BACM 2007-2         1,695,645.70
   3402661   DTI- Hillside Apartments                BACM 2007-2         1,468,627.10
   3405306   University Courtyard Apartments         BACM 2007-2         1,397,268.00

LoanNumber   Existing Additional Debt
----------   ------------------------
     51006   Yes

   3405209   Yes
   3403716   Yes
   3403856   No
   3404620   Yes
   3402813   Yes
   3405764   No
   3405752   No
   3405765   No
     49150   Yes
   3405767   No
   3405769   No
   3405771   No
   3405757   No
   3404260   No
     21502   Yes
   3405758   No
   3405636   Yes
   3405774   No
   3405775   No
   3404189   Yes
   3405761   No
     23195   No
     23471   No
   3405763   No
     23292   Yes
     20685   No

   3402651   No
     48225   Yes
     22486   No
   3405208   No
   3402673   No
   3402664   No
   3405846   No
   3402666   No
   3402657   No
   3402659   No
   3402654   No
     22842   No
   3402658   No
     22484   No
     21375   No
   3402663   No
   3402653   No
     22420   No
   3400853   No
     22552   No
     16464   No
     19727   Yes
     22599   No
   3402661   No
   3405306   No

LoanNumber   Existing Additional Debt Amount
----------   -----------------------------------------------------------------------------------------------
     51006   Pari-passu debt - 2,644,000,000; Subordinate debt - 56,000,000 Crossed Mezz Debt - 205,000,000;
             Additional Debt on Cash Flow Assets - 339,177,299
   3405209                                                                                       262,900,000
   3403716                                                                                       162,500,000
   3403856                                                                                                 0
   3404620                                                                                        17,000,000
   3402813                                                                                        10,000,000
   3405764                                                                                                 0
   3405752                                                                                                 0
   3405765                                                                                                 0
     49150                                                                                         7,250,000
   3405767                                                                                                 0
   3405769                                                                                                 0
   3405771                                                                                                 0
   3405757                                                                                                 0
   3404260                                                                                                 0
     21502                                                                                           750,000
   3405758                                                                                                 0
   3405636                                                                                         2,500,000
   3405774                                                                                                 0
   3405775                                                                                                 0
   3404189                                                                                         4,200,000
   3405761                                                                                                 0
     23195
     23471
   3405763                                                                                                 0
     23292                                                                                           450,000
     20685

   3402651                                                                                                 0
     48225                                                                                         1,500,000
     22486
   3405208                                                                                                 0
   3402673                                                                                                 0
   3402664                                                                                                 0
   3405846                                                                                                 0
   3402666                                                                                                 0
   3402657                                                                                                 0
   3402659                                                                                                 0
   3402654                                                                                                 0
     22842
   3402658                                                                                                 0
     22484
     21375
   3402663                                                                                                 0
   3402653                                                                                                 0
     22420
   3400853                                                                                                 0
     22552
     16464
     19727                                                                                           180,000
     22599
   3402661                                                                                                 0
   3405306                                                                                                 0

LoanNumber   Existing Additional Debt Description
----------   -----------------------------------------------------------------------------------------------
     51006   Pari-passu debt - 2,644,000,000; Subordinate debt - 56,000,000 Crossed Mezz Debt - 205,000,000;
             Additional Debt on Cash Flow Assets - 339,177,299
   3405209   Pari Passu (A-2 $187,500,000) Mezzanine ($75,400,000)
   3403716   Pari Passu (A-1 $162,500,000)
   3403856
   3404620   Mezzanine
   3402813   Mezzanine
   3405764
   3405752
   3405765
     49150   Mezzanine Debt
   3405767
   3405769
   3405771
   3405757
   3404260
     21502   Subordinate Secured
   3405758
   3405636   Mezzanine
   3405774
   3405775
   3404189   Mezzanine
   3405761
     23195
     23471
   3405763
     23292   Subordinate Secured
     20685

   3402651
     48225   B-Note
     22486
   3405208
   3402673
   3402664
   3405846
   3402666
   3402657
   3402659
   3402654
     22842
   3402658
     22484
     21375
   3402663
   3402653
     22420
   3400853
     22552
     16464
     19727   Subordinate Secured
     22599
   3402661
   3405306

LoanNumber   Future Debt Permitted?   Future Debt Amount Permitted
----------   ----------------------   -------------------------------------------------------------------
     51006   No

   3405209   Yes                      $32,600,000
   3403716   Yes                      LTV <= 80%, DSCR >= 1.25x
   3403856   Yes                      LTV <= 80%, DSCR >= 1.10x
   3404620   No
   3402813   No
   3405764   Yes                      LTV <= 75%, DSCR >= 1.20x
   3405752   Yes                      LTV <= 75%, DSCR >= 1.20x
   3405765   Yes                      LTV <= 75%, DSCR >= 1.20x
     49150   No
   3405767   Yes                      LTV <= 75%, DSCR >= 1.20x
   3405769   Yes                      LTV <= 75%, DSCR >= 1.20x
   3405771   Yes                      LTV <= 75%, DSCR >= 1.20x
   3405757   Yes                      LTV <= 75%, DSCR >= 1.20x
   3404260   Yes                      LTV <= 85%, DSCR >= 1.10x
     21502   No
   3405758   Yes                      LTV <= 75%, DSCR >= 1.20x
   3405636   No
   3405774   Yes                      LTV <= 75%, DSCR >= 1.20x
   3405775   Yes                      LTV <= 75%; DSCR >=1.20x
   3404189   No
   3405761   Yes                      LTV <= 75%, DSCR >= 1.20x
     23195   Yes                      LTV <= 75%, DSCR >= 1.30x
     23471   Yes                      After 18 months from securitization, LTV <= 85%, DSCR >= 1.10x
   3405763   Yes                      LTV <= 75%, DSCR >= 1.20x
     23292   No
     20685   Yes                      After expiration of Holdback Release Period occurring no later than
                                      24 months after date of Note, LTV <= 80%, DSCR >= 1.20x
   3402651   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x
     48225   No
     22486   Yes                      After 36 months from securitization, LTV <= 85%, DSCR >= 1.10x
   3405208   Yes                      LTV <= 80%, DSCR >= 1.15x
   3402673   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x
   3402664   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x
   3405846   Yes                      LTV <= 71%, DSCR >= 1.20x
   3402666   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x
   3402657   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x
   3402659   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x
   3402654   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x
     22842   Yes                      After 36 months from securitization, LTV <= 85%, DSCR >= 1.10x
   3402658   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x
     22484   Yes                      After 36 months from securitization, LTV <= 85%, DSCR >= 1.10x
     21375   Yes                      After 12 months from securitization, LTV <= 80%, DSCR >= 1.20x
   3402663   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x
   3402653   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x
     22420   Yes                      After 36 months from securitization, LTV <= 70%, DSCR >= 1.30x
   3400853   Yes                      After two years from closing date, LTV <= 70%, DSCR >= 1.40x
     22552   Yes                      After 24 months from securitization, LTV<=80%, DSCR>=1.20x
     16464   Yes                      After 36 months from securitization, LTV <= 75%, DSCR >= 1.30x
     19727   No
     22599   Yes                      After 24 months from Securitization, LTV <= 80%, DSCR >= 1.20x
   3402661   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x
   3405306   Yes                      After two years from closing, LTV <= 80%, DSCR >= 1.20x

LoanNumber   Future Debt Description                                   Loan Group   % of Loan Group    % of Pool
----------   -------------------------------------------------------   ----------   ---------------    ---------
     51006                                                                      1              14.9%        12.4%

   3405209   Mezzanine                                                          1               7.1%         5.9%
   3403716   Mezzanine                                                          1               6.1%         5.1%
   3403856   Mezzanine                                                          2              28.9%         4.8%
   3404620                                                                      1               3.4%         2.9%
   3402813                                                                      1               3.3%         2.7%
   3405764   Mezzanine                                                          1               2.7%         2.2%
   3405752   Mezzanine                                                          1               1.9%         1.6%
   3405765   Mezzanine                                                          1               1.8%         1.5%
     49150                                                                      2               8.4%         1.4%
   3405767   Mezzanine                                                          1               1.5%         1.3%
   3405769   Mezzanine                                                          1               1.2%         1.0%
   3405771   Mezzanine                                                          1               1.1%         0.9%
   3405757   Mezzanine                                                          1               1.0%         0.8%
   3404260   Mezzanine                                                          2               4.8%         0.8%
     21502                                                                      2               4.0%         0.7%
   3405758   Mezzanine                                                          1               0.8%         0.7%
   3405636                                                                      2               3.5%         0.6%
   3405774   Mezzanine                                                          1               0.7%         0.5%
   3405775   Mezzanine                                                          1               0.6%         0.5%
   3404189                                                                      2               2.5%         0.4%
   3405761   Mezzanine                                                          1               0.5%         0.4%
     23195   Subordinate Secured                                                1               0.5%         0.4%
     23471   Subordinate Secured                                                2               2.0%         0.3%
   3405763   Mezzanine                                                          1               0.4%         0.3%
     23292                                                                      2               1.8%         0.3%
     20685   Subordinate Secured                                                1               0.3%         0.3%

   3402651   Mezzanine                                                          2               1.5%         0.3%
     48225                                                                      1               0.3%         0.2%
     22486   Subordinate Secured                                                1               0.3%         0.2%
   3405208   Mezzanine                                                          1               0.3%         0.2%
   3402673   Mezzanine                                                          2               1.3%         0.2%
   3402664   Mezzanine                                                          2               1.1%         0.2%
   3405846   Mezzanine                                                          1               0.2%         0.2%
   3402666   Mezzanine                                                          2               1.0%         0.2%
   3402657   Mezzanine                                                          2               0.9%         0.2%
   3402659   Mezzanine                                                          2               0.9%         0.1%
   3402654   Mezzanine                                                          2               0.8%         0.1%
     22842   Subordinate Secured                                                1               0.2%         0.1%
   3402658   Mezzanine                                                          2               0.7%         0.1%
     22484   Subordinate Secured                                                1               0.1%         0.1%
     21375   Subordinate Secured                                                1               0.1%         0.1%
   3402663   Mezzanine                                                          2               0.6%         0.1%
   3402653   Mezzanine                                                          2               0.6%         0.1%
     22420   Subordinate Secured, Subordinate Unsecured or Mezzanine            1               0.1%         0.1%
   3400853   Mezzanine                                                          1               0.1%         0.1%
     22552   Subordinate Secured                                                1               0.1%         0.1%
     16464   Subordinate Secured                                                2               0.4%         0.1%
     19727                                                                      1               0.1%         0.1%
     22599   Subordinate Secured or Subordinate Unsecured                       1               0.1%         0.1%
   3402661   Mezzanine                                                          2               0.3%         0.0%
   3405306   Mezzanine                                                          2               0.3%         0.0%

                                  SCHEDULE VII

         Schedule of Initial Controlling Holders and Operating Advisors


(1) The initial Beacon Seattle & DC Portfolio Operating Advisor is Centerline REIT Inc., 5221 N. O'Connor Blvd., Suite 600, Irving, Texas 75039,
       Attention: Larry Duggins, facsimile number (972) 868 5490.

(2) The initial 575 Lexington Avenue Pari Passu Note A-1 Holder is LaSalle Bank National Association, as Trustee for the registered holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services Group - Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2, telecopy number: (312) 904-2084.

(3) The initial One Park Avenue Companion Loan Holder is Bank of America, National Association, 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina 28255, attention of Stephen L. Hogue, with a copy to Paul
       E. Kurzeja, Esq., Assistant General Counsel, at Bank of America Corporate Center, 101 North Tryon Street, 30th Floor, NC1-002-29-01, Charlotte, North Carolina 28255, and with a copy to Henry A. LaBrun, Esq., Cadwalader Wickersham & Taft LLP, 227 West Trade Street, Suite 2400, Charlotte, North Carolina 28202.

(4) The initial Parkway Chevrolet-Tomball Controlling Holder is Bear Stearns Commercial Mortgage, Inc. 383 Madison Avenue, New York, New York 10179,
       Attention: J. Christopher Hoeffel telecopy number: (212) 272-7047.

                                  SCHEDULE VIII

         Servicing Criteria to be Addressed in Assessment of Compliance

               The assessment of compliance to be delivered shall address, at a minimum, the criteria identified below as "Relevant Servicing Criteria", as such criteria may be expanded, limited or otherwise updated by the Commission or its staff (including, without limitation, not requiring delivery of certain of the items set forth on this schedule based on interpretive guidance relating to Item 1122 of Regulation AB provided by the Commission or its staff:


-------------------------------------------------------------------------------------------------------------
                                                                                             Applicable
                                        Relevant Servicing Criteria                          Party(ies)
-------------------------------------------------------------------------------------------------------------
    Reference                                     Criteria
-------------------------------------------------------------------------------------------------------------
                                      General Servicing Considerations
------------------                                                                         ------------------
------------------                                                                         ------------------
1122(d)(1)(i)     Policies and procedures are instituted to monitor any performance or          Trustee

                                                                                            Master Servicer
                  other triggers and events of default in accordance with the transaction  Special Servicer
                  agreements.                                                              Primary Servicer
------------------                                                                         ------------------
1122(d)(1)(ii)                                                                                  Trustee
                  If any material servicing activities are outsourced to third parties,     Master Servicer
                  policies and procedures are instituted to monitor the third party's      Special Servicer
                  performance and compliance with such servicing activities.               Primary Servicer
------------------                                                                         ------------------
                                                                                                  N/A
                  Any requirements in the transaction agreements to maintain a back-up
1122(d)(1)(iii)   servicer for the mortgage loans are maintained.
------------------                                                                         ------------------
                                                                                                Trustee
                  A fidelity bond and errors and omissions policy is in effect on the       Master Servicer
                  party participating in the servicing function throughout the reporting   Special Servicer
                  period in the amount of coverage required by and otherwise in            Primary Servicer
1122(d)(1)(iv)    accordance with the terms of the transaction agreements.
------------------                                                                         ------------------
                                     Cash Collection and Administration
------------------                                                                         ------------------
1122(d)(2)(i)                                                                                   Trustee
                  Payments on mortgage loans are deposited into the appropriate custodial   Master Servicer
                  bank accounts and related bank clearing accounts no more than two        Special Servicer
                  business days following receipt, or such other number of days specified  Primary Servicer in the transaction agreements.
------------------                                                                         ------------------
                                                                                                Trustee
                  Disbursements made via wire transfer on behalf of an obligor or to an
1122(d)(2)(ii)    investor are made only by authorized personnel.
------------------                                                                         ------------------
                                                                                            Master Servicer
                  Advances of funds or guarantees regarding collections, cash flows or        (only with
                  distributions, and any interest or other fees charged for such              respect to
                  advances, are made, reviewed and approved as specified in the            transactions for
                  transaction agreements.                                                      which the
                                                                                                related
                                                                                              transaction
                                                                                              agreements
                                                                                             specifically
                                                                                             require it to
                                                                                           advance property
                                                                                             protection or
                                                                                              payments of
                                                                                            interest and/or
                                                                                              principal)
                                                                                           Special Servicer
1122(d)(2)(iii)                                                                                 Trustee
------------------                                                                         ------------------
                                                                                                Trustee
                  The related accounts for the transaction, such as cash reserve accounts   Master Servicer
                  or accounts established as a form of overcollateralization, are          Special Servicer
                  separately maintained (e.g., with respect to commingling of cash) as     Primary Servicer
1122(d)(2)(iv)    set forth in the transaction agreements.
------------------                                                                         ------------------
                                                                                                Trustee
                  Each custodial account is maintained at a federally insured depository    Master Servicer
                  institution as set forth in the transaction agreements. For purposes of  Special Servicer this criterion, "federally insured depository institution" with respect  Primary Servicer to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the
1122(d)(2)(v)     Securities Exchange Act.
------------------                                                                         ------------------
                                                                                            Master Servicer
                  Unissued checks are safeguarded so as to prevent unauthorized access.    Special Servicer
                                                                                                Trustee
1122(d)(2)(vi)                                                                             Primary Servicer
------------------                                                                         ------------------

                  Reconciliations are prepared on a monthly basis for all asset-backed          Trustee
                  securities related bank accounts, including custodial accounts and        Master Servicer
                  related bank clearing accounts. These reconciliations are (A)            Special Servicer
                  mathematically accurate; (B) prepared within 30 calendar days after the  Primary Servicer bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or
1122(d)(2)(vii)   such other number of days specified in the transaction agreements.
------------------                                                                         ------------------
                                     Investor Remittances and Reporting
------------------                                                                         ------------------
                                                                                                Trustee
                  Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C)
                  are filed with the Commission as required by its rules and regulations;
                  and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
1122(d)(3)(i)     Servicer.
------------------                                                                         ------------------
                                                                                                Trustee
                  Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the
1122(d)(3)(ii)    transaction agreements.
------------------                                                                         ------------------
                                                                                                Trustee
                  Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days
1122(d)(3)(iii)   specified in the transaction agreements.
------------------                                                                         ------------------
                                                                                                Trustee
                  Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank
1122(d)(3)(iv)    statements.
------------------                                                                         ------------------
                                         Pool Asset Administration
------------------                                                                         ------------------
                                                                                                Trustee
                  Collateral or security on mortgage loans is maintained as required by     Master Servicer
                  the transaction agreements or related mortgage loan documents.           Special Servicer
1122(d)(4)(i)                                                                              Primary Servicer
------------------                                                                         ------------------
                                                                                                Trustee
                  Mortgage loan and related documents are safeguarded as required by the
1122(d)(4)(ii)    transaction agreements.
------------------                                                                         ------------------
                                                                                                Trustee
                  Any additions, removals or substitutions to the asset pool are made,      Master Servicer
                  reviewed and approved in accordance with any conditions or requirements  Special Servicer
1122(d)(4)(iii)   in the transaction agreements.                                           Primary Servicer
------------------                                                                         ------------------
                                                                                            Master Servicer
                  Payments on mortgage loans, including any payoffs, made in accordance    Primary Servicer
                  with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g.,
1122(d)(4)(iv)    escrow) in accordance with the related mortgage loan documents.
------------------                                                                         ------------------
                                                                                            Master Servicer
                  The Servicer's records regarding the mortgage loans agree with the       Primary Servicer
                  Servicer's records with respect to an obligor's unpaid principal
1122(d)(4)(v)     balance.
------------------                                                                         ------------------
                                                                                            Master Servicer
                  Changes with respect to the terms or status of an obligor's mortgage     Special Servicer
                  loans (e.g., loan modifications or re-agings) are made, reviewed and     Primary Servicer
                  approved by authorized personnel in accordance with the transaction
1122(d)(4)(vi)    agreements and related pool asset documents.
------------------                                                                         ------------------
                                                                                           Special Servicer
                  Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the
1122(d)(4)(vii)   transaction agreements.
------------------                                                                         ------------------
                                                                                            Master Servicer
                  Records documenting collection efforts are maintained during the period    (only for the
                  a mortgage loan is delinquent in accordance with the transaction          period prior to
                  agreements. Such records are maintained on at least a monthly basis, or     a servicing
                  such other period specified in the transaction agreements, and describe   transfer event
                  the entity's activities in monitoring delinquent mortgage loans           (as defined in
                  including, for example, phone calls, letters and payment rescheduling     the transaction
                  plans in cases where delinquency is deemed temporary (e.g., illness or     agreements))
                  unemployment).                                                           Special Servicer
1122(d)(4)(viii)                                                                           Primary Servicer
------------------                                                                         ------------------
                                                                                            Master Servicer
                  Adjustments to interest rates or rates of return for mortgage loans      Primary Servicer
                  with variable rates are computed based on the related mortgage loan
1122(d)(4)(ix)    documents.
------------------                                                                         ------------------
                                                                                            Master Servicer
                  Regarding any funds held in trust for an obligor (such as escrow         Primary Servicer
                  accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified
1122(d)(4)(x)     in the transaction agreements.
------------------                                                                         ------------------
                                                                                            Master Servicer
                  Payments made on behalf of an obligor (such as tax or insurance          Primary Servicer
                  payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of
1122(d)(4)(xi)    days specified in the transaction agreements.
------------------                                                                         ------------------
                                                                                            Master Servicer
                  Any late payment penalties in connection with any payment to be made on  Primary Servicer behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error
1122(d)(4)(xii)   or omission.
------------------                                                                         ------------------
                                                                                            Master Servicer
                  Disbursements made on behalf of an obligor are posted within two         Primary Servicer
                  business days to the obligor's records maintained by the servicer, or
1122(d)(4)(xiii)  such other number of days specified in the transaction agreements.
------------------                                                                         ------------------
                                                                                            Master Servicer
                  Delinquencies, charge-offs and uncollectible accounts are recognized     Primary Servicer
1122(d)(4)(xiv)   and recorded in accordance with the transaction agreements.
------------------                                                                         ------------------
                                                                                                 N/A
                  Any external enhancement or other support, identified in Item
                  1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as
1122(d)(4)(xv)    set forth in the transaction agreements.

-------------------------------------------------------------------------------------------------------------

                                   SCHEDULE IX
                         Additional Form 10-D Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.4 of the Pooling and Servicing Agreement to disclose to the Depositor and the Trustee any information described in the corresponding Form 10-D Item described in the "Item on Form 10-D" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself).


-------------------------------------------------- -----------------------------------------------------------
                 Item on Form 10-D                                      Party Responsible
-------------------------------------------------- -----------------------------------------------------------
Item 1A: Distribution and Pool Performance            o   Master Servicer
Information:                                          o   Trustee
     o  Item 1121(a)(13) of Regulation AB

-------------------------------------------------- -----------------------------------------------------------
Item 1B: Distribution and Pool Performance            o   Trustee
Information:                                          o   Depositor
    o   Item 1121 (a)(14) of Regulation AB

-------------------------------------------------- -----------------------------------------------------------
Item 2: Legal Proceedings:                            o   Master Servicer (as to itself)
    o   Item 1117 of Regulation AB (to the extent     o   Special Servicer (as to itself)
        material to Certificateholders)               o   Trustee (as to itself)
                                                      o   Depositor (as to itself)
                                                      o   Primary Servicer (as to itself)
                                                      o   Any other Reporting Servicer (as to itself)
                                                      o   Trustee/Master Servicer/Depositor/Special Servicer
                                                          as to the Trust in the case of the Master Servicer
                                                          and Special Servicer, to be reported by the party
                                                          controlling such litigation pursuant to Section
                                                          3.32.
                                                      o   Each Seller as sponsor (as defined in Regulation
                                                          AB)
                                                      o   Originators under Item 1110 of Regulation AB
                                                      o   Party under Item 1100(d)(1) of Regulation AB
-------------------------------------------------- -----------------------------------------------------------
Item 3:  Sale of Securities and Use of Proceeds       o   Depositor

-------------------------------------------------- -----------------------------------------------------------
Item 4:  Defaults Upon Senior Securities              o   Trustee

-------------------------------------------------- -----------------------------------------------------------
Item 5:  Submission of Matters to a Vote of           o   Trustee
Security Holders

-------------------------------------------------- -----------------------------------------------------------
Item 6:  Significant Obligors of Pool Assets          o   Depositor
                                                      o   Sponsor
                                                      o   Mortgage Loan Seller
                                                      o   Master Servicer
                                                      o   Primary Servicer (as to loans serviced by it)
-------------------------------------------------- -----------------------------------------------------------
Item 7:  Significant Enhancement Provider             o   Depositor
Information

-------------------------------------------------- -----------------------------------------------------------
Item 8:  Other Information (information required      o   Trustee
to be disclosed on Form 8-K that was not properly     o   Any other party responsible for disclosure items
disclosed)                                                 on Form 8-K
-------------------------------------------------- -----------------------------------------------------------
Item 9:  Exhibits                                     o   Depositor
                                                      o   Master Servicer
                                                      o   Trustee
                                                      o   Primary Servicer
-------------------------------------------------- -----------------------------------------------------------

                               SCHEDULE X
                    Additional Form 10-K Disclosure

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.5 of the Pooling and Servicing Agreement to disclose to the Depositor and the Trustee any information described in the corresponding Form 10-K Item described in the "Item on Form 10-K" column to the extent such party has actual knowledge (and in the case of financial statements required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself).


--------------------------------------------------- -----------------------------------------------------------
                 Item on Form 10-K                                      Party Responsible
--------------------------------------------------- -----------------------------------------------------------
Item 1B: Unresolved Staff Comments                    o   Depositor


--------------------------------------------------- -----------------------------------------------------------
Item 9B:  Other Information (information required     o   Trustee
to be disclosed on Form 8-K that was not properly     o   Any other party responsible for disclosure items on
disclosed)                                                Form 8-K
--------------------------------------------------- -----------------------------------------------------------
Item 15:  Exhibits, Financial Statement Schedules     o   Trustee
                                                      o   Depositor
--------------------------------------------------- -----------------------------------------------------------
Additional Item:                                      o   Master Servicer (as to itself)
                                                      o   Special Servicer (as to itself)
Disclosure per Item 1117 of Regulation AB (to the     o   Trustee (as to itself)
extent material to Certificateholders)                o   Depositor (as to itself)
                                                      o   Primary Servicer (as to itself)
                                                      o   Any other Reporting Servicer (as to itself)
                                                      o   Trustee/Master Servicer/Depositor/Special Servicer
                                                          as to the Trust in the case of the Master Servicer
                                                          and Special Servicer, to be reported by the party
                                                          controlling such litigation pursuant to Section
                                                          3.32.
                                                      o   Each Seller as sponsor (as defined in Regulation AB)
                                                      o   Originators under Item 1110 of Regulation AB
                                                      o   Party under Item 1100(d)(1) of Regulation AB
--------------------------------------------------- -----------------------------------------------------------
Additional Item:                                      o   Master Servicer (as to itself)
Disclosure per Item 1119 of Regulation AB             o   Special Servicer (as to itself) (to the extent
                                                          material to Certificateholders and only as to
                                                          affiliations  under 1119(a))
                                                      o   Trustee (as to itself)
                                                      o   Depositor (as to itself)
                                                      o   Primary Servicer (as to itself)
                                                      o   Trustee/Master Servicer/Depositor/Special Servicer
                                                          as to the Trust
                                                      o   Each Seller as sponsors (as defined in Regulation
                                                          AB)
                                                      o   Originators under Item 1110 of Regulation AB
                                                      o   Party under Item 1100(d)(1) of Regulation AB
--------------------------------------------------- -----------------------------------------------------------
Additional Item:                                      o   Depositor
Disclosure per Item 1112(b) of Regulation AB          o   Each Seller as sponsor (as defined in Regulation
                                                          AB)
                                                      o   Master Servicer
--------------------------------------------------- -----------------------------------------------------------
Additional Item:                                      o   Depositor
Disclosure per Items 1114(b)(2) and 1115(b) of        o   Master Servicer
Regulation AB
--------------------------------------------------- -----------------------------------------------------------

                                   SCHEDULE XI
                         Form 8-K Disclosure Information

The parties identified in the "Party Responsible" column are obligated pursuant to Section 11.7 of the Pooling and Servicing Agreement to report to the Depositor and the Trustee the occurrence of any event described in the corresponding Form 8-K Item described in the "Item on Form 8-K" column to the extent such party has actual knowledge of such information (other than information as to itself).


--------------------------------------------------- ------------------------------------------------------
                  Item on Form 8-K                                     Party Responsible
--------------------------------------------------- ------------------------------------------------------
Item 1.01- Entry into a Material Definitive              All parties (only as to the agreements such
Agreement                                                entity is a party to or entered into on behalf
                                                         of the Trust)
--------------------------------------------------- ------------------------------------------------------
Item 1.02- Termination of a Material Definitive          All parties (only as to the agreements such
Agreement                                                entity is a party to or entered into on behalf
                                                         of the Trust)
--------------------------------------------------- ------------------------------------------------------
Item 1.03- Bankruptcy or Receivership                    o  Depositor
--------------------------------------------------- ------------------------------------------------------
Item 2.04- Triggering Events that Accelerate or          o  Depositor
Increase a Direct Financial Obligation or an
Obligation under an Off-Balance Sheet Arrangement
--------------------------------------------------- ------------------------------------------------------
Item 3.03- Material Modification to Rights of
Security Holders                                         o  Trustee
--------------------------------------------------- ------------------------------------------------------
Item 5.03- Amendments of Articles of Incorporation       o  Depositor
or Bylaws; Change of Fiscal Year
--------------------------------------------------- ------------------------------------------------------
Item 6.01- ABS Informational and Computational           o  Depositor
Material
--------------------------------------------------- ------------------------------------------------------
Item 6.02- Change of Servicer or Trustee                 o  Master Servicer
                                                         o  Special Servicer (as to itself or a servicer
                                                            retained by it)
                                                         o  Primary Servicer
                                                         o  Trustee
                                                         o  Depositor
--------------------------------------------------- ------------------------------------------------------
Item 6.03- Change in Credit Enhancement or External      o  Depositor
Support                                                  o  Trustee
--------------------------------------------------- ------------------------------------------------------
Item 6.04- Failure to Make a Required Distribution       o  Trustee
--------------------------------------------------- ------------------------------------------------------
Item 6.05- Securities Act Updating Disclosure            o  Depositor
--------------------------------------------------- ------------------------------------------------------
Item 7.01- Regulation FD Disclosure                      o  Depositor
--------------------------------------------------- ------------------------------------------------------
Item 8.01                                                o  Depositor
--------------------------------------------------- ------------------------------------------------------
Item 9.01                                                o  Depositor
                                                         o  Master Servicer
                                                         o  Primary Servicer
--------------------------------------------------- ------------------------------------------------------


                                  SCHEDULE XII

                   Form of Additional Disclosure Notification

     **SEND VIA FAX TO (410) 716-2380 AND VIA OVERNIGHT MAIL TO WELLS FARGO
            AND BANK OF AMERICA AT THE ADDRESSES IMMEDIATELY BELOW**

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn: Corporate Trust Services (CMBS), Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-2

Banc of America Commercial Mortgage Inc.
214 North Tryon Street, NC1-027-22-03
Charlotte, North Carolina 28255
Attention:  Stephen L. Hogue

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

               In accordance with Section [_] of the pooling and servicing agreement, dated as of November 1, 2006 (the "Pooling and Servicing Agreement"), by and among Banc of America Commercial Mortgage Inc. (the "Company"), as depositor, Bank of America, National Association, as master servicer, LNR Partners, Inc., as Special Servicer, and Wells Fargo Bank, N.A., as Trustee and REMIC Administrator. The undersigned, as [_], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:
------------------------------------------------------------




List of any Attachments hereto to be included in the Additional Form
--------------------------------------------------------------------
[10-D][10-K][8-K] Disclosure:
----------------------------




      Any inquiries related to this notification should be directed to [__________________________-____], phone number: [_________________];
email address: [__________________________].





                                       [NAME OF PARTY],
                                          as [role]



                                       By: ___________________________________
                                          Name:
                                          Title:

cc:  Depositor

                             SCHEDULE XIII

                   Schedule of Tenant-in-Common Loans


--------------------------------------------------------------------------------------------------------------------------------
Loan                                                Loan                                            TIC                % of Loan
Number     Property Name                            Originator       Cut-off Date Balance($)     Structure  % of Pool     Group
--------------------------------------------------------------------------------------------------------------------------------
49150      Austin Student Housing Portfolio         BSCMI                   44,400,000.00           Yes         1.4%       8.4%
20951      North Park Business Park Portfolio 2     Bridger                 19,950,000.00           Yes         0.6%       0.8%
23195      Holiday Inn Tinton Falls                 Bridger                 12,862,523.11           Yes         0.4%       0.5%
49918      Georgetown Apartments                    BSCMI                   11,381,325.00           Yes         0.4%       2.2%
20554      North Park Business Park Portfolio 1     Bridger                 10,500,000.00           Yes         0.3%       0.4%
49799      Radisson Phoenix                         BSCMI                   10,400,000.00           Yes         0.3%       0.4%
3405030    Remy International World Headquarters    Bank of America          7,400,000.00           Yes         0.2%       0.3%
3404849    Moreno Valley Corporate Center           Bank of America          6,900,000.00           Yes         0.2%       0.3%
23357      Richland Village                         Bridger                  5,440,000.00           Yes         0.2%       1.0%
21094      Royal Montreal Plaza                     Bridger                  5,000,000.00           Yes         0.2%       0.2%
22552      363 Route 111                            Bridger                  2,480,000.00           Yes         0.1%       0.1%
3404728    Solana Beach Retail                      Bank of America          1,150,000.00           Yes         0.0%       0.0%


                              SCHEDULE XIV

                 Schedule of Earnout and Holdback Loans


                                                 Loan
 Loan Number          Property Name           Originator    Cut-off Date Balance     Earnout / Holdback
-----------------------------------------------------------------------------------------------------------
    19986      Cliff Park Apartments            Bridger         $ 11,000,000        Holdback - 1,700,000
    22097      Village at Oakhurst              Bridger         $  6,640,000        Holdback - 1,370,000
    21443      Everwood Professional Plaza      Bridger         $  3,283,200        Holdback - 286,000
    12731      Ramada Inn - Savannah            Bridger         $  2,391,216        Holdback - 240,000
